Exhibit 10.2

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

April 6, 2017

among

DFC HOLDINGS, LLC,

DOLE FOOD COMPANY, INC.,

The Lenders Party Hereto

DEUTSCHE BANK SECURITIES INC.

THE BANK OF NOVA SCOTIA

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Co-Syndication Agents

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

MORGAN STANLEY SENIOR FUNDING, INC.,

DEUTSCHE BANK SECURITIES INC.

THE BANK OF NOVA SCOTIA

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Bookrunners and Joint Lead Arrangers

-i-

-ii-

SCHEDULES:

Schedule 1.01	–	Consolidated EBITDA
Schedule 2.01	–	Commitments
Schedule 3.01	–	Subsidiaries
Schedule 3.05	–	Material Real Property
Schedule 3.06	–	Litigation
Schedule 5.09(d)	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.05(f)	–	Existing Investments
Schedule 6.07	–	Affiliate Transactions
Schedule 9.01	–	Administrative Agent’s Office; Notices

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Tranche B Term Note
Exhibit C	–	Form of Intercreditor Agreement
Exhibit D	–	Form of Guarantee and Security Agreement
Exhibit E	–	Form of Borrowing Request
Exhibit F	–	[Reserved]
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	[Reserved]

-iii-

Exhibit I-1	–	Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2	–	Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3	–	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4	–	Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J	–	Form of First Lien Intercreditor Agreement

-iv-

CREDIT AGREEMENT (this “Agreement”) dated as of April 6, 2017 among DFC HOLDINGS, LLC (“Holdings”), DOLE FOOD COMPANY, INC., the LENDERS party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Administrative Agent” means the “Administrative Agent” as defined in the ABL Credit Agreement or any administrative agent or collateral agent under any refinancing of the ABL Credit Agreement.

“ABL Credit Agreement” means the Credit Agreement dated as of April 6, 2017, by and among the Company, Solvest, various lending institutions party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto, as it may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time subject to the limitation set forth in Section 6.01(h).

“ABL Financial Covenant Event of Default” means an “Event of Default” (as defined in the ABL Credit Agreement) resulting from a breach of Section 6.09 of the ABL Credit Agreement as in effect on the Closing Date (or the corresponding provision of any other ABL Credit Agreement).

“ABL Lender” means a “Lender” as defined in the ABL Credit Agreement.

“ABL Loans” means the Loans under (and as defined in) the ABL Credit Agreement, and includes any refinancing thereof.

“ABL Priority Collateral” means the “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Acquired Entity or Business” means each Person, property, business or assets acquired by the Company or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Subsidiary.

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment or an amendment and restatement of this Agreement) providing for any Incremental Term Loans, Replacement Term Loans or Extended Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, Replacement Term Loans or Extended Term Loans and otherwise satisfactory to the Administrative Agent and the Borrower.

“Additional Vessel Mortgage” has the meaning provided in Section 5.09(c).

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning provided in Section 9.01(c).

“Agreement” has the meaning provided in the introductory paragraph hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Percentage” means, with respect to any Lender, with respect to the Term Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans of such Class and the denominator of which is the aggregate outstanding amount of the Term Loans of such Class.

“Applicable Prepayment Percentage” means at any time, for purposes of Section 2.10(b)(iv) and the definition of “Retained Excess Cash Flow Amount,” 50%; provided that, so long as no Default or Event of Default is then in existence, (i) if the Consolidated Net Leverage Ratio is less than 3.50:1.00 but greater than or equal to 2.00:1.00 as at the last day of the most recently ended fiscal year of the Company (as set forth in an officer’s certificate delivered pursuant to Section 5.01(c) for the fiscal year of the Company then last ended), the Applicable Prepayment Percentage shall instead be 25% and (ii) if the Consolidated Net Leverage Ratio is less than 2.00:1.00 as at the last day of the most recently ended fiscal year of the Company (as set forth in an officer’s certificate delivered pursuant to Section 5.01(c) for the fiscal year of the Company then last ended), the Applicable Prepayment Percentage shall instead be 0%; provided, that if, as of the last day of any fiscal year of the Company ending more than 12 months after the Closing Date, the Consolidated Net Leverage Ratio is greater than 5.00 to 1.0, the Applicable Prepayment Percentage shall instead be 75% for such fiscal year.

“Applicable Rate” means (a) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 5.01, (i) 3.00% in the case of Tranche B Term Loans that are Eurocurrency Loans and (ii) 2.00%, in the case of Tranche B Term Loans that are Base Rate Loans and (b) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c):

Pricing Level	First Lien Net Leverage Ratio	Eurocurrency Rate	Base Rate
1	>3.75 to 1.00	3.00%	2.00%
2	<3.75 to 1.00	2.75%	1.75%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided that, “Pricing Level 1” (as set forth above) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Approved Fund” means any Fund or other entity that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., The Bank of Nova Scotia and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Asset Sale” means any Disposition of Property or series of related Dispositions of Property pursuant to clauses (j), (k) (r) (to the extent Dispositions under Section 6.11(r) yield Net Cash Proceeds in excess of $1,000,000 in any Fiscal Year) or (y) of Section 6.11 which yields Net Cash Proceeds to the Company or any of its Restricted Subsidiaries.

“Assignee Group” means two or more Lenders or Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed or advised by the same investment advisor or manager.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement.

“Augmenting Lender” has the meaning assigned to such term in Section 2.19(a).

“Available Amount” means, at any time:

(i) the cumulative amount of cash and Cash Equivalent proceeds received by the Company (other than from a Subsidiary) from (i) the sale of, or capital contribution with respect to, its Qualified Equity Interests following the Closing Date and at or prior to such time, and (ii) from the sale of the Qualified Equity Interests of any Unrestricted Subsidiary or any minority Investments (other than any such sale to the Borrower or a Restricted Subsidiary) following the Closing Date and at or prior to such time so long as such Investments in this clause (ii) were originally made pursuant to Section 6.05(l); provided, in each case in this clause (ii), that such amount does not exceed the amount of such Investment made pursuant to Section 6.05(l) as such amount is reduced by any returns contemplated by clauses (iv) and (vi) below prior to such time; plus

(ii) the Retained Excess Cash Flow Amount at such time; plus

(iii) $25,000,000; plus

(iv) any dividend or other distribution by, or interest, returns of principal, repayments and similar payments by an Unrestricted Subsidiary or received in respect of minority Investments so long as such Investments were originally made pursuant to Section 6.05(l); provided, in each case, that such amount does not exceed the amount of such Investment made pursuant to Section 6.05(l) as such amount is reduced by any returns contemplated by clause (vi) below prior to such time;

(v) to the extent not otherwise applied to prepay the Loans in accordance with the terms hereof or to prepay the Junior Lien Notes, the amount of any Declined Proceeds accrued since after the Closing Date; plus

(vi) without duplication, in the event that the Available Amount has been reduced as a result of an Investment made pursuant to Section 6.05(l), (x) the aggregate amount of all cash returns received by the Company or any of its Restricted Subsidiaries in connection with the Disposition of any such Investment and (y) the aggregate amount of all cash returns received by the Company or any of its Subsidiaries in the form of dividends, interest, returns of capital, profits, redemptions, releases of guarantees or repayments of loans or advances in respect of such Investment (in each case, up to the amount of the original Investment as such amount is reduced by any returns contemplated by clause (iv) above prior to such time); minus

(vii) the amount of outstanding Investments made in reliance on the Available Amount pursuant to Section 6.05(l); minus

(viii) the amount of Restricted Payments made in reliance on the Available Amount prior to such time pursuant to Section 6.04(g)(y); minus

(ix) the amount applied to make payments in respect of Specified Indebtedness in reliance on the Available Amount prior to such time pursuant to Section 6.06(a)(iv)(B).

“Available Liquidity” means, at any time, the sum of (i) the maximum additional amount of borrowings the Company would be permitted to make under the ABL Facility on such date and (ii) the amount of unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries on such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBO Rate plus 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate. Notwithstanding the foregoing, the Base Rate for any Borrowing of Tranche B Term Loans will be deemed to be 2.00% per annum if the Base Rate for such Tranche B Term Loans calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company.

“Borrowing” means Term Loans of a single Class and Type made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing of Term Loans pursuant to a written request in form reasonably satisfactory to the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located or the state of New York and if such day relates to any interest rate settings as to a Eurocurrency Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“CAM Exchange” means the exchange of the Lenders’ interests on the CAM Exchange Date provided for in Article VII.

“CAM Exchange Date” means the earliest to occur of (x) the date on which any Event of Default referred to in clause (h) or (i) of Article VII shall occur with respect to the Borrower and (y) the date on which the Loans are accelerated pursuant to Article VII.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate amount of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) on the CAM Exchange Date and immediately prior to the CAM Exchange.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries that are (or are required to be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Closing Date, and the amount of such obligations as of any date shall be the capitalized amount thereof determined in accordance with GAAP as in effect on the Closing Date that would appear on a balance sheet of such Person prepared as of such date.

“Cash Equivalents” means (i) Dollars, Euros, Sterling, Swedish Krona and, in the case of any of the Foreign Subsidiaries of the Company, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the Company, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Company’s Foreign Subsidiaries.

“Cash Management Bank” means any Person that was a Lender or an Affiliate of a Lender (x) on the Closing Date or (y) at the time the Company or any Subsidiary initially incurred any Cash Management Obligation to such Person.

“Cash Management Obligations” means obligations owed by the Company or any Restricted Subsidiary (or Person that was a Restricted Subsidiary at the time any of the following services were provided) to any Lender or any Affiliate of a Lender in respect of (1) any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and (2) the Company’s or any Subsidiary’s participation in commercial (or purchasing) card programs at any Lender or any Affiliate of a Lender (“card obligations”).

“Casualty Event” means, with respect to any property of the Company or any Restricted Subsidiary, any loss or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which the Company or any Restricted Subsidiary receives any insurance proceeds (other than proceeds of business interruption insurance) or condemnation awards.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities or any foreign regulatory authority, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means:

(i) prior to a Qualified IPO, the Permitted Holders shall cease to directly or indirect beneficially and of record cease to own Equity Interests of Holdings representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding common Equity Interests of Holdings;

(ii) following a Qualified IPO, any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding common Equity Interests of the Company (or any direct or indirect parent company of the Company subject to such Qualified IPO) unless the Permitted Holders shall directly or indirectly beneficially and of record own Equity Interests of the Company (or any direct or indirect parent company of the Company subject to such Qualified IPO) representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding common Equity Interests of the Company (or any direct or indirect parent company of the Company subject to such Qualified IPO);

(iii) following a Qualified IPO, the board of directors of the Company (or any direct or indirect parent company of the Company subject to such Qualified IPO) shall cease to consist of a majority of Continuing Directors;

(iv) (A) prior to a Qualified IPO with respect to the Company, Holdings shall cease to directly or indirectly own 100% of the Equity Interests of the Company, or (B) at any time any Loans of Solvest are outstanding, the Company shall cease to directly or indirectly own 100% of the Equity Interests of Solvest; or

(v) a “change of control” or similar event shall occur as provided in any Specified Indebtedness.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (A) (1) the Company or Holdings becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company, (2) holders of securities that represented 100% of the voting power of the Equity Interests of the Company or Holdings immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction), other than holders receiving solely cash in lieu of fractional shares, own directly or indirectly at least a majority of the voting power of the Equity Interests of such holding company (and no Person or group other than such holding company, Holdings or a Permitted Holder owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company) and (3) the Permitted Holders directly or indirectly beneficially and of record own a majority of the voting power of Holdings or the Company, as applicable; provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity or (B) the common stock of Company is changed or exchanged solely to reflect a change in its jurisdiction of incorporation to the jurisdiction of another State within the United States of America.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche B Term Loans, Incremental Term Loans of any series, Extended Term Loans of any series or Replacement Term Loans of any series.

“Closing Date” means April 6, 2017.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in any Collateral Document and all Mortgaged Properties (or any equivalent term).

“Collateral Documents” means, collectively the Guarantee and Security Agreement, each Mortgage, each security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent and the Lenders pursuant to Section 5.09 and each of the other agreements, instruments or documents executed by any Loan Party that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche B Term Loan pursuant to Section 2.01, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Commitments is $950,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Dole Food Company, Inc., a North Carolina corporation.

“Company Materials” has the meaning assigned to such term in Section 5.01.

“Consolidated EBIT” means, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), in each case to the extent deducted (and not otherwise added back) in determining Consolidated Net Income for such period.

“Consolidated EBITDA” means for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT), or (in the case of clause (vii) below) not included in determining Consolidated Net Income for such period, the amount of (i) all depreciation and amortization expense, (ii) any other non-cash charges, losses or expenses incurred in such period, (iii) (A) the Transaction Expenses and (B) the amount of all fees and expenses and charges (including expenses of the type described in clause (x)(vi) below) incurred in connection with (1) the Acquisition (as defined in the Existing Credit Agreement), the Specified Asset Sale and the Existing Credit Agreement (provided that the aggregate amount of such fees and expenses and charges (other than in connection with the shareholder litigation described on Schedule 3.06) incurred following the 18 month anniversary of the Closing Date and added back pursuant to this clause (iii)(B)(1) shall not exceed $10,000,000 for all such periods), and (2) any transaction (regardless of whether consummated or not) permitted hereunder including, without limitation, equity issuances, public offering of equity, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or refinancing, waiver, consent or amendment of any Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions, (v) earn-out and contingent consideration obligations incurred or accrued in connection with any Permitted Acquisition or similar Investment and paid or accrued during such period, (vi) any after-tax effect on income of extraordinary, non-recurring or unusual gains, income, losses, expenses or charges (including the effect of all fees and expenses relating thereto), severance, relocation costs, integration costs, consolidation and costs related to the opening, closure, relocation and/or consolidation of plants and facilities, signing, retention or completion costs and bonuses, recruiting costs, recruiting and hiring bonuses, transition costs, and taxes related to issuances of significant options and curtailments or modifications to pension and post-retirement employee benefit plans and corporate reorganization shall be excluded in an amount for any period not to exceed, together with the amount of Other Adjustments and adjustments made pursuant to clause (x)(vii) and clause (x)(xiii), for such period, 20% of Consolidated EBITDA for such period (prior to giving effect to any such increase pursuant to this clause (x)(vi), clause (x)(vii), clause (x)(xiii) or such Other Adjustments), (vii) the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Event (as defined below) projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Company or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Borrower) with respect to any investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, restricted payment, Subsidiary designation, restructuring, cost saving initiative or other initiative (collectively, a “Specified Event”), within 18 months after such Specified Event (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are added back pursuant to another clause of this definition or the definition of “Pro Forma Basis” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to the Company or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant applicable periods; provided, that, the aggregate amount of adjustments pursuant to this clause (x)(vii), together with the aggregate amounts added back pursuant to clauses (x)(vi), clause (x)(xiii), and Other Adjustments, shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to this clause (x)(xiii) or clauses (x)(vi), clause (x)(vii), or such Other Adjustments), (viii) any fees, costs and expenses incurred by the Borrower or a Restricted Subsidiary relating to litigation, claims, investigations, proceedings and/or settlement relating to litigation, claims, investigations, proceedings or disputes; provided, that the aggregate amount of such fees, costs and expenses incurred after the Closing Date (other than those incurred in connection with such litigation, claims, investigations, proceedings or disputes existing on the Closing Date) shall not exceed $7,500,000 for any Test Period, with unused amounts being available in subsequent periods subject to a maximum of $25,000,000 for all such periods, (ix) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount; (x) costs incurred associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002, in connection with any Qualified IPO (whether or not consummated), and the rules and regulations promulgated in connection therewith or other enhanced accounting functions and Public Company Costs and costs and expenses incurred in connection with acquisitions, investments, Dispositions, equity issuances and other transactions permitted by this Agreement, in any case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), (including integration and transition costs), consulting and accounting fees, legal fees, and other professional fees; (xi) non-recurring costs or expenses incurred to procure and implement new enterprise resource planning information systems, (xii) costs or expenses arising from claims that would otherwise be indemnified or reimbursed, if such claims exceeded any thresholds required in such underlying agreements; (xiii) costs or expenses arising from charitable contributions; provided, that, the aggregate amount of such costs or expenses added back pursuant to this clause (x)(xiii), together with the aggregate amounts added back pursuant to clauses (x)(vi), clause (x)(vii), and Other Adjustments, shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to this clause (x)(xiii) or clauses (x)(vi), clause (x)(vii), or such Other Adjustments); (xiv) losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Facilities, and (xv) any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth on Schedule 1.01 to the extent such adjustments, without duplication, continue to be applicable during such period and (y) subtracting therefrom (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above (and, for the avoidance of doubt, not added back pursuant to any other component of this definition) in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding the foregoing, subject to adjustment for Specified Transactions occurring after the Closing Date, Consolidated EBITDA for the second, third, and fourth Fiscal Quarters in 2016 shall be deemed to be $90,501,000, $53,045,000, and $26,556,000, respectively.

“Consolidated Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” means, with respect to the Company and its Consolidated Subsidiaries for any period, the aggregate of the Net Income of the Company and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on preferred equity interests; provided, however, that:

(a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss;

(b) the Net Income of any Person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;

(c) the cumulative effect of a change in accounting principles shall be excluded;

(d) any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments and (y) from sales or dispositions of assets (other than in the ordinary course of business, which, for the avoidance of doubt, it shall be agreed that dispositions of agricultural land in Hawaii substantially consistent with past practice since the date of the Existing Credit Agreement are in the ordinary course of business), including any reconstruction, re-commissioning or reconfiguration of fixed assets, abandoned and discontinued operations, in each case, shall be excluded;

(e) any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(f) any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(g) gains and losses resulting solely from fluctuations in foreign currencies shall be excluded;

(h) to the extent covered by insurance and actually reimbursed, or, so long such amount is (i) not denied by the applicable carrier in writing and (ii) in fact reimbursed within 365 days of the date of such event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events shall be excluded and the proceeds of business interruption shall be deemed to increase Consolidated Net Income;

(i) to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or disposition of any Person or line of business shall be excluded; and

(j) any unrealized or realized net gain or loss resulting from currency translation gains or losses impacting net income (including currency remeasurements of Indebtedness), any net loss or gain resulting from hedge agreements for currency exchange risk associated with the above (and those resulting from intercompany Indebtedness) and any foreign currency translation gains or losses shall be excluded.

“Consolidated Net Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Net Indebtedness as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period

“Consolidated Subsidiaries” means Subsidiaries that are consolidated with the Company in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (i) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis (other than Indebtedness described in clause (ii), (v), (vii) or (viii) of the definition of “Indebtedness”) (provided that there shall be included in Consolidated Total Indebtedness, any Indebtedness (x) in respect of drawings under letters of credit to the extent not reimbursed within two Business Days after the date of such drawing and (y) in respect of any Swap Agreement not permitted by Section 6.01(l)) plus (ii) the principal amount of any obligations of any Person (other than the Company or any Restricted Subsidiary) of the type described in the foregoing clause (i) that are Guaranteed by the Company or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Company).

“Consolidated Total Net Indebtedness” means at any time the excess, of (i) Consolidated Total Indebtedness at such time over (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries at such time held free and clear of all Liens other than Liens securing the Obligations (or that are subject to the Intercreditor Agreement) and bankers’ liens and similar inchoate Liens.

“Continuing Directors” means the directors of the Company on the Closing Date after giving effect to the Transactions and each other director if such director’s election to, or nomination for the election to, the board of directors of the Company is recommended or approved by a majority of then Continuing Directors.

“Control” means, with respect to any Person, the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning provided in Section 2.10(b)(x).

“Default” means any event or condition which constitutes an Event of Default or, which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in Section 2.12(c).

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Act; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company and each Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or any Subsidiary in connection with a Disposition made pursuant to Section 6.11(j) or (k) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Company setting forth the basis of such fair market value (with the amount of Designated Non-Cash Consideration in respect of any Disposition being reduced for purposes of Section 6.11(j) or (k) to the extent the Company or any Subsidiary converts the same to cash or Cash Equivalents following the closing of the applicable Disposition).

“Designated Obligations” means all obligations of the Borrower and Solvest with respect to principal of and interest on all Loans.

“Disposition” means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof, and the terms “Dispose” and “Disposed of” shall have correlative meanings, but excluding, licenses, sublicenses, leases and subleases entered into in the ordinary course of business, or consistent with past practice, or that are customarily entered into by companies in the same or similar lines of business.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, public equity offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, public equity offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments in accordance with the terms hereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and except as permitted in clause (a) above), in whole or in part, (c) requires the scheduled payments of dividends in cash (for this purpose, dividends shall not be considered required if the issuer has the option to permit them to accrue, cumulate, accrete or increase in liquidation preference or if the Company has the option to pay such dividends solely in Qualified Equity Interests), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 6 months after the Term Loan Maturity Date; provided, that if such Equity Interest is issued to any current or former employee or to any plan for the benefit of employees, directors, officers, members of management or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, members or management or consultants, such Equity Interest shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Disqualified Institution” means any competitor of the Company or any of its Restricted Subsidiaries (other than a bona fide debt fund) identified in writing to the Administrative Agent and the Lenders by the Borrower from time to time. The list of Disqualified Institutions shall be available for inspection upon request by any Lender.

“Dissenting Shares” has the meaning assigned to such term in Section 6.14.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Restricted Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Subsidiaries under any Environmental Law or any permit issued to the Company or any of its Subsidiaries under any such law (hereunder “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, including the common law, concerning the protection of the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or the effect of Hazardous Materials on the environment or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, a failure to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company, any Restricted Subsidiary or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company, any Restricted Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company, any Restricted Subsidiary or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company, any Restricted Subsidiary or any ERISA Affiliates from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (g) the receipt by the Company, any Restricted Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, any Restricted Subsidiary or any ERISA Affiliate of any notice, concerning the imposition upon the Company, any Restricted Subsidiary or any ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excess Cash Flow” means, for any period, (a) net cash flow provided by (used in) operating activities for such period as reported on the consolidated statements of cash flow of the Company and its Restricted Subsidiaries for such period delivered under Section 5.01 (excluding amounts attributable to Unrestricted Subsidiaries except to the extent such Unrestricted Subsidiaries’ net income is included in Consolidated Net Income) minus (b) the sum of, in each case to the extent not otherwise reducing net cash flow provided by (used in) operating activities in such period, without duplication, (i) scheduled principal payments and payments of interest in each case made in cash on Indebtedness (other than Indebtedness under a revolving credit facility except to the extent there is a corresponding reduction in commitments) during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility), (ii) optional prepayments of Indebtedness for borrowed money (other than the Loans) during such period in each case other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility) and mandatory prepayments of Capital Lease Obligations to the extent required due to a Disposition that resulted in an increase to cash flow and not in excess of the amount of such increase; provided that in the case of any revolving Indebtedness such repayment shall only be included in this clause (ii) to the extent that such repayment results in a permanent reduction of the commitments thereunder, (iii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries during such period or the aggregate consideration with respect to any Capital Expenditures required pursuant to a binding contract, in each case to be paid in cash during such period by the Company or any of its Restricted Subsidiaries, the consummation of which is delayed beyond the end of such period, other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility); provided that, to the extent the aggregate amount of cash actually utilized to finance any such Capital Expenditure during such period is less than the amount required or expected to be paid in connection with such Capital Expenditure during such period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow on (i) the date such Capital Expenditure is consummated or made or (ii) the date the binding contract, lease or letter of intent with respect to such Capital Expenditure is terminated and (iv) without duplication of amounts deducted from Excess Cash Flow in prior periods, other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility), cash sums expended for Investments and, at the option of the Borrower, any payments (including earn-outs) required to be made pursuant to binding commitments (the “Scheduled Investment Consideration”) in respect of any such Investment made or contractually committed to be made during the period of four consecutive fiscal quarters of the Borrower following the end of such period pursuant to (b), (f) (in the case of Investments contemplated on the Closing Date), (h), (i), (m), (p), (q) and (t) of Section 6.05 during such period, for Dispositions permitted pursuant to Section 6.11, and for Restricted Payments and at the option of the Borrower, any payments required to be made pursuant to binding commitments (the “Scheduled Restricted Payment Consideration”) in respect of any such Restricted Payment made or contractually committed to be made during the period of four consecutive fiscal quarters of the Borrower following the end of such period pursuant to (c), (g) (to the extent made from the retained Excess Cash Flow portion of the Available Amount), (i), (j), (l) (with respect to any Transaction Expenses) and (m) of Section 6.04, and, to the extent not reflected as a reduction in Consolidated Net Income for such period, Section 6.04(k) during such period, in each case, whether successful or not; provided that to the extent the aggregate amount actually utilized to finance such Investments or Restricted Payments during such subsequent period of four consecutive fiscal quarters is less than the Scheduled Investment Consideration or the Scheduled Restricted Payment Consideration, as applicable, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters.

“Excess Cash Flow Payment Period” means, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Company commencing with the Fiscal Year ending, 2018.

“Excess Cash Flow Payment Date” means the date occurring ten (10) Business Days after the required delivery date set forth in Section 5.01(a) for the audited financial statements for the Company and its Consolidated Subsidiaries.

“Excluded Equity Issuances” means (a) any equity issuance by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary, (b) any equity issuance by the Company indirectly to any Permitted Holder after the Closing Date, (c) any equity issuance by the Company or any Restricted Subsidiary to the seller of a business or management thereof acquired in a Permitted Acquisition or other Investment permitted hereunder, (d) any equity issuance by the Company or a Restricted Subsidiary the proceeds of which are used to finance Capital Expenditures, a Permitted Acquisition or other Investments permitted hereunder, (e) any equity issuance issued as compensation to directors, officers or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income, franchise, or branch profits taxes imposed on (or measured by) its net income by any jurisdiction as a result of (i) such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction, or (ii) a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising solely from such recipient having executed, delivered, performed its obligations under, received payment under, or enforced its rights or remedies under, any Loan Document), (b) in the case of a Foreign Lender making Loans to the Company, any U.S. federal withholding tax imposed with respect to any Loans made to the Company on amounts payable to such Foreign Lender pursuant to a Law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.16, (c) any withholding tax that is attributable to such Foreign Lender’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing ABL Credit Agreement” means the revolving credit agreement among DFC Holdings, LLC, Dole Food Company, Inc., Solvest, Ltd., the various lending institutions party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as administrative agent, dated as of November 1, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Credit Agreement” means the credit agreement among DFC Holdings, LLC, Dole Food Company, Inc., the various lending institutions party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as administrative agent, dated as of November 1, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Notes” means the Company’s existing 7.25% Senior Secured Notes due 2019.

“Existing Term Loan Class” has the meaning set forth in Section 2.20(a).

“Extended Term Loans” has the meaning set forth in Section 2.20(a).

“Extending Term Lender” has the meaning provided in Section 2.20(c).

“Extension Election” has the meaning set forth in Section 2.20(c).

“Extension Request” has the meaning provided in Section 2.20(a).

“FATCA” means Sections 1471 through 1474 of the Code, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended from time to time, and the rules and regulations thereunder, and any successor thereto.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Morgan Stanley Senior Funding, Inc. on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated as of April 6, 2017, by and among the Administrative Agent, Holdings and the other parties thereto.

“Financial Covenant” means the covenant in Section 6.14.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“First Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form of Exhibit J (with such changes thereto as are reasonably acceptable to the Administrative Agent), by and between the Administrative Agent and the collateral agent for one or more classes of Refinancing Debt Securities that are intended to be secured by Liens ranking pari passu with the Liens securing the Obligations.

“First Lien Net Leverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Total Net Indebtedness as of the last day of such Test Period (but excluding for this purpose the Junior Lien Notes and any other Indebtedness that is not a Capitalized Lease Obligation and that is either (i) not secured by any assets of the Borrower or any Restricted Subsidiary or (ii) secured solely by Liens that are junior to the Liens of the Loan Documents pursuant to the terms of the Intercreditor Agreement) to (b) Consolidated EBITDA for such Test Period.

“Fiscal Quarter” means (a) for each of the first, second and fourth fiscal quarters of a given Fiscal Year, three (3) four-week accounting periods, and (b) for the third fiscal quarter of a given Fiscal Year, four (4) four-week accounting periods.

“Fiscal Year” means, in relation to any person, each period of 13 fiscal periods of 28 days each with a 52/53 week year, ending on the Saturday closest to December 31 of such year in respect of which its accounts are or ought to be prepared.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Casualty Event” has the meaning assigned to such term in Section 2.10(b)(vii).

“Foreign Disposition” has the meaning provided in Section 2.10(b)(vii).

“Foreign Holding Company” means any Domestic Subsidiary (i) substantially all of the assets of which consist of Equity Interests and Indebtedness issued by Foreign Subsidiaries of the Company and (ii) which has not incurred any Indebtedness for money borrowed from any Person other than the Company or a Subsidiary, other than Guarantees of Indebtedness of Foreign Subsidiaries.

“Foreign Jurisdiction Deposit” means a deposit or Guarantee incurred in the ordinary course of business and required by any Governmental Authority in a foreign jurisdiction as a condition of doing business in such jurisdiction.

“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Company and the Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the effect of rendering such person liable for any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation or the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantee and Security Agreement” means, collectively, the Guarantee and Security Agreement executed by the Loan Parties on the Closing Date, together with each other security agreement supplement executed and delivered pursuant to Section 5.09 by any Guarantor.

“Guarantor” means (a) Holdings, (b) each Restricted Subsidiary that is a party to the Guarantee and Security Agreement on the Closing Date and (c) each Restricted Subsidiary that becomes a party to the Guarantee and Security Agreement after the Closing date pursuant to Section 5.09 or otherwise.

“Hawaii Plantation Acquisition” means the acquisition, via a like-kind-exchange for the Company’s headquarters property, of that certain property having an address at 64-1550 Kamehameha Hwy, Wahiawa, Hawaii, commonly referred to as the Dole Plantation, from Castle & Cooke Properties, Inc., by the Company and/or one or more of its Restricted Subsidiaries.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials, pollutants or contaminants or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender (x) on the Closing Date or (y) at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto.

“Holdings” has the meaning provided in the introductory paragraph hereto.

“Increasing Lender” has the meaning provided in Section 2.19(a).

“Incremental Substitute Indebtedness” means Indebtedness consisting of loans secured by Liens ranking junior to the Liens securing the Obligations or debt securities secured by Liens ranking pari passu or junior to the Liens securing the Obligations issued or Guaranteed by the Loan Parties that is designated by the Company in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent as “Incremental Substitute Indebtedness” prior to the date of incurrence; provided that (i) such Indebtedness does not have a final maturity that is prior to the Term Loan Maturity Date or a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then outstanding Term Loans of any Class, (ii) such Indebtedness is not secured by a Lien on any assets of the Company or any of its Subsidiaries except for Liens permitted by Section 6.02(w), (iii) such Indebtedness is not incurred or Guaranteed by any Subsidiaries that are not Loan Parties, (iv) the aggregate principal amount of Incremental Substitute Indebtedness incurred following the Closing Date, when aggregated with the aggregate amount of all Incremental Term Loans (other than Refinancing Term Loans) established following the Closing Date shall not exceed (A) $100,000,000, plus (B) an unlimited amount so long as, in the case of this clause (B), as on a Pro Forma Basis the First Lien Net Leverage Ratio (determined assuming that all such Incremental Substitute Indebtedness was secured on a pari passu basis with the Obligations and excluding the cash proceeds thereof from cash for purposes of such calculation) as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 4.00 to 1.0 and (v) the other terms and conditions relating to such debt securities or loans (other than interest rates and call protection) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Company.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.19(a).

“Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or bonds, debentures, notes or similar instruments or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capital Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Guarantees by such Person of Indebtedness of others, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning specified in Section 9.12.

“Intercreditor Agreement” means the intercreditor agreement, dated as of the Closing Date, by and among the Administrative Agent, the ABL Administrative Agent, the collateral agent for the Junior Lien Notes and each Loan Party substantially in the form of Exhibit C, as it may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months, or any other period as may be agreed to and is available to all applicable Lenders, thereafter, as the Borrower (or the Company on behalf of the Borrower) may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person or (b) a loan, advance or capital contribution to, Guarantee of Indebtedness of, assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of Section 6.05, (i) the amount of any Investment outstanding at any time shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by any dividend, distribution, return of capital or principal repayment received in cash in respect of such investment and (ii) in the event the Company or any Subsidiary (an “Initial Investing Person”) transfers an amount of cash or other Property (the “Invested Amount”) for purposes of permitting the Company or one or more other Subsidiaries to ultimately make an Investment of the Invested Amount in the Company, any Subsidiary or any other Person (the Person in which such Investment is ultimately made, the “Subject Person”) through a series of substantially concurrent intermediate transfers of the Invested Amount to the Company or one or more other Subsidiaries other than the Subject Person (each an “Intermediate Investing Person”), including through the incurrence or repayment of intercompany Indebtedness, capital contributions or redemptions of Equity Interests, then, for all purposes of Section 6.05, any transfers of the Invested Amount to Intermediate Investing Persons in connection therewith shall be disregarded and such transaction, taken as a whole, shall be deemed to have been solely an Investment of the Invested Amount by the Initial Investing Person in the Subject Person and not an Investment in any Intermediate Investing Person.

“Junior Lien Notes” means $300,000,000 aggregate principal amount of 7.25% Senior Secured Notes due 2025 of the Company issued on the Closing Date pursuant to the Junior Lien Notes Indenture.

“Junior Lien Notes Indenture” means the indenture, dated as of the Closing Date, by and among Wilmington Trust, N.A., as trustee, and the Loan Parties.

“knowledge” of any Person, means, except as otherwise set forth in this Agreement, the actual (but not the constructive or imputed) knowledge of such Person without any implication of verification or investigation concerning such knowledge.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities.

“LCT Election” shall have the meaning provided in Section 1.04(d).

“LCT Test Date” shall have the meaning provided in Section 1.04(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.19 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means:

(a) for any Interest Period, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.

Notwithstanding the foregoing, the LIBO Rate with respect to any applicable Interest Period for a Borrowing of Tranche B Term Loans will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period for such Tranche B Term Loans calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (or any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means (i) any Permitted Acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Documents” means this Agreement, the Collateral Documents, the Intercreditor Agreement, any First Lien Intercreditor Agreement, each Additional Credit Extension Amendment, any promissory notes executed and delivered pursuant to Section 2.09(f), the Fee Letter and any amendments, waivers, supplements or other modifications to any of the foregoing.

“Loan Parties” means, collectively, the Company and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower (and, if applicable, Solvest) pursuant to this Agreement.

“Material Acquisition” means any Permitted Acquisition or similar Investment, in each case, the aggregate consideration for which exceeds $500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the validity or enforceability against the Loan Parties of the Loan Documents, taken as a whole, (c) the material rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, taken as a whole, or (d) the ability of the Loan Parties, taken as a whole, to perform their material payment obligations under the Loan Documents, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Loans) of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the termination value (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means (i) as of the Closing Date, any real property owned by a Loan Party listed on Schedule 3.05 and (ii) at all times after the Closing Date, any real property acquired in fee by any Loan Party with a fair market value as of such date in excess of $10,000,000.

“Material Subsidiary” means any Restricted Subsidiary (or group of Restricted Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

“Maximum Rate” has the meaning assigned to such term in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any agreement, including but not limited to, mortgages, deeds of trust, trust deeds, and deeds to secure debt, as the same may be amended from time to time, made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Borrower and the Administrative Agent encumbering a Mortgaged Property.

“Mortgaged Property” means each parcel of real property (together with all improvements and fixtures thereon and rights appurtenant thereto) required to be encumbered by a Mortgage pursuant to Section 5.09.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Asset Sale or any Casualty Event, an amount equal to (i) the sum of cash and Cash Equivalents received in connection with such Asset Sale or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by the Company or any Subsidiary) less (ii) the sum of (A) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (B) with respect to any Asset Sale, payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 90 days after, the date of such Asset Sale, (C) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness (I) owed to the Lenders pursuant to this Agreement, (II) which is secured by Liens permitted by Section 6.02(w) or 6.02(dd) or (III) except in the case of ABL Priority Collateral, under the ABL Credit Agreement) which is secured by the respective assets which were subject to such Asset Sale or Casualty Event and (D) the estimated net marginal increase in income taxes which will be payable by the Company consolidated group or any Restricted Subsidiary of the Company with respect to the fiscal year in which such Asset Sale or Casualty Event occurs as a result of such Asset Sale or Casualty Event; and in the event of any such Asset Sale or Casualty Event of assets owned by a non-wholly owned Restricted Subsidiary, the proportionate share thereof attributable to minority interests (based upon such Persons’ relative holdings of Equity Interests in such Restricted Subsidiary); provided, however, that such cash and Cash Equivalents shall not include any portion thereof which the Company determines in good faith should be reserved for post-closing adjustments (to the extent the Company delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective Asset Sale), the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Cash Proceeds on such date received by the Company and/or any of its Restricted Subsidiaries from such sale or other disposition, (b) with respect to the incurrence or issuance of any Indebtedness by the Company or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by the Company or such Restricted Subsidiary in connection with such incurrence or issuance and (c) with respect to any issuance or sale of any Equity Interests of the Company or any Restricted Subsidiary, the amount of cash from such issuance or sale of Equity Interests received by the Company or any Restricted Subsidiary net of fees, commissions, costs and other expenses incurred in connection therewith.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B.

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and other monetary obligations of any of the Loan Parties to any of the Lenders, their Affiliates and the Administrative Agent, individually or collectively, existing on the Closing Date or arising thereafter (direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured) arising or incurred under this Agreement or any of the other Loan Documents or any Secured Hedge Agreement or Cash Management Obligation (including under any of the Loans made or reimbursement or other monetary obligations incurred or other instruments at any time evidencing any thereof), in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding). Notwithstanding the foregoing, “Obligations” of any Loan Party shall not include any Excluded Swap Obligation of such Loan Party.

“OID” has the meaning assigned in Section 2.19(a).

“Other Adjustments” has the meaning set forth in the definition of “Pro Forma Basis.”

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency values or commodity prices.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Company” means (a) Holdings and (b) any other Person of which a Borrower is a direct or indirect wholly-owned Subsidiary.

“Participant” has the meaning set forth in Section 9.04(d).

“Participant Register” has the meaning set forth in Section 9.04(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning provided in Section 9.13.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Annex 2 to the Guarantee and Security Agreement or any other form approved by the Administrative Agent.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate containing any information not included in the Perfection Certificate delivered to the Administrative Agent on the Closing Date (or in any previously delivered Perfection Certificate Supplement) with respect to matters required by Sections 1(a), (2), (4), (5), (6), (8), (9), (10) and (11) of the Perfection Certificate.

“Permitted Acquisition” means (i) the purchase or other acquisition, in one or more series of transactions, of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Company (including as a result of a merger or consolidation) or (ii) any Investment in any Restricted Subsidiary (including by a merger or consolidation of existing Subsidiaries), including any Investment in (x) any Restricted Subsidiary the effect of which is to increase such equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the ownership interest in such joint venture; provided that the following conditions are satisfied to the extent applicable:

(a) to the extent required by Section 5.09, each applicable Loan Party and any such newly created or acquired Subsidiary shall have complied with the requirements of Section 5.09, within the times specified therein;

(b) the aggregate amount of Investments (without duplication for any Investment made through a series of Investments) made by Loan Parties in Persons that are not Loan Parties prior to any such Investment, and do not become Loan Parties in connection therewith (excluding assets acquired in exchange for Qualified Equity Interests of Holdings and excluding any consideration paid with the proceeds of an issuance of, or capital contribution with respect to, any Qualified Equity Interests of Holdings that was not included in the Available Amount or otherwise used as the basis for any Investment, Restricted Payment or payment in respect of Specified Indebtedness) does not exceed the greater of (x) $75,000,000 and (y) 35% of Consolidated EBITDA as of the last day of the most recently ended Test Period, plus amounts otherwise available under Section 6.05; provided, that (x) this clause (b) shall not apply to any acquisition to the extent (1) any such consideration is financed with capital contributions with respect to Qualified Equity Interests of Holdings or proceeds of any issuance of Qualified Equity Interests by Holdings, in each case contributed to a Loan Party that are excluded from the Available Amount, or (2) the Person so acquired (or the Person owning the assets so acquired) becomes a Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Guarantors, if, in the case of this clause (2), at least 70% of the Consolidated EBITDA of the Person(s) acquired in such acquisition (or the Persons owning the assets so acquired) (for this purpose and for the component definitions used in the definition of “Consolidated EBITDA”, determined on a consolidated basis for such Person(s) and their respective Restricted Subsidiaries) is generated by Person(s) that will become Guarantors (i.e., disregarding any Consolidated EBITDA generated by Restricted Subsidiaries of such Persons that are not (or will not become) Guarantors) and (y) in the event that the amount available under this clause (b) is reduced as a result of any acquisition of any Restricted Subsidiary that does not become a Loan Party or any assets that are not transferred to a Loan Party and such Restricted Subsidiary subsequently becomes a Loan Party or such assets are subsequently transferred to a Loan Party, as the case may be, the amount available under this clause (d) shall be increased on a dollar for dollar basis as a result thereof;

(c) the acquired Property, business or Person is in a business permitted under Section 6.12;

(d) (i) on a Pro Forma Basis the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.75 to 1.00 and (ii) at the time of and immediately after any such purchase or other acquisition (including any Indebtedness to be incurred in connection therewith), no Event of Default shall have occurred and be continuing; and

(e) if the consideration with respect to any such Permitted Acquisition exceeds $15,000,000 (excluding assets acquired in exchange for Qualified Equity Interests of Holdings and excluding any consideration paid with the proceeds of an issuance of, or capital contribution with respect to, any Qualified Equity Interests of Holdings that was not included in the Available Amount or otherwise used as the basis for any Investment, Restricted Payment or payment in respect of Specified Indebtedness), the Company shall have delivered to the Administrative Agent, for the benefit of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition (or within the time periods required by Section 5.09).

“Permitted Business” means any business which (i) is the same, similar, ancillary or reasonably related to the business in which the Company or any of its Subsidiaries was engaged immediately prior to the Closing Date or (ii) is conducted by any Person acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges that are not overdue for a period of more than thirty (30) days, or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, workmen’s, suppliers’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, or are being contested in compliance with Section 5.04;

(c) (i) Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations (including to support letters of credit or bank guarantees) and (ii) Liens, pledges or deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing insurance to the Company or any Subsidiary;

(d) Liens or deposits to secure the performance of bids, trade contracts, governmental contracts, tenders, statutory bonds, leases, statutory obligations, surety, stay, customs, appeal and replevin bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(e) Liens in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, restrictions (including zoning restrictions), rights-of-way, covenants, licenses, encroachments, protrusions and similar encumbrances and minor title defects affecting real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, sublease, license or sublicense entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(h) any matters affirmatively insured over or exceptions noted in the title policies issued in connection with the Mortgages;

(i) with respect to real property located in Hawaii (i) for which no title report has been delivered to Agent prior to the Closing Date, and (ii) which are not governed by the land court of the State of Hawaii, any and all gaps in the chain of title that would be identified by a search of the public records of the State of Hawaii; and

(j) with respect to real property located in Hawaii for which title reports have been delivered to Agent prior to the Closing Date, all matters shown in such title reports.

“Permitted Holders” means (i) David H. Murdock, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives (in their capacities as such) or the trustee (in its capacity as such) of a bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors thereof and (ii) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clause (i), whether through the ownership of voting securities, by contract or otherwise.

“Permitted Receivables Facility” means the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or pledge by Foreign Subsidiaries of the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue notes or other evidences of Indebtedness secured by Permitted Receivables Facility Assets or investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the applicable Foreign Subsidiaries and/or the respective Receivables Sellers.

“Permitted Receivables Facility Assets” means (i) Receivables (whether now existing or arising in the future) of the Foreign Subsidiaries of the Company which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to any Foreign Subsidiary of the Company secured by Receivables (whether now existing or arising in the future) of any Foreign Subsidiary which are made pursuant to the Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, or the issuance of notes or other evidence of Indebtedness secured by such notes, all of which documents and agreements shall be in form and substance reasonably customary for transactions of this type, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (in the good faith determination of the Company) either (i) the terms as so amended, modified, supplemented, refinanced or replaced are reasonably customary for transactions of this type or (ii)(x) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any of its Subsidiaries that, taken as a whole, are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement as determined by the Company in good faith and (y) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders as determined by the Company in good faith.

“Permitted Receivables Related Assets” means any assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any amendment, modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and, solely in the case of the Indebtedness and facilities set forth in Schedule 6.01, by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(b), Section 6.01(e) and Section 6.01(q), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended and (y) the date which is six months after the Term Loan Maturity Date, (c) other than with respect to Permitted Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders (in the good faith determination of the Borrower) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company, any Restricted Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the one-year anniversary of the date on which such Permitted Acquisition is consummated

“Pro Forma Adjustment” means, for any applicable period of measurement that includes all or any part of a fiscal quarter included in the Post-Acquisition Period, with respect to the Consolidated EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Company, the pro forma increase or decrease in such Consolidated EBITDA, projected by the Company in good faith as a result of (a) actions that have been taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Company and its Subsidiaries and, in each case, which are expected to have a continuing impact on the consolidated financial results of the Company, calculated assuming that such actions had been taken on, or such costs had been incurred since, the first day of such period; provided that any such pro forma increase or decrease to such Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in such Consolidated EBITDA for such period of measurement.

“Pro Forma Basis” means with respect to compliance with any test covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the Property or Person subject to such Specified Transaction, (i) in the case of a Disposition described in the definition of “Specified Transaction”, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Company or any of the Restricted Subsidiaries in connection therewith; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are (x) consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are in the good faith determination of the Company reasonably identifiable and factually supportable based on action taken or that are reasonably expected to be taken within 18 months of such Specified Transaction and (y) expected to have a continuing impact on the consolidated financial results of the Company; provided that the aggregate amount of cost savings and synergies in connection with all Specified Transactions as a result of this definition that would not be permitted by Regulation S-X (“Other Adjustments”) and that would otherwise increase Consolidated EBITDA on a Pro Forma Basis for any period shall not when aggregated with any increase in Consolidated EBITDA pursuant to clauses (x)(vi), (x)(vii) and (x)(xiii) of the definition thereof, 20% of Consolidated EBITDA for such period (in each case prior to giving effect to any increases pursuant to such provision).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

“Public Company Costs” shall mean costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance, employee bonuses and other executive costs, legal and other professional fees, listing fees and other expenses, in each case, arising out of or incidental to an entity’s status as, or preparation to become, a reporting company.

“Public Lender” has the meaning assigned in Section 5.01.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.

“Qualified IPO” means an underwritten public offering of shares of common stock of the Borrower (or any direct or indirect Parent Company) resulting in gross proceeds of not less than $100,000,000.

“Receivables” means all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Receivables Entity” means a wholly owned Subsidiary of the Company which engages in no activities other than in connection with the financing of Receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company (as determined by the Company in good faith), and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Sellers” means any Foreign Subsidiaries of the Company (other than Receivables Entities) that are from time to time party to the Permitted Receivables Facility Documents.

“Refinanced Term Loans” has the meaning assigned to such term in Section 9.02.

“Refinancing Debt Securities” means any Indebtedness consisting of debt securities incurred or Guaranteed by Loan Parties following the Closing Date that are designated by the Company in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent as “Refinancing Debt Securities”; provided that (i) such debt securities do not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default) prior to the date that is six months after the Term Loan Maturity Date, (ii) such Indebtedness is not secured by any assets of the Company or any of its Restricted Subsidiaries except for Liens permitted by Section 6.02(w), (iii) such debt securities are not incurred or Guaranteed by any Restricted Subsidiaries that are not Loan Parties, and (iv) the other terms and conditions relating to such debt securities or loans (other than interest rates and call protection) are not in the aggregate materially more restrictive than the terms of this Agreement as determined in good faith by the Company.

“Refinancing Indebtedness” means (i) any Refinancing Term Loans and (ii) any Refinancing Debt Securities.

“Refinancing Term Loans” means Incremental Term Loans that are designated by a Responsible Officer of the Company as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” has the meaning set forth in Section 9.04(c).

“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02.

“Repricing Transaction” means except in connection with a Change of Control, Qualifying IPO or Material Acquisition, the prepayment or refinancing of all or a portion of the Tranche B Term Loans with the incurrence by any Loan Party of any long-term bank debt financing having an effective interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Tranche B Term Loans being prepaid or refinanced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Tranche B Term Loans.

“Required Lenders” means, at any time, Lenders having Term Loans and unused Commitments representing more than 50% of the sum of the total Term Loans and unused Commitments at such time; provided that the Commitment of, and the portion of the Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer of the Borrower or, as applicable, another Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Qualified Equity Interests)) with respect to any Equity Interests in the Company or Holdings, or any payment (whether in cash, securities or other property (other than Qualified Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or Holdings or any option, warrant or other right to acquire any such Equity Interests in the Company or Holdings.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased on each Excess Cash Flow Payment Date so long as any repayment required pursuant to Section 2.10(b)(iv) has been made, by an amount equal to the Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to (x) 100% minus (y) the Applicable Prepayment Percentage, and (B) reduced (but not below $0) on each Excess Cash Flow Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount.

“Returns” has the meaning provided in Section 3.09.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanctions” means any sanction administered or enforced by the United States federal government (including without limitation, OFAC), the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary (or Person that was a Restricted Subsidiary at the time such Swap Agreement was entered into) and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, any Affiliate of a Lender to which Obligations are owed and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII.

“series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans that have the same maturity date, amortization and interest rate provision and that are designated as part of such “series” pursuant to the applicable Additional Credit Extension Amendment.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and matured and (d) such Person is not engaged in any business, as conducted on such date and as proposed to be conducted following such date, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Solvest” means Solvest Ltd., a company organized under the laws of Bermuda.

“Specified Asset Sale” means the sale of the “DAL Shares” and the “DPF Interests” (each as defined in the Acquisition Agreement, dated as of September 17, 2012, by and between the Company and ITOCHU Corporation) and the other transactions contemplated in connection therewith pursuant to such acquisition agreement.

“Specified Domestic Subsidiary” means each wholly owned Domestic Subsidiary of the Company other than (i) any Foreign Holding Company, (ii) any Receivables Entity, (iii) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and (iv) any Domestic Subsidiary that on a consolidated basis with its Subsidiaries did not have consolidated revenues in excess of 1.0% of the Company’s consolidated revenues for the most recently ended four fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) and did not have consolidated total assets in excess of 1.0% of Consolidated Total Assets as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered on or prior to the Closing Date or pursuant to Section 5.01(a) or (b); provided that upon any wholly owned Domestic Subsidiary ceasing to meet the requirements of one or more of clauses (i) through (iv) of this definition, the Company shall be deemed to have acquired a Specified Domestic Subsidiary at such time and shall cause such Domestic Subsidiary to comply with the applicable provisions of Section 5.09.

“Specified Indebtedness” means the Junior Lien Notes, any Indebtedness incurred in reliance on Section 6.01(w) and any Permitted Refinancing Indebtedness in respect of any of the foregoing.

“Specified Representations” means the representations and warranties of the Borrower and the Guarantors (after giving effect to the Transactions) set forth in Section 3.01, Section 3.02, clauses (i) and (iii) of the last sentence of Section 3.03, Section 3.08, Section 3.10 (if in connection with an LCT Election, after giving effect to such Limited Condition Acquisition), Section 3.15, Section 3.16, Section 3.17 and Section 3.18.

“Specified Transaction” means, with respect to any Test Period, any of the following events occurring during such Test Period, except for purposes of determining the Applicable Rate, after the first day of such Test Period and on or prior to the applicable date of determination: (i) any Investment by the Company or any Restricted Subsidiary in any Person (including in connection with a Permitted Acquisition, the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, and the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person) other than a Person that was a Restricted Subsidiary on the first day of such period or business unit, in either case, involving the acquisition of an identifiable stream of EBITDA (as determined in good faith by the Company) and involving consideration paid by the Company or any Restricted Subsidiary in excess of $30,000,000, (ii) any Asset Sale or Casualty Event or redesignation of an Unrestricted Subsidiary, in each case, resulting in the loss of an identifiable stream of EBITDA (as determined in good faith by the Company) and involving assets with a fair market value in excess of $50,000,000, (iii) any incurrence or repayment of Indebtedness with a principal amount in excess of $15,000,000 (in each case, other than borrowings and repayments of Indebtedness in the ordinary course of business under revolving credit facilities except to the extent there is a reduction in the related revolving credit commitment), (iv) any Restricted Payment involving consideration paid by the Company or any Restricted Subsidiary in excess of $15,000,000, (v) the implementation of any Cost Savings Initiative, (vi) the consummation of the Hawaii Plantation Acquisition, and/or (vi) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company (unless otherwise specified).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Tranche B Term Lender or a Lender holding Incremental Term Loans or Extended Term Loans of any series.

“Term Loan Maturity Date” means April 6, 2024.

“Term Loans” means the Tranche B Term Loans, the Incremental Term Loans of each series and the Extended Term Loans of each series, collectively.

“Test Period” means the period of four fiscal quarters of the Company ending on a specified date.

“Tranche B Term Lender” means a Lender with a Commitment or Tranche B Term Loan.

“Tranche B Term Loan” means a loan made pursuant to Section 2.01.

“Transaction Expenses” shall mean any fees, costs or expenses incurred or paid by Holdings, the Company or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the execution, delivery and performance by the Loan Parties of the ABL Credit Agreement, the Junior Lien Notes Indenture and related instruments, agreements and documents, the borrowing of Loans and, if applicable, ABL Loans and the issuance of the Junior Lien Notes on the Closing Date, to repay in full the Existing Credit Agreement, the Existing ABL Credit Agreement and the Existing Notes and the payment of fees, costs and expenses in connection therewith.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency or the Base Rate.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 5.12 subsequent to the Closing Date and any Subsidiary of an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” for any Indebtedness on any date of determination will be the internal rate of return on such Indebtedness determined by the Administrative Agent utilizing (a) the greater of (i) if applicable, any “LIBOR floor” applicable to such Indebtedness on such date and (ii) the forward LIBOR curve (calculated on a quarterly basis) as calculated by the Administrative Agent in accordance with its customary practice during the period from such date to the final maturity date of such Indebtedness; (b) the applicable margin for such Indebtedness on such date; and (c) the issue price of such Indebtedness (after giving effect to any original issue discount or upfront fees paid to the market in respect of such Indebtedness (converted to interest margin based on an assumed four year weighted average life) but excluding customary arranger, underwriting, structuring, syndication or other fees not paid to the lenders providing such Indebtedness generally).

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche B Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Tranche B Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche B Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Tranche B Term Loan Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced, restated, replaced or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding anything in GAAP to the contrary, for purposes of all financial calculations hereunder, the amount of any Indebtedness outstanding at any time shall be the stated principal amount thereof (except to the extent such Indebtedness provides by its terms for the accretion of principal, in which case the amount of such Indebtedness at any time shall be its accreted amount at such time).

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant or the compliance with or availability of any basket contained in this Agreement, the Consolidated Net Leverage Ratio and the First Lien Net Leverage Ratio shall be calculated with respect to such period on a Pro Forma Basis.

(c) Notwithstanding anything to the contrary herein, notwithstanding any change in GAAP following the Closing Date, any lease that is treated as an operating lease on the Closing Date shall be treated as an operating lease during the term of this Agreement for determining compliance with the covenants set forth in Article VI of this Agreement.

(d) Limited Condition Acquisition. In connection with determining whether any Limited Condition Acquisition is permitted hereunder, for which determination requires the calculation of any financial ratio or test, each calculated on a Pro Forma Basis, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination shall be deemed to be the date the definitive agreement for such Limited Condition Acquisition is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition, such Limited Condition Acquisition would have been permitted on the relevant LCT Test Date in compliance with such provision. For the avoidance of doubt, if the Company has made an LCT Election and any of such provisions as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in the applicable financial ratio, at or prior to the consummation of the relevant transaction or action, such provisions will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Acquisition, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Acquisition is terminated, expires or passes, as applicable, without consummation of such Limited Condition Acquisition (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied both (i) assuming such Limited Condition Acquisition has not been consummated and (ii) on a Pro Forma Basis assuming such Limited Condition Acquisition and any other pro forma events in connection therewith have been consummated.

(e) Foreign Currency Calculations. For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

SECTION 1.05. Payments or Performance on Business Days. When the payment of any Obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurocurrency Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.06. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.07. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender having a Commitment severally agrees to make a loan (a “Tranche B Term Loan”) on the Closing Date to the Company in Dollars in an amount equal to its Commitment. Amounts repaid in respect of Tranche B Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings.

(a) Each Tranche B Term Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Each Borrowing of, conversion to or continuation of Eurocurrency Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if not an integral multiple, the entire available amount) and not less than $5,000,000. Each Borrowing of, conversion to or continuation of Base Rate Loans shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested would end after the Term Loan Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, a conversion of Loans from one Type to the other or a continuation of Eurocurrency Loans, the Borrower shall notify the Administrative Agent of such request, which may be given by telephone, not later than 2:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans or of any conversion of Eurocurrency Loans to Base Rate Loans and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 2:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 2:00 p.m., three Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery or telecopy or transmission by electronic communication in accordance with Section 9.01(b) to the Administrative Agent of a written Borrowing Request in a form attached hereto as Exhibit E and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Class of Loans to which such Borrowing Request relates;

(ii) the aggregate amount of the requested Borrowing, conversion or continuation;

(iii) the date of such Borrowing, conversion or continuation, which shall be a Business Day;

(iv) whether such Borrowing, conversion or continuation is to be a Base Rate Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vii) whether the Borrower is requesting a new Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Loans.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. In the case of a failure to timely request a conversion or continuation of Eurocurrency Loans, such Loans shall be continued as Eurocurrency Loans with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or conversion or continuation of Eurocurrency Loans, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Loans without the consent of the Required Lenders.

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage or other percentage provided for herein. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. [Reserved].

SECTION 2.08. Termination and Reduction of Commitments. Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time on the Closing Date.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) [Reserved].

(b) The Company promises to repay the Tranche B Term Loans to the Lenders on each March 31, June 30, September 30 and December 31 of each year (commencing on September 30, 2017), in the amounts set forth below opposite each such date; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day:

Date	Amount of amortization payment
September 30, 2017	$5,937,500
December 31, 2017	$5,937,500
March 31, 2018	$5,937,500
June 30, 2018	$5,937,500
September 30, 2018	$5,937,500
December 31, 2018	$5,937,500
March 31, 2019	$5,937,500
June 30, 2019	$5,937,500
September 30, 2019	$5,937,500
December 31, 2019	$5,937,500
March 31, 2020	$5,937,500

June 30, 2020	$5,937,500
September 30, 2020	$5,937,500
December 31, 2020	$5,937,500
March 31, 2021	$5,937,500
June 30, 2021	$5,937,500
September 30, 2021	$11,875,000
December 31, 2021	$11,875,000
March 31, 2022	$11,875,000
June 30, 2022	$11,875,000
September 30, 2022	$11,875,000
December 31, 2022	$11,875,000
March 31, 2023	$11,875,000
June 30, 2023	$11,875,000
September 30, 2023	$11,875,000
December 31, 2023	$11,875,000
March 31, 2024	$11,875,000

The remainder of the Tranche B Term Loans shall be due and payable on the Term Loan Maturity Date.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to such Lender and its registered assigns and in a form approved by the Administrative Agent.

SECTION 2.10. Prepayment of Loans .

(a) Optional Prepayments. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class in whole or in part, without premium or penalty except as set forth in clause (c) below, subject to prior notice in accordance with paragraph (a)(ii) of this Section; provided, however, that no prepayments of any Extended Term Loans of any series shall be permitted pursuant to this Section 2.10(a) so long as any Term Loans of any Existing Term Loan Class from which such Extended Term Loans were converted remain outstanding unless such prepayment is accompanied by a pro rata (or greater proportionate) prepayment of Term Loans of such Existing Term Loan Class.

(ii) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or transmission by electronic communication in accordance with Section 9.01(b)) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than noon, New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Class or Classes of Loans to be repaid and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a refinancing or other specified transaction, then such notice of prepayment may be revoked if such refinancing or transaction is not consummated on the date such prepayment would have otherwise been required. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of Term Loans pursuant to this Section 2.10(a) shall be applied to repayments thereof required pursuant to Section 2.09(b) in the order selected by the Borrower. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the notice of prepayment. Prepayments pursuant to this Section 2.10(a) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(iii) In the event that, prior to the six-month anniversary of the Closing Date, any Loan Party (x) makes any prepayment of Tranche B Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Company shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the affected Tranche B Term Loans of such Lender being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Tranche B Term Loans of such Lender outstanding immediately prior to such amendment (it being understood that if any Lender is required to assign its Tranche B Term Loans pursuant to Section 2.18(b) in connection with such amendment, such Lender (and not the assignee) shall receive the fee pursuant to this Section 2.10(a)(iii)).

(b) Mandatory Prepayments.

(i) If the Company or any Restricted Subsidiary receives any Net Cash Proceeds from the issuance or sale of any of its Equity Interests (other than Excluded Equity Issuances) to any other Person, the Company shall prepay the Term Loans in accordance with Section 2.10(b)(viii) on or prior to the date which is ten (10) Business Days after the receipt of such Net Cash Proceeds in an amount equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) an amount necessary to reduce the Consolidated Leverage Ratio on a Pro Forma Basis to not more than 5.00 to 1.00.

(ii) (A) If the Company or any Restricted Subsidiary receives any Net Cash Proceeds from any Asset Sale or Casualty Event, the Company shall apply an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.10(b)(viii) on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds; provided that no such prepayment shall be required pursuant to this Section 2.10(b)(ii)(A) with respect to such Net Cash Proceeds that the Company shall reinvest in accordance with Section 2.10(b)(ii)(B);

(B) With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale or Casualty Event, at the option of the Company, the Company may reinvest all or any portion of such Net Cash Proceeds in assets useful for the Company’s or a Restricted Subsidiary’s business within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months following the last day of such twelve month period; provided that any such Net Cash Proceeds that are not so reinvested within the applicable time period set forth above shall be applied as set forth in Section 2.10(b)(ii)(A) within five (5) Business Days after the end of the applicable time period set forth above;

(C) [Reserved]

(iii) If the Company or any Restricted Subsidiary incurs or issues any Refinancing Indebtedness or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 6.01 (without prejudice to the restrictions therein), the Company shall apply an amount equal to 100% of such Net Cash Proceeds received by the Company or any Restricted Subsidiary therefrom in accordance with Section 2.10(b)(viii) on or prior to the date which is three (3) Business Days after the receipt of such Net Cash Proceeds.

(iv) On each Excess Cash Flow Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Loans made as voluntary prepayments pursuant to Section 2.10(a) hereof (other than with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility)) during the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Section 2.10(b)(viii).

(v) [Reserved].

(vi) The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (ii) through (iv) of this Section 2.10(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Company’s prepayment notice and of such Term Lender’s pro rata share of the prepayment.

(vii) Notwithstanding any other provisions of this Section 2.10(b) to the contrary, no Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) will generate a requirement to repay Term Loans pursuant to this Section 2.10(b).

(viii) Each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied pro rata to each Class of Term Loans on a pro rata basis to the Term Loans of the Lenders with such Class of Term Loans (unless any Incremental Term Loans or Extended Term Loans are specified to receive a lesser percentage of such prepayment) and shall be further applied to such Class of Term Loans in direct order of maturity to repayments thereof required pursuant to Section 2.09(b); provided that (i) in the event Solvest elects to incur Incremental Term Loans, and, in its sole discretion, elects to designate such Term Loans as “Refinancing Term Loans,” the proceeds of Refinancing Term Loans incurred by Solvest may, in Solvest’s sole discretion, be applied solely to the prepayment of Term Loans of Solvest prior to being applied to any Term Loans of the Company and (ii) the amount thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Loans, in each case in a manner that minimizes the amount payable by the Borrower or Solvest in respect of such prepayment pursuant to Section 2.15.

(ix) Any prepayment of Term Loans pursuant to this Section 2.10(b) shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be subject to Section 2.15.

(x) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.10(b) (other than Section 2.10(b)(iii)), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”) and the remaining amount thereof may be retained by the Borrower and shall be added to the calculation of the Available Amount;

provided, that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.10(b)(iii) above to the extent constituting Refinancing Indebtedness. If a Lender fails to deliver a notice of election declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Loans.

SECTION 2.11. Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative agency fees with respect to this Agreement separately agreed upon between Holdings and the Administrative Agent pursuant to the Fee Letter.

(b) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for its own account. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate in effect from time to time plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section 2.12 (the “Default Rate”).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Eurocurrency or LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy or transmission by electronic communication in accordance with Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

SECTION 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) subject a Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes or Indemnified Taxes indemnified under Section 2.16) with respect to any Loan Document; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender hereunder, whether of principal, interest or otherwise, in each case by an amount deemed by such Lender to be material in the context of its making of, and participation in, extensions of credit under this Agreement, then, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then the Borrower shall compensate each Lender for the loss, cost and expense (excluding loss of anticipated profit) attributable to such event. Such loss, cost or expense to any Lender may be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan (and excluding any Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days (or such later date as may be agreed by the applicable Lender) after receipt thereof.

SECTION 2.16. Taxes.

(a) Any and all payments by or on account of any obligation of each Loan Party to the Administrative Agent and each Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Laws. If any applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 2.16) a Lender (or where the Administrative Agent receives the payment for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16), and any Other Taxes, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is legally entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation referred to in the paragraph below) obsolete, expired or inaccurate in any material respect, deliver promptly to the Company and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company and the Administrative Agent of its inability to do so.

Without limiting the generality of the foregoing, (i) each Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall, at the reasonable request of the Company or the Administrative Agent, deliver to the requesting party two (2) United States Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender is exempt from United States backup withholding; (ii) with respect to any Loan made to the Borrower, any Foreign Lender shall, to the extent it may lawfully do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit I-1, Exhibit I-2, Exhibit I-3, Exhibit I-4, as applicable, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “United States Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information (or any successor forms) from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(v) any other form prescribed by applicable requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Company and the Administrative Agent to determine the withholding or deduction required to be made, and

(vi) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine whether any amount is required to be deducted and withheld from such payment. Solely for purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.16(e).

(f) If the Administrative Agent, or a Lender determines, in its sole good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall promptly pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender shall, at the Company’s request, provide the Company with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). This Section 2.16 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person..

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) without condition or deduction for any counterclaim, defense, recoupment or setoff prior to 2:00 p.m., New York City time at the Administrative Agent’s Office on the date when due, in Dollars and in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made in Dollars to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably based on the amounts thereof owing to the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably based on the amount thereof owing to the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant in accordance with Section 9.04. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06, 2.17 or 9.03, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. The obligations of the Lenders hereunder to make Loans and to make payments are several and not joint. The failure of any Lender to make any Loan or to make any payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payments.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. Any Lender claiming reimbursement of such costs and expenses shall deliver to the Company a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, if any Lender is a Defaulting Lender, if any Lender fails to grant a consent in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 9.02 for which the consent of each Lender or each affected Lender is required but the consent of the Required Lenders is obtained or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, but excluding the consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 9.04 (unless otherwise agreed by the Administrative Agent);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.19. Expansion Option.

(a) The Company or Solvest may from time to time after the Closing Date elect to enter into one or more tranches of term loans denominated in Dollars (each, an “Incremental Term Loan”), in each case in an aggregate principal amount of not less than $10,000,000 so long as, after giving effect thereto, the aggregate amount of all such Incremental Term Loans (other than Refinancing Term Loans), when taken together with the aggregate principal amount of Incremental Substitute Indebtedness does not exceed (A) $100,000,000, plus (B) an unlimited amount so long as on a Pro Forma Basis the First Lien Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time (and excluding the cash proceeds of the Incremental Term Loans from cash for purposes of such calculation) shall not exceed 4.00 to 1.0. The Company or Solvest, as applicable, may arrange for any such tranche to be provided by one or more Lenders (each Lender so agreeing to participate in such Incremental Term Loan, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to participate in such Incremental Term Loan; provided that each Augmenting Lender shall be subject to the approval of the Company and the Administrative Agent (such consents not to be unreasonably withheld or delayed). Without the consent of any Lenders other than the relevant Increasing Lenders or Augmenting Lenders, this Agreement and the other Loan Documents may be amended pursuant to an Additional Credit Extension Amendment as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19 (including, if Solvest borrows any Incremental Term Loans, (i) to reflect that Solvest has become a borrower hereunder (it being understood that Solvest shall not be deemed to be a Loan Party for purposes of the restrictions set forth in Article VI) and (ii) to provide that Solvest and any Foreign Subsidiary that provides a guarantee of the obligations of Solvest with respect to the Incremental Term Loans shall have no obligations with respect to the Loans and other the Obligations of the Company and that such Obligations of the Company shall not be recourse to Solvest or any such Foreign Subsidiary). New Incremental Term Loans created pursuant to this Section 2.19 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no Incremental Term Loans shall be permitted under this paragraph unless on the proposed date of the effectiveness of such borrowing of such Incremental Term Loan, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders (or such other Lenders whose consent is required) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company; provided, that, if such Incremental Term Loans are being incurred to fund a Limited Condition Acquisition, then such certificate shall be dated as of the date of the definitive agreement in respect thereof and this condition shall only be required to be satisfied on such date. The Administrative Agent and the Lenders hereby agree that the borrowing notice, minimum borrowing, LIBOR notice requirements, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The terms of any Incremental Term Loans shall be as set forth in the amendment to this Agreement providing for such Incremental Term Loans; provided that (i) the final maturity date of any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the Weighted Average Life to Maturity of such Incremental Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Tranche B Term Loans, (iii) Incremental Term Loans shall not participate on a greater than pro rata basis with the Tranche B Term Loans in any optional or mandatory prepayment hereunder, (iv) the provisions with respect to payment of interest, original issue discount (“OID”) and upfront fees shall be as set forth in the amendment providing for such

Incremental Term Loans; provided further that if the Yield of any Incremental Term Loans (other than Refinancing Term Loans) exceeds the Yield of the Tranche B Term Loans by more than 50 basis points, then the Applicable Rate for the Tranche B Term Loans shall be increased to the extent required so that the Yield of such Class or Classes of Term Loans is equal to the Yield of such Incremental Term Loans minus 50 basis points, (v) at the option of the Company, Foreign Subsidiaries of the Company that are satisfactory to the Administrative Agent in its sole discretion may be added as guarantors and grantors of security solely with respect to the Obligations of Solvest in respect of its Loans pursuant to amendments to this document reasonably satisfactory to the Administrative Agent and the Company and (v) all other terms applicable to such Incremental Term Loans (other than provisions specified in clauses (i) through (iv) above) shall be consistent with the terms of the then outstanding Tranche B Term Loans. For the avoidance of doubt, no Lender shall have any obligation to provide any Incremental Term Loan and Incremental Term Loans may, subject to the limitations set forth above, be in the form of an increase in any previously established Class of Term Loans.

(b) This Section 2.19 shall override any provisions in Section 9.02 to the contrary.

SECTION 2.20. Extended Term Loans .

(a) The Company may at any time and from time to time request that all or a portion of the Term Loans of any Class in an aggregate principal amount of not less than $50,000,000 (or, if less the entire remaining amount of such Class) (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.20. In order to establish any Extended Term Loans, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:

(i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;

(ii) the interest margins and call protection with respect to the Extended Term Loans may be different than the Applicable Rate for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment; and

(iii) the Additional Credit Extension Amendment may provide for other covenants and terms that apply only after the Term Loan Maturity Date.

(b) Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series of Extended Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Additional Credit Extension Amendment and consistent with the requirements set forth above, be designated as an increase in any previously established Class of Term Loans.

(c) The Company shall provide the applicable Extension Request at least five (5) Business Days, or such shorter period as the Administrative Agent may agree, prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative

Agent and acceptable to the Company). In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Company).

(d) Extended Term Loans shall be established pursuant to an Additional Credit Extension Amendment to this Agreement among the Company, Solvest (solely in the case of Extended Term Loans of Solvest), the Administrative Agent and each Extending Term Lender which shall be consistent with the provisions set forth above (but which shall not require the consent of any other Lender other than those consents required pursuant to this Agreement). Each Additional Credit Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Additional Credit Extension Amendment, the Loan Parties and the Administrative Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Administrative Agent. No Lender shall be under any obligation to provide any Extended Term Loan.

(e) The provisions of this Section 2.20 shall override any provision of Section 9.02 to the contrary.

ARTICLE III

Representations and Warranties

Holdings and the Borrower, jointly and severally, represent and warrant to the Lenders as of the Closing Date and (except as to representations and warranties made as of a date certain) as of the date such representations and warranties are deemed to be made under Section 4.02 of this Agreement, that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of Holdings, the Borrower and each Restricted Subsidiary (i) is duly organized and validly existing in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect. Schedule 3.01 correctly sets forth, as of the Closing Date, (i) the percentage ownership (direct and indirect) of the Company in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Company have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Part B of Schedule 3.01 attached hereto, no Subsidiary of the Company, as of the Closing Date, has outstanding: (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests, (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights.

SECTION 3.02. Authorization; Enforceability. Each Loan Party has the power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. Except as may have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Loan Document or (ii) the legality, validity, binding effect or enforceability of any Loan Document. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by any Loan Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the Company or any of its Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the Loan Parties.

SECTION 3.04. Financial Statements; No Material Adverse Effect.

(a) (i) The audited consolidated statements of financial condition of the Company and its Subsidiaries for the Fiscal Years ended 2016, 2015 and 2014 and the related consolidated statements of operations, comprehensive income (loss) and cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for each such fiscal year ended on such dates, in each case furnished to the Lenders prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby.

(b) Since December 31, 2016, nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.05. Properties.

(a) All Material Real Property and vessels owned by the Company or any of its Restricted Subsidiaries, in each case as of the Closing Date, and the nature of the interest therein, are correctly set forth on Schedule 3.05. Each of the Company and its Restricted Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all properties owned or leased by it which are necessary for the conduct of their businesses, taken as a whole, including all real property and vessels set forth on such Schedule and reflected in the financial statements referred to in Section 3.04(a) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred after the Closing Date as permitted by the terms of this Agreement and (z) such real properties owned by the Company or any of its Restricted Subsidiaries which may be subject to defects of title which do not materially impair the use of such real property or the business conducted by the Company or such Restricted Subsidiary thereon), free and clear of all Liens, other than Liens permitted by Section 6.02.

(b) No Mortgage encumbers improved real property that is located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the Flood Insurance Laws unless flood insurance available under the Flood Insurance Laws has been obtained in accordance with Section 5.05.

(c) Each of the Company and its Restricted Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and knowhow of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without, to the knowledge of any Responsible Officer of the Company, any conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(d) Each Mortgaged Property and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use and subdivision laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting such Mortgaged Property whether or not recorded, except where the failure so to comply could not result in, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a Material Adverse Effect.

(e) As of the date hereof, the Loan Parties have neither received any notice of nor does any Responsible Officer of the Company have any knowledge of any disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Responsible Officer of the Company has any knowledge of any state of facts that may exist which could give rise to any such claims.

(f) As of the date hereof (or as of the date of the most recent Perfection Certificate Supplement), there are no options or rights of first refusal to purchase or acquire all or any portion of any Mortgaged Property other than as disclosed to the Administrative Agent in the Perfection Certificate or any Perfection Certificate Supplement.

SECTION 3.06. Litigation. Other than as disclosed in Schedule 3.06, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Responsible Officer of Holdings or the Company, threatened that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the making of a Loan.

SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Company and its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08. Investment Company Status. None of Holdings, the Company or any of its Subsidiaries is required to register as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09. Taxes. Holdings, the Company and each of its Restricted Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of Holdings, the Company and each of its Restricted Subsidiaries, except to the extent that the failure to so file could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Holdings, the Company and each of its Restricted Subsidiaries have paid all material taxes payable by them other than (x) those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP or (y) those taxes the failure to so pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in writing to the Lenders prior to the Closing Date, as of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Responsible Officer of Holdings or the Company, threatened by any authority regarding any taxes relating to Holdings, the Company and each of its Restricted Subsidiaries. Except as disclosed in writing to the Lenders prior to the Closing Date, as of the Closing Date, none of Holdings, the Company or any of its Restricted Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings, the Company or any of its Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings, the Company or any of its Restricted Subsidiaries not to be subject to the normally applicable statute of limitations.

SECTION 3.10. Solvency. On and as of the Closing Date, after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.11. Environmental Matters.

(a) Except as would not reasonably be expected to have Material Adverse Effect, each of Holdings, the Company and its Restricted Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and none of Holdings, the Company or any of its Restricted Subsidiaries is liable for any penalties, fines, forfeitures or other requirements to spend money for failure to comply with any of the foregoing. Except as would not reasonably be expected to have Material Adverse Effect, there are no pending or, to the knowledge of Holdings or the Company, threatened Environmental Claims against Holdings, the Company or any of its Restricted Subsidiaries or any real property owned or leased by Holdings, the Company or any of its Restricted Subsidiaries.

SECTION 3.12. Labor Relations. None of Holdings, the Company or any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings, the Company or any of its Subsidiaries or, to the knowledge of Holdings or the Company, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings, the Company or any of its Subsidiaries or, to the knowledge of Holdings or the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings, the Company or any of its Subsidiaries or, to the knowledge of Holdings or the Company, threatened against Holdings, the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings, the Company or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, and could not reasonably be expected to have, a Material Adverse Effect.

SECTION 3.13. Disclosure. All factual information (taken as a whole, and as supplemented from time to time prior to the Closing Date) heretofore or contemporaneously furnished by or on behalf of Holdings, the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, the Information Memorandum and all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole, and as supplemented from time to time prior to the Closing Date) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole, and as supplemented from time to time prior to the Closing Date) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 3.13, such factual information shall not include any financial projections or pro forma financial information and information of a general economic or general industry nature. The projections and pro forma information contained in the materials referenced above have been prepared on a basis consistent with the financial statements referred to in Section 3.04(a) and are based on good faith estimates and assumptions made by the management of the Company, and on the date such projections and pro forma information were delivered, the Company believed that such financial information was reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such financial information may differ from the projected results contained therein.

SECTION 3.14. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or, knowingly indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

SECTION 3.15. Security Interests. The provisions of each Collateral Document are effective to create legal and valid Liens on all the Collateral in respect of which and to the extent such Collateral Document purports to create Liens in favor of the Administrative Agent, for the benefit of the Secured Parties; and upon the proper filing of UCC financing statements, the proper filing of Mortgages with respect to Material Real Properties and the taking of all other actions to be taken pursuant to the terms of the Collateral Documents, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party to the extent required by the Collateral Documents, but in any event, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.16. PATRIOT Act. Each of the Loan Parties and each of their respective Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or, knowingly indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.17. Sanctions. None of the Company, any Subsidiary nor, to the knowledge of a Responsible Officer of Holdings or the Company, any director or officer of Holdings, the Company or any Subsidiary is subject to any Sanctions; and the Borrower will not directly or, knowingly indirectly use the proceeds of any extensions of credit hereunder or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any Sanctions.

SECTION 3.18. Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or controlled Affiliate thereof is aware of or has taken any action, directly or, knowingly indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, knowingly making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an illegal offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws. The Company and its subsidiaries and their respective controlled Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and the FCPA and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. The Company will not directly or knowingly indirectly use the proceeds of any extensions of credit hereunder or otherwise make available such proceeds to any Person, that would result in a violation by such Persons of the FCPA or any other applicable anti-corruption law.

SECTION 3.19. ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

ARTICLE IV

Conditions

SECTION 4.01. Initial Borrowing. Except as contemplated by Schedule 5.09(d), the obligations of the Lenders to make Loans on the Closing Date are subject to each of the following conditions being satisfied on or prior to the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from (i) each party thereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission in accordance with Section 9.01) that such party has signed a counterpart of this Agreement;

(b) The Administrative Agent (or its counsel) shall have received from the Company and each initial Guarantor either (A) a counterpart of the Guarantee and Security Agreement signed on behalf of such Loan Party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission in accordance with Section 9.01 of a signed signature page of the Guarantee and Security Agreement) that such party has signed a counterpart of the Guarantee and Security Agreement, together with:

(i) a duly completed Perfection Certificate signed by the Company;

(ii) Uniform Commercial Code financing statements naming each Loan Party as debtor and the Administrative Agent as secured party in appropriate form for filing in the jurisdiction of incorporation or formation of each such Loan Party;

(iii) certificates representing all certificated Equity Interests owned directly by any Loan Party to the extent pledged (and required to be delivered) under the Guarantee and Security Agreement together with stock powers executed in blank;

(iv) all notes, chattel paper and instruments owned by any Loan Party to the extent pledged (and required to be delivered) pursuant to the Guarantee and Security Agreement duly endorsed in blank or with appropriate instruments of transfer; and

(v) short form security agreements in appropriate form for filing with the United States Patent & Trademark Office and the United States Copyright Office, as appropriate, with respect to the intellectual property of the Loan Parties registered with such offices and listed in the Perfection Certificate and constituting Collateral;

(c) The Administrative Agent shall have received the executed legal opinions of Paul Hastings LLP, special counsel to the Company, dated the Closing Date and in form reasonably satisfactory to the Administrative Agent. The Company hereby requests such counsel to deliver such opinion;

(d) The Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(e) The Administrative Agent shall have received evidence reasonably satisfactory to it that substantially concurrently with the making of the initial Loans hereunder, all Indebtedness under the Existing Credit Agreement, the Existing ABL Credit Agreement and the Existing Notes and all amounts payable thereunder have been paid in full, all commitments to extend credit thereunder shall have terminated, and all Liens securing obligations thereunder shall have been released;

(f) The Administrative Agent shall have received a certificate attesting to the Solvency of Holdings, the Company and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transactions, from a Financial Officer of the Company;

(g) The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties;

(h) The Lenders shall have received at least two Business Days prior to the Closing Date all documentation and other information reasonably requested in writing by them at least five Business Days prior to the Closing Date in order to allow the Lenders to comply with the Patriot Act and other “know your customer” Laws;

(i) The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(j) The Administrative Agent shall have received Notes executed by the Borrower in favor of each Lender requesting a Note at least three Business Days prior to the Closing Date;

(k) The Company shall have (i) entered into the ABL Credit Agreement and commitments of $175,000,000 shall be effective and available thereunder and (ii) issued the Junior Lien Notes;

(l) The Administrative Agent shall have received certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral; and

(m) The Intercreditor Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

SECTION 4.02. All Borrowings. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not a conversion or continuation of Loans) on and after the Closing Date is subject to the satisfaction of the following conditions:

(a) unless such Borrowing is being incurred to fund a Limited Condition Acquisition with respect to which a LCT Election has been made, the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date of such Borrowing, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date; provided, that, if such Borrowing is being incurred to fund a Limited Condition Acquisition with respect to which a LCT Election has been made, the Specified Representations shall be true and correct in all material respects (except to the extent that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on the date of such Borrowing.

(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing; provided that, if such Borrowing is being incurred to fund a Limited Condition Acquisition with respect to which a LCT Election has been made, such Event of Default condition shall be tested on the date of execution of the applicable acquisition or other purchase agreement or irrevocable notice governing such Limited Condition Acquisition.

Each Borrowing shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Holdings and the Borrower, jointly and severally, covenant and agree with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent (who shall promptly furnish a copy to each Lender):

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, commencing with the Fiscal Year ending 2017, the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except to the extent (and only to the extent) that such a “going concern” qualification or statement relates to (x) the report and opinion accompanying the financial statements for the Fiscal Year ending immediately prior to the stated final maturity date of any revolving credit loans, Term Loans, or Junior Lien Notes and which qualification or statement is solely a consequence of such impending stated final maturity date under this Agreement or (y) any potential inability to satisfy the Financial Covenant on a future date or in a future period) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) as soon as available, but in any event within forty-five (45) days (or, in the case of any fiscal quarter ending prior to the one year anniversary of the Closing Date, 60 days) after the end of each of the first three fiscal quarters of each fiscal year of the Company, commencing with the third Fiscal Quarter of Fiscal Year ending 2017, the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate substantially in the form of Exhibit G executed by a Financial Officer of the Company (x) certifying as to whether, to the knowledge of such Financial Officer after reasonable inquiry, a Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) in the case of any such certificate delivered for any fiscal year ending on or after Fiscal Year ending 2018, setting forth reasonably detailed calculations of Excess Cash Flow for the applicable Excess Cash Flow Payment Period and the amount required to be paid pursuant to Section 2.10(b)(iv) on the relevant Excess Cash Flow Payment Date;

(d) concurrently with any delivery of financial statements under clause (a) above, (x) a Perfection Certificate Supplement or a certificate of a Financial Officer of the Company stating that there has been no change in the information set forth in the last Perfection Certificate or Perfection Certificate Supplement, as the case may be, most recently delivered to the Administrative Agent and (y) a certificate of a Financial Officer stating that the Company has complied with Section 5.09;

(e) not more than 90 days after the commencement of each fiscal year of the Company commencing after the Fiscal Year ending 2017, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any sale of any Material Real Property intended to be consummated during such fiscal year) prepared by the Company (i) for each of the four fiscal quarters of such fiscal year prepared in detail and (ii) for each of the immediately succeeding two fiscal years prepared in summary form, in each case, on a consolidated basis, for the Company and its consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based;

(f) promptly after the same become publicly available, copies of all annual, quarterly and current reports and proxy statements filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission;

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

(h) at any time there are any Unrestricted Subsidiaries, with each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, (i) the related combined financial statements of the Unrestricted Subsidiaries accompanied by the certification of a Financial Officer of the Company certifying that such financial information presents fairly in all material respects in accordance with GAAP, the financial position and results of operations of all Unrestricted Subsidiaries and (ii) a list of all Unrestricted Subsidiaries as of such date or confirmation that there has been no change in such information since the date of the last such list.

Financial statements and other information required to be delivered pursuant to Sections 5.01(a), 5.01(b), 5.01(f) and 5.02 shall be deemed to have been delivered if such statements and information shall have been posted by the Company on its website or shall have been posted on IntraLinks or similar site to which all of the Lenders have been granted access or are publicly available on the SEC’s website pursuant to the EDGAR system.

The Company acknowledges that (a) the Administrative Agent will make available information provided on or behalf of the Borrower (the “Company Materials”) to the Lenders by posting such information on IntraLinks or similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company, its subsidiaries or its securities) (each, a “Public Lender”). The Company agrees to identify that portion of the information to be provided to Public Lenders hereunder as “PUBLIC” and that such information will not contain material non-public information relating to the Company or its Subsidiaries (or any of their securities).

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent (for prompt notification to each Lender) prompt (but in any event within five (5) Business Days) written notice after any Financial Officer of the Company obtains knowledge of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Restricted Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. Holdings and the Company will, and will cause each of the Company’s Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence, and (ii) the rights, licenses, permits, privileges and franchises necessary to the conduct of their businesses, taken as a whole, except, in the case of the preceding clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.11.

SECTION 5.04. Payment of Taxes. Holdings and the Company will, and will cause each of the Company’s Restricted Subsidiaries to, pay at or before maturity or before they become delinquent, as the case may be, all its federal and other (including foreign) material Taxes upon it or its Property, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) Holdings, the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance.

(a) Holdings and the Company will, and will cause each of the Company’s Material Subsidiaries to, (i) keep and maintain all Property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) maintain, with reputable insurance companies or through self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Holdings, the Company and each Restricted Subsidiary will, and will cause each of the other Loan Parties to name the Administrative Agent as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any general and umbrella liability insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent prior written notice before any such policy or policies shall be altered or canceled.

(b) If any portion of any Mortgaged Property is materially improved with a permanent structure and is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the Flood Insurance Laws, (x) maintain, or cause to be maintained, with a reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (y) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.06. Inspection Rights. Holdings and the Company will, and will cause each of the Company’s Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or, during the continuance of an Event of Default, any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its senior officers and use commercially reasonable efforts to make its independent accountants available to discuss the affairs, finances and condition of Holdings, the Company and the Company’s Subsidiaries, all at such reasonable times and as often as reasonably requested and in all cases subject to applicable Law and the terms of applicable confidentiality agreements; provided that (i) the Lenders will conduct such requests for visits and inspections through the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, such visits and inspections can occur no more frequently than once per year. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent accountants.

SECTION 5.07. Compliance with Laws; Compliance with Agreements. Holdings and the Company will, and will cause each of the Company’s Restricted Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements (other than in respect of Indebtedness) to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. (i) The proceeds of the Tranche B Term Loans made on the Closing Date will be used to finance the Transactions, including the repayment of Indebtedness under the Existing Credit Agreement, and to pay related fees, costs, and expenses and (iii) the proceeds of other Loans made following the Closing Date will be used to finance the working capital needs, and for general corporate purposes (including, without limitation, refinancing or repayment of existing Indebtedness, acquisitions and other investments), of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or knowingly indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Further Assurances; Additional Security and Guarantees.

(a) Holdings and the Company shall, and shall cause each applicable Restricted Subsidiary to, at the Company’s expense, comply with the requirements of the Collateral Documents and take all action reasonably requested by the Administrative Agent to carry out more effectively the purposes of the Collateral Documents (including, without limitation, any such action reasonably requested by the Administrative Agent in connection with the delivery by the Company of any Perfection Certificate Supplement).

(b) Upon the formation or acquisition of any Specified Domestic Subsidiary by the Company (and, in the case of clause (v) below, upon the acquisition of any Material Real Property by any Loan Party), within thirty (30) days after such formation or acquisition or such longer period as may be reasonably acceptable to the Administrative Agent:

(i) cause any such Specified Domestic Subsidiary to deliver such information as the Administrative Agent may reasonably request for purposes of establishing security interests in the assets of such Specified Domestic Subsidiary;

(ii) deliver all certificated Equity Interests of such Specified Domestic Subsidiary held by any Loan Party that are Collateral pursuant to the Collateral Documents to the Administrative Agent together with appropriately completed stock powers or other instruments of transfer executed in blank by a duly authorized officer of such Loan Party and all intercompany notes owing from such Subsidiary to any Loan Party required to be delivered pursuant to the Collateral Documents together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party;

(iii) cause each such Specified Domestic Subsidiary to execute a supplement to the Guarantee and Security Agreement and take all actions reasonably requested by the Administrative Agent in order to cause the Lien created by the Guarantee and Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent;

(iv) cause any such Specified Domestic Subsidiary or the applicable Loan Party to the extent reasonably requested by the Administrative Agent to duly execute and deliver to the Administrative Agent counterparts of a Mortgage together with other items set for in paragraphs (ii) to (viii) of Schedule 5.09(d), with respect to any Material Real Property (but in no event prior to forty-five (45) days after the Company has given notice of such acquisition to the Administrative Agent and the Lenders and in no event prior to the Company receiving confirmation from the Administrative Agent and each Lender that flood insurance due diligence and compliance in accordance with Section 5.05(b) hereof has been completed); and

(v) if requested by the Administrative Agent, deliver a customary opinion of counsel to the Company with respect to the guarantee and security provided by such Specified Domestic Subsidiary.

(c) The Company will, and will cause its Restricted Subsidiaries which are Loan Parties to grant to the Administrative Agent security interests and mortgages (each, an “Additional Vessel Mortgage”) in each vessel acquired by such Person after the Closing Date and having an initial book value in excess of $5,000,000, within thirty (30) days after such acquisition or such longer period as may be reasonably acceptable to the Administrative Agent. All such Additional Vessel Mortgages shall be granted pursuant to documentation in form reasonably satisfactory to the Administrative Agent.

(d) To the extent not completed prior to the Closing Date, the Company shall satisfy the requirements set forth on Schedule 5.09(d) on or prior to the dates set forth on such Schedule (or such later dates as shall be reasonably acceptable to the Administrative Agent).

SECTION 5.10. Maintenance of Ratings. The Company will use commercially reasonable efforts to cause the extensions of credit under this Agreement and the Company to become and continue to be rated by both S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.11. Lender Calls. Additionally, at the request of the Administrative Agent, the Company shall, within 30 days after the financial statements of the Company are delivered as provided above for any fiscal quarter of the Company, commencing with the financial statements for the third Fiscal Quarter of the Fiscal Year ending 2017, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the Company and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter and the financial condition of the Company and its Subsidiaries.

SECTION 5.12. Designation of Subsidiaries. The Company may at any time designate any Restricted Subsidiary of the Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Consolidated Net Leverage Ratio, calculated on a Pro Forma Basis, shall not exceed 5.50 to 1.00, and, as a condition precedent to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such ratio, (iii) immediately after giving effect to such designation, the consolidated total assets of all Unrestricted Subsidiaries in the aggregate shall not exceed 10.0% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b)) and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purpose of the ABL Credit Agreement, Permitted Refinancing Indebtedness or Permitted Receivables Facility or if it was previously designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value of the Company’s or its Restricted Subsidiaries’, as applicable, Investments therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s or its Subsidiaries, as applicable, investment in such Subsidiary.

ARTICLE VI

Negative Covenants

From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, Holdings and the Borrower, jointly and severally, covenant and agree with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not create, incur, or assume, and will not permit any Restricted Subsidiary to create, incur, or assume, any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the Closing Date and set forth in Schedule 6.01 or that could be incurred on the Closing Date pursuant to commitments set forth in Schedule 6.01 and Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (b);

(c) Indebtedness of (i) any Loan Party to any other Loan Party (other than Holdings), (ii) any Restricted Subsidiary that is not a Loan Party to the Company or any other Restricted Subsidiary, (iii) any Loan Party to any Restricted Subsidiary that is not a Loan Party; provided all such Indebtedness permitted under subclause (iii) shall be subordinated to the Obligations of the issuer of such Indebtedness;

(d) Guarantees of Indebtedness of the Company or any other Restricted Subsidiary, all to the extent permitted by Section 6.05;

(e) Indebtedness incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets and the proceeds and products thereof, accessions thereto and improvements thereon prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (e); provided that (i) such Indebtedness (other than Permitted Refinancing Indebtedness permitted above in this clause (e)) is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair, replacement or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the sum of (A) the greater of (x) $75,000,000 and (y) 2.50% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b)) at any time outstanding and (B) solely in the case of any Indebtedness to finance the acquisition and construction of ships or vessels, $100,000,000;

(f) Indebtedness in respect of letters of credit (including trade letters of credit), bank guarantees or similar instruments issued or incurred in the ordinary course of business, including in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(g) Indebtedness in respect of letters of credit, bank guarantees or similar instruments for the account of Foreign Subsidiaries in an aggregate amount outstanding not to exceed the greater of (x) $50,000,000 and (y) 1.75% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(h) Indebtedness under the ABL Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $250,000,000;

(i) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed the greater of (1) $125,000,000 and (2) 4.50% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b)) at any time outstanding and (y) unsecured Indebtedness of the Company evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this clause (i);

(j) Indebtedness of Foreign Subsidiaries incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed at any time outstanding the greater of (i) $75,000,000 and (ii) 2.50% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(k) Indebtedness of Foreign Subsidiaries, provided that Indebtedness shall be permitted to be incurred pursuant to this clause (k) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (k) at such time (including such Indebtedness) would not exceed the greater of (x) $50,000,000 and (y) 1.75% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b))at any time outstanding;

(l) Indebtedness under Swap Agreements entered into in the ordinary course of business and not for speculative purposes;

(m) Indebtedness in respect of bid, performance, surety, stay, customs, appeal or replevin bonds or performance and completion guarantees and similar obligations issued or incurred in the ordinary course of business, including guarantees or obligations of any Restricted Subsidiary with respect to letters of credit, bank guarantees or similar instruments supporting such obligation, in each case, not in connection with Indebtedness for money borrowed;

(n) Indebtedness in respect of judgments, decrees, attachments or awards that do not constitute an Event of Default under clause (k) of Article VII;

(o) customer deposits and advance payments received in the ordinary course of business from customers of goods purchased in the ordinary course of business;

(p) Indebtedness consisting of bona fide purchase price adjustments, earn-outs, indemnification obligations, obligations under deferred compensation or similar arrangements and similar items incurred in connection with acquisitions and asset sales not prohibited by Section 6.05 or 6.11;

(q) (i) Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary and not created in contemplation thereof; provided that, after giving effect to the acquisition of such Person, on a Pro Forma Basis the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.75 to 1.0 and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (q);

(r) Indebtedness in the form of reimbursements owed to officers, directors, consultants and employees and obligations in respect of deferred compensation to employees of Holdings and its Restricted Subsidiaries;

(s) Indebtedness consisting of obligations to make payments to current or former officers, directors and employees, their respective estates, spouses or former spouses with respect to the cancellation, or to finance the purchase or redemption, of Equity Interests of the Company to the extent permitted by Section 6.04;

(t) Cash Management Obligations and other Indebtedness in respect of card obligations, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(u) Indebtedness consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v) Foreign Jurisdiction Deposits;

(w) (i) additional Indebtedness of the Company or any of its Restricted Subsidiaries with no scheduled payments of principal occurring prior to the date that is six months after the Term Loan Maturity Date so long as (x) no Event of Default has occurred and is continuing or would arise after giving effect thereto and (y) on a Pro Forma Basis the Consolidated Net Leverage Ratio (excluding the cash proceeds of the Indebtedness being incurred) as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.50 to 1.0 and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (w);

(x) other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that Indebtedness shall be permitted to be incurred pursuant to this clause (x) only if at the time such Indebtedness is incurred the aggregate principal amount of Indebtedness outstanding pursuant to this clause (x) at such time (including such Indebtedness) would not exceed the greater of (i) $50,000,000 and (ii) 1.75% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(y) Indebtedness in respect of Investments permitted by Section 6.05(t);

(z) Incremental Substitute Indebtedness and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (z);

(aa) Refinancing Debt Securities and any Permitted Refinancing Indebtedness in respect of Indebtedness permitted by this clause (aa);

(bb) additional unsecured Indebtedness of the Company consisting of unsecured guarantees of (i) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Restricted Subsidiaries of the Company, (ii) leases pursuant to which one or more Restricted Subsidiaries of the Company are the respective lessees and (iii) Indebtedness of Restricted Subsidiaries of the Company of the type permitted pursuant to clause (p);

(cc) Indebtedness of the Company which may be deemed to exist under its non-qualified excess savings plan for employees;

(dd) Indebtedness of the Loan Parties in respect of the Junior Lien Notes issued on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(ee) Indebtedness incurred in connection with a sale-leaseback transaction permitted pursuant to Section 6.11(x); and

(ff) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ee) above.

For purposes of determining compliance with this Section 6.01, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this covenant shall be disregarded, and (b) if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (ff) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (a) through (ff) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification.

SECTION 6.02. Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, or assume any Lien on any Property now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) Liens pursuant to any Loan Document;

(c) any Lien on any Property of the Company or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien shall not apply to any other Property of the Company or any Restricted Subsidiary other than (A) improvements and after-acquired Property that is affixed or incorporated into the Property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof, and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(d) any Lien existing on any Property prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any Property of any Person that becomes a Restricted Subsidiary after the Closing Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property of the Company or any other Restricted Subsidiary (other than the proceeds or products thereof and other than improvements and after-acquired property that is affixed or incorporated into the Property covered by such Lien) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and Permitted Refinancing Indebtedness in respect thereof;

(e) Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Company or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby (other than Permitted Refinancing Indebtedness permitted by clause (e) of Section 6.01) are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair or replacement or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not, except as otherwise permitted by this Section 6.02, apply to any other Property of the Company or any Restricted Subsidiary except for accessions to such Property, Property financed by such Indebtedness and the proceeds and products thereof; provided further that individual financings of assets subject to such Liens provided by one lender may be cross-collateralized to other financings provided by such lender;

(f) rights of setoff and similar arrangements and Liens in respect of Cash Management Obligations and rights in favor of depository and securities intermediaries (including rights of setoff) to secure obligations owed in respect of card obligations or any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and fees and similar amounts related to bank accounts or securities accounts (including Liens securing letters of credit, bank guarantees or similar instruments supporting any of the foregoing);

(g) Liens securing Indebtedness permitted by Section 6.01(h); provided that any such Liens on the Collateral are subject to the Intercreditor Agreement on the basis applicable to the ABL Loans;

(h) Liens (i) on “earnest money” or similar deposits or other cash advances in connection with acquisitions and other investments permitted by Section 6.05 or (ii) consisting of an agreement to Dispose of any Property in a Disposition permitted under Section 6.11 including customary rights and restrictions contained in such agreements;

(i) Liens on cash and cash equivalents securing Indebtedness permitted by Section 6.01(l);

(j) Liens on Property of Restricted Subsidiaries that are not Loan Parties in connection with Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted by Section 6.01(g) or (k);

(k) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or any Restricted Subsidiary or (ii) secure any Indebtedness;

(l) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of banker’s acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(m) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(n) Liens on property or Equity Interests (i) of any Foreign Subsidiary that is not a Loan Party and (ii) that do not constitute Collateral, which Liens secure Indebtedness and other obligations of such Foreign Subsidiary permitted under Section 6.01;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.05;

(q) rights of setoff relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(r) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Restricted Subsidiary;

(s) Liens on equipment owned by the Company or any Restricted Subsidiary and located on the premises of any supplier and used in the ordinary course of business and not securing Indebtedness;

(t) any restriction or encumbrance (including customary rights of first refusal and tag, drag and similar rights) with respect to the pledge or transfer of Equity Interests of (x) any Unrestricted Subsidiary, (y) any Subsidiary that is not a wholly-owned Subsidiary or (z) the Equity Interests in any Person that is not a Subsidiary;

(u) Liens not otherwise permitted by this Section 6.02, provided that a Lien shall be permitted to be incurred pursuant to this clause (u) only if at the time such Lien is incurred the aggregate principal amount of the obligations secured at such time (including such Lien) by Liens outstanding pursuant to this clause (u) would not exceed the greater of (x) $50,000,000 and (y) 1.75% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(v) Liens on any Property of (i) any Loan Party in favor of any other Loan Party (other than Holdings) and (ii) any Restricted Subsidiary that is not a Loan Party in favor of the Company or any other Restricted Subsidiary;

(w) Liens on the Collateral of the Loan Parties securing Indebtedness of the Loan Parties (other than Holdings) permitted by Section 6.01(z) or (aa) so long as the holders of such Indebtedness, or a trustee or agent acting on their behalf, are parties to the Intercreditor Agreement and, if such Indebtedness is intended to be secured on a pari passu basis with the Obligations, the First Lien Intercreditor Agreement;

(x) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(y) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(z) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(aa) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(bb) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(cc) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (i) of Section 6.01;

(dd) Liens on the Collateral securing Indebtedness permitted by Section 6.01(w) and (dd); provided that such Liens are junior to the Liens securing the Obligations pursuant to the terms of the Intercreditor Agreement;

(ee) Liens (i) on property or assets used to defease or to satisfy and discharge Indebtedness and (i) in favor of a trustee in an indenture relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(ff) Liens arising in connection with sale-leaseback transactions permitted under Section 6.11; and

(gg) Liens on any Property securing Indebtedness permitted by Section 6.01(c), (t), (x), and (ee); provided, that, with respect to Liens securing Indebtedness permitted by Section 6.01(c) and (t), such Liens shall be subordinated to the Liens granted hereunder, to the extent the grantor is a Loan Party.

SECTION 6.03. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(a) any Subsidiary may be merged or consolidated with or into any Person and any Subsidiary may be liquidated or dissolved or change its legal form, in each case in order to consummate any Investment otherwise permitted by Section 6.05 or Disposition otherwise permitted by Section 6.11; provided that if the Borrower is a party to any such merger or consolidation transaction, the Borrower shall be the surviving Person in such merger or consolidation;

(b) any Loan Party may merge or consolidate with any other Person in a transaction in which such Loan Party is the surviving Person in such merger or consolidation; provided that neither the Company nor any of its Restricted Subsidiaries may merge or consolidate with Holdings pursuant to this paragraph (b) except in connection with a Qualifying IPO in which shares of common stock of the Company are publicly offered;

(c) any Subsidiary that is not a Loan Party may merge or consolidate with (i) any other Subsidiary that is not a Loan Party or (ii) any Loan Party (other than Holdings) in a transaction in which such Loan Party is the surviving Person in such merger or consolidation; and

(d) the Company may be consolidated with or merged into any Person; provided that any Investment in connection therewith is otherwise permitted by Section 6.05; and provided further that, simultaneously with such transaction, (x) the Person formed by such consolidation or into which the Company is merged shall expressly assume all obligations of the Company under the Loan Documents, (y) the Person formed by such consolidation or into which the Company is merged shall be a corporation, limited liability company or limited partnership organized under the laws of a State in the United States and shall take all actions as may be required to preserve the enforceability of the Loan Documents and validity and perfection of the Liens of the Collateral Documents and (z) the Company shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement.

SECTION 6.04. Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, declare or make any Restricted Payment, except

(a) the Company or any Restricted Subsidiary may declare and pay dividends or other distributions with respect to its Equity Interests payable solely in Qualified Equity Interests;

(b) Restricted Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests;

(c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for present or former officers, directors, consultants or employees (or any affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees thereof) of the Company and its Subsidiaries in an amount not to exceed (i) $15,000,000 (or, following a Qualified IPO, $30,000,000) in any fiscal year (with any unused amount of such base amount available for use in the next two succeeding fiscal years, subject to a maximum of $30,000,000 (or, following a Qualified IPO, $60,000,000) in any fiscal year), plus (ii) all net cash proceeds obtained from any key-man life insurance policies received by the Company or its Restricted Subsidiaries during such calendar year, plus (iii) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Equity Interests of any parent entity, in each case to any future, present or former employees, directors, managers or consultants of the Issuer, any of its Subsidiaries or any parent entity that occurs after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the Available Amount; provided, that cancellation of Indebtedness owing in connection with a repurchase of Equity Interests of the Company or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; provided, further, that, the Company may elect to apply all or any portion of the aggregate increases contemplated by clauses (ii)-(iv) in any fiscal year;

(d) to the extent constituting Restricted Payments, the Company and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 6.03 or 6.07 (other than Section 6.07(a));

(e) repurchases of Equity Interests in the Company or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Company may cancel a portion of any equity compensation award in connection with the payment of withholding taxes by the Company and its Restricted Subsidiaries thereon on behalf of employees and directors of the Company and its Subsidiaries;

(g) the Company may make other Restricted Payments in an aggregate amount not to exceed the sum of (x) $25,000,000 less the aggregate principal amount of Specified Indebtedness repurchased or prepaid pursuant to Section 6.06(a)(iv)(A), plus (y) the Available Amount and, at the Company’s option, the amount of cash received by the Company in respect of Investments made pursuant to Section 6.05(v)(i) (not to exceed the amount originally contributed to the Company as the basis for making such Investments) that have not been otherwise been applied; provided that the Company may only make the Restricted Payments permitted under the foregoing clause (g) so long as (A) no Event of Default has occurred and is continuing or would arise after giving effect to such Restricted Payment and (B) if such Restricted Payment is made in reliance of the Available Amount pursuant to clause (g)(y) above, after giving pro forma effect to such Restricted Payment, the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.70 to 1.00;

(h) the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of the Company;

(i) the Company may distribute rights to holders of the Company’s common stock pursuant to a customary shareholder rights plan and the redemption of such rights for nominal consideration;

(j) Restricted Payments to Holdings the proceeds of which shall be used by any Parent Company to pay corporate and overhead expense attributable to the preservation of its existence or ownership of the Company and its Restricted Subsidiaries in the ordinary course of business in an amount not to exceed $3,000,000 in any fiscal year of the Company;

(k) (x) for any taxable period for which the Company is a member of a group filing a consolidated, combined or similar income tax return of which any direct or indirect parent of the Company is the common parent, the Company may make payments of dividends or other distributions to such direct or indirect parent, the proceeds of which will be used to pay consolidated or combined federal, state, local and/or foreign income taxes imposed on such direct or indirect parent to the extent such income taxes are attributable to the income of the Company and/or its Restricted Subsidiaries; provided that the amount of such payments in respect of any taxable period does not, in the aggregate, exceed the amount that the Company and/or its Restricted Subsidiaries that are members of such consolidated or combined group would have been required to pay in respect of such federal, state, local and/or foreign income taxes (as the case may be) in respect of such taxable period if the Company and/or its Restricted Subsidiaries paid such income taxes directly as a stand-alone consolidated or combined income tax group (reduced by any such taxes paid directly by the Company or any Restricted Subsidiary) and (y) for any taxable period for which the Company is treated as a pass-through entity for U.S. federal, state, and/or local income tax purposes, the Company may make payments of dividends or other distributions to its direct equity holder(s) (or, if a direct owner is a pass-through entity, to an indirect equity holder) for such taxable period, in an aggregate amount not to exceed the product of (1) the highest combined marginal federal and applicable state and/or local statutory tax rate (after taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes and the character of the income in question) applicable to any direct (or, if a direct owner is a pass-through entity, indirect) equity holder of the Company for the taxable period in question, and (2) the taxable income of the Company for the taxable period in question, reduced by any cumulative net taxable loss with respect to all prior taxable periods beginning after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character that would permit such loss to be deducted against the income of the taxable period in question; provided, however, that the permitted payment pursuant to this clause (k) shall be reduced by any such income tax liabilities payable by the Company and its Restricted Subsidiaries;

(l) Restricted Payments pursuant to the Transactions;

(m) Restricted Payments to Holdings the proceeds of which shall be used by any Parent Company to pay customary costs, fees and expenses (other than to Affiliates) related to any equity or debt offering, refinancing, issuance, incurrence, Disposition, acquisition or Investment permitted by this Agreement (including, without limitation, Section 7.11 hereof) (in each case, whether or not consummated) and, following the consummation of a Qualifying IPO or the issuance of public debt securities, Public Company Costs;

(n) Restricted Payments used to make dividends on the common stock or common equity interests of the Company following any Qualified IPO of such common stock or common equity interests, in an amount not to exceed (x) 6.00% per annum of the proceeds received by or contributed to Company in or from such Qualifying IPO, plus (y) proceeds received by or contributed to the Company in or from any Qualified IPO, in excess of $300,000,000, so long as, after giving effect thereto on a Pro Forma Basis, the Consolidated Net Total Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.00 to 1.0;

(o) Restricted Payments necessary to finance any Investment permitted to be made pursuant to Section 6.05; provided that such Restricted Payment shall be made substantially concurrently with the closing of such Investment;

(p) so long as no Event of Default shall have occurred and is continuing or would result therefrom, additional Restricted Payments; provided that, after giving effect thereto on a Pro Forma Basis, the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 4.00 to 1.00; and

(q) Restricted Payments made with proceeds of issuances of, or capital contributions with respect to, Qualified Equity Interests of Holdings to the extent contributed to the Company or, following a Qualified IPO, the Company and, in each case, not included in the Available Amount or utilized as the basis for any other Investment, Restricted Payment or payment in respect of Specified Indebtedness.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories described in clauses (a) through (o) above, the Company will be entitled to classify such Restricted Payment on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 6.04.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Company acting in good faith.

SECTION 6.05. Investments. The Company will not, and will not allow any of its Restricted Subsidiaries to make or hold any Investments, except:

(a) Investments by the Company or a Restricted Subsidiary in cash and Cash Equivalents;

(b) loans or advances to officers, directors, consultants and employees of the Company and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings, provided that the amount of such loans and advances shall be contributed to the Company in cash as common equity, and (iii) for purposes not described in the foregoing subclauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000;

(c) Investments by (i) any Loan Party in any Loan Party (other than Holdings), (ii) any Restricted Subsidiary that is not a Loan Party in the Company or any Restricted Subsidiary, (iii) any Loan Party in any Restricted Subsidiary that is not a Loan Party, (iv) the Company or any Restricted Subsidiary in any Unrestricted Subsidiary or joint venture, and (v) any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary, so long as such Investments were not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary; provided that at no time shall the aggregate outstanding amount of all such Investments made pursuant to this subclause (iii) exceed the greater of $50,000,000 and (y) 1.75% of Consolidated Total Assets for the most recently completed Test Period at the time made (excluding any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements); provided further that at no time shall the aggregate outstanding amount of all such Investments made pursuant to this subclause (iv) exceed the greater of $25,000,000 and (y) 0.875% of Consolidated Total Assets for the most recently completed Test Period at the time made (excluding any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements);

(d) (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (ii) Investments (including debt obligations and Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(e) Investments resulting from the receipt of promissory notes and other non-cash consideration in connection with any Disposition permitted by Section 6.11(c)(i), (i), (j), (k), (l) or (n) or Restricted Payments permitted by Section 6.04;

(f) (i) Investments existing or contemplated on the Closing Date and set forth on Schedule 6.05(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the Company or any Restricted Subsidiary in the Company or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 6.05;

(g) Investments in Swap Agreements permitted under Section 6.01(l);

(h) Permitted Acquisitions, including, for the avoidance of doubt, any Investment in any Restricted Subsidiary in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition, which amount is actually applied by such Restricted Subsidiary to consummate such Permitted Acquisition substantially concurrently with the making of such Investment;

(i) Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(j) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(k) Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons;

(l) any Investment; provided that the amount of such Investment (valued at cost) does not exceed the Available Amount at the time such Investment is made; provided further that (A) no Event of Default has occurred and is continuing or would arise after giving effect to such Investment and (B) after giving pro forma effect to such Investment, the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.75 to 1.00;

(m) advances of payroll payments, fees or other compensation to officers, directors, consultants or employees, in the ordinary course of business;

(n) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower or Holdings;

(o) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Company or merged or consolidated with a Restricted Subsidiary in accordance with Section 6.03 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p) lease, utility and other similar deposits in the ordinary course of business;

(q) loans or advances by the Company or any Restricted Subsidiary of the Company in connection with grower loan programs; provided that at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this clause (q) exceed $125,000,000 (determined without regard to write-downs or write-offs thereof);

(r) Investments resulting from the creation of a Lien permitted under Section 6.02 and Investments resulting from Dispositions permitted under Section 6.03(b), Section 6.11(j) or Section 6.11(k), Restricted Payments permitted under Section 6.04 and payments in respect of Indebtedness not prohibited by Section 6.06;

(s) customary Investments in connection with Permitted Receivables Facilities;

(t) any Investment; provided that an Investment shall be permitted to be made pursuant to this clause (t) only if at the time such Investment is made the aggregate amount of Investments outstanding at such time (including such Investment) pursuant to this clause (t) (valued at cost and net of any return representing a return of capital in respect of any such Investment) would not exceed the greater of (x) $50,000,000 and (y) 1.75% of Consolidated Total Assets (as of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b));

(u) equity Investment by any Loan Party in any Restricted Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law;

(v) Investments made with proceeds of issuances of, or capital contributions with respect to, Qualified Equity Interests of Holdings, in each case, to the extent contributed to the Company and not included in the Available Amount or utilized as the basis for any other Investment, Restricted Payment or payment in respect of Specified Indebtedness;

(w) Guarantees permitted by Section 6.01, (i) Guarantees by (A) any Loan Party of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Restricted Subsidiary in the ordinary course of business and (B) any Restricted Subsidiary that is not a Loan Party of operating leases (other than Capital Lease Obligations) or of obligations that do not constitute Indebtedness, in each case, entered into by any Restricted Subsidiary that is not a Loan Party in the ordinary course of business; and (iii) Guarantees incurred in respect of customary indemnification and purchase price adjustment obligations of any Loan Party or Restricted Subsidiary incurred in connection with Dispositions or Acquisitions permitted by this Agreement;

(x) so long as no Event of Default shall have occurred and is continuing or would result therefrom, additional Investments; provided that, after giving effect thereto on a Pro Forma Basis, the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 4.25 to 1.00; and

(y) Investments in Subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the guaranties provided by the Guarantors, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired.

For purposes of covenant compliance with this Section 6.05, the amount of any Investment shall be the aggregate investment at the time such Investment is made, without adjustment for subsequent increases or decreases in the value of such Investment or accrued and unpaid interest or cash dividends thereon, less all dividends or other cash distributions or any other amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 6.05 (other than Section 6.05(h)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investment is consummated in reliance on Section 6.05(h). For purposes of determining compliance with this Section 6.05, in the event that an Investment (or portion thereof) meets the criteria of more than one of the categories described in clauses (a) through (y) above, the Company will be entitled to classify such Investment on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Investment (or portion thereof) in any manner that complies with this Section 6.05.

SECTION 6.06. Prepayments, Etc. of Indebtedness.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest, paid-in-kind interest, and payments of fees, expenses and indemnification obligations as and when due shall be permitted) any Specified Indebtedness or make any payment in violation of any subordination terms of any Specified Indebtedness, except (i) refinancing of Specified Indebtedness with the Net Cash Proceeds of any Permitted Refinancing Indebtedness in respect thereof, (ii) payments upon the conversion of any Specified Indebtedness to cash or Qualified Equity Interests of the Company in accordance with its terms and the repurchase of any Specified Indebtedness required by the terms thereof, (iii) the prepayment of Indebtedness of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary to the extent permitted by the Collateral Documents, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Specified Indebtedness, in an aggregate amount not to exceed the sum of (A) $25,000,000 minus the amount of Restricted Payments made pursuant to Section 6.04(g)(x) plus (B) the Available Amount and, at the Company’s option, the amount of cash received in respect of Investments made pursuant to Section 6.05(v)(i) (not to exceed the amount originally contributed to the Company as the basis for making such Investments) that have not been otherwise been applied so long as (A) no Event of Default has occurred and is continuing or would arise after giving effect to such prepayment, redemption, purchase, defeasance or other payment and (B) in the case of any such prepayment, redemption, purchase, defeasance or other payment made in reliance on this Section 6.06(iv)(B), after giving pro forma effect to such prepayment, redemption, purchase, defeasance or other payment, the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 5.70 to 1.0, (v) the prepayments of Indebtedness of Restricted Subsidiaries that are not Loan Parties by Restricted Subsidiaries that are not Loan Parties, (vi) as part of an applicable high yield discount obligation catch-up payment, (vii) mandatory prepayments of any Junior Lien Notes (and related payments of interest) made with Declined Proceeds, (viii) prepayments, redemptions, purchases, defeasances and other payments in respect of Specified Indebtedness with proceeds from Qualified Equity Interests not added to the Available Amount, and (ix) so long as no Event of Default shall have occurred and is continuing or would result therefrom, additional prepayments, redemptions, purchases defeasances, or otherwise; provided that, after giving effect thereto on a Pro Forma Basis, the Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or (b) prior to such time would not exceed 4.00 to 1.00.

For purposes of determining compliance with this Section 6.06(b), in the event that a prepayment (or portion thereof) meets the criteria of more than one of the categories described in clauses (i) through (viii) above, the Company will be entitled to classify such prepayment on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such prepayment (or portion thereof) in any manner that complies with this Section 6.06(a).

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Specified Indebtedness.

SECTION 6.07. Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate payments in excess of $2,500,000, except (a) at prices and on terms and conditions substantially as favorable to the Company or such Restricted Subsidiary (in the good faith determination of the Borrower) as could reasonably be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Restricted Subsidiaries and any entity that becomes a Restricted Subsidiary as a result of such transaction not involving any other Affiliate, (c) the payment of customary compensation and benefits and reimbursements of out-of-pocket costs to, and the provision of indemnity on behalf of, directors, officers, consultants, employees and members of the Boards of Directors of Holdings, the Company or such Restricted Subsidiary, (d) loans and advances to officers, directors, consultants and employees in the ordinary course of business, (e) Investments, Restricted Payments and other payments, contributions and loans permitted under Section 6.04, 6.05 or 6.06, (f) employment, incentive, benefit, consulting and severance arrangements entered into in the ordinary course of business with officers, directors, consultants and employees of Holdings, the Company or its Restricted Subsidiaries, (g) the transactions pursuant to the agreements set forth in Schedule 6.07 or any amendment thereto to the extent such an amendment, taken as a whole, is not adverse to the Lenders in any material respect (as determined in good faith by the Company), (h) the payment of fees and expenses related to the Transactions, (i) the issuance of Qualified Equity Interests of Holdings or the Company and the granting of registration or other customary rights in connection therewith, (j) the existence of, and the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which is set forth on Schedule 6.07, and similar agreements that it may enter into thereafter, provided that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Closing Date shall only be permitted by this Section 6.07(j) to the extent not more adverse to the interest of the Lenders in any material respect when taken as a whole (in the good faith determination of the Company) than any of such documents and agreements as in effect on the Closing Date, (k) consulting services to joint ventures in the ordinary course of business and any other transactions between or among the Company, its Restricted Subsidiaries and joint ventures in the ordinary course of business, (l) transactions with landlords, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and not otherwise prohibited by this Agreement, (m) the provision of services to directors or officers of Holdings, the Company or any of its Restricted Subsidiaries of the nature provided by the Company or any of its Restricted Subsidiaries to customers in the ordinary course of business or transactions substantially similar to those that have been disclosed in the Company’s annual proxy statements filed with the SEC, and (n) the consummation of the Hawaii Plantation Acquisition and the performance of the Company’s (or the applicable Subsidiary’s) obligations thereunder.

SECTION 6.08. Changes in Fiscal Year. The Company will cause its fiscal year to end on the Saturday closest to December 31 of each calendar year.

SECTION 6.09. [Reserved].

SECTION 6.10. Restrictive Agreements. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary that is not a Guarantor to pay dividends or other distributions with respect to holders of its Equity Interests; provided that the foregoing shall not apply to (i) prohibitions, restrictions and conditions imposed by law or by this Agreement and any Permitted Refinancing Indebtedness in respect thereof, (ii) prohibitions, restrictions and conditions existing on the Closing Date (or any extension, refinancing, replacement or renewal thereof or any amendment or modification thereto that is not, taken as a whole, materially more restrictive (in the good faith determination of the Company) than any such restriction or condition), (iii) prohibitions, restrictions and conditions arising in connection with any Disposition permitted by Section 6.11 with respect to the Property subject to such Disposition, (iv) customary prohibitions, restrictions and conditions contained in agreements relating to a Permitted Receivables Facility, (v) agreements or arrangements binding on a Restricted Subsidiary at the time such Restricted Subsidiary becomes a Restricted Subsidiary of the Company or any permitted extension, refinancing, replacement or renewal of, or any amendment or modification to, any such agreement or arrangement so long as any such extension, refinancing, renewal, amendment or modification is not, take as a whole, materially more restrictive (in the good faith determination of the Company) than such agreement or arrangement, (vi) prohibitions, restrictions and conditions set forth in Indebtedness of a Restricted Subsidiary that is not a Loan Party which is permitted by this Agreement, (vii) agreements or arrangements that are customary provisions in joint venture agreements and other similar agreements or arrangements applicable to joint ventures, (viii) prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such prohibitions, restrictions or conditions apply only to the Restricted Subsidiaries incurring or Guaranteeing such Indebtedness, (ix) customary provisions in leases, subleases, licenses, sublicenses or permits so long as such prohibitions, restrictions or conditions relate only to the property subject thereto, (x) customary provisions in leases restricting the assignment or subletting thereof, (xi) customary provisions restricting assignment or transfer of any contract entered into in the ordinary course of business or otherwise permitted hereunder, (xii) prohibitions, restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xiii) prohibitions, restrictions or conditions imposed by a Lien permitted by Section 6.02 with respect to the transfer of the Property subject thereto, (xiv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xv) any limitation or prohibition on the disposition or distribution of assets or property in asset sale agreements, stock sale agreements and other similar agreements, which limitation or prohibition is applicable only to the assets that are the subject of such agreements and (xvi) prohibitions, restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.11. Dispositions. The Company will not, and will not permit any Restricted Subsidiary to, make any Disposition, except:

(a) Dispositions of obsolete or worn out Property and Dispositions of property no longer used or useful in the conduct of the business of the Company and the Restricted Subsidiaries, in each case, in the ordinary course of business;

(b) Dispositions of inventory and other assets in the ordinary course of business;

(c) Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement Property;

(d) Dispositions of Property (including the issuance of Equity Interests) (i) to the Company or to a Restricted Subsidiary; provided that if the transferor of such Property is a Loan Party, the transferee thereof must be a Loan Party (other than Holdings), (ii) to the extent such transaction constitutes an Investment permitted under Section 6.05 and (iii) consisting of Equity Interests of Foreign Subsidiaries to other Foreign Subsidiaries;

(e) Dispositions permitted by Sections 6.03, 6.04 and 6.05 and Liens permitted by Section 6.02 and Dispositions of Receivables and Permitted Receivables Related Assets in connection with Permitted Receivables Facilities;

(f) Dispositions of cash and Cash Equivalents (or other assets that were Cash Equivalents when the original Investment was made) in the ordinary course of business;

(g) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(h) Dispositions of Investments made pursuant to Section 6.05(v);

(i) transfers of Property to the extent subject to Casualty Events;

(j) any Disposition of Property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition, (ii) at the time of any such Disposition, the aggregate book value of all property Disposed of in reliance on this clause (j) (including such Disposition) during any fiscal year of the Company would not exceed the greater of (x) $50,000,000 and (y) 1.75% of Consolidated Total Assets as of the last day of the most recent fiscal year or fiscal quarter for which financial statements of the Company have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that, in addition to such maximum annual amount, Restricted Subsidiaries that are not Loan Parties may Dispose of additional assets with an aggregate fair market value (as determined in good faith by the Borrower) not to exceed $50,000,000 in any fiscal year (or $200,000,000 in the aggregate since the Closing Date) so long as the Net Cash Proceeds of any Disposition pursuant to this proviso are applied within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company or a Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months following the last day of such twelve month period to purchase assets used or useful in the business of the Company or a Restricted Subsidiary or used to acquire an entity engaged in a Permitted Business and (iii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Company or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), each of the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) Designated Non-Cash Consideration (when aggregated with the amount of Designated Non-Cash Consideration outstanding pursuant to clause (k) below) in an aggregate principal amount outstanding not to exceed the greater of (x) $25,000,000 and (y) 0.875% of Consolidated Total Assets at any time;

(k) Dispositions disclosed in writing to the Lenders prior to the Closing Date; provided that the Company or a Restricted Subsidiary shall receive not less than 75% of the consideration for any such Disposition in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iii), each of the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) Designated Non-Cash Consideration in an aggregate principal amount outstanding (when aggregated with the amount of Designated Non-Cash Consideration outstanding pursuant to clause (j) above) not to exceed the greater of (x) $25,000,000 and (y) 0.875% of Consolidated Total Assets at any time;

(l) Dispositions of Investments in, and issuances of any Equity Interests in, joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) any Restricted Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders;

(n) so long as no Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries may transfer inventory in a non-cash or cash transfer to Restricted Subsidiaries of the Company in the ordinary course of its business;

(o) so long as no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Loan Parties shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Loan Party) to other Restricted Subsidiaries of the Company, so long as cash in an amount at least equal to the fair market value of the assets so transferred is received by the respective transferor;

(p) the Company and its Restricted Subsidiaries may sell or exchange specific items of equipment, in connection with the exchange or acquisition of replacement items of equipment which are useful in a Permitted Business;

(q) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(r) Dispositions made to comply with any order of any Governmental Authority or any applicable Law;

(s) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(t) any Foreign Subsidiary may issue Equity Interests to qualified directors where required by applicable law or to satisfy other requirements of applicable law with respect to ownership of Capital Stock in Foreign Subsidiaries;

(u) the sale or issuance of the Equity Interests of any Foreign Subsidiary (other than a Loan Party) to any other Foreign Subsidiary including in connection with any tax restructuring activities not otherwise prohibited hereunder;

(v) terminations or the unwinding of any Swap Agreement permitted hereunder;

(w) the Disposition of the Capital Stock in, Indebtedness of, or other securities issued by, an Unrestricted Subsidiary;

(x) the Company, or any of its Restricted Subsidiaries may sell or transfer any property to any other Person that the Company or any of its Restricted Subsidiaries leases or intends to lease such property for substantially the same purpose as the property which has been or is to be sold or transferred so long as such transaction is either (i) a capital lease or purchase money Indebtedness permitted by Section 6.01(e), or (ii)(A) made for cash consideration or Qualified Equity Interests or the proceeds of an issuance of Qualified Equity Interests, (B) the Borrower or its applicable Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (C) the aggregate fair market value of the assets sold subject to all sale and leaseback transactions under this clause (x) shall not exceed the greater of $15,000,000 and 0.50% of Consolidated Total Assets of the Borrower determined at the time of consummating such Sale and Lease-Back Transaction (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable; and

(y) the consummation of the Hawaii Plantation Acquisition and the performance of the Company’s (or the applicable Subsidiary’s) obligations thereunder;

provided that any Disposition of any Property to the extent classified pursuant to one or more of Sections 6.11(j) and (k) shall be for no less than the fair market value of such Property at the time of such Disposition in the good faith determination of the Company.

SECTION 6.12. Lines of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than a Permitted Business.

SECTION 6.13. Passive Holding Company. Holdings shall not engage at any time in any business or business activity other than the following (and activities or operations incidental thereto): (i) ownership of Equity Interests of the Borrower, together with activities directly related thereto; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) performance of its obligations under and in connection with the Loan Documents, the ABL Credit Agreement, the Junior Lien Notes, its charter and other organizational documents and any other agreements, instruments or other documents entered into in connection therewith or otherwise permitted hereunder; (iv) issuance of Equity Interests, the receipt of Restricted Payments made in accordance with Section 6.04, and the making of Restricted Payments with all property transferred, and cash and Cash Equivalents paid, to Holdings in accordance with the terms hereof (including without limitation the proceeds of any Restricted Payments made to Holdings in accordance with Section 6.04); (v) guaranteeing the obligations of the Company and its Restricted Subsidiaries solely to the extent such obligations of the Company and its Restricted Subsidiaries is not prohibited hereunder, (vi) as otherwise required to comply with Laws and any applicable court orders; (vii) participating in tax, accounting, legal and other administrative matters, (viii) providing indemnification to its current and former directors and officers, (ix) maintenance and administration of equity incentive or other benefit plans, (x) concurrently with the issuance of any Qualified Equity Interests, the redemption, purchase or retirement of any Equity Interests of Holdings using the proceeds of, or conversion or exchange of any Equity Interests of Holdings for, such Qualified Equity Interests, (xi) the performance of its obligations with respect to the documentation for any Indebtedness permitted under Section 6.01, (xii) holding cash and Cash Equivalents, received in accordance with the terms hereof, (xiii) such activities reasonably required (in the good faith determination of Holdings) after a Qualifying IPO, and (xiv) any other activities performed in connection with the foregoing clauses (i) through (xiii). Holdings shall (x) own no material assets other than the Equity Interests of the Company, its books and records and any rights under any of the agreements, instruments or other documents referenced in this Section 6.13, deposit and securities accounts of Holdings, all cash and Cash Equivalents deposits held therein, and cash and Cash Equivalents transferred or paid to Holdings in accordance with the terms hereof and (y) grant no Lien on any of the Equity Interests of Borrower other than Liens created pursuant to the Loan Documents, the ABL Credit Agreement, the Junior Lien Notes Indenture and other Indebtedness subject to the Intercreditor Agreement and any First Lien Intercreditor Agreement and ordinary course Liens incurred under customary deposit account agreements entered into by Holdings with respect to deposit accounts and any other Permitted Encumbrances.

SECTION 6.14. Financial Covenant. Commencing with the third Fiscal Quarter of Fiscal Year ending 2017, as of the last day of each fiscal quarter of the Company, the Company shall not permit the First Lien Net Leverage Ratio to be greater than the First Lien Net Leverage Ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter end	Maximum First Lien Net Leverage Ratio
Third Fiscal Quarter of Fiscal Year 2017	6.00 to 1.00
Fourth Fiscal Quarter of Fiscal Year 2017	6.00 to 1.00
First Fiscal Quarter of Fiscal Year 2018	6.00 to 1.00
Second Fiscal Quarter of Fiscal Year 2018	6.00 to 1.00
Third Fiscal Quarter of Fiscal Year 2018	6.00 to 1.00
Fourth Fiscal Quarter of Fiscal Year 2018	6.00 to 1.00
First Fiscal Quarter of Fiscal Year 2019	5.75 to 1.00
Third Fiscal Quarter of Fiscal Year 2019	5.75 to 1.00
Third Fiscal Quarter of Fiscal Year 2019	5.75 to 1.00
Fourth Fiscal Quarter of Fiscal Year 2019	5.75 to 1.00
First Fiscal Quarter of Fiscal Year 2020	5.75 to 1.00
Third Fiscal Quarter of Fiscal Year 2020	5.75 to 1.00
Third Fiscal Quarter of Fiscal Year 2020	5.75 to 1.00
Fourth Fiscal Quarter of Fiscal Year 2020	5.75 to 1.00
First Fiscal Quarter of Fiscal Year 2021, and the last day of each fiscal quarter thereafter	5.50 to 1.00

ARTICLE VII

Events of Default

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay (i) any interest on any Loan or any fee when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (ii) any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days after notice to the Borrower by the Administrative Agent or any Lender,

(c) any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

(d) the Company or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Article VI or in the Fee Letter (other than the payment of fees referred to in clause (b) of this Article);

(e) any Loan Party or any Restricted Subsidiary, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Company;

(f) (i) the Company or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than any Swap Agreement), when and as the same shall become due and payable, or if a grace period shall be applicable to such payment under the agreement or instrument under which such Indebtedness was created, beyond such applicable grace period; or (ii) the occurrence under any Swap Agreement of an “early termination date” (or equivalent event) of such Swap Agreement resulting from any event of default or “termination event” under such Swap Agreement as to which the Company or any Material Subsidiary is the “defaulting party” or “affected party” (or equivalent term) and, in either event, the termination value with respect to any such Swap Agreement owed by the Company or any Material Subsidiary as a result thereof is greater than $50,000,000 and the Company or any Material Subsidiary fails to pay such termination value when due after applicable grace periods;

(g) the Company or any Restricted Subsidiary shall default in the performance of any obligation in respect of any Material Indebtedness or any “change of control” (or equivalent term) shall occur with respect to any Material Indebtedness, in each case, that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but after giving effect to any applicable grace period) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than solely in Qualified Equity Interests); provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or as a result of a casualty event affecting such property or assets; provided, further that an ABL Financial Covenant Event of Default under the ABL Credit Agreement shall not constitute an Event of Default hereunder unless and until the ABL Lenders declare all such amounts outstanding under the ABL Credit Agreement to be immediately due and payable in accordance with the ABL Credit Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) Holdings, the Company or any Material Subsidiary shall become generally unable, admit in writing its inability generally or fail generally to pay its debts as they become due;

(k) one or more judgments or decrees shall be entered against the Company or any of its Material Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $50,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that the rendering of any such other judgment(s) or decree(s) by courts outside of the United States shall not be an Event of Default under this clause (k) unless (i) the Company and its Restricted Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $50,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the Borrower and/or its Restricted Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $50,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s));

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of a Lien or security interest on a material portion of the assets of Holdings, the Company or the Restricted Subsidiaries, taken as a whole, under Sections 401(a)(29) or 430(k) of the Code or under Section 4068 of ERISA;

(m) a Change of Control shall occur; or

(n) any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.03 or 6.11) or as a result of acts or omissions by the Administrative Agent or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any Collateral Document, in each case with respect to a material portion of the Collateral purported to be covered by the Collateral Documents;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

On the CAM Exchange Date, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Class in which it shall participate immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each Class immediately following the CAM Exchange. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04, the Company and, if Solvest incurs any Loans hereunder, Solvest each hereby consents and agrees to the CAM Exchange. Each of the Company, the Lenders and, if Solvest incurs any Loans hereunder, Solvest agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company or Solvest to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Notwithstanding the foregoing, the provisions of this paragraph shall not apply unless Designated Obligations of both the Company and Solvest are outstanding on the CAM Exchange Date.

ARTICLE VIII

The Administrative Agent

(a) Each of the Lenders hereby irrevocably appoints Morgan Stanley Senior Funding, Inc. as its agent and authorizes Morgan Stanley Senior Funding, Inc. to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Morgan Stanley Senior Funding, Inc. as its collateral agent and authorizes Morgan Stanley Senior Funding, Inc. to take such actions on its behalf and to exercise such powers as are delegated to the collateral agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the collateral agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or by the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default thereof is given to the Administrative Agent by the Company or a Lender and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company and (unless an Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and be continuing) with the consent of the Company (which consent of the Company shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this subsection). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of “Defaulting Lender,” the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent, and the Company in consultation with the Lenders shall, unless an Event of Default shall have occurred and be continuing, in which case the Required Lenders in consultation with the Company shall, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, without the consent of the Company (not to be unreasonably withheld), the Required Lenders shall not be permitted to select a successor that is not a U.S. financial institution described in Treasury Regulation Section 1.1441-1(b)(2)(ii) or a U.S. branch of a foreign bank described in Treasury Regulation Section 1.1441-1(b)(2)(iv)(A). If no such successor shall have been appointed by the Company or the Required Lenders, as applicable, and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with notice on the Removal Effective Date.

(g) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(h) To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.16, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this subsection (i). The agreements in this subsection (i) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(i) The Lenders irrevocably agree:

(i) that any Lien on any Property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (A) upon termination of the Commitments and payment in full of all Obligations (in each case, other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent reimbursement and indemnification obligations, in each case not yet accrued and payable), (B) at the time the Property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person (other than in the case of a transfer by a Loan Party, any transfer to another Loan Party), (C)

subject to Section 9.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02), or (D) if the Property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee under the Guarantee and Security Agreement pursuant to clause (iii) below;

(ii) (A) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) and (B) that the Administrative Agent is authorized (but not required) to release or subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by any other clause of Section 6.02; and

(iii) that any Guarantor shall be automatically released from its obligations under the Guarantee and Security Agreement if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guarantee and Security Agreement pursuant to this subsection (i). In each case as specified in this subsection (i), the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guarantee and Security Agreement in accordance with the terms of the Loan Documents and this subsection (i).

Anything herein to the contrary notwithstanding, none of the Arrangers and Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as the Administrative Agent or a Lender.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company (on behalf of the Borrower) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE INFORMATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Company and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Holdings and the Borrower shall, jointly and severally, indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower unless due to such Person’s gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Holdings or the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as otherwise set forth in this Agreement or any other Loan Document (with respect to such Loan Document), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or by Holdings, the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender directly affected thereby, it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest or premium thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend Section 2.12(c) or to waive any obligation of the Borrower to pay interest at the rate set forth therein, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest, (iv) change Section 2.17(b) or (c) or Section 9.08(a) in a manner that would alter the pro rata sharing of payments required thereby or change the order of application specified in Section 6.5 of the Guarantee and Security Agreement, without the written consent of each Lender directly affected thereby, (v) change any of the provisions of this Section 9.02, the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (vi) release all or substantially all of the Guarantors from their obligations under the Guarantee and Security Agreement without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Lien of the Collateral Documents, without the written consent of each Lender, (viii) amend the Intercreditor Agreement in any manner that would alter the lien priority or application of proceeds of Collateral in a manner adverse to the Lenders, without the written consent of each Lender or (ix) contractually subordinate the payment of the Obligations to any other Indebtedness or subordinate the Liens in favor of the Administrative Agent to Liens securing other Funded Debt without the consent of each Lender; provided that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (2) the Administrative Agent and the Borrower may, with the consent of the other but without the consent of any other Person, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical or technical error, defect or inconsistency. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder which does not require the consent of each affected Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of less than all affected Lenders).

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans (as determined by the Company in good faith), except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable and documented fees, charges and disbursements of a single counsel for the Arrangers and the Administrative Agent (and, if necessary, one local counsel in each applicable jurisdiction and regulatory counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of a single counsel (and, if necessary, one local counsel in each applicable jurisdiction, regulatory counsel and one additional counsel for each affected party in the event of a conflict of interest), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Holdings and the Borrower shall jointly and severally, indemnify the Administrative Agent, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees (and, if necessary, one local counsel in each applicable jurisdiction and one additional counsel for each Indemnitee in the event of a conflict of interest), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) to the extent relating to or arising from any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Restricted Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether brought by Holdings, the Borrower, their respective equityholders or any third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees or controlling Persons; provided, further, that such indemnity shall exclude any Taxes, other than Taxes that arise from a non-Tax claim.

(c) To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto and any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided, that this clause (d) shall in no way limit Holdings’ or the Borrower’s indemnification obligations set forth in this Section 9.03.

(e) All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor; provided, however, that an Indemnitee shall promptly refund any amount received under this Section 9.03 to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.03.

SECTION 9.04. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 9.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section 9.04 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 9.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments of any Class and the Loans at the time owing to it of such Class or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and

Assumption, as of the “Trade Date”, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Article VII(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment or (2) such assignment is an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) No Assignment to Disqualified Institutions. No such assignment shall be made to a Disqualified Institution.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at the Company’s expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 9.04.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and interest thereon of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.04(c) shall be construed so that the Commitment and Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations (and any successor provisions) promulgated thereunder, including, without limitation, Treasury Regulations Sections 5f.103-1(c) and 1.871-14.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b)(i) that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; it being understood that the documentation required under Section 2.16(e) shall be delivered solely to the participating Lender, which shall deliver it to the Administrative Agent and the Borrower. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Sections 2.17 and 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest thereon of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish in connection with a Tax audit or Tax proceeding that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. This Section 9.04(d) shall be construed so that the Commitment and Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations (and any successor provisions) promulgated thereunder, including, without limitation, Treasury Regulations Sections 5f.103-1(c) and 1.871-14.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent or results from a Change in Law after the sale of such participation.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.

(a) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Holdings or the Borrower against any of and all the Obligations now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Loan Party constitute collateral security for payment of the Obligations of the Company or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is a first-tier Subsidiary of a Loan Party do not constitute such an asset (if owned by a Loan Party) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.10(b)(ii).

(b) To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

(c) NOTWITHSTANDING THE FOREGOING SUBSECTIONS (a) AND (b), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (c) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The foregoing shall not affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation Systems, with offices on the Closing Date at 111 Eighth Avenue, New York, NY 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that to the extent practicable and permitted by law, the Company has been notified prior to such disclosure so that the Company may seek, at the Company’s sole expense, a protective order or other appropriate remedy), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.19 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from Holdings or any Subsidiary relating to Holdings or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Restricted Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company and each other Loan Party, which information includes the name and address of the Company and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each other Loan Party in accordance with the Patriot Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. No Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger nor any Lender has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.17. Flood Matters. Each of the parties hereto acknowledges and agree that, any increase, extension, or renewal of any of the Loans or Commitments shall be subject to (and conditioned upon) the prior delivery of “life-of-loan” Federal Emergency Management Agency standard flood hazard determinations with respect to each Mortgaged Property, and, to the extent any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and (ii) evidence of flood insurance as required by Section 5.05(b) hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DOLE FOOD COMPANY, INC., as Borrower

By:	/s/ Johan Malmqvist
	Name:	Johan Malmqvist
	Title:	Vice President, Chief Financial Officer and Treasurer

By:	/s/ Jared Gale
	Name:	Jared Gale
	Title:	Vice President, General Counsel, and Corporate Secretary

DFC HOLDINGS, LLC

By:	/s/ Gary Wong
	Name:	Gary Wong
	Title:	Vice President, Chief Financial Officer and Treasurer

By:	/s/ Ryan Gores
	Name:	Ryan Gores
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Term Loan Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., individually as a Lender and as Administrative Agent

By:	/s/ Brendan MacBride
	Name:	Brendan MacBride
	Title:	Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

Schedule 1.01

Consolidated EBITDA

	January 3, 2015	January 2, 2016	December 31, 2016
		(in thousands)
Net income (loss)	$65,081	$(44,663)	$(56,840)
(Income) loss from discontinued operations, net of income taxes	18,853	(1,031)	6,043
Interest expense from continuing operations	63,798	62,937	70,170
Income taxes from continuing operations	(28,992)	21,649	(27,815)
Taxes in lieu of income taxes from continuing operations	6,898	10,543	10,375
EBIT before discontinued operations(6)	125,638	49,435	1,933

Depreciation and amortization	93,945	136,253	141,690
Equity method investments	(579)	372	3,284
Net unrealized (gain) loss on derivative instruments	(27,565)	21,136	(12,999)
Net unrealized (gain) loss on foreign denominated intercompany borrowings	(17,929)	(11,113)	4,811
Converted share-based award compensation and certain long-term incentive plans	2,628	0	0
Charges for restructuring	22,159	0	10,727
Gain on asset sales	(14,029)	(19,755)	(15,878)
Merger transaction, litigation settlement and other related costs(7)	4,345	67,275	70,042
Acquisition accounting impact	38,818	0	0
Charitable contributions	3,336	9,240	2,250
Gain on sale of investment	(468)	0	0
Legal and tax matters	2,000	(10,555)	2,562
Refinancing charges	305	2,004	116
Packaged salads recall and related costs(8)	0	0	33,565
Sunnyridge Farm acquisition earnout(9)	(1,404)	3,100	0
Adjusted EBITDA	$231,200	$247,392	$242,103

(1)	Our fiscal year ends on the Saturday closest to December 31 of the applicable year. Fiscal year 2014 ended on January 3, 2015, fiscal year 2015 ended on January 2, 2016 and fiscal year 2016 ended on December 31, 2016.
(2)	Dole incurred restructuring costs of $10.7 million in fiscal year 2016. Of the total charges incurred, $6.2 million is included in cost of products sold, and $4.5 million is included in selling, marketing and general and administrative expenses in the income statement.
(3)	$18.9 million of debt issuance costs are reflected in total assets as of January 3, 2015, and have been reclassified and reflected as a reduction of debt in subsequent accounting periods. Of the $18.9 million, $5.4 million is reflected in working capital as of January 3, 2015.
(4)	$9 million of current net deferred tax assets are reflected in working capital as of January 3, 2015, and have been reclassified and reflected as noncurrent net deferred tax assets in the subsequent accounting periods.
(5)	$18.9 million of debt issuance costs are not reflected as a reduction of total secured debt, net, as of January 3, 2015. $13.5 million of debt issuance costs are not reflected as a reduction of long term debt, net, as of January 3, 2015.
(6)	EBIT before discontinued operations and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our operating results or cash flows as reported under U.S. GAAP. See “Non-GAAP Financial Measures.”

EBIT before discontinued operations is calculated from net income (loss) by adding the loss or subtracting the income from discontinued operations, net of income taxes, adding interest expense from continuing operations, subtracting the income tax benefit or adding the income tax expense from continuing operations, and adding taxes in lieu of income taxes from continuing operations. As a result of tax law changes enacted in Dole’s Latin

American sourcing locations, certain taxes previously recorded as income taxes are recorded in cost of products sold. Adjusted EBITDA is calculated from EBIT before discontinued operations by: (1) adding depreciation and amortization; (2) adding or subtracting certain adjustments for equity method investments; (3) adding the net unrealized loss or subtracting the net unrealized gain on derivative instruments; (4) adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated intercompany borrowings; (5) adding converted share-based award compensation and certain long-term incentive plans expense; (6) adding charges for restructuring; (7) subtracting the gain on asset sales; (8) adding merger transaction, litigation settlement and other related costs; (9) adding the impact of acquisition accounting; (10) adding charitable contributions; (11) subtracting the gain or adding the loss on sale of investment; (12) adding or subtracting the impact of legal and tax matters; (13) adding the refinancing charges; (14) adding all packaged recall and related costs; and (15) adding or subtracting the SunnyRidge Farms acquisition earnout.

(7)	Includes costs associated with the November 1, 2013 going private merger transaction, such as legal fees and litigation settlements of the Delaware Court of Chancery and Federal Securities lawsuits.
(8)	Non-recurring costs associated with the January 2016 voluntary recall of all Dole-branded and private label packaged salads processed at the Springfield, Ohio production facility as a result of a suspected link of the products to a listeria outbreak. In connection with the recall, Dole temporarily suspended operations at that production facility.
(9)	Dole acquired SunnyRidge Farms, a berry business, in 2011. Total consideration for the acquisition was $91.3 million, which was subject to an earn-out provision for which Dole recorded $1.4 million of income in the fiscal year ended 2014 and $3.1 million of expense in the fiscal year ended 2015.

Schedule 2.01

Term Loan Commitments

Lender	Commitment
Morgan Stanley Senior Funding, Inc.	$950,000,000

Total	$950,000,000

Schedule 3.01

Subsidiaries

Owned Entity Name	Owned Entity’s Domestic Jurisdiction	Percent Owned	Owner Name	Owner’s Domestic Jurisdiction
AB Banan-Kompaniet	Sweden	100.000000	Saba Logistics AB	Sweden

Actividades Agricolas S.A. (AGRISA)	Ecuador	0.000658	Dole Fresh Fruit International, Limited	Bermuda

Actividades Agricolas S.A. (AGRISA)	Ecuador	99.999342	Transtrading Overseas Limited	Bahamas

Aerofumigacion Centroamericana S.A. (AFCA)	Costa Rica	56.756757	Compania Musa Cero Nueve Sociedad Anónima	Costa Rica

Aerofumigacion Centroamericana S.A. (AFCA)	Costa Rica	43.243243	Roxana Farms S.A.	Costa Rica

AG 1972, Inc.	California	100.000000	Dole Holdings, Inc.	Nevada

Agoura, Limited	Bermuda	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Agricola California, Limitada	Chile	45.370000	Agricola Punitaqui Limitada	Chile

Agricola California, Limitada	Chile	4.490000	Castle & Cooke Worldwide Limited	Hong Kong

Agricola California, Limitada	Chile	45.370000	Inversiones del Pacifico Limitada	Chile

Agricola California, Limitada	Chile	4.400000	Solvest, Ltd.	Bermuda

Agricola California, Limitada	Chile	0.370000	Standard Fruit and Steamship Company	Delaware

Agricola Pencahue Limitada	Chile	90.000000	Dole Chile S.A.	Chile

Agricola Pencahue Limitada	Chile	10.000000	Inversiones del Pacifico Limitada	Chile

Agricola Punitaqui Limitada	Chile	0.010000	Araucaria, Limited	Bermuda

Agricola Punitaqui Limitada	Chile	99.900000	Dole Chile S.A.	Chile

Agricola Rauquen Limitada	Chile	90.000000	Dole Chile S.A.	Chile

Agricola Rauquen Limitada	Chile	10.000000	Inversiones del Pacifico Limitada	Chile

Agroindustrial Alma Verde, S.A. (ALVESA)	Honduras	20.000000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Agroindustrial Alma Verde, S.A. (ALVESA)	Honduras	20.000000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Agroindustrial Alma Verde, S.A. (ALVESA)	Honduras	20.000000	Plasticos, S.A. (PLASA)	Honduras

Agroindustrial Alma Verde, S.A. (ALVESA)	Honduras	20.000000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Agroindustrial Alma Verde, S.A. (ALVESA)	Honduras	20.000000	Sogas, S.A.	Honduras

Agroindustrial Pinas del Bosque S.A.	Costa Rica	100.000000	Standard Fruit Company de Costa Rica, S.A.	Costa Rica

Agroindustrias del Caribe S.A. (ACARSA)	Honduras	20.000000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Agroindustrias del Caribe S.A. (ACARSA)	Honduras	20.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Agroindustrias del Caribe S.A. (ACARSA)	Honduras	20.000000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Agroindustrias del Caribe S.A. (ACARSA)	Honduras	20.000000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Agroindustrias del Caribe S.A. (ACARSA)	Honduras	20.000000	Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras

Agroverde S.A.	Ecuador	99.997500	Banaplus Incorporated	British Virgin Islands

Agroverde S.A.	Ecuador	0.002500	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Alberum S.A.	Ecuador	99.875000	Banaplus Incorporated	British Virgin Islands

Alberum S.A.	Ecuador	0.125000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Almacenes Atalanta S.A.	Costa Rica	100.000000	Compania Musa Cero Nueve Sociedad Anónima	Costa Rica

Almacenes de Deposito, S.A.	Honduras	16.900000	Bienes y Servicios, S. de R.L. de C.V.	Honduras

Alppha Sideral S.A.	Costa Rica	100.000000	Solvest, Ltd.	Bermuda

Apache Grove Land Program 1972 Limited Partnership	Minnesota	69.509215	AG 1972, Inc.	California

Araucaria, Limited	Bermuda	100.000000	Dole Chile S.A.	Chile

Aspen International, Inc.	British Virgin Islands	100.000000	Dole Aviation, Inc.	Panama

Baltime, Limited	Bermuda	0.008333	Araucaria, Limited	Bermuda

Baltime, Limited	Bermuda	99.991667	Dole Chile S.A.	Chile

Bananapuerto Puerto Bananero S.A.	Ecuador	99.998000	Cookstown Financial, Limited	Bermuda

Bananera Antillana (Colombia), Inc.	Delaware	100.000000	Dole Fresh Fruit Company	Nevada

Bananera Marinala, S.A.	Guatemala	70.000000	Solvest, Ltd.	Bermuda

Bananera Rio Mame, S.A. (BARIMASA)	Honduras	0.125000	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Bananera Rio Mame, S.A. (BARIMASA)	Honduras	0.125000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Bananera Rio Mame, S.A. (BARIMASA)	Honduras	99.500000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Bananera Rio Mame, S.A. (BARIMASA)	Honduras	0.125000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Bananera Rio Mame, S.A. (BARIMASA)	Honduras	0.125000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Bananera Tepeyac, S.A.	Guatemala	50.000000	Solvest, Ltd.	Bermuda

Banaplus Incorporated	British Virgin Islands	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Banaroyal S.A.	Ecuador	99.875000	Banaplus Incorporated	British Virgin Islands

Banaroyal S.A.	Ecuador	0.125000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Bancuber S.A.	Ecuador	99.875000	Banaplus Incorporated	British Virgin Islands

Bancuber S.A.	Ecuador	0.125000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Barclay Hollander Corporation	California	100.000000	Calicahomes, Inc.	California

Bienes e Inversiones Mazapan, S. C. de C.V.	Honduras	99.600000	Coordinadora de Servicios de Transporte, S.A.	Honduras

Bienes y Servicios, S. de R.L. de C.V.	Honduras	28.490000	Agoura, Limited	Bermuda

Bienes y Servicios, S. de R.L. de C.V.	Honduras	68.610000	Camarillo, Limited	Bermuda

Bienes Y Valores, S.A. de C.V. (BIVASA)	Honduras	98.400000	Bienes y Servicios, S. de R.L. de C.V.	Honduras

Bienes Y Valores, S.A. de C.V. (BIVASA)	Honduras	0.400000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Bienes Y Valores, S.A. de C.V. (BIVASA)	Honduras	0.400000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Bienes Y Valores, S.A. de C.V. (BIVASA)	Honduras	0.400000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Big Heart Seed	California	20.000000	Bud Antle, Inc.	California

Blue Anthurium, Inc.	Hawaii	100.000000	Dole Food Company, Inc.	North Carolina

Blueberry Farms de Mexico, S. de R.L. de C.V.	Mexico	99.966667	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Brunetti S.A.	Ecuador	100.000000	Banaplus Incorporated	British Virgin Islands

Bud Antle, Inc.	California	100.000000	Dole Fresh Vegetables, Inc.	California

C.I. Porcelain Flowers Ltda.	Colombia	99.999968	Noir Ventures Corp.	British Virgin Islands

Calicahomes, Inc.	California	100.000000	La Petite d’Agen, Inc.	Hawaii

Camarillo, Limited	Bermuda	100.000000	Dole Food Company, Inc.	North Carolina

Cape Vincent Inc.	Panama	100.000000	Main Centre Ventures Inc.	Panama

Castle & Cooke Worldwide Limited	Hong Kong	100.000000	Dole Foreign Holdings, Ltd.	Bermuda

CCWW Transition Limited	Bermuda	100.000000	Dole Foreign Holdings, Ltd.	Bermuda

Cerulean, Inc.	Hawaii	39.400400	Blue Anthurium, Inc.	Hawaii

Cerulean, Inc.	Hawaii	60.599600	La Petite d’Agen, Inc.	Hawaii

Clínicas Médicas del Aguán, S.A.	Honduras	0.400000	Compania Agricola el Progreso, S.A. (CAEPSA)	Honduras

Clínicas Médicas del Aguán, S.A.	Honduras	0.400000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Clínicas Médicas del Aguán, S.A.	Honduras	98.400000	Hospital Coyoles, S.A. (HOCOSA)	Honduras

Clínicas Médicas del Aguán, S.A.	Honduras	0.400000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Clínicas Médicas del Aguán, S.A.	Honduras	0.400000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Comercial Industrial Ecuatoriana S.A. (CIESA)	Ecuador	47.000000	Actividades Agricolas S.A. (AGRISA)	Ecuador

Comercial Industrial Ecuatoriana S.A. (CIESA)	Ecuador	53.000000	Productos del Litoral S.A. (PROLISA)	Ecuador

Compania Agricola Bonito Oriental, S.A. (CABOSA)	Honduras	98.400000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Compania Agricola Bonito Oriental, S.A. (CABOSA)	Honduras	0.800000	Plasticos, S.A. (PLASA)	Honduras

Compania Agricola Bonito Oriental, S.A. (CABOSA)	Honduras	0.800000	Sogas, S.A.	Honduras

Compania Agricola El Progreso, S.A. (CAEPSA)	Honduras	98.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Compania Agricola El Progreso, S.A. (CAEPSA)	Honduras	0.500000	Manufacturas de Carton S.A. (MACSA)	Honduras

Compania Agricola El Progreso, S.A. (CAEPSA)	Honduras	0.500000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Compania Agricola El Progreso, S.A. (CAEPSA)	Honduras	0.500000	Plasticos, S.A. (PLASA)	Honduras

Compania Agricola El Progreso, S.A. (CAEPSA)	Honduras	0.500000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras	99.900000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras	0.025000	Manufacturas de Carton S.A. (MACSA)	Honduras

Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras	0.025000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras	0.025000	Plasticos, S.A. (PLASA)	Honduras

Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras	0.025000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Compania de Desarrollos Organicos, S.A.	Honduras	98.400000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Compania de Desarrollos Organicos, S.A.	Honduras	0.800000	Plasticos, S.A. (PLASA)	Honduras

Compania de Desarrollos Organicos, S.A.	Honduras	0.800000	Sogas, S.A.	Honduras

Compania de Seguros La Continental, S.A.	Honduras	3.500000	Bienes y Servicios, S. de R.L. de C.V.	Honduras

Compania Musa Cero Nueve Sociedad Anónima	Costa Rica	80.952381	Dole Food Company, Inc.	North Carolina

Compania Musa Cero Nueve Sociedad Anónima	Costa Rica	19.047619	Solvest, Ltd.	Bermuda

Compania Naviera AGMARESA S.A.	Ecuador	0.000625	Banaplus Incorporated	British Virgin Islands

Compania Naviera AGMARESA S.A.	Ecuador	99.999375	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Cookstown Financial, Limited	Bermuda	35.000000	Solvest, Ltd.	Bermuda

Coordinadora de Servicios de Transporte, S.A.	Honduras	0.400000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Coordinadora de Servicios de Transporte, S.A.	Honduras	98.400000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Coordinadora de Servicios de Transporte, S.A.	Honduras	0.400000	Manufacturas de Carton S.A. (MACSA)	Honduras

Coordinadora de Servicios de Transporte, S.A.	Honduras	0.400000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Coordinadora de Servicios de Transporte, S.A.	Honduras	0.400000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Corporacion de Desarrollo Bananero S.A.C. (COPDEBAN)	Peru	100.000000	Banaplus Incorporated	British Virgin Islands

DB North, LLC	California	100.000000	Dole Food Company, Inc.	North Carolina

DB South, LLC	California	100.000000	Dole Food Company, Inc.	North Carolina

Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras	32.800000	Bananera Rio Mame, S.A. (BARIMASA)	Honduras

Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras	0.800000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras	0.800000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras	32.800000	Sociedad Agricola Santa Ines, S.A.	Honduras

Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras	32.800000	Sogas, S.A.	Honduras

Distribuidora de Productos Diversos, S.A.	Honduras	20.000000	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Distribuidora de Productos Diversos, S.A.	Honduras	20.000000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Distribuidora de Productos Diversos, S.A.	Honduras	20.000000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Distribuidora de Productos Diversos, S.A.	Honduras	20.000000	Plasticos, S.A. (PLASA)	Honduras

Distribuidora de Productos Diversos, S.A.	Honduras	20.000000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Diversificados de Costa Rica Dicori, S.A.	Costa Rica	100.000000	Compania Musa Cero Nueve Sociedad Anónima	Costa Rica

Dole Africa (Proprietary) Limited	South Africa	100.000000	Dole South Africa (Proprietarty) Limited	South Africa

Dole Assets, Inc.	Nevada	100.000000	Dole Holdings, Inc.	Nevada

Dole Atlantic, Inc.	Bermuda	100.000000	Ventura Trading Ltd.	Bermuda

Dole Aviation, Inc.	Panama	100.000000	Solvest, Ltd.	Bermuda

Dole Berry Company	Florida	100.000000	Dole Fresh Vegetables, Inc.	California

Dole Brasil Ltda.	Brazil	51.980441	Solvest, Ltd.	Bermuda

Dole Canada Company	Canada - Nova Scotia	100.000000	New Dole Canada Holdings Ltd.	Canada

Dole Caribbean, Ltd.	Bermuda	100.000000	Ventura Trading Ltd.	Bermuda

Dole Chile S.A.	Chile	43.547127	Castle & Cooke Worldwide Limited	Hong Kong

Dole Chile S.A.	Chile	52.832319	Solvest, Ltd.	Bermuda

Dole Chile S.A.	Chile	3.620554	Standard Fruit and Steamship Company	Delaware

Dole Citrus	California	100.000000	Dole Holdings, Inc.	Nevada

Dole de Venezuela C.A.	Venezuela	100.000000

Dole Dried Fruit and Nut Company, a California general partnership	California	4.410000	Blue Anthurium, Inc.	Hawaii

Dole Dried Fruit and Nut Company, a California general partnership	California	36.210000	Cerulean, Inc.	Hawaii

Dole Dried Fruit and Nut Company, a California general partnership	California	59.380000	Dole Orland, Inc.	California

Dole Europe B.V.	Netherlands	100.000000	Solvest, Ltd.	Bermuda

Dole Europe Company	Delaware	100.000000	Dole Fresh Fruit Company	Nevada

Dole Europe GmbH	Germany	100.000000	Dole Europe B.V.	Netherlands

Dole Europe Import BVBA	Belgium	1.000000	Dole Europe GmbH	Germany

Dole Europe Import BVBA	Belgium	99.000000	Dole Fresh Fruit International, Limited	Bermuda

Dole Europe SAS	France	89.000000	Dole Fresh Fruit International, Inc.	Panama

Dole Europe SAS	France	11.000000	Solvest, Ltd.	Bermuda

Dole European Shared Service AB	Sweden	9.900000	Dole Luxembourg II S.a.r.l.	Luxembourg

Dole European Shared Service AB	Sweden	90.100000	Saba Trading Top Holding AB	Sweden

Dole Export Co., Ltd.	Barbados	100.000000	Dole Orland, Inc.	California

Dole Foods Flight Operations, Inc.	Delaware	100.000000	Dole Food Company, Inc.	North Carolina

Dole Foreign Holdings II, Ltd.	Bermuda	100.000000	Dole Foreign Holdings, Ltd.	Bermuda

Dole Foreign Holdings, Ltd.	Bermuda	82.052536	Dole Fresh Fruit Company	Nevada

Dole Foreign Holdings, Ltd.	Bermuda	17.947464	Dole Ocean Cargo Express, Inc.	Nevada

Dole Fresh Fruit Company	Nevada	100.000000	Dole Holdings, Inc.	Nevada

Dole Fresh Fruit International, Inc.	Panama	100.000000	Dole Foreign Holdings II, Ltd.	Bermuda

Dole Fresh Fruit International, Limited	Bermuda	99.500000	Castle & Cooke Worldwide Limited	Hong Kong

Dole Fresh Fruit International, Limited	Bermuda	0.500000	Dole Fresh Fruit International, Inc.	Panama

Dole Fresh Fruit Med Gida Ününleri Ticaret Anomim Sirketi	Turkey	0.030150	Dole Europe Company	Delaware

Dole Fresh Fruit Med Gida Ününleri Ticaret Anomim Sirketi	Turkey	0.030150	Dole Fresh Fruit Company	Nevada

Dole Fresh Fruit Med Gida Ününleri Ticaret Anomim Sirketi	Turkey	0.030150	Dole Holdings, Inc.	Nevada

Dole Fresh Fruit Med Gida Ününleri Ticaret Anomim Sirketi	Turkey	99.879400	Solvest, Ltd.	Bermuda

Dole Fresh Fruit Med Gida Ününleri Ticaret Anomim Sirketi	Turkey	0.030150	Standard Fruit Company (Bermuda) Ltd.	Bermuda

Dole Fresh Vegetables, Inc.	California	100.000000	Dole Food Company, Inc.	North Carolina

Dole Fruit del Uruguay S.A.	Uruguay	100.000000	Dole Chile S.A.	Chile

Dole Holdings, Inc.	Nevada	100.000000	Dole Food Company, Inc.	North Carolina

Dole International, Ltd.	Bermuda	100.000000	Solvest, Ltd.	Bermuda

Dole Ireland Limited	Ireland	100.000000	Solvest, Ltd.	Bermuda

Dole Italia s.p.a.	Italy	60.000000	Dole Europe B.V.	Netherlands

Dole Italia s.p.a.	Italy	14.542857	Solvest, Ltd.	Bermuda

Dole Italia s.p.a.	Italy	25.457143	Dole Fresh Fruit International, Limited	Bermuda

Dole Land Company, Inc.	Hawaii	100.000000	Dole Food Company, Inc.	North Carolina

Dole Luxembourg II S.a.r.l.	Luxembourg	3.871500	Dole Fresh Fruit International, Inc.	Panama

Dole Luxembourg II S.a.r.l.	Luxembourg	54.499400	Dole Luxembourg S.a.r.l.	Luxembourg

Dole Luxembourg II S.a.r.l.	Luxembourg	41.629000	Standard Fruit Company (Bermuda) Ltd.	Bermuda

Dole Luxembourg S.a.r.l.	Luxembourg	100.000000	Solvest, Ltd.	Bermuda

Dole Nat. Co S.A.	Argentina	42.000000	Standard Fruit de Argentina, S.A.	Argentina

Dole Northwest, Inc.	Delaware	100.000000	Dole Holdings, Inc.	Nevada

Dole Nutrition Institute, Inc.	Louisiana	N/A	A non-profit corp without stockholders.

Dole Ocean Cargo Express, Inc.	Nevada	100.000000	Dole Fresh Fruit Company	Nevada

Dole Orland, Inc.	California	100.000000	Dole Food Company, Inc.	North Carolina

Dole Pacific, Ltd.	Bermuda	100.000000	Ventura Trading Ltd.	Bermuda

Dole Patagonia S.A.	Argentina	10.000000	Dole Chile S.A.	Chile

Dole Patagonia S.A.	Argentina	90.000000	Standard Fruit de Argentina S.A.	Argentina

Dole Shared Services, Limited	Costa Rica	10.000000	Dole Foreign Holdings II, Ltd.	Bermuda

Dole Shared Services, Limited	Costa Rica	90.000000	Dole Foreign Holdings, Ltd.	Bermuda

Dole South Africa (Proprietary) Limited	South Africa	100.000000	Solvest, Ltd.	Bemuda

Dole Sunfresh Express, Inc.	Delaware	100.000000	Dole Food Company, Inc.	North Carolina

Dole Tropical Products Latin America, Ltda.	Costa Rica	20.000000	Reefership Marine Services, Ltd.	Bermuda

Dole Tropical Products Latin America, Ltda.	Costa Rica	80.000000	Ventura Trading Ltd.	Bermuda

Eco Piñas del Arenal, S.A.	Costa Rica	100.000000	Compania Musa Cero Nueve Sociedad Anónima	Costa Rica

Embalajes Standard Limitada	Chile	90.000000	Dole Chile S.A.	Chile

Embalajes Standard Limitada	Chile	10.000000	Inversiones del Pacifico Limitada	Chile

Equipo Pesado, S.A.	Honduras	20.000000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Equipo Pesado, S.A.	Honduras	20.000000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Equipo Pesado, S.A.	Honduras	8.000000	Plasticos, S.A. (PLASA)	Honduras

Equipo Pesado, S.A.	Honduras	20.000000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Equipo Pesado, S.A.	Honduras	20.000000	Sogas, S.A.	Honduras

Estibadora Caribe, S.A.	Costa Rica	13.636363	Compania Musa Cero Nueve Sociedad Anónima	Costa Rica

Estibadora Caribe, S.A.	Costa Rica	2.272727	Standard Fruit Company de Costa Rica, S.A.	Costa Rica

Flores Mitad del Mundo Ltda.	Ecuador	33.000000	Aspen International, Inc.	British Virgin Islands

Flores Mitad del Mundo Ltda.	Ecuador	36.000000	Dole Aviation, Inc.	Panama

Flores Mitad del Mundo Ltda.	Ecuador	31.000000	Peyton Flowers, S.D.R.L.	Panama

Fomento e Inversiones, S.A. (FISA)	Honduras	0.0017333	Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras

Friocont S.A.	Ecuador	0.125000	Banaplus Incorporated	British Virgin Islands

Friocont S.A.	Ecuador	99.875000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Fruit Care Services (Proprietary) Limited	South Africa	100.000000	Solvest, Ltd.	Bermuda

Frutban S.A.	Ecuador	99.900000	Banaplus Incorporated	British Virgin Islands

Frutban S.A.	Ecuador	0.100000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Granelcont S.A.	Ecuador	99.900000	Transtrading Overseas Limited	Bahamas

Granelcont S.A.	Ecuador	0.100000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Grouper Aviation Leasing, L.L.C.	Florida	25.000000	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Guayami S.A.	Ecuador	100.000000	Banaplus Incorporated	British Virgin Islands

Hacienda la Rosalia, S.A.	Costa Rica	100.000000	Alppha Sideral S.A.	Costa Rica

Hospital Coyoles, S.A. (HOCOSA)	Honduras	20.000000	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Hospital Coyoles, S.A. (HOCOSA)	Honduras	20.000000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Hospital Coyoles, S.A. (HOCOSA)	Honduras	20.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Hospital Coyoles, S.A. (HOCOSA)	Honduras	20.000000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Hospital Coyoles, S.A. (HOCOSA)	Honduras	20.000000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Importadora y Exportadora Inverflora S.D.R.L.	Panama	100.000000	Solvest, Ltd.	Bermuda

Imports-Exports-Trading of Fresh Fruit Dole Hellas EPE	Greece	99.000000	Dole Europe B.V.	Netherlands

Imports-Exports-Trading of Fresh Fruit Dole Hellas EPE	Greece	1.000000	Dole Italia s.p.a.	Italy

Industrial y Comercial Trilex S.A.	Ecuador	20.000000	Actividades Agricolas S.A. (AGRISA)	Ecuador

Industrial y Comercial Trilex S.A.	Ecuador	20.000000	Productos del Litoral S.A. (PROLISA)	Ecuador

Inmobiliaria de Cortes, S.A.	Honduras	0.300000	Bienes y Servicios, S. de R.L. de C.V.	Honduras

Interfruit Company Limited	Bermuda	100.000000	Solvest, Ltd.	Bermuda

Inversiones Agrica S.A.	Venezuela	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Inversiones Atlantida, S.A. (INVATLAN)	Honduras	0.0014562	Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras

Inversiones del Agro C.A.	Venezuela	100.000000	Solvest, Ltd.	Bermuda

Inversiones del Pacifico Limitada	Chile	90.000000	Agricola Punitaqui Limitada	Chile

Inversiones del Pacifico Limitada	Chile	10.000000	Araucaria, Limited	Bermuda

Inversiones Doban SAS	Colombia	50.000000	Dole Aviation, Inc.	Panama

Inversiones Doban SAS	Colombia	50.000000	Main Centre Ventures Inc.	Panama

Inversiones Floricola, S.D.R.L.	Panama	99.000000	Dole Aviation, Inc.	Panama

Inversiones Floricola, S.D.R.L.	Panama	1.000000	Solvest, Ltd.	Bermuda

Inversiones Medicas Nacionales S.A.	Honduras	98.400000	Hospital Coyoles, S.A. (HOCOSA)	Honduras

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	0.005102	Agroindustrias del Caribe S.A. (ACARSA)	Honduras

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	11.734694	Castle & Cooke Worldwide Limited	Hong Kong

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	0.005102	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	0.005102	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	68.316327	Dole Fresh Fruit International, Limited	Bermuda

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	0.005102	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	14.826531	Solvest, Ltd.	Bermuda

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	100.000000	Solvest, Ltd.	Bermuda

Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras	5.102041	Standard Fruit Company	Delaware

La Petite d’Agen, Inc.	Hawaii	100.000000	Dole Food Company, Inc.	North Carolina

Laboratorios y Servicios de Meristemos, S.A.	Honduras	0.400000	Coordinadora de Servicios de Transporte, S.A.	Honduras

Laboratorios y Servicios de Meristemos, S.A.	Honduras	98.400000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Laboratorios y Servicios de Meristemos, S.A.	Honduras	0.400000	Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras

Laboratorios y Servicios de Meristemos, S.A.	Honduras	0.400000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Latin American Agribusiness Development Corporation S.A.	Panama	8.330000	Standard Fruit and Steamship Company	Delaware

Lindero Headquarters Company, Inc.	California	100.000000	Dole Food Company, Inc.	North Carolina

Logistica Bananera S.A. (LOGBAN)	Ecuador	50.000000	Actividades Agricolas S.A. (AGRISA)	Ecuador

Logistica Bananera S.A. (LOGBAN)	Ecuador	50.000000	Productos del Litoral S.A. (PROLISA)	Ecuador

Logistica Fruticola SAC	Peru	50.000000	Logistica Bananera S.A.	Ecuador

Logistica Fruticola SAC	Peru	50.000000	Transtrading Overseas Limited	Bahamas

Mahele, Limited	Bermuda	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Main Centre Ventures Inc.	Panama	100.000000	Solvest, Ltd.	Bermuda

Manufacturas de Carton S.A. (MACSA)	Honduras	15.000000	Bienes y Servicios, S. de R.L. de C.V.	Honduras

Manufacturas de Carton S.A. (MACSA)	Honduras	15.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Manufacturas de Carton S.A. (MACSA)	Honduras	0.020000	Plasticos, S.A. (PLASA)	Honduras

Manufacturas de Carton S.A. (MACSA)	Honduras	0.020000	Sogas, S.A.	Honduras

Manufacturas de Carton S.A. (MACSA)	Honduras	69.960000	Standard Fruit Company	Delaware

Megabanana S.A	Ecuador	99.875000	Banaplus Incorporated	British Virgin Islands

Megabanana S.A	Ecuador	0.125000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Mendocino Limited	Bermuda	100.000000	Dole Food Company, Inc.	North Carolina

Mexicotec, S.A. de C.V.	Mexico	0.000200	Baltime, Limited	Bermuda

Mexicotec, S.A. de C.V.	Mexico	99.999800	Dole Foreign Holdings, Ltd.	Bermuda

Milagro Ranch, LLC	California	100.000000	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Miradero Fishing Company, Inc.	Puerto Rico	100.000000	Dole Food Company, Inc.	North Carolina

Multiservicios, S.A. (MULTISA)	Honduras	20.000000	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Multiservicios, S.A. (MULTISA)	Honduras	20.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Multiservicios, S.A. (MULTISA)	Honduras	20.000000	Pina Antillana, S.A. de C.V. (PINANSA)	Honduras

Multiservicios, S.A. (MULTISA)	Honduras	20.000000	Plasticos, S.A. (PLASA)	Honduras

Multiservicios, S.A. (MULTISA)	Honduras	20.000000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Naportec S.A.	Ecuador	99.963715	Compania Naviera AGMARESA S.A.	Ecuador

Naportec S.A.	Ecuador	0.036285	Transtrading Overseas Limited	Bahamas

New Dole Canada Holdings Ltd.	Canada - Federal	100.000000	Dole Foreign Holdings, Ltd.	Bermuda

Noir Ventures Corp.	British Virgin Islands	100.000000	Dole Aviation, Inc.	Panama

Oceanview Produce LLC	California	100.000000	Bud Antle, Inc.	California

Operaciones Tropicales S.A.	Panama	100.000000	Dole Foreign Holdings II, Ltd.	Bermuda

Pescaseroli S.A.	Ecuador	100.000000	Banaplus Incorporated	British Virgin Islands

Peyton Flowers, S.D.R.L.	Panama	99.000000	Dole Aviation, Inc.	Panama

Peyton Flowers, S.D.R.L.	Panama	1.000000	Solvest, Ltd.	Bermuda

Pina Antillana, S.A. de C.V. (PINANSA)	Honduras	0.500000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Pina Antillana, S.A. de C.V. (PINANSA)	Honduras	98.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Pina Antillana, S.A. de C.V. (PINANSA)	Honduras	0.500000	Manufacturas de Carton S.A. (MACSA)	Honduras

Pina Antillana, S.A. de C.V. (PINANSA)	Honduras	0.500000	Plasticos, S.A. (PLASA)	Honduras

Pina Antillana, S.A. de C.V. (PINANSA)	Honduras	0.500000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Plasticos, S.A. (PLASA)	Honduras	0.100000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Plasticos, S.A. (PLASA)	Honduras	0.100000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Plasticos, S.A. (PLASA)	Honduras	10.000000	Manufacturas de Carton S.A. (MACSA)	Honduras

Plasticos, S.A. (PLASA)	Honduras	0.100000	Sogas, S.A.	Honduras

Plasticos, S.A. (PLASA)	Honduras	89.700000	Standard Fruit Company	Delaware

Pormar Transportes por Mar S.A.	Ecuador	0.125000	Banaplus Incorporated	British Virgin Islands

Pormar Transportes por Mar S.A.	Ecuador	99.875000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras	0.125000	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras	99.500000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras	0.125000	Manufacturas de Carton S.A. (MACSA)	Honduras

Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras	0.125000	Plasticos, S.A. (PLASA)	Honduras

Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras	0.125000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Productos del Litoral S.A. (PROLISA)	Ecuador	0.000658	Dole Fresh Fruit International, Limited	Bermuda

Productos del Litoral S.A. (PROLISA)	Ecuador	99.999342	Transtrading Overseas Limited	Bahamas

Reciclados Plásticos Industriales, S.A.	Costa Rica	33.333333	Standard Fruit Company de Costa Rica, S.A.	Costa Rica

Redamawal S.A.	Ecuador	100.000000	Banaplus Incorporated	British Virgin Islands

Reefership Marine Services, Ltd.	Bermuda	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Rekopane Estates Proprietary Limited	South Africa	80.000000	Fruit Care Services (Proprietary) Limited	South Africa

Renaissance Capital Corporation	Nevada	100.000000	Dole Food Company, Inc.	North Carolina

Royal Packing LLC	California	100.000000	Bud Antle, Inc.	California

S Attehogen Ostra 3 Kommanditbolag	Sweden	100.000000	Saba Logistics AB	Sweden

Saba Blommor AB	Sweden	100.000000	Saba Logistics AB	Sweden

Saba Fresh Cuts AB	Sweden	100.000000	Saba Logistics AB	Sweden

Saba Fresh Cuts Oy	Finland	100.000000	Dole European Shared Service AB	Sweden

Saba Logistics AB	Sweden	100.000000	Dole European Shared Service AB	Sweden

Saba Trading Top Holding AB	Sweden	100.000000	Dole Luxembourg II S.a.r.l.	Luxembourg

SabaFruit AB	Sweden	40.000000	Dole European Shared Service AB	Sweden

Salinas Transplants Co.	California	50.000000	Bud Antle, Inc.	California

Servicios de Refrigeracion de Contenedores, S.A. (SERECSA)	Guatemala	50.000000	Standard Fruit de Guatemala, S.A.	Guatemala

Servicios de Refrigeracion de Contenedores, S.A. (SERECSA)	Guatemala	50.000000	Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras

Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras	0.033333	Bananera Rio Mame, S.A. (BARIMASA)	Honduras

Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras	0.033333	Manufacturas de Carton S.A. (MACSA)	Honduras

Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras	0.033333	Multiservicios, S.A. (MULTISA)	Honduras

Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras	0.033333	Plasticos, S.A. (PLASA)	Honduras

Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras	99.866667	Sociedad Agricola Santa Ines, S.A.	Honduras

Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras	20.000000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras	20.000000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras	20.000000	Manufacturas de Carton S.A. (MACSA)	Honduras

Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras	20.000000	Plasticos, S.A. (PLASA)	Honduras

Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras	20.000000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Servicios SFRM, S. de R.L. de C.V.	Mexico	99.966667	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Servicios Tecnicos Portuarios, S.A. (SERTEPSA)	Guatemala	100.000000	Standard Fruit de Guatemala, S.A.	Guatemala

Siembranueva S.A.	Ecuador	99.937500	Banaplus Incorporated	British Virgin Islands

Siembranueva S.A.	Ecuador	0.062500	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Skyview Cooling Co. of Yuma, L.L.C.	Arizona	49.000000	Bud Antle, Inc.	California

Sociedad Agricola Santa Ines, S.A.	Honduras	0.040000	Agroindustrias del Caribe S.A. (ACARSA)	Honduras

Sociedad Agricola Santa Ines, S.A.	Honduras	0.040000	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Sociedad Agricola Santa Ines, S.A.	Honduras	0.040000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Sociedad Agricola Santa Ines, S.A.	Honduras	99.840000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Sociedad Agricola Santa Ines, S.A.	Honduras	0.040000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Sociedad Agropecuaria Pimocha C.A. (SAPICA)	Ecuador	99.998750	Banaplus Incorporated	British Virgin Islands

Sociedad Agropecuaria Pimocha C.A. (SAPICA)	Ecuador	0.001250	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Sogas, S.A.	Honduras	0.400000	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Sogas, S.A.	Honduras	98.400000	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Sogas, S.A.	Honduras	0.400000	Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras

Sogas, S.A.	Honduras	0.400000	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Sogas, S.A.	Honduras	0.400000	Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras

SolAmerica, Ltd.	Bermuda	100.000000	Solvest, Ltd.	Bermuda

Solvest, Ltd.	Bermuda	1.686241	Dole Fresh Fruit International, Inc.	Panama

Solvest, Ltd.	Bermuda	98.313759	Standard Fruit Company (Bermuda) Ltd.	Bermuda

Standard Fruit and Steamship Company	Delaware	100.000000	Dole Holdings, Inc.	Nevada

Standard Fruit Company	Delaware	100.000000	Dole Fresh Fruit Company	Nevada

Standard Fruit Company (Bermuda) Ltd.	Bermuda	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Standard Fruit Company de Costa Rica, S.A.	Costa Rica	99.999000	Solvest, Ltd.	Bermuda

Standard Fruit Company de Costa Rica, S.A.	Costa Rica	0.001000	Standard Fruit Company	Delaware

Standard Fruit de Argentina, S.A.	Argentina	99.800000	Dole Chile S.A.	Chile

Standard Fruit de Guatemala, S.A.	Guatemala	0.029412	Dole Fresh Fruit International, Limited	Bermuda

Standard Fruit de Guatemala, S.A.	Guatemala	99.826990	Solvest, Ltd.	Bermuda

Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras	0.006667	Agroindustrias del Caribe S.A. (ACARSA)	Honduras

Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras	0.006667	Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras

Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras	0.006667	Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras

Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras	99.973332	Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras

Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras	0.006667	Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras

Standard Fruit de Nicaragua, S.A.	Nicaragua	82.000000	Dole Fresh Fruit Company	Nevada

Standard Fruit de Nicaragua, S.A.	Nicaragua	18.000000	Dole Ocean Cargo Express, Inc.	Nevada

Sunnyridge Farm Chile, S.A.	Chile	100.000000	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Sunnyridge Farm Mexico, S.A. de C.V.	Mexico	98.000000	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Tallan Talleres y Llantas S.A.	Ecuador	0.125000	Banaplus Incorporated	British Virgin Islands

Tallan Talleres y Llantas S.A.	Ecuador	99.875000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Tecnielec Tecnicos y Electricistas S.A.	Ecuador	0.125000	Banaplus Incorporated	British Virgin Islands

Tecnielec Tecnicos y Electricistas S.A.	Ecuador	99.875000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Transfrut Express Limited	Bermuda	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Transtrading Overseas Limited	Bahamas	50.000000	Dole Foreign Holdings, Ltd.	Bermuda

Transtrading Overseas Limited	Bahamas	50.000000	Solvest, Ltd.	Bermuda

Tropical Fruit Exports, Ltd.	Bermuda	70.000000	Solvest, Ltd.	Bermuda

Tropical Navigation (Malta) Limited	Malta	99.000000	Dole Fresh Fruit International, Limited	Bermuda

Tropical Navigation (Malta) Limited	Malta	1.000000	Solvest, Ltd.	Bermuda

Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador	49.997939	Actividades Agricolas S.A. (AGRISA)	Ecuador

Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador	50.000000	Actividades Agricolas S.A. (AGRISA)	Ecuador

Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador	50.002061	Productos del Litoral S.A. (PROLISA)	Ecuador

Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador	50.000000	Productos del Litoral S.A. (PROLISA)	Ecuador

Ventura Trading Ltd.	Bermuda	100.000000	Dole Fresh Fruit International, Limited	Bermuda

Verenigde Bananen Handelaren N.V./Dole Antwerp	Belgium	99.898990	Dole Europe B.V.	Netherlands

Verenigde Bananen Handelaren N.V./Dole Antwerp	Belgium	0.101010	Solvest, Ltd.	Bermuda

Viveiros Sunnyridge Brasil Ltda	Brazil	50.000000	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Viveros Sunnyridge Ltda	Chile	50.000000	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	Florida

Votorantim, S.A.	Unknown	100.000000	Industrial y Comercial Trilex S.A.	Ecuador

Wahiawa Water Company, Inc.	Hawaii	100.000000	Dole Food Company, Inc.	North Carolina

Zanpoti S.A.	Ecuador	99.900000	Banaplus Incorporated	British Virgin Islands

Zanpoti S.A.	Ecuador	0.100000	Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador

Schedule 3.05

Material Real Property

Entity of Record	Common Name and Address	Purpose/Use	Owned/Leased

BUD ANTLE, INC.	Marina Cooler 315 Neponset Road, Salinas CA	Cooling Facility	Owned

BUD ANTLE, INC.	Bessemer City Plant 220 Southbridge Pkwy, Bessemer City NC	Packing Facility	Owned

DOLE FRESH VEGETABLES, INC.	Soledad Facility – 32655 Camphora-Gloria Road, Soledad CA	Packing Facility	Owned

DOLE FRESH VEGETABLES, INC.	Yuma Plant 3450 and 3650 E 40th Street and 3701 S. Avenue 3E, Yuma AZ	Processing Facility	Owned

LINDERO HEADQUARTERS COMPANY, INC.	Lindero Headquarters – One Dole Drive, Westlake Village CA	Corporate Offices	Owned

DOLE DRIED FRUIT AND NUT COMPANY,	Springfield OH Plant 600 Benjamin Dr, Springfield, OH	Processing Facility	Owned

DOLE FOOD COMPANY, INC.	Acreage in Oahu Hawaii (See Attachment No. 1)	Agricultural	Owned

LA PETITE D’ AGEN, INC.	Acreage in Oahu Hawaii (See Attachment No. 2)	Agricultural	Owned

WAHIAWA WATER COMPANY, INC.	Acreage in Oahu Hawaii (See Attachment No. 3)	Agricultural	Owned

BUD ANTLE, INC.	Livingston Ranch 3485 Sturgis Road, Camarillo CA	Agricultural	Owned

Entity of Record	Common Name and Address	Purpose/Use	Owned/Leased

BUD ANTLE, INC.	Gonzalez Packing Shed 500 South Alta Street, Gonzales, CA	Agricultural/Packing Shed	Owned

BUD ANTLE, INC.	Huron Cooler 16199 9th Street Huron CA	Agricultural/Cooling Facility	Owned

BUD ANTLE, INC. and DOLE FRESH VEGETABLES, INC.	Salinas Central Op 639 S. Sanborn Road 1077 Terven Ave. Salinas CA	Agricultural / Farm Buildings	Owned

Schedule 3.06

Litigation

DBCP Cases: Dole is involved in lawsuits pending in the United States and in foreign countries alleging injury as a result of exposure to the agricultural chemical DBCP (1,2-dibromo-3-chloropropane). Currently there are 181 lawsuits in various stages of proceedings alleging injury or seeking enforcement of Nicaragua judgments. In addition, there are 65 labor cases pending in Costa Rica under that country’s national insurance program.

Settlements have been reached that, when fully implemented, will significantly cut DBCP litigation in Nicaragua and the Philippines. Currently, claimed damages in DBCP cases worldwide total approximately $15 billion, with lawsuits in Nicaragua representing approximately 97% of this amount. Twenty-four of the cases in Nicaragua have resulted in judgments, although many of these are being eliminated as part of the current settlements. Dole believes that none of the Nicaraguan judgments that are left will be enforceable against any Dole entity in the U.S. or in any other country.

As to all the DBCP matters, Dole has denied liability and asserted substantial defenses. Dole believes there is no reliable scientific basis for alleged injuries from the agricultural field application of DBCP. Nevertheless, Dole is working to resolve all DBCP litigation and claims. Although no assurance can be given concerning the outcome of the DBCP cases, in the opinion of management, after consultation with legal counsel and based on past experience defending and settling DBCP claims, neither the pending lawsuits and claims nor their resolution are expected to have a material adverse effect on Dole’s financial position or results of operations because the probable loss is not material.

Former Shell Site: Beginning in 2009, Shell Oil Company and Dole were sued in several cases filed in Los Angeles Superior Court by the City of Carson and persons claiming to be current or former residents in the area of a housing development built in the 1960s by a predecessor of what is now a Dole subsidiary, Barclay Hollander Corporation (“BHC”), on land that had been owned and used by Shell as a crude oil storage facility for 40 years prior to the housing development. The homeowner complaints allege property damage and personal injury, and the City of Carson complaint alleges trespass and nuisance. Shell and these plaintiffs have settled the claims, and in September 2016, Dole and BHC similarly entered into a settlement agreement. The net amount of this settlement is not material to Dole’s results of operations. Dole has moved for a determination of good faith settlement, which Shell has opposed. The Court will likely rule on this matter in the first quarter of 2017.

On May 6, 2013, Shell filed a complaint against Dole, BHC, and Lomita Development Company, seeking indemnity for the costs associated with the lawsuits discussed above and the cleanup discussed below, which as of the latest estimates from Shell totals $327 million. Shell claims that an early entry side agreement between Shell and an entity related to BHC contractually requires Dole to indemnify Shell for anything related to the property. In response to Dole’s demurrer and motion to strike, Shell amended the complaint to remove Dole as a party. The Court has taken off calendar the trial date on the contractual claim while evidentiary issues are resolved, but the trial on equitable indemnity claims remains scheduled for July 17, 2017. BHC has moved to dismiss Shell’s equitable indemnity claims in connection with its settlement in the homeowner case discussed above. That motion will be heard in conjunction with the motion for good faith settlement in the homeowner case.

The California Regional Water Quality Control Board (“Water Board”) is supervising the cleanup on the former Shell site. On March 11, 2011, the Water Board issued a Cleanup and Abatement Order (“CAO”) naming Shell as the Discharger and a Responsible Party, and ordering Shell to assess, monitor, and cleanup and abate the effects of contaminants discharged to soil and groundwater at the site. On April 30, 2015 the CAO was amended to also name BHC as a discharger. BHC appealed this CAO revision to the California State Water Resources Control Board, which appeal was denied by operation of law when the Board took no action. On September 30, 2015, BHC filed a writ petition in the Superior Court challenging the CAO on several grounds. The Court has set a trial date of March 24, 2017.

In the opinion of management, after consultation with legal counsel, the claims or actions related to the former Shell site are not expected to have a material adverse effect, individually or in the aggregate, on Dole’s financial position or results of operations because management believes the risk of loss is remote.

Delaware Court of Chancery Litigation: Following the public disclosure of David Murdock’s initial proposal to acquire Dole, class action lawsuits challenging the acquisition were filed against Dole’s directors, Dole’s now parent company DFC Holdings, LLC, and Mr. Murdock’s financial advisor. The cases were eventually consolidated in the Court of Chancery of the State of Delaware. Also in Chancery Court, an appraisal rights action was filed against Dole Food Company, Inc., on behalf of holders of approximately 17 million shares. The class action and appraisal action were coordinated for all purposes. Following trial, the Chancery Court issued a Memorandum Opinion on August 27, 2015 with a conclusion that Mr. Murdock, Michael Carter and DFC Holdings LLC were jointly and severally liable for damages of $2.74 per share plus interest for the class action lawsuit, and that the appraisal petitioners were owed an additional $2.74 per share above the $13.50 per share merger consideration. Both cases were separately settled, and approved by the Chancery Court during 2016. Dole paid $82.4 million during 2015 to settle the appraisal action, resulting in Dole recording an additional loss contingency of $57.5 million during the third quarter of 2015 in merger transaction, litigation settlement and other related costs included in the consolidated statements of operations. Mr. Murdock paid the settlement amount associated with the class action, for which Dole had no liability. Both cases were dismissed during 2016.

Federal Securities Litigation: On December 9, 2015, a putative class action was filed against David Murdock, Michael Carter, and Dole Food Company, Inc. in Delaware Federal District Court on behalf of all individuals who sold Dole stock between January 2, 2013 and October 31, 2013. The complaint alleges a breach of federal securities laws through alleged intentional misstatements made to the market via company press releases and earnings guidance. Plaintiffs filed an amended complaint on June 23, 2016, Defendants answered, and the Court set a trial date for April 2, 2018. On January 9, 2017, the parties engaged in mediation and subsequently agreed to settle the litigation. The parties are currently drafting a Stipulation and Agreement of Settlement to settle the litigation for $74 million and will present it to the Court for approval. As a result, during the fourth quarter of 2016, Dole recorded an additional $70 million loss contingency in merger transaction, litigation settlement and other related costs included in the consolidated statements of operations. Dole is engaged with its insurance carriers regarding this settlement.

Springfield, Ohio Packaged Salads Recall: In late January 2016, Dole was advised by the U.S. Food and Drug Administration (“FDA”) and the Centers for Disease Control and Prevention (“CDC”) that they suspected a multi-state outbreak of listeria monocytogenes was linked to packaged salads produced at Dole Fresh Vegetables, Inc.’s Springfield, Ohio facility. Dole responded by immediately ceasing all production activities at the Springfield facility and issuing a voluntary withdrawal followed by a recall of packaged salads produced there. The Springfield facility resumed production after extensive testing and a root cause investigation and analysis. Dole has received notice of several claims of illness (and in two cases, death) potentially relating to this listeria outbreak, and is currently defending against two lawsuits in Ohio federal district court, one in Indiana state court, two in Michigan state court, and one in Ontario, Canada. Each of the pending cases is in the early stages. Dole’s insurance is participating in the defense of the litigation and the claims. On April 29, 2016, Dole was served with a subpoena from the United States Department of Justice (“DOJ”) seeking information for its investigation of the listeria outbreak and Dole’s Springfield facility. Dole is in the process of responding to the DOJ subpoena. In the opinion of management, after consultation with legal counsel, the claims or actions related to the packaged salads recall are not expected to have a material adverse effect, individually or in the aggregate, on Dole’s financial position or results of operations because the probable loss is not material.

Schedule 5.09(d)

Post-Closing Matters

Within 30 days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Administrative Agent shall have either directly received each of the following documents with respect to each Material Real Property (other than each Material Real Property located in the State of Hawaii) or received confirmation that each of the following documents with respect to each Material Real Property (other than each Material Real Property located in the State of Hawaii) has been delivered to the Title Company (as hereinafter defined); provided that, with respect to each Material Real Property located in the State of Hawaii, the Administrative Agent shall have received such documents or such confirmation within 90 days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion):

(i) Mortgages. One or more counterparts of Mortgages, duly executed and acknowledged by the holder of the fee interest in such Mortgaged Property, in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, in proper form for recording in the land records in the jurisdiction in which such Mortgaged Property is located (the “Land Records”), in form and substance satisfactory to the Administrative Agent and sufficient to create a valid and enforceable first priority mortgage lien on such Mortgaged Property in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties, securing the Obligations of the Borrower and the Guarantors under this Agreement, the other Loan Documents, the Collateral Documents and the Intercreditor Agreement, subject only to Liens permitted by Section 6.02 of this Agreement, together with evidence that a counterpart of such Mortgage has been delivered to the Title Company for recording in the Land Records;

(ii) Fixture Filings. Proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdictions in which the Mortgaged Properties are located, necessary to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties; provided, however, that to the extent local counsel opines that any Mortgage would constitute a valid and effective fixture filing in the jurisdiction in which the applicable Mortgaged Property is located, in form and substance satisfactory to the Administrative Agent, a fixture filing on Form UCC-1 shall not be required with respect to such Mortgaged Property;

(iii) Counsel Opinions. Opinions addressed to the Administrative Agent for its benefit and for the benefit of the Secured Parties of (i) local counsel in each jurisdiction where a Mortgaged Property is located with respect to the enforceability and perfection of the Mortgages and other matters customarily included in such opinions and (ii) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, substantially in the form of those opinions previously delivered to the administrative agent under the Existing Credit Agreement either by local counsel or counsel for the Borrower with respect to corresponding mortgaged property, which forms are satisfactory to the Administrative Agent;

(iv) Flood Hazard Determinations. With respect to each Mortgaged Property that is materially improved with a permanent structure, a “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and, if the area in which any permanent structure is located on any Mortgaged Property is designated as a Special Flood Hazard Area with respect to which flood insurance has been made available under the Flood Insurance Laws, (i) a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower, and (ii) evidence of flood insurance, in favor of the Administrative Agent for its benefit and the benefit of the Secured Parties in an amount that would be considered sufficient under the Flood Insurance Laws and otherwise, in form and substance reasonably satisfactory to the Administrative Agent;

(v) Insurance. Policies or certificates of insurance required by Section 5.05 of this Agreement (including flood insurance, if applicable) covering the Mortgaged Property and any personal property located on such Mortgaged Property of the Borrower and the Guarantors and naming the Administrative Agent as additional insured (with respect to liability insurance) and loss payee and mortgagee (with respect to property insurance), bearing endorsements otherwise in form and substance reasonably acceptable to the Administrative Agent;

(vi) Title Insurance. Other than with respect to any Mortgaged Property located in Hawaii, a lender’s policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”) insuring (or committing to insure) the lien of each applicable Mortgage as valid and enforceable first priority mortgage lien on the Mortgaged Property described therein (each, a “Title Policy”) which insures the Administrative Agent that such Mortgage creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, in an amount not less than the fair market value of such Mortgaged Property as reasonably determined, in good faith, by the Borrower and reasonably acceptable to the Administrative Agent, free and clear of all defects and encumbrances except Liens permitted by Section 6.02 of this Agreement, together with such endorsements as the Administrative Agent reasonably requests (to the extent available without a survey in the applicable jurisdiction where the specific Mortgaged Property is located), including, without limitation, to the extent available at commercially reasonably rates and to the extent not already covered by a 2006 policy jacket, a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), endorsements on matters relating to usury, first loss, zoning, contiguity, future advances, doing business, public road access, variable rate, environmental lien, subdivision, separate tax lot, revolving credit, so-called comprehensive coverage over covenants and restrictions and for any and all other matters that the Administrative Agent may reasonably request, such Title Policy shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent may reasonably request;

(vii) Other Real Property Documents. Confirmation from the Title Company that the holder of the fee interest in each Mortgaged Property has delivered to the Title Company such affidavits, certificates, information (including financial data), instruments of indemnification (including a so-called “gap” indemnification) and other documents as may be reasonably necessary to cause the Title Company to issue the Title Policies and endorsements contemplated by clause (vi) above;

(viii) Real Property Collateral Fees and Expenses. Evidence reasonably satisfactory to the Administrative Agent of payment by the Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and other documents and issuance of the Title Policies and endorsements contemplated by clause (vi) above;

Within 60 days after the Closing Date (or such later date as the Administrative Agent may agree to in its sole discretion), the Administrative Agent shall have received each of the following documents:

(i) Control Agreements. (A) Duly executed Control Agreements (as defined in the Guarantee and Security Agreement) with respect to each deposit and securities account listed on Schedule 12 to the Perfection Certificate (other than Excluded Accounts) and (B) evidence of termination of any control agreements securing the obligations under the Existing Credit Agreement;

Schedule 6.01

Existing Indebtedness

Outstanding Company Guarantees

As of: 25-Mar-2017

Reference	Guaranteed Party / LC Reference	Dole Entity Guaranteed	Purpose / Notes	Grandfathered	Bal. Sht. Exposure	Effective Date	Expiry Date	Currency	Guarantee Amount	Rate	USD Equiv.
Corporate Guarantees US Dollar									Exchanged at: Dole Daily Accounting Rates
199365	San Diego Unified Port District	Dole Food Company, Inc.	For mooring slip(s) and supporting port facilities	Y	No	31-Dec-2012	Open Ended	USD	25,040,880.00	1.00000	$25,040,880.00
203638	DVB Bank SE	Ventura Trading Ltd.	Container Lease - New- Schedule 1	N	No	11-Mar-2015	31-Dec-2020	USD	10,790,407.50	1.00000	10,790,407.50
203637	DVB Bank SE	Ventura Trading Ltd.	Container Lease - Renewal- Schedule A	Y	No	11 -Mar-2015	31 -Dec-2019	USD	20,803,768.56	1.00000	20,803,768.55
205704	DVB Bank SE	Dole Atlantic, Ltd.	Vessel Financing	Y	Yes	11-Dec-2015	10-Dec-2027	USD	37,000,000.00	1.00000	37,000,000.00
205705	DVB Bank SE	Dole Caribbean, Ltd.	Vessel Financing	Y	Yes	11-Dec-2015	10-Dee-2027	USD	21,920,000.00	1.00000	21,920,000.00
205689	DVB Bank SE	Dole Pacific, Ltd.	Vessel Financing	Y	Yes	11-Dec-2015	10-Dec-2027	USD	36,229,167.00	1.00000	36,229,167.00
200187	Bank of America	Ventura Trading Ltd.	Bunker fuel hedging	Y	Yes	26-Jan-2005	Open Ended	USD	0.00	1.00000	—
200189	Bank of Nova Scotia	Ventura Trading Ltd.	Bunker fuel hedging	Y	Yes	29-Jun-2009	Open Ended	USD	0.00	1.00000	—
200188	Barclays Bank plc	Ventura Trading Ltd.	Bunker fuel hedging	Y	Yes	27-Sep-2005	Open Ended	USD	0.00	1.00000	—
200183	Morgan Stanley Capital Group	Ventura Trading Ltd.	Bunker fuel hedging	Y	Yes	15-Jul-2013	Open Ended	USD	0.00	1.00000	—
205718	Hyundai Mipo Dockyard Ltd.	Dole Caribbean, Ltd.	Vessel Construction	Y		23-JuI-2013	Open Ended	USD	10,960,000.00	1.00000	10,960,000.00

									162,744,223.06		$162,744,223.06

											$162,744,223.06

	Total: Corporate Guarantees							Exchanged at: Deutsche Bank Revolver Rates
Company Guarantees Supported by Bank LCs
Euro
200194	Bundesanstalt Fur Landwirtschaft und Emahrung (Fed Inst. of Agri. & Nutrition)	Dole Fresh Fruit Europe OHG	Supported by BofA LC #68052415	Y		1-Apr-2013	Open Ended	EUR	60,000.00	1.07985	$64,791.00
	Bank LC Reference: DBS17248	Dole Fresh Fruitl Europe OHG	Supported by BofA LC #68052415	Y		1-Apr-2013	Open Ended	EUR	300,000.00	1.07985	323,955.00
200195	Hauptzollamt Hamburg-Hafen (MainCustoms Office Hamburg Harbour)

	Bank LC Reference: DBS17249								360,000.00		$388,746.00

	Total: Company Guarantees Supported by Bank LCs										$388,746.00

											$163,132,969.06

Summary Bunker Fuel Hedges

As of 12/31/2016

In USD (000)

2017 Hedge Contracts Outstanding

	Trade Date	Period	Counterparty	Volume*	Option Price	Option Legs	Contract Value	% of Annual Vol.
Rotterdam 3.5% Barges	11/14/2016	Jan - Dec 2017	Morgan Stanley	27,000	$235.00	fixed swap	$1,781	50%

				27,000			$1,781	50%

Total Hedge Contracts outstanding				27,000			$1,781
Comments

•	(*) Volumes in metric tons.
•	(**) Unrealized valuation using futures as of 12/30/2016.

Debt for Borrowed Money

$ thousands

Loans for Grower Advances - INDEBTEDNESS BASKET 6.01 (i)

Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	(From Cons Debt Summ)
Dole Chile SA	Banco Santander	28/Dec/15	22/Jul/16	1.54%	8,500
Dole Chile S.A.	Banco de Chile	12/30/15	07/22/16	1.15%	6,000

Capital Leases - INDEBTEDNESS BASKET 6.01 (e)

Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	Amount
Sfco. Costa Rica S.A.	Parque Central S. A.	06/01/09	06/01/19	8.00%	151
DFFI	Parque Central S.A	6/1/2009	6/1/2019	8.00%	253
Sunnyridge	Florida Lift Systems	1/1/2011	12/24/2013	4.60%	—
Dole Fresh Vegetables	Cisco Capital Lease	9/1/2013	8/31/2018	3.99%	2,081

					2,486

Other Debt - INDEBTEDNESS BASKET 6.01 (x)

Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	Amount
SunnyRidge (Lallymix)	Farm Credit of Central Florida	30-May-06	1-Jul-20	7.60%	92
SunnyRidge (Lallymix)	Farm Credit of Central Florida	30-May-06	1-Jan-20	6.25%	127
SunnyRidge (Lallymix)	Farm Credit of Central Florida	9-Apr-08	1-Jul-20	5.80%	15

					234

Foreign debt - INDEBTEDNESS BASKET 6.01 (k)

Borrower	Bank	Borrowing Date	Maturity Date	Interest Rate	Amount
Dole Chile	Banco Santander	23-Jun-16	01/05/17	4.08%	28,802
Agroindustrial Piñas del Bosque S.A	BAC	30-Jun-16	06/30/26	6.00%	13,951

Intercompany Notes

Schedule to ABL Revolver and Term Loan Global Debt Agreements

Intercompany Notes

Lender	Borrower	Currency	Principal/Accrd Int Amount	Execution Date
Dole Food Co.	Dole Canada Co.	USD	457,289.94	8-Oct-07
Standard Fruit Co.	Dole Food Co.	USD	435,714,280.76	5-Jan-04
Agoura Ltd.	Solvest	USD	43,223,573.00	1-Jan-10
Solvest	Cookstown Financial	USD	12,703,837.00	13-Oct-99
Solvest	Dole Foreign Holdings	USD	346,212,121.00	18-Apr-05
Dole Mediterranean	Solvest	USD	1,965,241.00	5-Jun-08
Dole Italia (formerly Tropical Shipping)	Solvest	USD	5,623,447.00	1-Jan-09
Solvest	Dole Fresh Fruit International HK	USD	675,606,877.00	13-Apr-06
Solvest	CCWW	USD	66,913,957.00	13-Nov-13
Standard Fruit Co.	Solvest	USD	30,943,818.00	13-Nov-13
CCWW Transition Ltd.	Solvest	USD	1,433,148,268.00	Jul-16
Dole Europe BV	Solvest	EUR	8,507,327.41	3-Jan-16
Dole Italia (formerly Tropical Shipping)	Solvest	EUR	3,310,878.11	1-Jan-09
Dole Luxembourg II	Solvest	EUR	27,674,305.34	3-Jan-16
New Dole Canada Holdings	Solvest	CAD	46,838,738.38	8-Feb-13
Dole Ireland	Solvest	EUR	43,049,515.03	27-Oct-16
Dole Europe BV	Solvest	EUR	1,579,048.52	12-Dec-16
3960- Cookstown Financial Ltd.	3461 - Bananapuerto Puerto Bananero S. A.	USD	12,717,736.00	7-Dec-09
3910 - Dole Fresh Fruit Intl Ltd. - DFFIL	7143 - Dole Luxembourg II	USD	1,283,434.00	1-Jan-17
3952 - Camarillo Limited	1132 - S.F. Co.-Home Office	USD	533,361,408.00	29-Nov-02
3981 - Dole Ocean Cargo Express Inc. II	1130 -Dole Fresh Fruit Co.	USD	242,362,361.00	28-Mar-03

FX Hedge Summary

As of: 25-Mar-2017; Portfolio; ALL HEDGES

Dole Chile S.A.: CLP (Short CLP)

Non-Deliverable Forward(s) - Buy: CLP/ Sell: USD

	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:
	5	1	03/08/2017	04/26/2017	US Bank		CLP 3,320,000,000.00	664.070	USD(4,999,472.95)
	6	1	03/08/2017	05/24/2017	US Bank		CLP 3,570,000,000.00	665.060	USD(5,367,936.73)
	7	1	03/08/2017	06/21/2017	US Bank		CLP 3,980,000,000.00	666.060	USD(5,975,437.65)

						Total for 2017:	CLP 10,870,000,000.00	665.123	USD(16,342,847.33)

Total for Dole Chile S.A.: CLP (Short CLP)							CLP 10,870,000,000.00		USD(16,342,847.33)

DFFI: USD/EUR (Long EUR)

Forward(s) - Buy: USD/ Sell: EUR

	Period	Week	Trade	Maturity	Bank / Broker	Buy Amount	Rate	Sell Amount
2017:
	4	1	07/11/2016	03/30/2017	US Bank	USD 4,768,736.00	1.11680	EUR(4,270,000.00)
	4	1	08/25/2016	03/30/2017	HSBC	USD 2,424,366.00	1.13820	EUR(2,130,000.00)
	4	2	07/11/2016	04/06/2017	US Bank	USD 4,770,871.00	1.11730	EUR(4,270,000.00)
	4	2	08/25/2016	04/06/2017	HSBC	USD 2,425,431.00	1.13870	EUR(2,130,000.00)
	4	3	07/11/2016	04/13/2017	US Bank	USD 4,772,579.00	1.11770	EUR(4,270,000.00)
	4	3	08/25/2016	04/13/2017	HSBC	USD 2,426,283.00	1.13910	EUR(2,130,000.00)
	4	4	07/11/2016	04/20/2017	US Bank	USD 4,773,860.00	1.11800	EUR(4,270,000.00)
	4	4	08/25/2016	04/20/2017	HSBC	USD 2,427,348.00	1.13960	EUR(2,130,000.00)
	5	1	07/11/2016	04/27/2017	US Bank	USD 3,623,292.00	1.11830	EUR(3,240,000.00)
	5	1	08/25/2016	04/27/2017	HSBC	USD 1,846,638.00	1.13990	EUR(1,620,000.00)
	5	2	07/11/2016	05/04/2017	US Bank	USD 3,623,940.00	1.11850	EUR(3,240,000.00)
	5	2	08/25/2016	05/04/2017	HSBC	USD 1,847,124.00	1.14020	EUR(1,620,000.00)
	5	3	07/11/2016	05/11/2017	US Bank	USD 3,624,912.00	1.11880	EUR(3,240,000.00)
	5	3	08/25/2016	05/11/2017	HSBC	USD 1,847,610.00	1.14050	EUR(1,620,000.00)
	5	4	07/11/2016	05/18/2017	US Bank	USD 3,625,884.00	1.11910	EUR(3,240,000.00)
	5	4	08/25/2016	05/18/2017	HSBC	USD 1,848,258.00	1.14090	EUR(1,620,000.00)
	6	1	07/11/2016	05/25/2017	US Bank	USD 3,537,620.00	1.11950	EUR(3,160,000.00)
	6	1	08/25/2016	05/25/2017	HSBC	USD 1,803,412.00	1.14140	EUR(1,580,000.00)
	6	2	07/11/2016	06/01/2017	US Bank	USD 3,538,568.00	1.11980	EUR(3,160,000.00)
	6	2	08/25/2016	06/01/2017	HSBC	USD 1,803,886.00	1.14170	EUR(1,580,000.00)
	6	3	07/11/2016	06/08/2017	US Bank	USD 3,539,516.00	1.12010	EUR(3,160,000.00)
	6	3	08/25/2016	06/08/2017	HSBC	USD 1,804,360.00	1.14300	EUR(1,580,000.00)
	6	4	07/11/2016	06/15/2017	US Bank	USD 3,540,780.00	1.12050	EUR(3,160,000.00)
	6	4	08/25/2016	06/15/2017	HSBC	USD 1,804,834.00	1.14230	EUR(1,580,000.00)
	7	1	07/11/2016	06/22/2017	US Bank	USD 3,081,925.00	1.12070	EUR(2,750,000.00)
	7	1	08/25/2016	06/22/2017	US Bank	USD 1,565,088.00	1.14240	EUR(1,370,000.00)
	7	2	07/11/2016	06/29/2017	US Bank	USD 3,082,750.00	1.12100	EUR(2,750,000.00)
	7	2	08/25/2016	06/29/2017	US Bank	USD 1,565,499.00	1.14270	EUR(1,370,000.00)
	7	3	07/11/2016	07/06/2017	US Bank	USD 3,064,125.00	1.12150	EUR(2,750,000.00)
	7	3	08/25/2016	07/06/2017	US Bank	USD 1,566,184.00	1.14320	EUR(1,370,000.00)
	7	4	07/11/2016	07/13/2017	US Bank	USD 3,065,225.00	1.12190	EUR(2,750,000.00)
	7	4	08/25/2016	07/13/2017	US Bank	USD 1,566,869.00	1.14370	EUR(1,370,000.00)
	8	1	07/11/2016	07/20/2017	US Bank	USD 3,018,449.00	1.12210	EUR(2,690,000.00)
	8	1	08/25/2016	07/20/2017	US Bank	USD 1,544,400.00	1.14400	EUR(1,350,000.00)

Forward(s) - Buy: USD/ Sell: EUR

Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
8	2	07/11/2016	07/27/2017	US Bank		USD 3,019,525.00	1.12250	EUR(2,690,000.00)
8	2	08/25/2016	07/27/2017	US Bank		USD 1,544,940.00	1.14440	EUR(1,350,000.00)
8	3	07/11/2016	08/03/2017	US Bank		USD 3,020,332.00	1.12280	EUR(2,690,000.00)
8	3	08/25/2016	08/03/2017	US Bank		USD 1,545.345.00	1.14470	EUR(1,350,000.00)
8	4	07/11/2016	08/10/2017	US Bank		USD 3,021,139.00	1.12310	EUR(2,690,000.00)
8	4	08/25/2016	08/10/2017	US Bank		USD 1,545,750.00	1.14500	EUR(1,350,000.00)
9	1	07/11/2016	08/17/2017	US Bank		USD 3,269,385.00	1.12350	EUR(2,910,000.00)
9	1	08/25/2016	08/17/2017	US Bank		USD 1,672,430.00	1.14550	EUR(1,460,000.00)
9	2	07/11/2016	08/24/2017	US Bank		USD 3,270,258.00	1.12380	EUR(2,910,000.00)
9	2	08/25/2016	08/24/2017	US Bank		USD 1,672,868.00	1.14580	EUR(1,460,000.00)
9	3	07/11/2016	08/31/2017	US Bank		USD 3,271,422.00	1.12420	EUR(2,910,000.00)
9	3	08/25/2016	08/31/2017	US Bank		USD 1,673,452.00	1.14620	EUR(1,460,000.00)
9	4	07/11/2016	09/07/2017	US Bank		USD 3,272,586.00	1.12460	EUR(2,910,000.00)
9	4	08/25/2016	09/07/2017	US Bank		USD 1,673,890.00	1.14650	EUR(1,460,000.00)
10	1	07/11/2016	09/14/2017	US Bank		USD 3,655,600.00	1.12480	EUR(3,250,000.00)
10	1	08/25/2016	09/14/2017	US Bank		USD1,857,816.00	1.14680	EUR(1,620,000.00)
10	2	07/11/2016	09/21/2017	US Bank		USD 3,656,900.00	1.12520	EUR(3,250,000.00)
10	2	08/25/2016	09/21/2017	US Bank		USD 1,858,464.00	1.14720	EUR(1,620,000.00)
10	3	07/11/2016	09/28/2017	US Bank		USD 3,658,200.00	1.12560	EUR(3,250,000.00)
10	3	08/25/2016	09/28/2017	US Bank		USD 1,859,112.00	1.14760	EUR(1,620,000.00)
10	4	07/11/2016	10/05/2017	US Bank		USD 3,659,175.00	1.12590	EUR(3,250,000.00)
10	4	08/25/2016	10/05/2017	US Bank		USD 1,859,922.00	1.14810	EUR(1,620,000.00)
11	1	07/12/2016	10/12/2017	Scotiabank		USD 3,712,765.00	1.12850	EUR(3,290,000.00)
11	1	08/25/2016	10/12/2017	Bank of America		USD 1,880,752.00	1.14680	EUR(1,640,000.00)
11	2	07/12/2016	10/19/2017	Scotibank		USD 3,713,423.00	1.12870	EUR(3,290,000.00)
11	2	08/25/2016	10/19/2017	Bank of America		USD1,881,080.00	1.14700	EUR(1,640,000.00)
11	3	07/12/2016	10/26/2017	Scotiabank		USD 3,714,081.00	1.12890	EUR(3,290,000.00)
11	3	08/25/2016	10/26/2017	Bank of America		USD 1,881,572.00	1.14730	EUR(1,640,000.00)
11	4	07/12/2016	11/02/2017	Scotiabank		USD 3,715,068.00	1.12920	EUR(3,290,000.00)
11	4	08/25/2016	11/02/2017	Bank of America		USD 1,882,064.00	1.14760	EUR(1,640,000.00)
12	1	07/12/2016	11/09/2017	Scotiabank		USD 3,749,608.00	1.12940	EUR(3,320,000.00)
12	1	08/25/2016	11/09/2017	Bank of America		USD 1,905,514.00	1.14790	EUR(1,660,000.00)
12	2	07/12/2016	11/16/2017	Scotiabank		USD 3,750,272.00	1.12960	EUR(3,320,000.00)
12	2	08/25/2016	11/16/2017	Bank of America		USD 1,905,846.00	1.14810	EUR(1,660,000.00)
12	3	07/12/2016	11/24/2017	Scotiabank		USD 3,751,600.00	1.13000	EUR(3,320.000.00)
12	3	08/25/2016	11/24/2017	Bank of America		USD 1,906,510.00	1.14850	EJR(1,660,000.00)
12	4	07/12/2016	11/30/2017	Scotiabank		USD 3,752,596.00	1.13030	EUR(3,320.000.00)
12	4	08/25/2016	11/30/2017	Bank of America		USD 1,906,842.00	1.14870	EUR(1,660,000.00)
13	1	07/12/2016	12/07/2017	Scotiabank		USD 3,527,160.00	1.13050	EUR(3,120,000.00)
13	1	08/25/2016	12/07/2017	Bank of America		USD 1,792,440.00	1.14900	EUR(1,560,000.00)
13	2	07/12/2016	12/14/2017	Scotiabank		USD 3,527,784.00	1.13070	EUR(3,120,000.00)
13	2	08/25/2016	12/140017	Bank of America		USD 1,792,752.00	1.14920	EUR(1,560,000.00)
13	3	07/12/2016	12/210017	Scotiabank		USD 3,528,720.00	1.13100	EUR(3,120,000.00)
13	3	08/25/2016	12/210017	Bank of America		USD 1,793,220.00	1.14950	EUR(1,560,000.00)
13	4	07/12/2016	12/28/2017	Scotiabank		USD 3,529,968.00	1.13140	EUR(3,120,000.00)
13	4	08/25/2016	12/28/2017	Bank of America		USD 1,793,688.00	1.14980	EUR(1,560.000.00)

					Total for 2017:	USD 217.044,458.00	1.13068	EUR(191,960,000.00)

Total for DFFI: USD/ EUR (Long EUR)						USD 217,044,458.00		EUR(191,960,000.00)

Hedge of Specific EUR Items

Forward(s) - Buy: EUR) Sell: USD

	Period	Week	Trade	Maturity	Bank /Broker		Buy Amount	Rate	Sell Amount
2017:
	6	4	01/04/2017	06/16/2017	US Bank		EUR 825,000.00	1.05550	USD(870,787.50)
	6	4	01/12/2017	06/16/2017	US Bank		USD 883,987.50	1.07150	EUR(825,000.00)

						Total for 2017:	USD 1,708,987.50	1.00778	EUR(1,695,787.50)

						Total for Exposure:	USD 1,708,987.50	1.00778	EUR(1,695,787.50)

Total for Hedge of Specific EUR Items							USD 1,708,987.50		EUR(1,695,787.50)

EUR I/C Loan Hedges
Forward(s) - Buy: EUR/ Sell: USD
	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:
	6	4	10/26/2016	06/16/2017	US Bank		EUR 7,440,416.00	1.10320	USD(8,208,266.93)
	6	4	12/14/2016	06/16/2017	US Bank		EUR 13,350,000.00	1.07569	USD(14,360,461.50)
	6	4	12/30/2016	06/16/2017	US Bank		EUR 825,000.00	1.06450	USD(878,212.50)
	6	4	01/05/2017	06/16/2017	US Bank		EUR 6,000,000.00	1.06900	USD(6,414,000.00)

						Total for 2017:	EUR 27,615,416.00	1.08131	USD(29,860,940.93)

						Total for Exposure:	EUR 27,615,416.00	1.08131	USD(29.860.940.93)

-Buy: EUR/Sell: USD
	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:
	6	4	10/25/2016	06/16/2017	US Bank		EUR 21,000,000.00	1.10108	USD(23,122,680.00)
	6	4	10/26/2016	06/16/2017	US Bank		EUR 501,710.00	1.10320	USD(553,486.47)

						Total for 2017:	EUR 21,501,710.00	1.10113	USD(23,676,166.47)

						Total for Exposure:	EUR 21,501,710.00	1.10113	USD(23,676,166.47)

Total for EUR Spot							EUR 49,117,126.00		USD(53,537,107.40)

l/C Saba
Forward(s) - Buy: SEK/ SeII: USD
	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2018:
	6	4	01/20/2017	06/15/2018	US Bank		SEK 85,000,000.00	8.64800	USD(9,828,862.16)

						Total for 2018:	SEK 85,000.000.00	8.64800	USD(9,828,862.16)

						Total for Exposure:	SEK 85,000,000.00	8.64800	USD(9,828,862.16)

Total for I/C Saba							SEK 85,000,000.00		USD(9,828,862.16)

USD Hedge-for Non-USD Company

Forward(s) - Buy: USD/ Sell: SEK

	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:							USD 1,672,000.00	9.04340	SEK(15,120,564.80)
	4	3	12/07/2016	04/13/2017	US Bank		USD 1,777,000.00	9.03020	SEK(16,046,665.40)
	5	3	12/07/2016	05/11/2017	US Bank		USD 1,753,000.00	9.01700	SEK(15,806,801.00)
	6	3	12/07/2016	06/08/2017	US Bank		USD 1,396,000.00	9.00150	SEK(12,566,094.00)
	7	3	12/07/2016	07/06/2017	US Bank		USD 1,437,000.00	8.98800	SEK(12,915,756.00)
	8	3	12/07/2016	08/03/2017	US Bank		USD 1,751,000.00	8.97480	SEK(15,714,874.80)
	9	3	12/07/2016	08/31/2017	US Bank		USD 1,704,000.00	8.96110	SEK(15,269,714.40)
	10	3	12/07/2016	09/28/2017	US Bank		USD 1,559,000.00	8.94760	SEK(13,949,308.40)
	11	3	12/07/2016	10/25/2017	US Bank		USD 1,626,000.00	8.93320	SEK(14,525,383.20)
	12	3	12/07/2016	11/24/2017	US Bank		USD 1,228,000.00	8.91970	SEK(10,953,391.60)

	13	3	12/07/2016	12/21/2017	US Bank		USD 15,903,000.00	8.98375	SEK(142,868,553.60)

						Total for 2017:	USD 15,903,000.00	8.98375	SEK(142,868,553.60)

						Tatal for Exposure:	USD 15,903,000.00		SEK(142,868,553.60)

Total for USD Hedge-for Non-USD Company

DZA EUR / ZAR Hedge

Forward(s) - Buy: ZAR/ SeII: EUR

	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:
	5	3	11/11/2016	05/12/2017	Abaa Capital		ZAR 1,801,909.73	16.29950	EUR	(110,550.00)

						Total for 2017:	ZAR 1,801,909.73	16.29950	EUR	(110,550.00)

						Total for Exposure:	ZAR 1,801,909.73	16.29950	EUR	(110,550.00)

Total for DZA EUR I ZAR Hedge							ZAR 1 ,801,909.73		EUR	(110,550.00)

DZA GBP/ZAR Hedge

Forward(s) - Buy: ZAR/ Sell: GBP

	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:
	4	4	11/21/2016	04/21/2017	Abaa Capital		ZAR 1,280,265.00	18.28950	GBP	(70,000.00)
	5	3	11/11/2016	05/12/2017	Abaa Capital		ZAR 742,155.99	18.77450	GBP	(39,530.00)

						Total for 2017 :	ZAR 2,022,420.99	18.46454	GBP	(109,530.00)

						Total for Exposure:	ZAR 2,022,420.99	18.46454	GBP	(109,530.00)

Total for DZA GBP / ZAR Hedge							ZAR 2,022,420.99		GBP	(109,530.00)

DZA USD/ZAR Hedge

Forward(s) - Buy: ZAR/ Sell: USD

	Period	Week	Trade	Maturity	Bank / Broker		Buy Amount	Rate	Sell Amount
2017:
	4	4	11/22/2016	04/21/2017	Abaa Capital		ZAR 1,540,791.00	14.67420	USD	(105,000.00)
	5	3	11/11/2016	05/12/2017	Abaa Capital		ZAR 996,991.68	14.80820	USD	(67,327.00)

						Total for 2017:	ZAR 2,537,782.68	14.72655	USD	(172,327.00)

						Total for Exposure:	ZAR 2,537,782.68	14.72655	USD	(172,327.00)

Total for DZA USD / ZAR Hedge							ZAR 2,537,782.68		USD	(172,327.00)

Schedule 6.02

Existing Liens

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Berry Company, LLC f/k/a LallyMix Farms, LLP	Florida Department of State	UCC-1	Farm Credit of Central Florida, ACA as Agent/Nominee	Specific Equipment	06/02/2006	200602798033

Dole Berry Company, LLC f/k/a LallyMix Farms, LLP	Florida Department of State	UCC-3 Continuation	Farm Credit of Central Florida, ACA as Agent/Nominee	Specific Equipment	06/02/2006	200602798033	11/04/2009	20090146644X

Dole Berry Company, LLC f/k/a LallyMix Farms, LLP	Florida Department of State	UCC-3 Continuation	Farm Credit of Central Florida, ACA as Agent/Nominee	Specific Equipment	06/02/2006	200602798033	04/25/2011	20110446987X

Dole Berry Company, LLC f/k/a LallyMix Farms, LLP	Florida Department of State	UCC-3 Amend Debtor’s Name and Continuation	Farm Credit of Central Florida, ACA as Agent/Nominee	Specific Equipment	06/02/2006	200602798033	04/18/2016	201607347790

Dole Food Company, Inc.	North Carolina SOS	UCC-1	Var Resources, Inc.	Leased Equipment	12/15/2016	20160124235H

Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-1	General Electric Capital Corporation	Aircraft (Equipment)	04/01/2003	3084542 3

Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-3 Continuation	General Electric Capital Corporation	Aircraft (Equipment)	04/01/2003	3084542 3	11/16/2007	2007 4381033

Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-3 Continuation	General Electric Capital Corporation	Aircraft (Equipment)	04/01/2003	3084542 3	01/09/2013	2013 0119850

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-3 Amend Secured Party’s Address	General Electric Capital Corporation	Aircraft (Equipment)	04/01/2003	3084542 3	01/09/2013	2013 0119876

Dole Fresh Fruit Company	Nevada SOS	UCC-1	Terex Financial Services, Inc.	Specified Goods	03/25/2016	2016008751-4

Dole Fresh Fruit Company	Nevada SOS	UCC-1	Baycap, LLC	Leased Equipment	04/04/2016	2016009557-3

Dole Fresh Fruit Company	Nevada SOS	UCC-1	Baycap, LLC	Leased Equipment	05/18/2016	2016014130-6

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	De Lage Landen Financial Services, Inc.	Leased Equipment	05/14/2004	0414360036

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	De Lage Landen Financial Services, Inc.	Leased Equipment	05/14/2004	0414360036	04/08/2009	09-71929261

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	De Lage Landen Financial Services, Inc.	Leased Equipment	05/14/2004	0414360036	04/07/2014	14-74063445

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	NMHG Financial Services, Inc.	Leased Equipment	03/27/2006	06-7063951633

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	NMHG Financial Services, Inc.	Leased Equipment	03/27/2006	06-7063951633	01/21/2011	11-72582391

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	NMHG Financial Services, Inc.	Leased Equipment	03/27/2006	06-7063951633	10/20/2015	15-74908468

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	NMHG Financial Services, Inc.	Leased Equipment	03/27/2006	06-7063951633	10/20/2015	15-74908465

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	04/28/2008	08-7155589987

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	04/28/2008	08-7155589987	08/08/2008	08-71681682

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	General Electric Capital Corporation	Leased Equipment	04/28/2008	08-7155589987	01/17/2013	13-73451895

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	04/28/2008	08-7155589987	01/17/2013	13-73451894

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Motion Industries, Inc.	Consigned Goods	05/07/2008	08-7156872448

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	Motion Industries, Inc.	Consigned Goods	05/07/2008	08-7156872448	05/01/2013	13-73585736

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	05/30/2008	08-7159766776

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	5/30/2008	08-7159766776	02/07/2013	13-73478142

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amendment of Secured Party’s Address	General Electric Capital Corporation	Leased Equipment	5/30/2008	08-7159766776	02/07/2013	13-73478149

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	09/26/2008	08-7173351762

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	09/26/2008	08-7173351762	06/21/2013	13-73662187

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s address	General Electric Capital Corporation	Leased Equipment	09/26/2008	08-7173351762	06/21/2013	13-73662185

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	01/04/2010	10-7218902363

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	01/04/2010	10-7218902363	08/13/2014	14-74243583

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	01/04/2010	10-7218902363	08/14/2014	14-74244378

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	01/04/2010	10-7218902363	01/08/2016	16-75032637

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	De Lage Landen Financial Services, Inc.	Leased Equipment	10/28/2010	10-7249839215

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	De Lage Landen Financial Services, Inc.	Leased Equipment	10/28/2010	10-7249839215	07/23/2015	15-74762846

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	12/30/2010	11-7256417549

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	12/30/2010	11-7256417549	08/04/2015	15-74785483

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	12/30/2010	11-7256417549	08/04/2015	15-74785481

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	12/30/2010	11-7256417549	01/04/2016	16-75020253

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Cisco Systems Capital Corporation	Leased Equipment	01/26/2011	11-7258834776

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	Cisco Systems Capital Corporation	Leased Equipment	01/26/2011	11-7258834776	01/12/2016	16-75038686

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	02/28/2011	11-7261905709

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	General Electric Capital Corporation	Leased Equipment	02/28/2011	11-7261905709	10/22/2015	15-74911680

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	General Electric Capital Corporation	Leased Equipment	02/28/2011	11-7261905709	10/22/2015	15-74911682

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	De Lage Landen Financial Services Inc.	Leased Equipment	05/16/2011	11-7270225522

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	De Lage Landen Financial Services Inc.	Leased Equipment	05/16/2011	11-7270225522	03/31/2016	16-75173861

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Huntington Technology Finance, Inc. and SCG Capital Corporation (NMHG Financial Services, Inc.)	Leased Equipment	06/01/2011	11-7271498414

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	Huntington Technology Finance, Inc. and SCG Capital Corporation (NMHG Financial Services, Inc.)	Leased Equipment	06/01/2011	11-7271498414	01/06/2016	16-75025352

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	Huntington Technology Finance, Inc. and SCG Capital Corporation (NMHG Financial Services, Inc.)	Leased Equipment	06/01/2011	11-7271498414	05/05/2016	16-75237362

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	Huntington Technology Finance, Inc.	Specific Leased Equipment	06/01/2011	11-7271498414	02/23/2017	1775725286

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	SCG Capital Corporation	Specific Leased Equipment	06/01/2011	11-7271498414	03/02/2017	1775737042

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	SCG Capital Corporation	Specific Leased Equipment	06/01/2011	11-7271498414	03/02/2017	1775737041

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/07/2011	11-7287319009

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/07/2011	11-7287319009	12/20/2011	1172949278

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/07/2011	11-7287319009	03/19/2012	1273071697

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/07/2011	11-7287319009	05/10/2013	1373619625

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Address	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/07/2011	11-7287319009	02/03/2014	14-73977427

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/07/2011	11-7287319009	02/03/2014	1473980064

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	10/07/2011	11-7287319009	06/03/2016	16-75289145

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	CF Equipment Leases, LLC	Leased Equipment	10/07/2011	11-7287319009	06/03/2016	16-75289951

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (GE Capital Commercial Inc.)	Leased Equipment	06/29/2012	12-7319020873

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	06/29/2012	12-7319020873	02/27/2017	17-75729933

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	CF Equipment Leases, LLC	Leased Equipment	06/29/2012	12-7319020873	02/28/2017	17-75730218

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Credit Corporation of Tennessee)	Leased Equipment	07/02/2012	12-7319705237

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	07/02/2012	12-7319705237	03/02/2017	17-75735493

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	CF Equipment Leases, LLC	Leased Equipment	07/02/2012	12-7319705237	03/02/2017	17-75735694

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Credit Corporation of Tennessee)	Leased Equipment	07/02/2012	12-7319705358

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	07/02/2012	12-7319705358	03/01/2017	17-75734093

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Continuation	CF Equipment Leases, LLC	Leased Equipment	07/02/2012	12-7319705358	03/01/2017	17-75734698

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RockTenn CP, LLC	Specific Equipment	09/11/2012	12-7328437390

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	11/13/2012	12-7336803164

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Capital Corporation	Leased Equipment	01/16/2013	13-7345072365

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RDO Equipment Co	Specific Equipment	01/22/2013	13-7345647676

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	IKON Financial Svcs	Leased Equipment	01/24/2013	13-7346011591

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	03/04/2013	13-7351627166

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RDO Equipment Co	Specific Equipment	03/13/2013	13-7351702180

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	05/28/2013	13-7362576797

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	05/28/2013	13-7362576797	10/25/2013	1373839410

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	05/28/2013	13-7362576797	06/09/2014	1474151693

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Name	CF Equipment Leases, LLC (General Electric Credit Corporation of Tennessee)	Leased Equipment	05/28/2013	13-7362576797	06/10/2014	14-74151818

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	05/28/2013	13-7362576797	01/04/2016	16-75020237

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	10/21/2013	13-7383110835

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	General Electric Credit Corporation of Tennessee	Leased Equipment	10/21/2013	13-7383110835	05/06/2014	1474108065

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Name	General Electric Credit Corporation of Tennessee	Leased Equipment	10/21/2013	13-7383110835	08/06/2014	14-74234115

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	General Electric Credit Corporation of Tennessee	Leased Equipment	10/21/2013	13-7383110835	08/07/2014	1474236256

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/21/2013	13-7383111109

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	CF Equipment Leases, LLC (General Electric Capital Corporation)	Leased Equipment	10/21/2013	13-7383111109	05/06/2014	1474108107

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amend Secured Party’s Name	CF Equipment Leases, LLC (General Electric Credit Corporation of Tennessee)	Leased Equipment	10/21/2013	13-7383111109	08/14/2014	14-74245254

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Amendment	CF Equipment Leases, LLC (General Electric Credit Corporation of Tennessee)	Restate Collateral	10/21/2013	13-7383111109	08/14/2014	1474246468

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	10/21/2013	13-7383111109	01/04/2016	16-75021237

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	11/22/2013	13-7388475197

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	11/22/2013	13-7388475339

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	11/22/2013	13-7388475450

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	12/13/2013	13-7390707390

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	12/13/2013	13-7390707532

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	12/13/2013	13-7390773656

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Deere Credit, Inc.	Leased Equipment	01/14/2014	14-7395123732

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	01/27/2014	14-7396897206

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	02/27/2014	14-7401091431

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	04/09/2014	14-7406936838

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	04/09/2014	14-7407124959

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	CF Equipment Leases, LLC (General Electric Credit Corporation of Tennessee)	Leased Equipment	06/04/2014	14-7414545499

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Assignment	CF Equipment Leases, LLC	Leased Equipment	06/04/2014	14-7414545499	01/04/2016	16-75021253

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RockTenn CP, LLC	Specific Equipment	08/11/2014	14-7423900878

Dole Fresh Vegetables, Inc.	California SOS	UCC-3 Restate Collateral	RockTenn CP, LLC	Specific Equipment	08/11/2014	14-7423900878	12/26/2014	14-74422572

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	GELCO Fleet Trust	Leased Equipment	10/01/2014	14-7430700288

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	GELCO Fleet Trust	Leased Equipment	10/15/2014	14-7432511472

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	GELCO Fleet Trust	Leased Equipment	11/12/2014	14-7436185019

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	12/04/2014	14-7438904686

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	General Electric Credit Corporation of Tennessee	Leased Equipment	02/12/2015	15-7450117990

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1	RockTenn CP, LLC	Specific Equipment	04/17/2015	15-7460320735

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	GE TF Trust	Leased Equipment	05/04/2015	15-7463562190

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Deere Credit, Inc.	Leased Equipment	08/07/2015	15-7479019881

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Deere Credit, Inc.	Leased Equipment	08/07/2015	15-7479020055

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	IKON Financial Svcs	Leased Equipment	01/28/2016	16-7506726232

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Specific Equipment	06/06/2016	16-7529310791

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	U.S. Bank Equipment Finance, a division of U.S. Bank National Association	Specific Equipment	06/06/2016	16-7529313340

Dole Fresh Vegetables, Inc.	California SOS	UCC-1	Corporation Service Company, as Representative	Leased Equipment	02/21/2017	17-7572028796

Royal Packing Co.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	06/17/2012	12-7317397252

Royal Packing Co.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	06/20/2012	12-7317830577

Royal Packing Co.	California SOS	UCC-1	RDO Equipment Co.	Specific Equipment	06/27/2012	12-7318673604

Royal Packing Co.	California SOS	UCC-1	CNH Capital America LLC	Leased Equipment	12/22/2012	12-7342066304

Royal Packing Co.	California SOS	UCC-1	CNH Capital America LLC	Leased Equipment	07/01/2013	13-7367478945

Royal Packing LLC	California SOS	UCC-1	CNH Industrial Capital America LLC	Leased Equipment	09/18/2014	14-7428753526

Royal Packing LLC	California SOS	UCC-1	CNH Industrial Capital America LLC	Leased Equipment	09/18/2014	14-7428753647

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Royal Packing LLC	California SOS	UCC-1	CNH Industrial Capital America LLC	Leased Equipment	12/31/2014	14-7442865718
Royal Packing LLC	California SOS	UCC-1	CNH Industrial Capital America LLC	Leased Equipment	09/03/2015	15-7483400284
Royal Packing	State of California	State Tax Lien	Employment Development Department	Amount $4,664.36	02/22/2016	16-7510709076
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1653357	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1566074	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1494440	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1451110	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 0641848	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 0615402	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 0528113	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 0508689	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1335817	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1586683	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1509411	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1568638	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Dole Food Company, Inc.	USPTO	Trademark Security Agreement	Duo Juice Company (Licensee)	License, Trademark Registration No. 1960173	06/05/1995 (Recordation Date)	1361/0517 (Reel/Frame)

Dole Food Company, Inc. (Castle & Cooke, Inc.)	USPTO	Trademark Security Agreement	Wells Fargo Bank, N.A.	License, Trademark Registration No. 1451110	02/15/13 (Recordation Date)	4963/0970 (Reel/Frame)

Dole Food Company, Inc. (Castle & Cooke, Inc.)	USPTO	Trademark Security Agreement	Wells Fargo Bank, N.A.	License, Trademark Registration No. 0615402	02/15/13 (Recordation Date)	4963/0970 (Reel/Frame)

Dole Food Company, Inc. (Castle & Cooke, Inc.)	USPTO	Trademark Security Agreement	Wells Fargo Bank, N.A.	License, Trademark Registration No. 0528113	02/15/13 (Recordation Date)	4963/0970 (Reel/Frame)

Debtor	Jurisdiction	Type of Filing	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Dole Food Company, Inc. (Castle & Cooke, Inc.)	USPTO	Trademark Security Agreement	Wells Fargo Bank, N.A.	License, Trademark Registration No. 1586683	02/15/13 (Recordation Date)	4963/0970 (Reel/Frame)

Dole Food Company, Inc. (Castle & Cooke, Inc.)	USPTO	Trademark Security Agreement	Wells Fargo Bank, N.A.	License, Trademark Registration No. 1335817	02/15/13 (Recordation Date)	4963/0970 (Reel/Frame)

Dole Food Company, Inc. (Castle & Cooke, Inc.)	USPTO	Trademark Security Agreement	Wells Fargo Bank, N.A.	License, Trademark Registration No. 1566074	02/15/13 (Recordation Date)	4963/0970 (Reel/Frame)

The Liens securing any obligations owing under the Existing Credit Agreement subject to compliance by the Loan Parties with Schedule 5.09(d).

Schedule 6.05(f)

Existing Investments

Grower Advances

Total Grower Advances outstanding as of December 31, 2016	$50 million

Contemplated Grower Advances

Chile Grower Advances	$10 million

Dole Fresh Vegetables Grower Advances	$6 million

Dole Europe South Africa Grower Advances	$2 million

Dole Latin Grower Advances	$2 million

Total	$70 million

Contemplated Investments

Proposed/Potential Entities	Description	Amount

Solvest/DFFI or affiliate	JV in Guatemala - 3,500 Hectares	$28 million

Ventura Trading Ltd.	Gulfport and Freeport Vessel Replacement (2 Vessels)	$84 million

Solvest/DFFI or affiliate	Veragua Farm Acquisition (Costa Rica Pineapple)	$25 million

Dole Fresh Fruit	North America - New IT System	$20 million

Chile	Chile Farm Acquisition - 500 Hectares	$25 million

Peru	Chile Farm Acquisition - 200 Hectares	$10 million

Chile	New Facilities - Cold Storage; Vegetable Plant	$16 million

South Africa	200 ha Citrus production & Packing facilities	$12 million

South Africa	100 ha Grapes production & Packing facility	$10 million

South Africa	Rekopane - Buy out minority shareholders	$2 million

Doha,Qatar	JV (Packaged Salads)

Fresh Vegetables	Acquisition to enter Single Serve/Ready to Eat market	$50 million

Fresh Vegetables	Acquisition/Expansion - East Coast U.S. & Midwest U.S.	$75 - $125 million

Europe/Saba	Acquisition/Expansion - Europe Salad Plant

Fresh Vegetables	North America - New IT System	$20 million

Equity Investments

Dole National Co, S.A.	$1,801,940
Trilex	$2,723,148
Reciplast	$238,848
Estibadora Caribe	$0
Bananera Tepeyac, S.A.	$17,597,841
Sky View Cooling of Yuma	$1,491,321
Healthy Foods LLC	$0

Schedule 6.07

Affiliate Transactions

DOLE FOOD COMPANY, INC.

2016 SUMMARY OF AFFILIATED TRANSACTIONS

Transactions between Dole Food Company, Inc. or its affiliates and David H. Murdock and his affiliates including Castle & Cooke.

No.	DESCRIPTION		Total 2016 (1)	Less Paid	Pay/(Rec) 12/31/16	Total 2015 (1)
1	Transportation Products and Services:
	Flexi-Van
	•	Rental of Chassis and Generator Sets	$4,314,660	$(4,314,660)	$—	$4,061,436
2	Hotel and Restaurant:
	The Four Seasons Westlake Village Hotel
	•	Linen Service	16,447	(15,597)	850	16,956
	•	Business Functions	44,405	(44,405)	0	32,138

			60,852	(60,002)	850	49,094
3	Global Express
	•	Other aircraft expenses	195,273	(165,483)	29,790	238,048
	•	Hangar/Office Rent	251,981	(251,981)	0	250,492

			447,254	(417,464)	29,790	488,540
4	Office Lease:
	•	Lindero Headquarters	(345,936)	345,936	0	(360,317)
	•	Kannapolis Office	220,017	(217,767)	2,250	0
	•	NC Research Center - sublease	667,145 (2)	0	0	653,935

			541,226	128,169	2,250	293,618
5	Notes receivable:
	•	Promissory Notes	(34,000,000)	20,000,000	(14,000,000)	(34,000,000)
	•	Accrued interest	(994,920)	994,920	0	(945,185)

			(34,994,920)	20,994,920	(14,000,000)	(34,945,185)
6	Miscellaneous Transactions:
	•	Landscape Maintenance Services	15,464	(15,464)	0	146,715
	•	Land Services Fee	2,088	(1,872)	216	3,864
	•	Rent paid for Coffee Facility owned by Castle	51,462	(51,462)	0	51,462
	•	Oahu Land Property Tax	10,445	(10,445)	0	5,176
	•	Purchase of Dole Products	(610,010)	558,192	(51,818)	(522,857)
	•	Transfer Related to Land Exchange	(35,206)	32,249	(2,957)	(33,901)
	•	Trademark Licensing Agreement	(148,239)	112,220	(36,019)	(142,166)
	•	Plantation Water and Sewer Costs	(55,800)	55,800	0	(71,000)
	•	Hawaii Chocolate Factory	310,724	(310,724)	0	0
	•	Human Resources and Employee Benefits	(257,115)	113,599	(143,516)	(162,483)
	•	Other business related expenses	20,589	(6,232)	14,357	(20,106)

			(695,598)	475,861	(219,737)	(745,296)
7	Shared Costs:
	•	Administrative - Dole employees	(624,119)	624,119	0	(746,021)
	•	Administrative - Castle employees	118,174	(118,174)	0	96,609

			(505,945)	505,945	0	(649,412)
		Net Total (excluding Research Center sublease)	$(31,499,616)	$17,312,769	$(14,186,847)	$(32,101,140)

		Total Due by Dole to Castle	$5,571,729	$(5,524,266)	$47,463	$4,902,896
		Total Due to Dole by Castle	(37,071,345)	22,837,035	(14,234,310)	(37,004,036)

		Net Total	$(31,499,616)	$17,312,769	$(14,186,847)	$(32,101,140)

(1)	Amounts without brackets represent payments due by Dole to David H. Murdock and his affiliates including Castle & Cooke. Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.
(2)	Amounts not paid directly to Castle & Cooke. Sublease from North Carolina State University.

Schedule 9.01

Administrative Agent’s Office; Notices

To the Borrower or any Loan Party:

c/o Dole Food Company, Inc.

One Dole Drive

Westlake Village, CA 91362

Attention: General Counsel

Tel: 818-879-6600

To the Administrative Agent:

Morgan Stanley Senior Funding, Inc.

1300 Thames Street, Thames Street Wharf, 4th Floor

Baltimore, MD 21231

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption (the “Standard Terms and Conditions”) set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Dole Food Company, Inc.

Form of Assignment and Assumption

4.	Administrative Agent: Morgan Stanley Senior Funding, Inc., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of April 6, 2017, among DFC Holdings, LLC, the Borrower, the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/ Loans Assigned		Percentage Assigned of Commitment/ Loans		CUSIP Number
		______	$	________________	$	_________	____________	%
		______	$	________________	$	_________	____________	%
		______	$	________________	$	_________	____________	%

[7.	Trade Date: ]

A - 152
Form of Assignment and Assumption

Effective Date:                     , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][1] Accepted:

Morgan Stanley Senior Funding, Inc., as
Administrative Agent

By:
Title:

[Consented to:][2]

DOLE FOOD COMPANY, INC.

By:
Title:

[1]	To be added if required pursuant to Section 9.04(b)(iii)(B).
[2]	To be added if required pursuant to Section 9.04(b)(iii)(A).

A - 153
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.04(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

A - 154
Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

A - 155
Form of Assignment and Assumption

EXHIBIT B

FORM OF TRANCHE B TERM NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to                              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Tranche B Term Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DFC Holdings, LLC, the Company, the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of the Tranche B Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Tranche B Term Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Tranche B Term Note is also entitled to the benefits of the Guarantee and Security Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Tranche B Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Tranche B Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Tranche B Term Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.

The Company hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Tranche B Term Note.

THE ASSIGNMENT OF THIS TRANCHE B TERM NOTE AND ANY RIGHTS WITH RESPECT THERETO IS SUBJECT TO THE PROVISIONS OF THE AGREEMENT INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

B-1
Form of Tranche B Term Note

THIS TRANCHE B TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TRANCHE B TERM NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

B-2
Form of Tranche B Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-3
Form of Tranche B Term Note

EXHIBIT C

FORM OF INTERCREDITOR AGREEMENT

[SEE ATTACHED]

C-1

Execution Version

INTERCREDITOR AGREEMENT

This Intercreditor Agreement is dated as of April 6, 2017, and entered into by and among Dole Food Company, Inc., a North Carolina corporation (the “Company”), DFC Holdings, LLC, a Delaware limited liability company (“Holdings”), the subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, the “Company Subsidiaries”), Bank of America, N.A., in its capacity as administrative agent under the ABL Credit Agreement, including its successors and assigns from time to time in such capacity (the “Initial ABL Agent”), Morgan Stanley Senior Funding, Inc., as administrative agent under the Initial Term Agreement, including its successors and assigns from time to time in such capacity (the “Initial Term Agent”), and Wilmington Trust, National Association, in its capacity as collateral agent under the Junior Secured Notes Security Documents, including its successors and assigns from time to time in such capacity (the “Initial Junior Secured Notes Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.

RECITALS

The Company, Holdings, Solvest Ltd., the ABL Lenders, the Initial ABL Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, supplemented or modified from time to time, the “Initial ABL Credit Agreement”);

The Company has borrowed $950,000,000 principal amount of term loans (the “Initial Term Loans”) under that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, supplemented or modified from time to time, the “Term Loan Agreement”) among Holdings, the Company, the Term Lenders and the Initial Term Agent;

The Company has issued $300,000,000 principal amount of 7.25% senior secured notes due 2025 (the “Initial Junior Secured Notes”) under an indenture (as amended, restated, supplemented or modified from time to time, the “Junior Secured Notes Indenture”) among the Company, each Guarantor (as defined in the Junior Secured Notes Indenture), the Initial Junior Secured Notes Agent, and the Junior Secured Notes Trustee;

The Company may from time to time following the date hereof incur Additional Pari Passu Term Obligations and/or Additional Pari Passu Junior Secured Notes Obligations to the extent permitted by the ABL Credit Agreement, the Term Loan Agreement and the Junior Secured Notes Indenture; and

In order to induce the ABL Agent and the ABL Lenders to consent to the Grantors incurring the Term Obligations and the Junior Secured Notes Obligations and granting the Liens to the Term Agent and the Junior Secured Notes Agent and in order to induce the Term Agent and the Term Lenders to consent to the Grantors incurring the ABL Obligations and the Junior Secured Notes Obligations and granting the Liens to the ABL Agent and the Junior Secured Notes Agent, the ABL Agent, on behalf of the ABL Claimholders, the Term Agent, on behalf of the Term Claimholders and the Initial Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders under the Junior Secured Notes Indenture, pursuant to the terms thereof, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

[Signature Page to Intercreditor]

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.

DEFINITIONS.

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.

“ABL Bank Product Agreement” means each agreement relating to “Cash Management Obligations” (as defined in the ABL Credit Agreement) and “Secured Hedge Agreements” (as defined in the ABL Credit Agreement) entered between any Grantor and/or any Subsidiary of any Grantor, on the one hand, and any ABL Bank Product Provider.

“ABL Bank Product Providers” means the holders of ABL Bank Product Obligations that, pursuant to the terms of the ABL Loan Documents, are “Secured Parties” (as defined in the ABL Credit Agreement), in their capacities as such.

“ABL Bank Product Obligations” means all Obligations arising under ABL Bank Product Agreements.

“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders, the ABL Agent, the ABL Bank Product Providers and any other “Secured Parties” as defined in the ABL Credit Agreement, in each case solely in their capacities as such and not in any other capacity.

“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted to the ABL Agent as security for any ABL Obligations.

“ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause (I) which is designated to each ABL Agent as an “ABL Credit Agreement” by (x) if any other ABL Credit Agreement is then in effect, the ABL Agent (and, so long as an ABL Default has not occurred and is continuing at the time of such designation, the Company) or (y) if no other ABL Credit Agreement is then in effect, the Company, and (II) pursuant to which the ABL Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the Initial ABL Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).

“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement, in each case solely in their capacities as such and not in any other capacity.

“ABL Loan Documents” means the ABL Credit Agreement and the “Loan Documents” (as defined in the ABL Credit Agreement), ABL Bank Product Agreements, and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with the ABL Credit Agreement or any ABL Bank Product Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

“ABL Obligations” means all Obligations outstanding under the ABL Credit Agreement and the other ABL Loan Documents, including any ABL Bank Product Obligations. “ABL Obligations” shall include all interest, fees, and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant ABL Loan Document whether or not the claim for such interest, fees, or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“ABL Priority Collateral” means all now-owned or hereafter acquired ABL Collateral that constitutes:

(a) Accounts, other than Accounts which arise from the sale, license, assignment or other disposition of Term Priority Collateral;

(b) Inventory and Documents for any Inventory;

(c) Investment Property, but specifically excluding any securities representing Term Pledged Collateral or Instruments which arise from the sale, license, assignment or other disposition of Term Priority Collateral;

(d) Deposit Accounts and Securities Accounts (including all cash, cash equivalents, Money, checks, Instruments, funds, ACH transfers, wired funds, Investment Property, and other funds and property held in or on deposit in any of the foregoing, but excluding any identifiable Proceeds of Term Priority Collateral held in any of the foregoing);

(e) Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in the preceding clauses of this definition;

(f) Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in the preceding clauses of this definition;

(g) all contracts, contract rights and other General Intangibles (other than any Intellectual Property and the Term Pledged Collateral), all Documents, Chattel Paper, and Instruments (including promissory notes), in each case, to the extent arising out of, or related to, or derivative of the property or interests in property described in the preceding clauses of this definition but specifically excluding any Intellectual Property and Term Pledged Collateral;

(h) all books and Records relating to the items referred to in the preceding clauses (a) through (g) (including all books, databases, data processing software, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses of this definition); and

(i) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts (except amounts in Deposit Accounts representing identifiable Term Priority Proceeds under clause (j) of the definition of “Term Priority Collateral”, but only to the extent of such identifiable Term Priority Proceeds) received as proceeds of any of the foregoing, but excluding identifiable proceeds from Term Priority Collateral (collectively, “ABL Priority Proceeds”).

“ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“Access Period” means for each parcel of Mortgaged Premises, the period, which begins on the earlier of (a) the day on which the ABL Agent provides the Term Agent with an Enforcement Notice and (b) the fifth Business Day after the Term Agent provides the ABL Agent with notice that the Term Agent (or its agent) has obtained possession or control of such Mortgaged Premises in connection with an Enforcement and ends on the earliest of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Agent initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Mortgaged Premises and (ii) the Discharge of ABL Obligations.

“Account” has the meaning set forth in the Initial ABL Credit Agreement as in effect on the date hereof.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Term Agent, the Junior Secured Notes Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Additional Joinder Agreement” means a joinder agreement in the form of Exhibit A hereto.

“Additional Pari Passu Junior Secured Notes Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Junior Secured Notes Obligations pursuant to any Additional Pari Passu Junior Secured Notes Agreement.

“Additional Pari Passu Junior Secured Notes Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Junior Secured Notes Obligations are incurred.

“Additional Pari Passu Junior Secured Notes Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is not prohibited by the terms of the then extant ABL Credit Agreement, the Term Loan Agreement, each then extant Additional Pari Passu Term Agreement, the Junior Secured Notes Indenture and each then extant Additional Pari Passu Junior Secured Notes Agreement from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Junior Secured Notes Obligations, (b) the Grantors have granted Liens, consistent with clause (a), on the Junior Secured Notes Collateral to secure the Obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Junior Secured Notes Agent for the holders of such Indebtedness has entered into an Additional Joinder Agreement on behalf of the Junior Secured Notes Claimholders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Junior Secured Notes Claimholders.

“Additional Pari Passu Term Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Term Obligations pursuant to any Additional Pari Passu Term Agreement.

“Additional Pari Passu Term Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Term Obligations are incurred.

“Additional Pari Passu Term Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is not prohibited by the terms of the then extant ABL Credit Agreement, the Term Loan Agreement, each then extant Additional Pari Passu Term Agreement, the Junior Secured Notes Indenture and each then extant Additional Pari Passu Junior Secured Notes Agreement from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Term Obligations, (b) the Grantors have granted Liens, consistent with clause (a), on the Term Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Term Agent, for the holders of such Indebtedness has entered into an Additional Joinder Agreement on behalf of the Term Claimholders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Term Claimholders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the ABL Agent, the Term Agent, and the Junior Secured Notes Agent .

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal or state law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Term Claimholder, Junior Secured Notes Claimholder or ABL Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral, Term Collateral or Junior Secured Notes Collateral.

“Commercial Tort Claims” means all present and future “commercial tort claims” (as defined in Article 9 of the UCC).

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions do not violate and are in accordance and consistent with the provisions of this Agreement.

“Copyrights” means (a) all registered United States copyrights in any works which are subject to copyright protection pursuant to Title 17 of the United States Code, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office and (b) all renewals thereof.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of all ABL Obligations (other than (i) ABL Bank Product Obligations which are not then due and payable and (ii) contingent obligations or contingent indemnification obligations except as provided in clause (d) below);

(b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents (other than ABL Bank Product Agreements);

(c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than 105% of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement; and

(d) cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any ABL Loan Documents (in an amount and manner reasonably satisfactory to the ABL Agent).

“Discharge of Junior Secured Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5, (x) payment in full in cash (or, to the extent provided in the applicable Junior Secured Notes Documents, other property) of all Junior Secured Notes Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) or (y) any discharge or defeasance of the Junior Secured Notes Indenture and each Additional Pari Passu Junior Secured Notes Agreement in accordance with the express terms thereof.

“Discharge of Prior Lien Obligations” means:

(a) with respect to the Junior Secured Notes Claimholders, the Discharge of ABL Obligations and the Discharge of Term Obligations;

(b) with respect to the ABL Priority Collateral as it relates to the Term Claimholders, the Discharge of ABL Obligations; and

(c) with respect to the Term Priority Collateral as it relates to the ABL Claimholders, the Discharge of Term Obligations.

“Discharge of Term Obligations” means, except to the extent otherwise expressly provided in Section 5.5, payment in full in cash of all Term Obligations (other than (i) Term Bank Product Obligations which are not then due and payable and (ii) contingent obligations or indemnification obligations, in each case for which no claim has been asserted) and termination of all commitment to lend under the Term Agreements (other than Term Bank Product Agreements).

“Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

“Documents” means all present and future “documents” (as defined in Article 9 of the UCC).

“Enforcement” means, collectively or individually for one or more of the ABL Agent, the Term Agent or Junior Secured Notes Agent to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Term Documents, the Junior Secured Notes Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor at the direction of the ABL Agent, the Term Agent or the Junior Secured Notes Agent, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application (including pursuant to “cash dominion” provisions) of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an over-advance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the termination of the commitments to lend under the ABL Loan Documents, the Term Documents or the Junior Secured Notes Documents, and (viii) the acceleration of the Term Obligations, the ABL Obligations or the Junior Secured Notes Obligations.

“Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Term Default has occurred and is continuing, by either the ABL Agent or the Term Agent to the other announcing that such party intends to commence Enforcement against its Priority Collateral and specifying the relevant event of default.

“Equipment” means, as to each Grantor, all of such Grantor’s now owned and hereafter acquired equipment (as defined in Article 9 of the UCC) wherever located.

“Financial Assets” means all present and future “financial assets” (as defined in Article 9 of the UCC).

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding Intellectual Property and any rights thereunder.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means Holdings, the Company, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver an ABL Security Document, a Term Security Document or a Junior Secured Notes Security Document, as a grantor of a security interest (or the equivalent thereof); provided that the term “Grantor” shall not include any entity that is a party to only (i) the ABL Loan Documents but not any Term Documents or Junior Lien Notes Documents, (ii) the Term Documents but not any ABL Loan Documents or Junior Lien Notes Documents or (iii) any Junior Lien Notes Documents but not any ABL Loan Documents or Term Documents.

“Indebtedness” means and includes all “Indebtedness,” or any similar term within the meaning of the ABL Loan Documents, the Term Documents or the Junior Secured Notes Documents, as applicable.

“Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Junior Secured Notes” has the meaning assigned to that term in the Recitals.

“Initial Junior Secured Notes Agent” has the meaning assigned to that term in the Recitals.

“Initial Term Agent” has the meaning assigned to that term in the Recitals.

“Initial Term Loans” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof (“Patents”); (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof (“Trademarks”); (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof (“Copyrights”); (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.

“Inventory” means as to each Grantor, all of such Grantor’s now owned and hereafter existing or acquired inventory (as defined in Article 9 of the UCC) wherever located.

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock of Subsidiaries of the Grantors.

“Junior Secured Noteholders” means the “Holders” as defined in the Junior Secured Notes Indenture and any holders of Additional Pari Passu Junior Secured Notes Obligations in each case solely in their capacities as such and not in any other capacity.

“Junior Secured Notes” means, collectively, (a) the Initial Junior Secured Notes and any other additional notes issued under the Junior Secured Notes Indenture and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Junior Secured Notes Obligations outstanding under the Initial Junior Secured Notes or any other agreement or instrument referred to in this clause (I) which is designated to each Agent as “Junior Secured Notes” by (x) if the Junior Secured Notes Indenture or any Additional Pari Passu Junior Secured Notes Agreement is in effect, the Junior Secured Notes Agent (and, so long as a Junior Secured Notes Default has not occurred and is continuing at the time of such designation, the Company) or (y) otherwise, the Company, and (II) pursuant to which the Junior Secured Notes Agent for such agreement shall have executed a supplement to this Agreement agreeing to bound hereby on them same terms applicable to the Initial Junior Secured Notes Agent, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial Junior Secured Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Junior Secured Notes hereunder shall be deemed a reference to any Junior Secured Notes then in existence.

“Junior Secured Notes Agent” means (i) the Initial Junior Secured Notes Agent, including its successors and assigns from time to time, for so long as any Initial Junior Secured Notes are outstanding and (ii) thereafter, any Additional Pari Passu Junior Secured Notes Agent.

“Junior Secured Notes Claimholders” means, at any relevant time, the holders of Junior Secured Notes Obligations at that time, including the Junior Secured Noteholders, each Additional Pari Passu Junior Secured Notes Agent and the Junior Secured Notes Agent in each case solely in their capacities as such and not in any other capacity (except to the extent that such Junior Secured Notes Claimholder is acting in such other capacity for the primary purpose of benefiting its Junior Secured Notes Obligations).

“Junior Secured Notes Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Junior Secured Notes Obligations.

“Junior Secured Notes Default” means an “Event of Default” as defined in the Junior Secured Notes Indenture or in any Additional Pari Passu Junior Secured Notes Agreement.

“Junior Secured Notes Documents” means the Junior Secured Notes Indenture, the Junior Secured Notes, each Additional Pari Passu Junior Secured Notes Agreement, the Junior Secured Notes Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Junior Secured Notes Obligations, including any intercreditor or joinder agreement among holders of Junior Secured Notes Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Junior Secured Notes Indenture” has the meaning assigned to that term in the Recitals.

“Junior Secured Notes Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Junior Secured Notes Obligations or under which rights or remedies with respect to any such Liens are governed.

“Junior Secured Notes Obligations” means all Obligations outstanding under the Junior Secured Notes and the other Junior Secured Notes Documents, and all Additional Pari Passu Junior Secured Notes Obligations. “Junior Secured Notes Obligations” shall include all interest, fees, and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Junior Secured Notes Document, whether or not the claim for such interest, fees, or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Junior Secured Notes Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Junior Secured Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Junior Secured Notes Trustee” means the Person serving as Trustee under the Junior Secured Notes Indenture together with its successors and assigns.

“Letter of Credit Rights” means all present and future “letter of credit rights” (as defined in Article 9 of the UCC).

“Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Money” means all present and future “money” (as defined in Article 9 of the UCC).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Term Mortgage, a Junior Secured Notes Mortgage and/or an ABL Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions violate and are not in accordance and are inconsistent with the provisions of this Agreement, including any Plan of Reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Priority Claimholders for such class to have approved such Plan of Reorganization in accordance with the provisions of applicable Bankruptcy Law.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including any Agent), the ABL Claimholders, the Term Claimholders, the Junior Secured Notes Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents, the Term Documents or the Junior Secured Notes Documents, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations” as defined in the ABL Credit Agreement and any corresponding term used in the Term Loan Agreement or the Junior Secured Notes Indenture, in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any Insolvency or Liquidation Proceedings (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding).

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the ABL Credit Agreement, the Term Loans, any Additional Pari Passu Term Obligations, the Junior Secured Notes or any Additional Pari Passu Junior Secured Notes Obligations, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part the Obligations outstanding under the ABL Credit Agreement, the Term Loans, any Additional Pari Passu Term Obligations, the Junior Secured Notes or any Additional Pari Passu Junior Secured Notes Obligations, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Term Loans or any Additional Pari Passu Term Obligations, the Junior Secured Notes or any Additional Pari Passu Junior Secured Notes Obligations or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c), Section 5.3(d) or Section 5.3(e), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Prior Lien Agent” means:

(a) as it relates to the Junior Secured Notes Agent and the Junior Secured Notes Claimholders for all purposes of this Agreement, each of the ABL Agent and the Term Agent;

(b) as it relates to the ABL Agent and the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Agent; and

(c) as it relates to the Term Agent and the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Agent.

“Prior Lien Claimholders” means:

(a) as it relates to the Junior Secured Notes Claimholders for all purposes of this Agreement, the ABL Claimholders and the Term Claimholders;

(b) as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Claimholders; and

(c) as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Claimholders.

“Prior Lien Collateral” means, with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Prior Lien Claimholder” as provided in the definition thereof.

“Prior Lien Documents” means:

(a) as it relates to the Junior Secured Notes Claimholders for all purposes of this Agreement, the ABL Loan Documents and the Term Documents;

(b) as it relates to the ABL Claimholders with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Documents; and

(c) as it relates to the Term Claimholders with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Loan Documents.

“Prior Lien Obligations” shall mean:

(a) as it relates to the Junior Secured Notes Obligations for all purposes of this Agreement, the ABL Obligations and the Term Obligations;

(b) as it relates to the ABL Obligations with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the Term Obligations; and

(c) as it relates to the Term Obligations with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the ABL Obligations.

“Proceeds” means all “proceeds” (as defined in Article 9 of the UCC), including any payment, distribution, or property received on account of any claim secured by Collateral in any Insolvency or Liquidation Proceeding or the proceeds of any sale, collection or other liquidation of Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Securities” means all present and future “Securities” (as defined in Article 9 of the UCC).

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Security Entitlements” means all present and future “security entitlements” (as defined in Article 9 of the UCC).

“Subordinated Lien Agent” means:

(a) with respect to all Collateral, the Junior Secured Notes Agent and any Additional Pari Passu Junior Secured Notes Agent;

(b) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Agent and any Additional Pari Passu Term Agent; and

(c) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Agent.

“Subordinated Lien Claimholders” means:

(a) with respect to all Collateral, the Junior Secured Notes Claimholders;

(b) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Claimholders; and

(c) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Claimholders.

“Subordinated Lien Collateral” means, with respect to any Person, all Collateral with respect to which (and only for so long as) such Person is a “Subordinated Lien Claimholder” as provided in the definition thereof.

“Subordinated Lien Documents” means:

(a) the Junior Secured Notes Documents for all purposes of this Agreement;

(b) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Documents; and

(c) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Loan Documents.

“Subordinated Lien Obligations” means:

(a) the Junior Secured Notes Obligations for all purposes of this Agreement;

(b) with respect to all matters relating to the ABL Priority Collateral (but not the Term Priority Collateral) prior to the Discharge of ABL Obligations, the Term Obligations; and

(c) with respect to all matters relating to the Term Priority Collateral (but not the ABL Priority Collateral) prior to the Discharge of Term Obligations, the ABL Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supporting Obligations” means all present and future “supporting obligations” (as defined in Article 9 of the UCC).

“Term Agent” means (i) the Initial Term Agent, including its successors and assigns from time to time, for so long as any Initial Term Loans are outstanding and (ii) thereafter, any Additional Pari Passu Term Agent.

“Term Bank Product Agreement” means each agreement relating to “Cash Management Obligations” (as defined in the Term Loan Agreement) and “Secured Hedge Agreements” (as defined in the Term Loan Agreement) entered between any Grantor and/or any Subsidiary of any Grantor, on the one hand, and any Term Bank Product Provider.

“Term Bank Product Providers” means the holders of Term Bank Product Obligations that, pursuant to the terms of the Term Documents, are “Secured Parties” (as defined in the Term Loan Agreement), in their capacities as such.

“Term Bank Product Obligations” means all Obligations arising under Term Bank Product Agreements.

“Term Claimholders” means, at any relevant time, the holders of Term Obligations at that time, including the Term Lenders, the Term Bank Product Providers, each Additional Pari Passu Term Agent, the Term Agent and any other “Secured Parties” as defined in the Term Loan Agreement, in each case solely in their capacities as such and not in any other capacity.

“Term Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Obligations.

“Term Default” means an “Event of Default” as defined in the Term Loan Agreement or in any Additional Pari Passu Term Agreement.

“Term Documents” means the Term Loan Agreement, the Term Bank Product Agreements, each Additional Pari Passu Term Agreement, the Term Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Term General Intangibles” means all General Intangibles, including Intellectual Property, which are not ABL Priority Collateral.

“Term Lenders” means the “Lenders” as defined in the Term Loan Agreement and any holders of Additional Pari Passu Term Obligations in each case solely in their capacities as such and not in any other capacity (except to the extent that such Senior Secured Noteholder is acting in such other capacity for the primary purpose of benefiting its Term Obligations).

“Term Loan Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Term Loans” means, collectively, (a) the Initial Term Loans and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Term Loans or any other agreement or instrument referred to in this clause (I) which is designated as “Term Loans” by (x) so long as the Term Loan Agreement or any Additional Pari Passu Term Loan Agreement is in effect, the Term Agent (and, so long as a Term Default has not occurred and is continuing at the time of such designation, the Company) or (y) otherwise, the Company, and (II) as to which the Term Agent for such agreement shall have executed a supplement to this Agreement agreeing to be bound hereby on the same terms applicable to the Initial Term Agent whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial Term Loans, unless such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Term Loans hereunder shall be deemed a reference to any Term Loans then in existence.

“Term Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Obligations or under which rights or remedies with respect to any such Liens are governed.

“Term Obligations” means all Obligations outstanding under the Term Loans, the Term Bank Product Obligations and the other Term Documents, and all Additional Pari Passu Term Obligations. “Term Obligations” shall include all interest, fees, and expenses accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document, whether or not the claim for such interest, fees, and expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Term Pledged Collateral” means any Collateral consisting of (a) the Capital Stock of the Company and each Subsidiary of the Company or (b) Capital Stock owned by any Grantor in any joint venture, partnership or similar non-publicly owned Person that is not a Subsidiary of a Grantor.

“Term Priority Collateral” means all now owned or hereafter acquired Term Collateral that constitutes:

(a) Equipment;

(b) Real Estate Assets;

(c) Term General Intangibles;

(d) Term Pledged Collateral;

(e) Documents related to Equipment;

(f) Letter of Credit Rights arising out of, or related to, or derivative of any of the property or interests in property described in this definition;

(g) Supporting Obligations and Commercial Tort Claims, in each case, to the extent arising out of, or related to, or derivative of, the property or interests described in this definition;

(h) all other Collateral other than ABL Priority Collateral; and

(i) all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.5, all proceeds, products, substitutions, replacements, accessions, cash, Money, insurance proceeds, Instruments, Securities, Security Entitlements, Financial Assets and Deposit Accounts received as proceeds of any of the foregoing, but excluding proceeds of ABL Priority Collateral (collectively, “Term Priority Proceeds”).

“Term Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Use Period” means the period, with respect to any Term Priority Collateral, which begins on the earlier of (a) the day on which the ABL Agent provides the Term Agent with an Enforcement Notice and (b) the fifth Business Day after the Term Agent provides the ABL Agent with notice that the Term Agent (or its agent) has obtained possession or control of such Collateral and ends on the earliest of (i) the 270th day after the date (the “Initial Use Date”) on which the ABL Agent initially obtains the ability to use such Term Priority Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from using any such Term Priority Collateral and (ii) the Discharge of ABL Obligations.

1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and

(i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means” to, but not through.”

II.

LIEN PRIORITIES.

2.1. Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations, the Term Obligations or the Junior Secured Notes Obligations (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents, the Term Documents or the Junior Secured Notes Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Obligations, the Term Obligations or the Junior Secured Notes Obligations, whether or not such Liens securing any Prior Lien Obligations are subordinated to any Lien securing any other obligation of the Company, Holdings, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed, or any other circumstance whatsoever, the ABL Agent, on behalf of the ABL Claimholders, the Initial Term Agent, on behalf of the relevant Term Claimholders, each Additional Pari Passu Term Agent, on behalf of the relevant Term Claimholders and the Initial Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders under the Junior Secured Notes Indenture and each Additional Pari Passu Junior Secured Notes Agent, on behalf of the relevant Junior Secured Notes Claimholders, pursuant to the terms thereof, each hereby agrees that:

(a) any Lien of the Prior Lien Agent on the ABL Priority Collateral securing or purporting to secure Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent or any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any and all Liens on the ABL Priority Collateral securing or purporting to secure any Subordinated Lien Obligations; and

(b) any Lien of the Prior Lien Agent on the Term Priority Collateral securing or purporting to secure Prior Lien Obligations, whether such Lien is now or hereafter held by or on behalf of the Prior Lien Agent, any other Prior Lien Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to any and all Liens on the Term Priority Collateral securing or purporting to secure any Subordinated Lien Obligations.

2.2. Prohibition on Contesting Liens. Each of the Initial Term Agent, on behalf of each Term Claimholder, each Additional Pari Passu Term Agent, on behalf of the relevant Term Claimholders, the ABL Agent, on behalf of each ABL Claimholder, the Initial Junior Secured Notes Agent, on behalf of each Junior Secured Notes Claimholder under the Junior Secured Notes Indenture, and each Additional Pari Passu Junior Secured Notes Agent, on behalf of the relevant Junior Secured Notes Claimholders pursuant to the terms thereof, and any other Agent on behalf of each applicable Claimholder, consents (except as otherwise set forth in Section 2.3) to the granting of Liens in favor of the other Agents to secure the ABL Obligations, the Term Obligations and the Junior Secured Notes Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations, any of the Term Claimholders to secure the payment of the Term Obligations or any of the Junior Secured Notes Claimholders to secure the payment of the Junior Secured Notes Claimholders, (b) the priority, validity or enforceability of the ABL Obligations, the Term Obligations or the Junior Secured Notes Obligations, including the allowability or priority of the ABL Obligations, the Term Obligations or the Junior Secured Notes Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, the Term Agent, on behalf of the Term Claimholders, or the Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

2.3. No New Liens. During the term of this Agreement, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property of any Grantor to secure any Term Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations and the Junior Secured Notes Obligations with the respective priorities required by Section 2.1;

(b) grant or permit any additional Liens on any asset or property of any Grantor to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Obligations and the Junior Secured Notes Obligations with the respective priorities required by Section 2.1; or

(c) grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Secured Notes Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Obligations and the ABL Obligations with the respective priorities required by Section 2.1.

To the extent any additional Liens are granted on any asset or property in contravention of this Section 2.3 for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, the Term Agent, on behalf of the Term Claimholders and the Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

III.

EXERCISE OF REMEDIES; ENFORCEMENT.

3.1. Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to ABL Priority Collateral.

(a) Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the ABL Priority Collateral:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Subordinated Lien Agent or any other Subordinated Lien Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure));

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any Prior Lien Claimholder with respect to the ABL Priority Collateral relating to the ABL Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise;

(iii) will not object to the forbearance by the Prior Lien Agent or any Prior Lien Claimholders with respect to the ABL Priority Collateral from bringing or pursuing any Enforcement action with respect to the ABL Priority Collateral;

(iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Subordinated Lien Agents or the Subordinated Lien Claimholders with respect to the ABL Priority Collateral may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders with respect to the ABL Priority Collateral (A) enforce or collect (or attempt to collect) the Prior Lien Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the Prior Lien Obligations, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders is adverse to the interest of the Subordinated Lien Agent or the Subordinated Lien Claimholders. Without limiting the generality of the foregoing, to the maximum extent permitted by law, the Subordinated Lien Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) acknowledge and agree that no covenant, agreement or restriction contained in the Subordinated Lien Documents shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the Prior Lien Documents;

provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders with respect to the ABL Priority Collateral shall attach to any Proceeds resulting from actions taken by the Prior Lien Agent or any Prior Lien Claimholder with respect to the ABL Priority Collateral in accordance with the respective priorities set forth in Section 2.1 of this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations with respect to the ABL Priority Collateral.

(b) Until the Discharge of Prior Lien Obligations has occurred with respect to the ABL Priority Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the other Prior Lien Claimholders with respect to the ABL Priority Collateral shall have the exclusive right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and, in connection therewith (including any Enforcement) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those applied to the Prior Lien Obligations in accordance with Section 4.1) of such ABL Priority Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent or Subordinated Lien Claimholder with respect to the ABL Priority Collateral may:

(i) file a claim or statement of interest with respect to its Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders with respect to the ABL Priority Collateral to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Prior Lien Claimholders with respect to the ABL Priority Collateral, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to the restrictions set forth in Section 3.2, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Term Priority Collateral; and

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of and prohibited by the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

The Subordinated Lien Agents, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder with respect to the ABL Priority Collateral will take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred with respect to the ABL Priority Collateral except as expressly provided in Section 6.7, the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such ABL Priority Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in this Agreement, any Subordinated Lien Agent or Subordinated Lien Claimholders with respect to the ABL Priority Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.2, may exercise rights and remedies with respect to the Term Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or any Subordinated Lien Claimholder with respect to the ABL Priority Collateral becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or secured creditor with respect to the Term Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens on ABL Priority Collateral securing the Subordinated Lien Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(d), nothing in this Section 3.1 shall prohibit the receipt by any Subordinated Lien Agent or any other Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.1 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.2. Restrictions on the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to Term Priority Collateral.

(a) Until the Discharge of Prior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Subordinated Lien Agents and the other Subordinated Lien Claimholders with respect to the Term Priority Collateral:

(i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived) any rights, powers, or remedies with respect to any Term Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Subordinated Lien Agent or any Subordinated Lien Claimholder with respect to the Term Priority Collateral is a party, (B) any right to undertake self-help repossession or nonjudicial disposition of any Term Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure));

(ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Prior Lien Agent or any other Prior Lien Claimholder with respect to the Term Priority Collateral relating to the Term Priority Collateral or any other exercise by the Prior Lien Agent or any other Prior Lien Claimholder with respect to the Term Priority Collateral of any rights, powers and remedies relating to the Term Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Term Priority Collateral, whether under the Prior Lien Documents, applicable law, or otherwise, subject to any obligations of the Prior Lien Agent or the Prior Lien Claimholders under Sections 3.3 and 3.4;

(iii) will not object to the forbearance by the Prior Lien Agent or the Prior Lien Claimholders with respect to the Term Priority Collateral from bringing or pursuing any Enforcement with respect to the Term Priority Collateral;

(iv) subject to Sections 3.2(c), 3.3 and 3.4, irrevocably, absolutely and unconditionally waive any and all rights the Subordinated Lien Agent and Subordinated Lien Claimholders with respect to the Term Priority Collateral may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Prior Lien Agent or the Prior Lien Claimholders with respect to the Term Priority Collateral (a) enforce or collect (or attempt to collect) the Prior Lien Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Term Priority Collateral securing the Prior Lien Obligations with respect to the Term Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Prior Lien Agent or Prior Lien Claimholders with respect to the Term Priority Collateral is adverse to the interest of the Subordinated Lien Claimholders. Without limiting the generality of the foregoing, the Subordinated Lien Claimholders with respect to the Term Priority Collateral shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Term Priority Collateral, on the ground(s) that any such disposition of Term Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(v) subject to Sections 3.3 and 3.4, acknowledge and agree that no covenant, agreement or restriction contained in any Subordinated Lien Document with respect to the Term Priority Collateral shall be deemed to restrict in any way the rights and remedies of the Prior Lien Agent or the Prior Lien Claimholders with respect to the Term Priority Collateral as set forth in this Agreement and the Prior Lien Documents;

provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the Subordinated Lien Obligations of the Subordinated Lien Claimholders with respect to the Term Priority Collateral shall attach to any Proceeds resulting from actions taken by the Subordinated Lien Agent or any Subordinated Lien Claimholder with respect to the Term Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Prior Lien Obligations.

(b) Until the Discharge of Prior Lien Obligations with respect to the Term Priority Collateral has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Prior Lien Agent and the Prior Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and, except as provided in Section 6.8, the right to credit bid their debt) and make, in connection therewith (including Enforcements) determinations regarding the release, disposition, or restrictions with respect to the Term Priority Collateral without any consultation with or the consent of any Subordinated Lien Agent or any Subordinated Lien Claimholder with respect to the Term Priority Collateral subject to the Term Agent’s and the Term Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Liens securing the Subordinated Lien Obligations shall remain on the Proceeds (other than those properly applied to the Prior Lien Obligations in accordance with the Prior Lien Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers and remedies with respect to the Term Priority Collateral, the Prior Lien Agent and the Prior Lien Claimholders may enforce the provisions of the Prior Lien Documents and exercise rights, powers and/or remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Term Agent’s and the Term Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights, powers and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, any Subordinated Lien Agent and any Subordinated Lien Claimholder with respect to the Term Priority Collateral may:

(i) file a claim or statement of interest with respect to the Subordinated Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) take any action (not adverse to the priority status of the Liens on the Term Priority Collateral, or the rights of the Prior Lien Agent or any of the Prior Lien Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Sections 3.3, and 3.4, not enforce) its Lien on any of the Term Priority Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Lien Claimholders with respect to the Term Priority Collateral, including any claims secured by the Term Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with or prohibited by the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and, subject to Section 3.1, any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;

(v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of and prohibited by the terms of this Agreement, and the Prior Lien Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and

(vi) in the case of the ABL Agent or any ABL Claimholder, exercise any of its rights, powers, and/or remedies with respect to any of the Term Priority Collateral to the extent permitted by 3.3, and 3.4.

Each Subordinated Lien Agent with respect to the Term Priority Collateral, on behalf of the Subordinated Lien Claimholders, agrees that no Subordinated Lien Claimholder will take or receive any Term Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off)

with respect to any Term Priority Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Prior Lien Obligations has occurred, except as expressly provided in Sections 3.3, 3.4 and 3.2(c)(vi), the sole right of the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Term Priority Collateral is to hold a Lien on such Collateral pursuant to the Subordinated Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.

(d) Except as otherwise specifically set forth in this Agreement, the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to the Term Priority Collateral may exercise rights and remedies as unsecured creditors against any Grantor and, subject to Section 3.1, may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the Subordinated Lien Documents and applicable law; provided, however, that in the event that any Subordinated Lien Agent or Subordinated Lien Claimholder becomes a judgment Lien creditor in respect of Term Priority Collateral as a result of its enforcement of its rights as an unsecured creditor (or a secured creditor with respect to the ABL Priority Collateral) with respect to the Subordinated Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Prior Lien Obligations) as the other Liens securing the Subordinated Lien Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by any Subordinated Lien Agent or any Subordinated Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Subordinated Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by a Subordinated Lien Agent or any Subordinated Lien Claimholders of rights or remedies (including set-off) with respect to Term Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Section 3.2 impairs or otherwise adversely affects any rights or remedies the Prior Lien Agent or the Prior Lien Claimholders may have against the Grantors under the Prior Lien Documents.

3.3. Collateral Access Rights.

(a) The ABL Agent, on behalf of the ABL Claimholders, and the Term Agent, on behalf of the Term Claimholders, each agree not to commence Enforcement until an Enforcement Notice has been given to the ABL Agent (in the case of an Enforcement by the Term Agent) or the Term Agent (in the case of an Enforcement by the ABL Agent).

(b) If the Term Agent, or any agent or representative of the Term Agent, or any receiver, after any Term Default, obtains possession or physical control of any of the Mortgaged Premises, the Term Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within fifteen (15) Business Days thereafter, notify the Term Agent in writing as to whether the ABL Agent desires to exercise access rights under this Section 3.3. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Term Priority Collateral located on any premises other than a Mortgaged Premises or control over any intangible Term Priority Collateral, following the delivery to the Term Agent of an Enforcement Notice, then the ABL Agent shall promptly notify the Term Agent in writing that the ABL Agent is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the ABL Agent to the Term Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights may apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Term Priority Collateral for the purpose of (i) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition, (ii) selling (by public auction, private sale, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), (iii) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the Term Agent or any Term Claimholder or liability to the Term Agent or any Term Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Term Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Term Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the Term Agent and the Term Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under the ABL Agent’s control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the Term Claimholders and/or to the Term Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and the Term Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not unduly interfere with the activities of the other as described above, including the right of the Term Agent to show the Term Priority Collateral to prospective purchasers and to ready the Term Priority Collateral for sale.

(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. The Term Agent shall not sell or dispose of any of the Term Priority Collateral during the Access Period or Use Period, as applicable, unless the buyer agrees in writing to acquire the Term Priority Collateral subject to the terms of Section 3.3 and Section 3.4 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of the ABL Agent and the ABL Claimholders under this Section 3.3 and Section 3.4 during the Access Period or Use Period shall continue notwithstanding such foreclosure, sale or other disposition by the Term Agent.

(e) The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4. Term General Intangibles Rights/Access to Information. The Term Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) to the ABL Agent and its agents, representatives and designees in connection with any exercise of remedies or Enforcement (a) an irrevocable royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Term Priority Collateral) to use, all of the Term Priority Collateral, including any computer or other data processing Equipment and Term General Intangibles, to collect all Accounts included in ABL Priority Collateral, to copy, use, or preserve any and all information relating to any of the ABL Priority Collateral, and to complete the manufacture, packaging and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Term General Intangibles) to use any and all Term General Intangibles at any time in connection with its Enforcement; provided, however, (A) the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Term Priority Collateral (exclusive of any Term General Intangibles), shall immediately expire upon the end of (1) the Access Period applicable to such Term Priority Collateral located on any Mortgaged Premises and (2) the Use Period with respect to any Term Priority Collateral not located on any Mortgaged Premises and (B) the royalty-free license granted in clause (b) with respect to any Term General Intangibles shall immediately expire upon the end of the Use Period; provided, however, that such expiration shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with applicable law.

3.5. Set-Off and Tracing of and Priorities in Proceeds. The Term Agent, on behalf of the Term Claimholders, and the Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders, acknowledge and agree that, to the extent the Term Agent, any Term Claimholder, the Junior Secured Notes Agent or any Junior Secured Notes Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, the Term Agent, for itself and on behalf of the Term Claimholders, and the Junior Secured Notes Agent, for itself and on behalf of the Junior Secured Notes Claimholders, each further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Term Agent, on behalf of itself and the Term Claimholders, and the Junior Secured Notes Agent, on behalf of itself and the Junior Secured Notes Claimholders, each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by the Term Agent, and thereafter, except as it relates to identifiable proceeds of Term Priority Collateral, of cash or other Proceeds of Collateral, deposited under Account Agreements in favor of the ABL Agent to the repayment of ABL Obligations pursuant to the ABL Loan Documents.

IV.

PAYMENTS.

4.1. Application of Proceeds.

(a) Prior to the Discharge of Prior Lien Obligations with respect to the ABL Priority Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon any Enforcement by any Agent or any Claimholder or in connection with any Insolvency or Liquidation Proceeding, shall be delivered to the Prior Lien Agent with respect to the ABL Priority Collateral and shall be applied in the following order: first, to repay all ABL Obligations in such order as is specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred, second, to repay all outstanding Term Obligations in such order as specified in the Term Security Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Term Obligations has occurred and third, to repay any Junior Secured Notes Obligations in such order as specified in the Junior Secured Notes Security Documents or as a court of competent jurisdiction may otherwise direct.

(b) Prior to the Discharge of Prior Lien Obligations with respect to the Term Priority Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Term Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Priority Collateral upon any Enforcement by any Agent or any Claimholder or in connection with any Insolvency or Liquidation Proceeding, shall be delivered to the Prior Lien Agent with respect to the Term Priority Collateral and shall be applied in the following order: first, to repay all Term Obligations in such order as is specified in the Term Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of Term Obligations has occurred, second, to repay all outstanding ABL Obligations in such order as specified in the ABL Documents or as a court of competent jurisdiction may otherwise direct until the Discharge of ABL Obligations has occurred and third, to repay any Junior Secured Notes Obligations in such order as specified in the Junior Secured Notes Security Documents or as a court of competent jurisdiction may otherwise direct.

4.2. Payments Over in Violation of Agreement. So long as the Discharge of Prior Lien Obligations has not occurred with respect to any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Agent or any Claimholder in connection with any Enforcement (including set-off) relating to the Collateral or otherwise in contravention of this Agreement or in any Insolvency or Liquidation Proceeding shall be segregated and held in trust and forthwith paid over to the Prior Lien Agent for the benefit of the Prior Lien Claimholders with respect to such Collateral, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Prior Lien Agent with respect to any Collateral is hereby authorized by the Subordinated Lien Agents and the Subordinated Lien Claimholders with respect to such Collateral to make any such endorsements as agent for any Subordinated Lien Agent or any Subordinated Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Prior Lien Obligations.

4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents, (b) the Term Agent or the Term Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Obligations to the extent provided for in the Term Documents and (c) the Junior Secured Notes or the Junior Secured Notes Claimholders may be applied, reversed and reapplied, in whole or in part, to the Junior Secured Notes Obligations to the extent provided for in the Junior Secured Notes Documents.

4.4. Revolving Nature of ABL Obligations. The Term Agent, on behalf of the Term Claimholders, and the Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders, each acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

V.

OTHER AGREEMENTS.

5.1. Releases.

(a) (i) If, in connection with any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)) by the Prior Lien Agent or any Prior Lien Claimholder with respect to any ABL Priority Collateral, irrespective of whether an ABL Default, Term Default or Junior Secured Notes Default has occurred and its continuing, the Prior Lien Agent, on behalf of any of the Prior

Lien Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Subordinated Lien Agents, for the benefit of the Subordinated Lien Claimholders, on the ABL Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may reasonably request in writing to effectively confirm such release.

(ii) If, in connection with any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)) by the Prior Lien Agent or any Prior Lien Claimholder with respect to any Term Priority Collateral, irrespective of whether a Term Default, ABL Default or Junior Secured Notes Default has occurred and its continuing, the Prior Lien Agent, on behalf of any of the Prior Lien Claimholders, releases any of its Liens on any part of the Term Priority Collateral, then the Liens, if any, of each Subordinated Lien Agent, for the benefit of the Subordinated Lien Claimholders, on the Term Priority Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4 shall continue, to the extent such Sections are applicable at the time of such sale, transfer or other disposition; provided, further, that, to the extent the Proceeds of such Term Priority Collateral are not applied to reduce Prior Lien Obligations, the Subordinated Lien Agents shall retain Liens on such Proceeds with the respective priorities set forth in Section 2.1. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, promptly shall execute and deliver to the Prior Lien Agent such termination statements, releases and other documents as the Prior Lien Agent may reasonably request in writing to effectively confirm such release.

(iii) Prior to the Discharge of the Prior Lien Obligations, the Junior Secured Notes Agent, for itself and on behalf of each other Junior Secured Notes Claimholders, agrees that, in the event the Prior Lien Agent or any Prior Lien Claimholder with respect to any Prior Lien Collateral releases any of its Liens on any part of the Prior Lien Collateral in connection with any disposition permitted under the Prior Lien Documents (other than to the Company or another Guarantor other than Holdings), then the Liens, if any, of the Junior Secured Notes Agent, for the benefit of the Junior Secured Notes Claimholders, on such Collateral, shall terminate and be automatically, unconditionally and simultaneously released without further action if such disposition is permitted under the Junior Secured Notes Documents ; provided that the Liens on such Collateral securing Junior Secured Notes Obligations shall attach to (and shall remain subject and subordinate to all Liens securing Prior Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Prior Lien Claimholders or that remain after the Discharge of Prior Lien Obligations. The Junior Secured Notes Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Prior Lien Agent to evidence and confirm any release of Collateral provided for in this Section 5.1(a)(iii).

(b) Each Subordinated Lien Agent with respect to any Collateral, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably constitutes and appoints each Prior Lien Agent with respect to such Collateral and any officer or agent of such Prior Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lien Agent or such Subordinated Lien Claimholder or in the Subordinated Lien Agent’s own name, from time to time in such Prior Lien Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

5.2. Insurance.

(a) Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such ABL Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) until the Discharge of Prior Lien Obligations has occurred and thereafter to the Subordinated Lien Claimholders for application to the Subordinated Lien Obligations. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.

(b) Subject to the terms of, and the rights of the Grantors under, the Prior Lien Documents, the Prior Lien Agent, on behalf of the Prior Lien Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Term Priority Collateral (including, without limitation, any title insurance policy in favor of any Agent) in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Term Priority Collateral. All Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Priority Collateral and to the extent required by the Prior Lien Documents shall be paid to the Prior Lien Agent for the benefit of the Prior Lien Claimholders pursuant to the terms of the Prior Lien Documents (including, without limitation, for purposes of cash collateralization of letters of credit) until the Discharge of Prior Lien Obligations has occurred and thereafter to the Subordinated Lien Claimholders for application to the Subordinated Lien Obligations. If any Subordinated Lien Agent or any Subordinated Lien Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Term Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such amount over to the Prior Lien Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3. Amendments to ABL Loan Documents, Term Documents and Junior Secured Notes Documents; Refinancing.

(a) Subject to Sections 5.3(c), 5.3(d) and 5.3(e) and to the extent not otherwise in contravention of this Agreement, the ABL Loan Documents, Term Documents and Junior Secured Notes Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The (i) ABL Obligations may be Refinanced without notice to, or the consent of the Term Agent, the Term Claimholders, the Junior Secured Notes Agent or the Junior Secured Notes Claimholders and without affecting the Lien subordination or other provisions of this Agreement, (ii) the Term Obligations may be Refinanced without notice to, or consent of, the ABL Agent, the ABL Claimholders, the Junior Secured Notes Agent or the Junior Secured Notes Claimholders and (iii) the Junior Secured Notes Obligations may be Refinanced without notice to, or consent of the ABL Agent, the ABL Claimholders, the Term Agent or the Term Claimholders, in each case, without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Term Documents, the ABL Loan Documents or the Junior Secured Notes Documents, each as in effect on the date hereof (or, if less restrictive, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of any such Refinancing debt that is purported to be secured by a Lien on any Collateral of any Grantor bind themselves in writing to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral of any Grantor the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations, Term Obligations and Junior Secured Notes Obligations.

(b) Subject to Sections 5.3(c), 5.3(d) and 5.3(e) and to the extent not otherwise in contravention of this Agreement, the ABL Agent, the Term Agent and the Junior Secured Notes Agent shall each use good faith efforts to notify the other Agents of any written amendment or modification to the ABL Documents, the Term Documents and the Junior Secured Notes Documents, respectively, but the failure to provide such notice shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any other Secured Party.

(c) Without the consent of the Term Agent or the Junior Secured Notes Agent, as applicable, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is prohibited by the Term Loan Agreement or the Junior Secured Notes Indenture as in effect on the date hereof (or, if less restrictive to the ABL Claimholders, as in effect on the date of such amendment or modification).

(d) Without the consent of the ABL Agent or the Junior Secured Notes Agent, as applicable, the Term Agent and the Term Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Term Documents, whether in a Refinancing or otherwise, that is prohibited by the ABL Credit Agreement as in effect on the date hereof or the Junior Secured Notes Indenture as in effect on the date hereof (or, if less restrictive to the Term Claimholders, as in effect on the date of such amendment or modification).

(e) Without the consent of the ABL Agent and the Term Agent, as applicable, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Junior Secured Notes Documents, whether in a Refinancing or otherwise, that is not permitted by the ABL Credit Agreement as in effect on the date hereof or the Term Loan Agreement as in effect on the date hereof (or, if less restrictive to the Junior Secured Notes Claimholders, as in effect on the date of such amendment or modification). For the avoidance of doubt, the Junior Secured Notes Agent may conclusively rely on any Opinion of Counsel or Officer’s Certificate delivered thereto pursuant to the Junior Secured Notes Documents with respect to whether such amendment or modification is permitted.

(f) So long as the Discharge of ABL Obligations has not occurred, the Term Agent agrees that each Term Security Document shall include the following language (or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Morgan Stanley Senior Funding, Inc. as Administrative Agent, pursuant to this Agreement and the exercise of any right or remedy by Morgan Stanley Senior Funding, Inc., as Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of April 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Term Agent, Bank of America, N.A., as ABL

Agent, Wilmington Trust, National Association as Junior Secured Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(g) So long as the Discharge of Term Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or similar language acceptable to the Term Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of April 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Term Agent, Bank of America, N.A., as ABL Agent, Wilmington Trust, National Association, as Junior Secured Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(h) So long as the Discharge of Prior Lien Obligations has not occurred, the Junior Secured Notes Agent agrees that each applicable Junior Secured Notes Security Document shall include the following language (or similar language acceptable to ABL Agent and the Term Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of April 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Term Agent, Bank of America, N.A., as ABL Agent, Wilmington Trust, National Association, as Junior Secured Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(i) In the event that the Initial Term Agent, any Additional Pari Passu Term Agent and/or the ABL Agent enter into any amendment, waiver or consent in respect of any of the Term Security Documents or ABL Security Documents, as applicable, for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of any Term Security Documents or ABL Security Documents, in a manner that is applicable to all Prior Lien Obligations, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Secured Notes Security Documents without the consent of the Initial Junior Secured Notes Agent, any Additional Pari Passu Junior Secured Notes Agent or any Junior Secured Notes Claimholders and without any action by the Initial Junior Secured Notes Agent, any Additional Pari Passu Junior Secured Notes Agent or any Junior Secured Notes Claimholder, the Company or any other Grantor; provided, however, that (x) no such amendment, waiver or consent shall (i) remove assets subject to the Lien of any Junior Secured Notes Security Document, except as provided for in Section 5.1(a) or (ii) impose duties or impair rights or other protections that are adverse to the Junior Secured Notes Agent or any Additional Pari Passu Junior Secured Notes Agent without its prior written consent and (y) written notice of such amendment, waiver or consent shall have been given by the Company to the Junior Secured Notes Agent and each Additional Pari Passu Junior Secured Notes Agent within 10 Business Days after the effectiveness of such amendment, waiver or consent (although the failure to give any such notice shall in no way affect the effectiveness of such amendment, waiver or consent).

5.4. Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Deposit Accounts and Securities Accounts subject to Account Agreements and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Term Agent, the collateral agent for the Term Claimholders under the Term Documents or, in the case of the Junior Secured Notes Collateral Agent, the collateral agent for the Junior Secured Notes Claimholders and (ii) gratuitous bailee for the benefit of and on behalf of each other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents, the Term Documents and the Junior Secured Notes Documents, respectively, subject to the terms and conditions of this Section 5.4. The Term Agent, the Term Claimholders, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders hereby appoint the ABL Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the ABL Agent has a perfected security interest under the UCC. The ABL Agent, the ABL Claimholders, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders hereby appoint the Term Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Term Agent has a perfected security interest under the UCC. The ABL Agent, the ABL Claimholders, the Term Agent and the Term Claimholders hereby appoint the Junior Secured Notes Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Pledged Collateral in which the Junior Secured Notes Agent has a perfected security interest under the UCC. Each Agent hereby accepts such appointments pursuant to this Section 5.4(a) and acknowledges and agrees that it shall act for the benefit of the other Claimholders with respect to any Pledged Collateral and that any Proceeds received by such Agent under any Pledged Collateral shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral to (x) the Term Agent for the benefit of the ABL Claimholders and the Junior Secured Notes Claimholders, (y) the ABL Agent for the benefit of the Term Claimholders and the Junior Secured Notes Claimholders and (z) the Junior Secured Notes Agent for the benefit of the ABL Claimholders and the Term Claimholders.

(b) No Agent shall have any obligation whatsoever to any other Secured Party as a result of Section 5.4(a) to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral with respect to which it is the Prior Lien Agent that is in its possession upon a Discharge of Prior Lien Obligations as provided in paragraph (d) below.

(c) No Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Term Documents, the Junior Secured Notes Documents, this Agreement or any other document a fiduciary relationship in respect of any other Agent or Secured Party, and each Secured Party hereby waives any claim it may have against any Agent for any actions taken thereby in its role as bailee under this Section 5.4.

(d) Upon the Discharge of Term Obligations, the Term Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements, first, to the ABL Agent to the extent the Discharge of ABL Obligations has not occurred, and second, to the Junior Secured Notes Agent to the extent the Discharge of Junior Secured Notes Obligations has not occurred. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements, first, to the Term Agent to the extent the Discharge of Term Obligations has not occurred, and second, to the Junior Secured Notes Agent to the extent the Discharge of Junior Secured Notes Obligations has not occurred. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

5.5. When Discharge of ABL Obligations and Discharge of Term Obligations Deemed to Not Have Occurred. If at any time substantially concurrently with or after the Discharge of ABL Obligations or a Discharge of Term Obligations, the Company shall enter into any Permitted Refinancing of any ABL Obligation or Term Obligations, as applicable, then such Discharge of ABL Obligations or Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or Discharge of Term Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Grantors), and, from and after the date on which the New Debt Notice is delivered to each Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Term Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Term Agent, as applicable, under such new ABL Loan Documents or Term Documents, as applicable, shall be the ABL Agent or the Term Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new ABL Loan Documents or new Term Documents (which notice shall provide the identity of the new Agent, such agent, the “New Agent”) in compliance with Section 5.3, each other Agent, upon written request of the New Agent, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral in the possession of any Subordinated Lien Agent to the extent such New Agent is the Prior Lien Agent with respect to such Pledged Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to each other Agent and the Claimholders, as applicable, to be bound by the terms of this Agreement.

VI.

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1. Finance and Sale Issues. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby agrees that, until the Discharge of Prior Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Prior Lien Agent or the Prior Lien Claimholders with respect to any of such Subordinated Lien Claimholders’ Subordinated Lien Collateral shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) representing Proceeds of such Subordinated Lien Collateral or to permit any Grantor to obtain financing, whether from the Prior Lien Claimholders or any other Person, under Section 364 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law (“DIP Financing”) secured at least in part by a Lien on such Subordinated Lien Collateral, then no Subordinated Lien Claimholder will be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such cash collateral use or DIP Financing (including, except as expressly provided below, any claim that the Subordinated Lien Claimholders are entitled to adequate protection on account of their interests in such Subordinated Lien Collateral as a condition thereto) so long as such cash collateral use or DIP Financing meets the following requirements: (i) each Subordinated Lien

Claimholder retains a Lien on its Subordinated Lien Collateral for any DIP Financing with, except as provided in the following sentence, the respective priorities provided in Section 2.1, and (x) with respect to the Subordinated Lien Collateral of the ABL Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any ABL Priority Collateral that is senior to or pari passu with the Liens thereon of the ABL Claimholders, and no such cash collateral to be used constitutes ABL Priority Collateral, unless the ABL Claimholders have consented thereto or (y) with respect to the Subordinated Lien Collateral of the Term Claimholders or cash collateral in respect thereof, no Lien is granted to secure such DIP Financing on any Term Priority Collateral that is senior to or pari passu with the Liens thereon of the Term Claimholders, and no such cash collateral to be used constitutes Term Priority Collateral, unless the Term Claimholders have consented thereto, (ii) to the extent that the Prior Lien Agent is granted adequate protection in the form of a Lien on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding, the Subordinated Lien Claimholders are permitted to seek a Lien on such additional Collateral with, except as set forth in the following sentence, the relative priority set forth in Section 2.1 (and no Prior Lien Agent or Prior Lien Claimholder shall oppose any motion by any Subordinated Lien Claimholder to receive such a Lien), (iii) the terms of such DIP Financing or use of cash collateral do not require any Grantor to propose a specific Plan of Reorganization, and (iv) the terms of such DIP Financing do not require such Subordinated Claimholders to extend any additional credit pursuant to such DIP Financing. If requested by the Prior Lien Agent, each Subordinated Lien Agent and the applicable Subordinated Lien Claimholders shall be required to subordinate and will subordinate its Liens in its Subordinated Lien Collateral to the Liens thereon securing any such DIP Financing (and all obligations relating thereto, including any “carve-out” therefrom granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee); provided that the Liens on such Subordinated Lien Collateral securing such DIP Financing rank pari passu with or senior to the Liens thereon securing the Prior Lien Obligations. Each Subordinated Lien Agent on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing (or support any other Person in seeking to provide to any Grantor any such DIP Financing) to the extent that any Subordinated Lien Claimholder would, in connection with such DIP Financing, be granted a Lien on any of its Subordinated Lien Collateral that would rank pari passu with or senior to the Liens thereon securing the Prior Lien Obligations unless the Prior Lien Claimholders shall have consented thereto.

6.2. Relief from the Automatic Stay. Until the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, and the other Subordinated Lien Claimholders, agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any of their respective Subordinated Lien Collateral, without the prior written consent of the Prior Lien Agent for such Collateral (given or not given in its sole and absolute discretion).

6.3. Adequate Protection. Prior to the Discharge of Prior Lien Obligations, each Subordinated Lien Agent, on behalf of itself and the applicable Subordinated Lien Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(i) any request by the Prior Lien Agent or the other Prior Lien Claimholders for relief from the automatic stay with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders; or

(ii) any request by the Prior Lien Agent or the other Prior Lien Claimholders for adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders (other than any request for adequate protection in the form of cash payments to the extent such payments would come from the Proceeds of the Prior Lien Collateral of such Subordinated Lien Claimholders); or

(iii) any objection by the Prior Lien Agent or the other Prior Lien Claimholders to any motion, relief, action or proceeding based on the Prior Lien Agent or the other Prior Lien Claimholders claiming a lack of adequate protection with respect to the Subordinated Lien Collateral of such Subordinated Lien Claimholders.

(b) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding, no Subordinated Lien Claimholder shall be entitled (and each Subordinated Lien Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in its Subordinated Lien Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the Prior Lien Agent with respect to such Collateral in its sole and absolute discretion); provided, however, subject to Section 6.1, Subordinated Lien Claimholders may seek and obtain adequate protection in the form of an additional or replacement Liens on Collateral so long as (i) the Prior Lien Claimholders have been granted adequate protection in the form of an additional or replacement Lien on such Collateral, and (ii) any such Lien on Subordinated Lien Collateral (and on any Collateral granted as adequate protection for the Subordinated Lien Claimholders in respect of their interest in such Subordinated Lien Collateral) is subordinated to the Liens of the Prior Lien Agent in such Collateral on the same basis as the other Liens of the Subordinated Lien Agents on Subordinated Lien Collateral; and

(c) Nothing herein shall limit the rights of any Prior Lien Agent or the Prior Lien Claimholders to seek adequate protection with respect to their rights in their Prior Lien Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from the Proceeds of such Prior Lien Agent’s or the Prior Lien Claimholders’ Subordinated Lien Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4. Avoidance Issues. If any Prior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Term Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Term Claimholders shall be entitled to a reinstatement of ABL Obligations or the Term Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated with respect to any Claimholder prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5. Reorganization Securities. Subject to the ability of the ABL Claimholders, the Term Claimholders and the Junior Secured Notes Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of Prior Lien Obligations and on account of Subordinated Lien Obligations, then, to the extent the debt obligations distributed on account of the Prior Lien Obligations and on account of the Subordinated Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.

6.6. Post-Petition Interest. No Subordinated Lien Claimholder shall oppose or seek to challenge any claim by any Prior Lien Agent or any Prior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Prior Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien on such Prior Lien Claimholder’s Prior Lien Collateral, without regard to the existence of the Subordinated Lien Obligations with respect to such Collateral.

6.7. Separate Grants of Security and Separate Classification. The ABL Agent, on behalf of the ABL Claimholders, the Term Agent on behalf of the Term Claimholders and the Junior Secured Notes Agent on behalf of the Junior Secured Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the ABL Security Documents, the Term Documents and the Junior Secured Notes Security Documents constitute three separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral (i) the Term Obligations are fundamentally different from the ABL Obligations and the Junior Secured Notes Obligations, (ii) the ABL Obligations are fundamentally different from the Term Obligations and the Junior Secured Notes Obligations and (iii) the Junior Secured Notes Obligations are fundamentally different from the ABL Obligations and the Term Obligations and, in each case, must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of (i) the ABL Claimholders and the Term Claimholders and/or the Junior Secured Notes Claimholders, (ii) the Term Claimholders and the ABL Claimholders and/or the Junior Secured Notes Claimholders or (iii) the Junior Secured Notes Claimholders and the ABL Claimholders and/or the Term Claimholders, in each case, in respect of the Collateral constitute claims in the same class (rather than at least three separate classes of secured claims with the priorities described in Section 2.1), then the ABL Claimholders, the Term Claimholders and the Junior Secured Notes Claimholders hereby acknowledge and agree that all distributions shall be made as if there were three separate classes of ABL Obligations, Term Obligations and Junior Secured Notes Obligations (with the effect being that, to the extent that the aggregate value of their Prior Lien Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Lien Claimholders thereon), the Prior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from their Prior Lien Collateral, before any distribution is made in respect of the Subordinated Lien Obligations with respect to such Prior Lien Collateral, with each Subordinated Lien Claimholder acknowledging and agreeing to turn over to the Prior Lien Agent with respect to such Prior Lien Collateral amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Subordinated Lien Obligations.

6.8. Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the Prior Lien Agent’s and the Prior Lien Claimholders’ rights under Section 3.1(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the Prior Lien Claimholders, and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law (and otherwise) to any sale of any ABL Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such ABL Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such

Proceeds with the respective priorities described in Section 2.1. Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Subordinated Lien Claimholders from exercising a credit bid in a sale or other disposition of their Subordinated Lien Collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law with respect to any ABL Priority Collateral; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of Prior Lien Obligations.

(b) Without limiting the Prior Lien Agent’s and the Prior Lien Claimholders’ rights under Section 3.2(b), neither any Subordinated Lien Agent nor any other Subordinated Lien Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any Term Priority Collateral that is supported by the Prior Lien Claimholders (but in the case of the ABL Claimholders, subject to their rights under Section 3.3(d)), and each Subordinated Lien Agent and each other Subordinated Lien Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law (and otherwise) to any sale of any Term Priority Collateral supported by the Prior Lien Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Prior Lien Obligations or any DIP Financing secured by a prior Lien on such Term Priority Collateral, each Subordinated Lien Agent shall retain a Lien on such Proceeds with the respective priorities described in Section 2.1; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition. Notwithstanding the foregoing, this Agreement shall not be construed to in any way limit or impair the right of the Subordinated Lien Claimholders from exercising a credit bid in a sale or other disposition of their Subordinated Lien Collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law with respect to any Term Priority Collateral; provided that in connection with and immediately after giving effect to such sale and credit bid there occurs a Discharge of Prior Lien Obligations.

6.9. Waivers. Each Subordinated Agent and Subordinated Lien Claimholder waives any claim it may hereafter have against any Prior Lien Agent or Prior Lien Claimholder arising out of the election of any Prior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law with respect to the Prior Lien Collateral. In addition, until the Discharge of the Prior Lien Obligations, each Subordinated Lien Agent and Subordinated Lien Claimholder will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law senior to or on a parity with the Liens issued to any Prior Lien Agent or Prior Lien Claimholder on the Prior Lien Collateral for costs or expenses of preserving or disposing of any such Prior Lien Collateral.

VII.

RELIANCE; WAIVERS; ETC.

7.1. Reliance. Other than any reliance on the terms of this Agreement, the ABL Agent, on behalf the ABL Claimholders, acknowledges that it and the other ABL Claimholders have, independently and without reliance on the Term Agent, any Term Claimholder, the Junior Secured Notes Agent or any Junior Secured Notes Claimholder and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. The Term Agent, on behalf of the Term Claimholders, acknowledges that it and the other Term Claimholders have, independently and without reliance on the ABL Agent, any other ABL Claimholder, the Junior Secured Notes Agent or any Junior Secured Notes Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Term Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Term Documents or this Agreement. The Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders, acknowledges the other Junior Secured Notes Claimholders have, separate from each other, independently and without reliance on the ABL Agent, any other ABL Claimholder, the Term Agent or any Term Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Junior Secured Notes Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Junior Secured Notes Documents or this Agreement.

7.2. No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that none of the Term Agent, the Term Claimholders, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Term Documents or the Junior Secured Notes Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the Term Agent, the Term Claimholders, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Documents and the Junior Secured Notes Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Agent, on behalf of the Term Claimholders, acknowledges and agrees that none of the ABL Agent, the ABL Claimholders, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents or the Junior Secured Notes Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Agent, the ABL Claimholders, the Junior Secured Notes Agent and the Junior Secured Notes Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents and the Junior Secured Notes Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders, acknowledges and agrees that none of the ABL Agent, the ABL Claimholders, the Term Agent and the Term Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents or the Term Documents, the ownership by any Grantor of any Collateral or the perfection of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Agent, the ABL Claimholders, the Term Agent and the Term Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Loan Documents and the Term Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as expressly provided herein (i) the Term Agent and the Term Claimholders shall have no duty to the ABL Agent, any of the ABL Claimholders, the Junior Secured Notes Agent or any of the Junior Secured Notes Claimholders, (ii) the ABL Agent and the other ABL Claimholders shall have no duty to the Term Agent, any of the other Term Claimholders, the Junior Secured Notes Agent or any of the other Junior Secured Notes Claimholders and (iii) the Junior Secured Notes Agent and the Junior Secured Notes Claimholders shall have no duty to the ABL Agent, any of the ABL Claimholders, the Term Agent or any of the Term Claimholders, in each case, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the ABL Loan Documents, the Term Documents and the Junior Secured Notes Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of the Agents or the other Claimholders to enforce any provision of this Agreement or any ABL Loan Document, Term Document or Junior Secured Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents or Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents, any of the Term Documents or any of the Junior Secured Notes Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders, the Term Claimholders or the Junior Secured Notes Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents, the Term Documents and the Junior Secured Notes Documents and except as otherwise expressly provided in this Agreement), the Agents and the other Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents, the Term Documents and the Junior Secured Notes Documents and/or applicable law, without the consent of, or notice to, any other Agent or any other Claimholder (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents, the Term Documents or the Junior Secured Notes Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders, the Term Claimholders and the Junior Secured Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents, any Term Documents or any Junior Secured Notes Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations, Term Obligations or Junior Secured Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document, Term Document or any Junior Secured Notes Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations, Term Obligations or Junior Secured Notes Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the any Agent or Claimholder in respect of this Agreement.

VIII.

MISCELLANEOUS.

8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document, Term Document or Junior Secured Notes Document, the provisions of this Agreement shall govern and control.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto (it being understood that this Agreement shall become effective among the Grantors, the ABL Claimholders and the Term Claimholders upon execution and delivery of this Agreement by the ABL Agent, the Term Agent and the Grantors party hereto on the date hereof). This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders, the Term Claimholders and the Junior Secured Notes Claimholders may continue, at any time and without notice to any other Agent or Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf of the applicable Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the applicable Claimholders irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect subject to the rights provided to Prior Lien Claimholders under Section 6.4:

(a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date on which the Discharge of ABL Obligations has occurred in accordance with the terms of this Agreement;

(b) with respect to the Term Agent, the Term Claimholders and the Term Obligations, the date on which the Discharge of Term Obligations has occurred in accordance with the terms of this Agreement; and

(c) with respect to the Junior Secured Notes Agent, the Junior Secured Notes Claimholders and the Junior Secured Notes Obligations, the date on which the Discharge of Junior Secured Notes Obligations has occurred in accordance with the terms of this Agreement.

8.3. Amendments; Waivers. Except as provided in the following sentence, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, (i) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected and (ii) any Additional Pari Passu Junior Secured Notes Agent, on behalf of itself and the Junior Secured Notes Claimholders under any Additional Pari Passu Junior Secured Notes Agreement, or Additional Pari Passu Term Agent, on behalf of itself and the Term Claimholders under any Additional Pari Passu Term Agreement, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by the Company and such Agent of a properly completed Additional Joinder Agreement to each Agent. In executing and delivering any amendment, amendment and restatement, supplement, modification, waiver or consent, the Junior Secured Notes Agent shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that (i) the execution and delivery of such amendment, amendment and restatement, supplement, modification, waiver or consent is authorized or permitted by the terms of this Agreement and any related document and (ii) that all covenants and conditions precedent in connection therewith have been satisfied. The Junior Secured Notes Agent may, but shall not be obligated to, enter into any such amendment, amendment and restatement, supplement, modification, waiver or consent that affects its own rights, duties, liabilities or immunities under this Agreement, any related document or otherwise.

8.4. Information Concerning Financial Condition of the Company and Their Subsidiaries. Each Agent and Claimholder (other than the Junior Secured Notes Agent) shall be responsible for keeping themselves informed of (a) the financial condition of the Grantors and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations, the Term Obligations and the Junior Secured Notes Obligations. No Claimholder shall have any duty to advise any other Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Agent or other Claimholder undertakes at any time or from time to time to provide any such information to any of the other Claimholders, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Lien Claimholders actually pay over to the Prior Lien Agent or the Prior Lien Claimholders under the terms of this Agreement, the Subordinated Lien Claimholders shall be subrogated to the rights of such Prior Lien Claimholders; provided, however, that each Subordinated Lien Agent, on behalf of the Subordinated Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Prior Lien Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Subordinated Lien Claimholders that are paid over to the Prior Lien Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Lien Obligations. Notwithstanding the foregoing provisions of this Section 8.5, none of the Subordinated Lien Claimholders shall have any claim against any of the Prior Lien Claimholders for any impairment of any subrogation rights herein granted to the Subordinated Lien Claimholders.

8.6. SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON (OTHER THAN ANY GRANTOR) ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH AGENT, FOR ITSELF AND ON BEHALF OF THE TERM CLAIMHOLDERS (IN THE CASE OF THE TERM AGENT), THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), AND THE JUNIOR SECURED NOTES CLAIMHOLDERS (IN THE CASE OF THE JUNIOR SECURED NOTES AGENT) IRREVOCABLY:

(1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS AMONG ANY TERM AGENT, ABL AGENT OR JUNIOR SECURED NOTES AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM ANY GRANTOR, THE GRANTORS SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT), THE TERM CLAIMHOLDERS (OTHER THAN THE TERM AGENT) OR THE JUNIOR SECURED NOTES CLAIMHOLDERS (OTHER THAN THE JUNIOR SECURED NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2 OR THE PROVISIONS OF THIS AGREEMENT ARE SEEKING TO BE ENFORCED DIRECTLY AGAINST SUCH PERSONS.

(2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND APPELLATE COURTS THEREFROM);

(3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (4) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS, ANY OF THE TERM DOCUMENTS OR ANY OF THE JUNIOR SECURED NOTES DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS, THE TERM DOCUMENTS AND THE JUNIOR SECURED NOTES DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7. Notices. All notices permitted or required under this Agreement need be sent only to the Term Agent, the ABL Agent and the Junior Secured Notes Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Term Claimholders, the Junior Secured Notes Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8. Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, the Term Agent, on behalf of the Term Claimholders, the Junior Secured Notes Agent, on behalf of the Junior Secured Notes Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any other Agent may reasonably request in writing to effectuate the terms of and the Lien priorities contemplated by this Agreement. Each of the Term Agent, the ABL Agent and the Junior Secured Notes Agent agrees that if it sends any Enforcement Notice to another Agent, it shall send a copy thereof to each of the other Agents.

8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10. Specific Performance. Each of the ABL Agent and the Term Agent may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, the Term Agent, on behalf of itself and the Term Claimholders, and the Junior Secured Notes Agent, on behalf of itself and the Junior Secured Notes Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Term Agent or the other Term Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronically in portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.13. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Term Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Term Claimholders to the terms of this Agreement. The Initial Junior Secured Notes Agent hereby represents that it is authorized pursuant to the Junior Secured Notes Documents to, and by its signature hereon does, bind the other Junior Secured Notes Claimholders to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents and the other Claimholders and their respective successors and assigns.

8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the respective relative rights of the ABL Claimholders, the Term Claimholders and the Junior Secured Notes Claimholders. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, as between the Grantors and the Term Agent and the other Term Claimholders, or as between the Grantors and the Junior Secured Notes Agent and the other Junior Secured Notes Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents, the other Term Documents or the Junior Secured Notes Documents, respectively, including as and when the same shall become due and payable in accordance with their terms. Nothing in this Agreement shall prevent one or more classes of Junior Secured Notes Claimholders from entering into intercreditor agreements with any other class of Junior Secured Notes Claimholders in order to define the relative rights of such Junior Secured Notes Claimholders in the Junior Secured Notes Collateral; provided that (i) any such agreement provides that it is subject to the terms of this Agreement and (ii) no such agreement shall be binding on any ABL Claimholder or Term Claimholder.

8.16. Marshalling of Assets. Each Subordinated Lien Agent, on behalf of the applicable Subordinated Lien Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Subordinated Lien Claimholder may have at any time under applicable law or otherwise to have its Subordinated Lien Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of such Subordinated Lien Agent’s Liens.

8.17. Exclusive Means of Exercising Rights under this Agreement. The Term Claimholders shall be deemed to have irrevocably appointed the Term Agent, the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent and the Junior Secured Notes Claimholders shall be deemed to have irrevocably appointed the Junior Secured Notes Agent, as their respective and exclusive agents hereunder, and to have consented to the execution and delivery of this Agreement thereby on such respective claimholders’ behalf. Consistent with such appointment, the Term Claimholders, the ABL Claimholders and the Junior Secured Notes Claimholders further shall be deemed to have agreed that their respective Agents (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral. Specifically, but without limiting the generality of the foregoing, each Term Claimholder (other than the Term Agent), each ABL Claimholder (other than the ABL Agent) and each Junior Secured Notes Claimholder (other than the Junior Secured Notes Agent), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the preceding sentence.

8.18. Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Term Agent, the Junior Secured Notes Agent, the ABL Agent and the Grantors and is the product of those parties hereto on behalf of themselves and the Term Claimholders (in the case of the Term Agent), the ABL Claimholders (in the case of the ABL Claimholders) and the Junior Secured Notes Claimholders (in the case of the Junior Secured Notes Agent). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any part or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

8.19. Junior Secured Notes Agent . The Junior Secured Notes Agent and each agent, custodian and other Person employed by it to act hereunder shall be afforded under this Agreement each of the rights, privileges, protections, immunities and indemnities set forth in the Junior Secured Notes Documents as if such rights, powers, immunities and indemnities were specifically set forth in this Agreement. The entity serving as Junior Secured Notes Agent in its individual or any other capacity shall be entitled to hold Indebtedness with the same rights it would have if it were not the Junior Secured Notes Agent and shall only be bound hereunder, in such case, to the extent it would be bound in such individual or other capacity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent:

BANK OF AMERICA, N.A., as ABL Agent and not in its individual capacity

By:	/s/ Phuong Nguyen
Name: Phuong Nguyen
Title: Vice President

Notice Address:

c/o Bank of America, N.A.
333 S. Hope Street, 13th Floor
Los Angeles, CA 90071
Attention: Phuong Nguyen
Tel: 213-345-3385

[Signature Page to Intercreditor]

Term Agent:

MORGAN STANLEY SENIOR FUNDING, INC., as Term Agent and not in its individual capacity

By:	/s/ Brendan MacBride
Name: Brendan MacBride
Title: Authorized Signatory

Notice Address:

Morgan Stanley Senior Funding, Inc.
1300 Thames Street, Thames Street Wharf, 4th Floor
Baltimore, MD 21231

[Signature Page to Intercreditor]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Junior Secured Notes Agent and not in its individual capacity

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

Notice Address:

1100 North Market Street

Wilmington, DE 19890

[Signature Page to Intercreditor Agreement]

Acknowledged and Agreed to by:

Company:

DOLE FOOD COMPANY, INC.

By:	/s/ Johan Malmqvist
Name: Johan Malmqvist
Title: Vice President, Chief Financial Officer and Treasurer

By:	/s/ Jared Gale
Name: Jared Gale
Title: Vice President, General Counsel and Corporate Secretary

Notice Address:

One Dole Drive, MS
Westlake Village, CA 91362

Holdings:

DFC HOLDINGS, LLC

By:	/s/ Gary Wong
Name: Gary Wong
Title: Vice President, Chief Financial Officer and Treasurer

By:	/s/ Ryan Gores
Name: Ryan Gores
Title: Vice President, General Counseland Secretary

Notice Address:

One Dole Drive, MS
Westlake Village, CA 91362

[Signature Page to Intercreditor]

AG 1972, INC.
BANANERA ANTILLANA (COLOMBIA), INC.
BLUE ANTHURIUM, INC.
BUD ANTLE, INC.
CALICAHOMES, INC.
CERULEAN, INC.
DB NORTH, LLC
DB SOUTH, LLC
DOLE ASSETS, INC.
DOLE BERRY COMPANY
DOLE CITRUS
DOLE EUROPE COMPANY
DOLE FOODS FLIGHT OPERATIONS, INC.
DOLE FRESH FRUIT COMPANY
DOLE FRESH VEGETABLES, INC.
DOLE HOLDINGS, INC.
DOLE LAND COMPANY, INC.
DOLE NORTHWEST, INC.
DOLE OCEAN CARGO EXPRESS, INC.
DOLE ORLAND, INC.
DOLE SUNFRESH EXPRESS, INC.
LA PETITE D’AGEN, INC.
LINDERO HEADQUARTERS COMPANY, INC.
MILAGRO RANCH, LLC
OCEANVIEW PRODUCE LLC
RENAISSANCE CAPITAL CORPORATION
ROYAL PACKING LLC
STANDARD FRUIT AND STEAMSHIP COMPANY
STANDARD FRUIT COMPANY
WAHIAWA WATER COMPANY, INC.

By:	/s/ Johan Malmqvist
Name: Johan Malmqvist
Title: Vice President and Treasurer

By:	/s/ Jared Gale
Name: Jared Gale
Title: Vice President and Secretary

DOLE DRIED FRUIT AND NUT COMPANY

By: Dole Orland, Inc., its managing general partner

By:	/s/ Johan Malmqvist
Name: Johan Malmqvist
Title: Vice President and Treasurer

By:	/s/ Jared Gale
Name: Jared Gale
Title: Vice President and Secretary

[Signature Page to Intercreditor Agreement]

EXHIBIT A TO THE INTERCREDITOR AGREEMENT

ADDITIONAL JOINDER AGREEMENT

[Name of Additional Pari Passu Junior Secured Notes Agent / Term Agent]

[Address]

[Date]

[Names of ABL Agent, Term Agent and Junior Secured Notes Agent]

[Addresses of ABL Agent, Term Agent and Junior Secured Notes Agent]

The undersigned, together with its successors and assigns (the “New Secured Agent”) under [identify Additional Pari Passu Junior Secured Notes Agreement / Additional Pari Passu Term Agreement] (the “New Secured Agreement”), is the [Additional Pari Passu Junior Secured Notes Agent / Term Agent] for Persons (the “New Secured Claimholders”) wishing to become [Junior Senior Secured Notes Claimholders / Term Claimholders] under and as defined in the Intercreditor Agreement dated as of April 6, 2017 (as amended and/or supplemented from time to time, the “Intercreditor Agreement” (terms used without definition herein have the meanings assigned to such terms by the Intercreditor Agreement)) among Dole Food Company, Inc., the other Grantors party thereto, the ABL Agent thereunder, each Term Agent thereunder and each Junior Secured Notes Agent thereunder.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the New Secured Claimholders have authorized the New Secured Agent to become a party to the Intercreditor Agreement on behalf of such New Secured Claimholders and to act as the Additional Pari Passu [Junior Secured Notes Agent /Term Agent] on behalf of such New Secured Claimholders under the Indenture;

(ii) acknowledges that the New Secured Agent has received a copy of the Intercreditor Agreement;

(iii) acknowledges on behalf of itself and the other New Secured Claimholders that the Obligations under the New Secured Agreement constitute [Junior] Secured Notes Obligations / Term Obligations] for all purposes of the Intercreditor Agreement; and

(iv) accepts and acknowledges the terms of the Intercreditor Agreement applicable to the Additional Pari Passu [Junior Secured Notes Agent / Term Agent] and the other [Junior Secured Notes Claimholders / Term Claimholders] and agrees on its own behalf and on behalf of the New Secured Claimholders to be bound by the terms thereof applicable to holders of [Junior Secured Notes Obligations / Term Obligations], with all the rights, duties and obligations of the [Junior Secured Notes Claimholders / Term Claimholders] under the Intercreditor Agreement and to be bound by all the provisions thereof as fully as if they had been named as [Junior Secured Notes Claimholders / Term Claimholders] on the effective date of the Intercreditor Agreement and agrees that the New Secured Agent’s address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address]

THIS ADDITIONAL JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Ex A-1

IN WITNESS WHEREOF, the undersigned has caused this Additional Joinder Agreement to be duly executed by its authorized officer as of the          day of 20    .

[NAME OF NEW SECURED AGENT]

By:
Name:
Title:

The Company hereby represents and warrants to each Agent on the date hereof that the New Secured Agreement meets the requirements set forth in the definition of [Additional Pari Passu Junior Secured Notes Agreement / Additional Pari Passu Term Agreement].

DOLE FOOD COMPANY, INC., a Delaware corporation

By:
Name:
Title:

Ex A-2

EXHIBIT D

FORM OF GUARANTEE AND

SECURITY AGREEMENT

[SEE ATTACHED]

D-1
Form of Guarantee and Security Agreement

Execution Version

GUARANTEE AND SECURITY AGREEMENT

made by

DFC HOLDINGS, LLC,

DOLE FOOD COMPANY, INC.

and the GUARANTORS

in favor of

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent

Dated as of April 6, 2017

TABLE OF CONTENTS

		Page

SECTION 1.
DEFINED TERMS

1.1	Definitions	2
1.2	Other Definitional Provisions	5

SECTION 2.
GUARANTEE

2.1	Guarantee	5
2.2	Right of Contribution	6
2.3	No Subrogation	6
2.4	Amendments, etc., with Respect to the Obligations	7
2.5	Guarantee Absolute and Unconditional	7
2.6	Reinstatement	8
2.7	Payments	8

SECTION 3.
GRANT OF SECURITY INTEREST

SECTION 4.
REPRESENTATIONS AND WARRANTIES

4.1	Title; No Other Liens	11
4.2	Perfected Liens	11
4.3	Name; Jurisdiction of Organization; Chief Executive Office	12
4.4	Investment Property	12
4.5	Receivables	13
4.6	Intellectual Property	13
4.7	Commercial Tort Claims	13

SECTION 5.
COVENANTS

5.1	Delivery of Certificated Securities, Instruments and Chattel Paper	13
5.2	Limited Liability Company or Limited Partnership Interests	13
5.3	Maintenance of Perfected Security Interest; Further Documentation	14
5.4	Changes in Name, etc.	14
5.5	Notices	14
5.6	Investment Property	15
5.7	Intellectual Property	16
5.8	Commercial Tort Claims	18
5.9	Deposit Accounts	18

-i-

-ii-

Page

ANNEXES
Annex 1	Assumption Agreement
Annex 2	Perfection Certificate

-iii-

GUARANTEE AND SECURITY AGREEMENT

GUARANTEE AND SECURITY AGREEMENT, dated as of April 6, 2017, made by each of the signatories identified on the signature pages hereto as a “Grantor” (collectively, and together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of April 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DFC HOLDINGS, LLC (“Holdings”), DOLE FOOD COMPANY, INC. (the “Borrower”) certain other parties thereto, the Lenders and the Administrative Agent, and for the other Secured Parties (as defined in the Credit Agreement).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement, the entering into of Secured Hedge Agreements and the incurrence of the Cash Management Obligations; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and capitalized terms used herein that are defined in the New York UCC shall have the meanings given to them in the New York UCC; provided that in any event the following terms are used herein as defined in the New York UCC: Accounts, Account Debtor, Bank, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Entitlement Orders, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Records, Securities Accounts, Securities Intermediary and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control (subject to the terms of the Intercreditor Agreement) with respect to any Deposit Account or Securities Account, as applicable.

“Copyrights”: (i) all copyrights arising under the laws of the United States, whether registered or unregistered (including, without limitation, those listed in Schedule 10(b) to the Perfection Certificate), all registrations and recordings thereof, and all applications for registration of copyrights, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: all written agreements providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials covered by any Copyright, including, without limitation, any of the foregoing referred to on Schedule 10(b) to the Perfection Certificate.

“Excluded Accounts”: (i) Deposit Accounts or Securities Accounts with an average daily closing balance of less than $500,000 in each Fiscal Month, provided that, with respect to this clause (i) only, the aggregate amount in all such Deposit Accounts and Securities Accounts excluded pursuant to this clause (i) does not exceed $5,000,000 at any time, (ii) deposit accounts specifically and exclusively used for payroll, payroll taxes, workers’ compensation and other employee wage and benefit payments to or for the benefit of the salaried employees of the Grantors and (iii) other accounts used solely for disbursement purposes into which funds to be disbursed are only transferred substantially concurrent with the related disbursement.

“Excluded Property”: as defined in Section 3.

“Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary or Foreign Holding Company.

“Grantors”: the collective reference to each Grantor.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to all intellectual property, whether arising under United States, multinational or foreign laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other violation of rights therein, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to another Grantor or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents”: (i) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate.

“Perfection Certificate”: that certain perfection certificate dated as of even date herewith, executed by each of the Grantors and delivered to the Administrative Agent, as supplemented from time to time in accordance with Section 5.01(d) of the Credit Agreement and/or upon execution and delivery of an Assumption Agreement in accordance with Section 8.13.

“Pledged Notes”: all promissory notes listed on Schedule 9 to the Perfection Certificate, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Stock”: the Equity Interests listed on Schedules 8(a) and (b) to the Perfection Certificate, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be owned by any Grantor while this Agreement is in effect; provided that in no event shall (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or Foreign Holding Company be pledged hereunder or (ii) any Equity Interests of any non-wholly owned Subsidiary or other investment be pledged hereunder to the extent that the granting of a security interest in such Equity Interests is prohibited by the applicable joint-venture, shareholder, stock purchase or similar agreement (after giving effect to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity).

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods or other property sold, leased, assigned or otherwise disposed or for services rendered or to be rendered, whether or not such right is evidenced by any Account, General Intangible, Investment Property, Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account) together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto.

“Receivables Records” means: (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill connected with the use of and symbolized thereby, all registrations and recordings thereof, and all applications for registration of any of the foregoing, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof or any other country or any political subdivision thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate, (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above and (iii) the right to obtain all renewals thereof.

“Trademark License”: all written agreements providing for the grant by or to any Grantor of any right to use, manufacture, distribute, exploit and sell materials covered by any Trademark (including, without limitation, any of the foregoing referred to in Schedule 10(a) to the Perfection Certificate).

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. Section 1.03 of the Credit Agreement shall apply herein mutatis mutandis.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.

GUARANTEE

2.1 Guarantee.

(a) Each of the Grantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, and permitted indorsees, transferees and assigns, the prompt and complete payment and performance of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Grantor hereunder and under the other Loan Documents in respect of the Obligations shall in no event exceed the amount which can be guaranteed by such Grantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Grantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Grantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until (i) all the Obligations (other than contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) of each Grantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full and (ii) the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any Loan Party may be free from any of the Obligations.

(e) Except as provided in Section 8.14, no payment made by any of the Grantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any of the Grantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Grantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Grantor in respect of the Obligations or any payment received or collected from such Grantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Grantor hereunder until the Obligations are paid in full and the Commitments are terminated.

2.2 Right of Contribution. Each Grantor hereby agrees that to the extent that a Grantor shall have paid more than its proportionate share of any payment made hereunder, such Grantor shall be entitled to seek and receive contribution from and against any other Grantor hereunder which has not paid its proportionate share of such payment. Each Grantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Grantor to the Administrative Agent and the Lenders, and each Grantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Grantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall seek to enforce any right of subrogation in respect of any of the rights of the Administrative Agent or any other Secured Party against any Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Grantor seek any contribution or reimbursement from any other Grantor in respect of payments made by such Grantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account of the Obligations (other than contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) are paid in full and the Commitments are terminated. If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing agreement by the Grantor shall operate as a waiver of any subrogation rights.

2.4 Amendments, etc., with Respect to the Obligations. To the fullest extent permitted by applicable law, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, any other documents executed and delivered in connection therewith, any Swap Agreement and any agreement giving rise to Cash Management Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be, or, solely in the case of any Swap Agreement or any agreement giving rise to Cash Management Obligations, the applicable Hedge Bank or Cash Management Bank) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Grantors with respect to the Obligations. Each Grantor understands and agrees that the guarantee contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Grantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded, avoided, or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Grantor or any substantial part of its property, or in any other action or proceeding in which any such payment was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, or otherwise, or all as though such payments had not been made.

2.7 Payments. Each Grantor hereby guarantees that payments hereunder will be paid in Dollars to the Administrative Agent without set-off or counterclaim at the Administrative Agent’s Office with respect to Dollars.

SECTION 3.

GRANT OF SECURITY INTEREST

Each of the Grantors hereby collaterally assigns to the Administrative Agent, and hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, other than Excluded Property (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

a.	all Accounts;

b.	all Chattel Paper;

c.	all Commercial Tort Claims set forth on Schedule 11 to the Perfection Certificate;

d.	all Documents;

e.	all Equipment;

f.	all Fixtures;

g.	all General Intangibles;

h.	all Instruments;

i.	all Intellectual Property;

j.	all Inventory;

k.	all Investment Property;

l.	all Letter-of-Credit Rights;

m.	all Money and all Deposit Accounts;

n.	all Receivables and Receivables Records;

o.	all other Goods and personal property not otherwise described above (except for Excluded Property, any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

p.	all books and records pertaining to the Collateral; and

q.	to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, the term Collateral and the terms set forth in this Section defining the components of Collateral shall not include, and this Agreement shall not constitute a grant of a security interest in, any of the following (the “Excluded Property”): (i) any property to the extent that such grant of a security interest is prohibited by any requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement of Law, except to the extent that such requirement of Law is ineffective under applicable law (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code)); (ii) any General Intangibles or any other rights arising under any contract, license, agreement, instrument or other document to the extent and for so long as such grant of a security interest is prohibited by or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Borrower and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under, such contract, license, agreement, instrument or other document, except to the extent that or the term in such contract, license, agreement, instrument or other document or agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code)) and provided, however, that the proceeds and the right to receive payments of money in respect of such contract, license, agreement, instrument or other document shall not be excluded from the “Collateral” or the security interest created hereunder; (iii) any property hereafter acquired that is subject to a Lien permitted by Section 6.02(d) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for the obligation secured by such Lien) prohibits the creation of any other Lien on such property; provided that such prohibition is not incurred in contemplation of such acquisition; (iv) any property owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien permitted by Section 6.02(e), (c) and (d) of the Credit Agreement securing a purchase money or capital or finance lease obligation permitted to be incurred pursuant to the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property; (v) any Equity Interests specifically excluded from the definition of “Pledged Stock” pursuant to the proviso to such definition; (vi) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein; and (vii) any assets with respect to which the Administrative Agent shall reasonably determine in writing that the cost of obtaining a security interest in such assets is excessive in relation to the benefits provided to the Secured Parties of the security interest afforded thereby; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above and such Proceeds shall not constitute “Excluded Property” (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to above).

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the other Secured Parties to make their respective extensions of credit to the Borrowers thereunder and under Secured Hedge Agreements and in connection with Cash Management Obligations, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral granted by it free and clear of any and all Liens. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or as to which documentation to terminate the same shall have been delivered to the Administrative Agent. For the avoidance of doubt, it is understood and agreed that any Grantor may grant (i) the licenses of Intellectual Property identified on Schedule 4.1 and (ii) licenses to third parties to use Intellectual Property owned, licensed to or developed by a Grantor in the ordinary course of business.

4.2 Perfected Liens. The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable against each applicable Grantor in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and upon completion of the filings and other actions specified on Schedule 2 hereto (which, in the case of all filings and other documents referred to on said Schedule to be made under the New York UCC, have been delivered to the Administrative Agent in completed and, where required, duly executed form) will constitute valid perfected security interests in all of the Collateral (other than any Collateral for which perfection is not required pursuant to Section 5) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, in each case prior and superior in right to any other person (except Liens permitted by Section 6.02 of the Credit Agreement), enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, to the extent the security interest therein may be perfected by filing, recording or registration in the United States pursuant to the Uniform Commercial Code of any applicable jurisdiction or, in the case of the Intellectual Property of the Grantors referred to in Section 4.6, by filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office; provided, however, that additional filings in the United States Patent and Trademark Office and the United States Copyright Office may be required in connection with registered and applied for Trademarks, Patents and Copyrights constituting Collateral which are acquired after the date hereof, and provided further that the perfection (or analogous status) of the Administrative Agent’s Lien in Intellectual Property Collateral established under the laws of jurisdictions outside the United States may require additional filings and other actions. When certificates or promissory notes representing the Pledged Stock or the Pledged Notes, as applicable, are delivered to the Administrative Agent (together with transfer powers or endorsements executed in blank), the Administrative Agent (for the benefit of the Secured Parties) will have a fully perfected Lien on, and security interest in, all right, title and interest of each Grantor in the Collateral as collateral security for the Obligations to the extent perfection in such Collateral (and the proceeds thereof) may be obtained by possession of such certificates and/or promissory notes, in the case of the Pledged Stock and the Pledged Notes, in each case prior and superior in right to any other person.

4.3 Name; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s legal name, type of organization, jurisdiction of organization, and identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office, are specified on Schedule 1(a) to the Perfection Certificate. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and good standing certificate from its jurisdiction of organization as of a date which is recent to the Closing Date.

4.4 Investment Property.

(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interest of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) To the best knowledge of such Grantor, each of the Pledged Notes pledged by such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of any other Person, except the security interest created by this Agreement or Liens permitted pursuant to the Credit Agreement.

(e) Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Pledged Stock and Pledged Notes having an aggregate principal value of $5,000,000 or greater, in each case, in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein.

4.5 Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper with a value of $5,000,000 or greater which has not been delivered to the Administrative Agent.

4.6 Intellectual Property. Schedule 10 to the Perfection Certificate lists all Intellectual Property that is owned by such Grantor in its own name on the date hereof and is registered in the United States or for which an application for registration in the United States has been filed.

4.7 Commercial Tort Claims. On the date hereof, except to the extent listed in Schedule 11 to the Perfection Certificate, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $10,000,000.

SECTION 5.

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (except contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) shall have been paid in full and the Commitments shall have terminated:

5.1 Delivery of Certificated Securities, Instruments and Chattel Paper. If any of the Pledged Stock is or shall become evidenced or represented by any certificate, such certificate shall be promptly (and in any event within ten (10) Business Days) delivered to the Administrative Agent, duly assigned or endorsed (including by the delivery of a stock or securities power) in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. If any amount payable under or in connection with any of the other Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be delivered as soon as reasonably practicable to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. Notwithstanding anything set forth in this Agreement to the contrary, so long as no Event of Default has occurred and is continuing, no Grantor shall be required to deliver to the Administrative Agent any Instrument, Certificated Security (other than to the extent representing Pledged Stock) or Chattel Paper to be held by the Administrative Agent as Collateral pursuant to this Agreement to the extent that the aggregate face value of all such Instruments, Certificated Securities and Chattel Paper does not exceed $5,000,000 at any one time outstanding.

5.2 Limited Liability Company or Limited Partnership Interests. The Grantors shall at no time elect to treat any interest in any limited liability company or limited partnership controlled by a Grantor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter the applicable Grantor provides notification to the Administrative Agent of such election and delivers any such certificate to the Administrative Agent pursuant to the terms hereof.

5.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection and priority described in Section 4.2 and shall take all actions reasonably requested by the Administrative Agent to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to Liens permitted by the Credit Agreement and to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.4 Changes in Name, etc. Such Grantor will not, except upon prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, affect any change in such Grantor’s (i) legal corporate or organizational name (ii) organizational form or jurisdiction of organization or (iii) location of chief executive office. In connection with any such change, each Grantor shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable

5.5 Notices. Such Grantor will advise the Administrative Agent, in reasonable detail, of the following promptly (and in any event within ten (10) Business Days or such longer period as the Administrative Agent shall agree in its commercially reasonable discretion) after a Responsible Officer becomes aware thereof:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder in any material respect; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same within ten (10) Business Days to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, and any distribution of capital to a Grantor (other than cash) required to be included in Collateral shall be made on or in respect of the Investment Property or any property (other than cash) included in Collateral shall be distributed to a Grantor upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, such Grantor shall, unless such distribution of capital or property is otherwise subject to a perfected security interest in favor of the Administrative Agent, use commercially reasonable efforts to cause it to be subject to a perfected security interest in favor of the Administrative Agent to the extent and in the manner required pursuant to Section 5.3 hereof. If any such property so distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such property is delivered to the Administrative Agent, hold such property in trust for the Administrative Agent and the Secured Parties as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Credit Agreement.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property included in Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to such Investment Property and (iii) the terms of Section 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to such Investment Property.

5.7 Intellectual Property.

(a) Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is not material to the business of the Company and its Subsidiaries, taken as a whole, or otherwise reasonably determines not to do so, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use reasonable efforts to employ such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark in accordance with the terms of this Agreement, and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or unenforceable.

(b) Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is not material to the business of the Company and its Subsidiaries, taken as a whole, or otherwise reasonably determines to do so, do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through the direction of licensees), except with respect to any Copyright that such Grantor, in its reasonable business judgment, otherwise reasonably determines not to do so, will not do any act or knowingly omit to do any act whereby any portion of the Copyrights that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, may become invalidated, fall into the public domain or otherwise be impaired.

(d) Such Grantor (either itself or through the direction of licensees) will not do any act that knowingly uses any Intellectual Property that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, to infringe the intellectual property rights of any other Person.

(e) Such Grantor will promptly notify the Administrative Agent if it knows (i) that any application or registration relating to any Intellectual Property that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, may become forfeited, abandoned or dedicated to the public, other than at the expiration of a non-renewable or extendable term, or (ii) of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, except routine office actions and communication in the ordinary course of prosecution) regarding such Grantor’s ownership of, or the validity of, any such Intellectual Property or such Grantor’s right to register or own and maintain the same.

(f) Such Grantor will, except with respect to any Intellectual Property that such Grantor shall reasonably determine is not material to the business of the Company and its Subsidiaries, taken as a whole, or otherwise reasonably determines not to do so, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g) In the event that any Intellectual Property that such Grantor shall reasonably determine is material to the business of the Company and its Subsidiaries, taken as a whole, is infringed, misappropriated or diluted by a third party, and such infringement, misappropriation or dilution would reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is reasonably deemed by the Grantor to be of material economic value, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, to the extent the foregoing is consistent with such Grantor’s reasonable business judgment.

(h) Notwithstanding anything to the contrary in this Agreement, subject to the provisions of the Credit Agreement, nothing shall prevent any Grantor in the ordinary course of business from abandoning, ceasing to use or otherwise impairing or disposing of any Intellectual Property if such Grantor reasonably believes that doing so is in its business interests. For the avoidance of doubt, nothing in this Section 5.7 shall prohibit a sale, transfer or disposition of any Intellectual Property made in accordance with Section 6.11 of the Credit Agreement.

(i) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office or file an application for any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office (other than as a result of any pending application of which such Grantor has already provided notice becoming registered), the provisions hereof shall automatically apply and such Intellectual Property shall automatically constitute Collateral as if such would have Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly (and in any event in the Compliance Certificate to be delivered following such filing or acquisition) provide to the Administrative Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any such Intellectual Property.

(j) Upon the reasonable written request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Intellectual Property included in the Collateral.

5.8 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $10,000,000 such Grantor shall within 30 days of making such determination (or such other period reasonably satisfactory to the Administrative Agent) sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.9 Deposit Accounts. As of the date hereof, no Grantor has any Deposit Accounts other than the accounts listed in Schedule 12 to the Perfection Certificate. Upon execution and delivery of a Control Agreement as required by Section 5.09(d) of the Credit Agreement, the Administrative Agent will have a security interest in each such Deposit Account (other than an Excluded Account), which security interest will be perfected by Control. No Grantor shall hereafter establish and maintain any Deposit Account (other than an Excluded Account) unless such Bank and such Grantor shall have duly executed and delivered to the Administrative Agent a Control Agreement with respect to such Deposit Account within 30 days of establishment of such Deposit Account (or such longer period as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. Each Grantor agrees that once the Administrative Agent sends an instruction or notice to a Bank exercising its Control over any Deposit Account such Grantor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Grantor shall grant Control of any Deposit Account to any person other than the Administrative Agent and the ABL Administrative Agent.

5.10 Securities Accounts. As of the date hereof, no Grantor has any Securities Accounts other than those listed in Schedule 12 to the Perfection Certificate. No Grantor shall hereafter establish and maintain any Securities Account (other than an Excluded Account) with any Securities Intermediary unless such Securities Intermediary and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account within 30 days of establishment of such Securities Account (or such longer period as may be agreed by the Administrative Agent in its sole discretion). The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. Each Grantor agrees that once the Administrative Agent sends an instruction or notice to a Securities Intermediary exercising its Control over any Securities Account such Grantor shall not give any instructions or orders with respect to such Securities Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property or financial asset maintained in such Securities Account. No Grantor shall grant Control over any Investment Property to any person other than the Administrative Agent and the ABL Administrative Agent. As between the Administrative Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged

Stock, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Stock, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, any Grantor or any other person.

SECTION 6.

REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables included in Collateral, and the Administrative Agent may by delivery of written notice to such Grantor curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Subject to the terms of the Intercreditor Agreement, if required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within ten (10) Business Days or such longer period as may be agreed by the Administrative Agent in its sole discretion) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.

(b) Subject to the terms of the Intercreditor Agreement, at the Administrative Agent’s reasonable request during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables included in Collateral hereunder, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Subject to the terms of the Intercreditor Agreement, the Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, upon prior written notice to the Company, communicate with obligors under the Receivables included in Collateral hereunder and parties to the contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any such Receivables or contracts.

(b) Subject to the terms of the Intercreditor Agreement, upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables included in Collateral hereunder and parties to the contracts included in Collateral hereunder that such Receivables and the contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and contracts included in Collateral hereunder to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) or contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto) or contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all dividends (other than dividends payable in Equity Interests) paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which a Grantor reasonably recognizes would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. The Administrative Agent shall, at the relevant Grantor’s sole cost and expense, execute and deliver (or cause to be executed and delivered) to such Grantor all proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give five (5) Business Days’ notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the Credit Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative

Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the Grantor of its exercise of its rights under this Section 6.4, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral received by the Administrative Agent, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties; and

Third, any balance remaining after the Obligations then due and owing shall have been paid in full and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may reasonably deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, following and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Intellectual Property. With respect to any license or sublicense of Intellectual Property included in the Collateral existing on the Closing Date or arising after the Closing Date in compliance with the terms of the Credit Agreement, the Administrative Agent hereby agrees that (i) the Intellectual Property included in the Collateral that is subject to any such license or sublicense granted by any Grantor shall remain subject to such license or sublicense upon an Event of Default and the exercise of remedies hereunder, and (ii) the Administrative Agent shall not disturb the rights of the licensee under such license or sublicense to continue to use the licensed Intellectual Property in accordance with the terms of such license or sublicense.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay such Grantor’s Obligations.

SECTION 7.

THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract included in Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any such Receivable or contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property included in Collateral hereunder, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property, subject to the redaction of any confidential information of Grantor contained therein or the use of a notice or short form, if permissible under the relevant laws, and during the continuance of an Event of Default, subject to Section 6.7, to grant itself a license or sublicense to all applicable Intellectual Property in the Collateral to exercise the Administrative Agent’s rights under this Agreement subject, in the case of any Trademarks included in such license or sublicense, to adequate rights of quality control and inspection sufficient to protect the validity or enforceability of such Trademarks;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; provided that if such taxes are being contested in good faith and by appropriate proceedings, the Administrative Agent will consult with such Grantor before making any such payment;

(iv) execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (7) subject to Section 6.7, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) constituting Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given prior written notice to the Grantor of its exercise of its rights under this Section 7.1(a).

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully and in accordance with the last sentence of Section 7.1(a) do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

7.3 Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all assets” or words of similar effect and an indication that after-acquired assets are covered in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof. The Administrative Agent is authorized to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Intellectual Property of each Grantor included in the Collateral.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.

MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor c/o Dole Food Company, Inc. at One Dole Drive, Attention of General Counsel (Telecopy No. 818-879-6613; and (in the case of a notice of a Default) to Paul Hastings LLP, 600 Travis Street, 58th Floor, Houston, Texas, 77002, Attention of Lindsay Sparks. (Telecopy No. (713) 353-3329).

8.3 No Waiver by Course of Conduct; Cumulative Remedies; Enforcement.

(a) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law; and

(b) By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement.

8.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by the Credit Agreement.

8.5 Set-Off. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Grantor against any of and all the Obligations of such Grantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Grantor constitute collateral security hereunder for payment of the Obligations of any Grantor, it being understood that the Equity Interests of any Foreign Subsidiary that is not a Grantor (but is a first-tier Subsidiary of Grantor) do not constitute such an asset.

8.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or other electronic transmission (including by “.pdf” or “.tif”) shall be as effective as delivery of a manually signed original.

8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.12 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.13 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto. The execution and delivery of such Assumption Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

8.14 Releases.

(a) At such time as the Loans and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations and any Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) shall have been paid in full, the Commitments have been terminated, the Collateral shall be released automatically from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor (other than any such sale, transfer or disposition to a Grantor) in a transaction permitted by the Credit Agreement or the Liens of the Administrative Agent are released in any of the Collateral pursuant to clause (i) of Article VIII of the Credit Agreement or as required by the Intercreditor Agreement, then, in each such case, (i) the Liens created hereby on such Collateral shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence such release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, any other Grantor shall be released automatically from its obligations hereunder in the event that all the Equity Interests of such Grantor shall be sold, transferred or otherwise disposed of (other than any such sale, transfer or disposition to a Grantor) in a transaction permitted by the Credit Agreement.

(c) Additionally, upon request of the Company, the Administrative Agent shall, at the Company’s expense, take such actions as may reasonably be requested to confirm that the Collateral does not include any assets of the Grantors constituting “Excluded Property.”

8.15 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

8.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the priority of the Lien and security interest granted to the Administrative Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy. Prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), any requirement hereunder to deliver any ABL Priority Collateral to the Administrative Agent shall be deemed satisfied by delivery thereof to the ABL Agent (as defined in the Intercreditor Agreement).

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Security Agreement to be duly executed and delivered as of the date first above written.

DOLE FOOD COMPANY, INC., as a Grantor

By:
Title:

By:
Title:

DFC HOLDINGS, LLC, as a Grantor

By:
Title:

By:
Title:

EACH OF THE COMPANIES NAMED IN SCHEDULE 1 ATTACHED HERETO, as a Grantor

By:
Title:

By:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Title:

Schedule 1

GUARANTORS

AG 1972, Inc.

Bananera Antillana (Colombia), Inc.

Blue Anthurium, Inc.

Bud Antle, Inc.

Calicahomes, Inc.

Cerulean, Inc.

DB North, LLC

DB South, LLC

Dole Assets, Inc.

Dole Berry Company

Dole Citrus

Dole Dried Fruit and Nut Company, a California general partnership

Dole Europe Company

Dole Foods Flight Operations, Inc.

Dole Fresh Fruit Company

Dole Fresh Vegetables, Inc.

Dole Holdings, Inc.

Dole Land Company, Inc.

Dole Northwest, Inc.

Dole Ocean Cargo Express, Inc.

Dole Orland, Inc.

Dole Sunfresh Express, Inc.

La Petite d’Agen, Inc.

Lindero Headquarters Company, Inc.

Milagro Ranch, LLC

Oceanview Produce LLC

Renaissance Capital Corporation

Royal Packing LLC

Standard Fruit and Steamship Company

Standard Fruit Company

Wahiawa Water Company, Inc.

Schedule 2

FILINGS AND OTHER ACTIONS FOR PERFECTION OF SECURITY INTERESTS

1.	Filings specified on Schedule 5 to the Perfection Certificate.

2.	Filings with the United States Patent and Trademark Office and the United States Copyright Office with respect to the Intellectual Property specified on Schedule 10(a) and Schedule 10(b) to the Perfection Certificate.

3.	Delivery by each applicable Grantor to the Administrative Agent in the State of New York, and possession by the Administrative Agent in the State of New York, of all certificated Pledged Stock and Pledged Notes listed on Schedules 8 and 9 of the Perfection Certificate, together with undated stock powers or note powers, as the case may be, covering such Pledged Stock or Pledged Notes duly executed in blank by each applicable Grantor.

4.	Delivery by each applicable Grantor to the Administrative Agent of a duly executed Control Agreement with respect to each Deposit Account and Securities Account held by such Grantor (other than Excluded Accounts).

Schedule 4.1

INTELLECTUAL PROPERTY LICENSES

Trademark Rights Agreement dated as of April 1, 2013, by and among Dole Food Company, Inc., Dole Packaged Foods, LLC and Dole Asia Holdings PTE. LTD., as such agreement is amended, restated, supplemented or otherwise modified from time to time.

Trademark License Agreement dated as of May 19, 1995, by and among Dole Food Company, Inc. and Duo Juice Company, a wholly owned subsidiary of Tropicana Products, Inc. and The Seagram Company Ltd., doing business as Duo Juice Company of Canada, as extended on January 1, 2015 and as such agreement is amended, restated, supplemented or otherwise modified from time to time

Annex 1 to

Guarantee and Security Agreement

ASSUMPTION AGREEMENT, dated as of                    , 201    , made by                                                          (the “Additional Grantor”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the respective meanings ascribed to them in the Guarantee and Security Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, DOLE FOOD COMPANY, INC. (the “Company”), DFC HOLDINGS, LLC (“Holdings”), certain other parties thereto, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of April 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Company, Holdings and the Guarantors (other than the Additional Grantor) have entered into the Guarantee and Security Agreement, dated as of April 6, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.13 of the Guarantee and Security Agreement, hereby becomes a party to the Guarantee and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. Without limiting the generality of the foregoing, the Additional Grantor hereby grants and assigns to the Administrative Agent for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Pursuant to any applicable law, each Additional Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Additional Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Additional Grantor authorizes the Administrative Agent to use the collateral description “all assets” or words of similar effect and an indication that after-acquired assets are covered in such financing statements. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Perfection Certificate. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Security Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to the Perfection Certificate

Annex 2 to

Guarantee and Security Agreement

Perfection Certificate

[SEE ATTACHED]

Execution Version

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain credit agreement dated as of April 6, 2017 (the “Term Loan Credit Agreement”), among Dole Food Company, Inc., a North Carolina corporation (the “U.S. Borrower”), DFC Holdings, LLC, a Delaware limited liability company (“Holdings”), the guarantors party thereto (collectively, the “Term Guarantors”), the lenders party thereto and Morgan Stanley Senior Funding, Inc., as the administrative agent for the lenders party thereto, (ii) that certain credit agreement dated as of April 6, 2017 (the “ABL Credit Agreement” and together with the Term Loan Credit Agreement, each, a “Credit Agreement” and collectively, the “Credit Agreements”) among the U.S. Borrower, Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), Holdings, the guarantors party thereto (collectively, the “ABL Guarantors” and, together with the Term Guarantors, the “Guarantors”), the lenders party thereto and Bank of America, N.A., as the administrative agent for the lenders party thereto, and (iii) that certain indenture, dated as of April 6, 2017 (the “Indenture”), by and among Wilmington Trust, National Association, as trustee, Holdings, U.S. Borrower and each of the Term Guarantors. Capitalized terms used but not defined herein have the meanings assigned in the Term Loan Credit Agreement or Indenture, as applicable.

As used herein, the term “Companies” means Holdings, the U.S. Borrower and each of the Term Guarantors.

The undersigned hereby certify to the Administrative Agent or Collateral Agent, as applicable, as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, or on any filings with the Internal Revenue Service at any time in the past five years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations.

(a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) is a list of all the locations where each Company currently maintains any of its material tangible personal property (including Goods, Inventory and Equipment) of such Company (indicating whether such Collateral is held by such Company or a landlord, lessor, warehouseman, bailee or a third party).

3. File Search Reports. Attached hereto as Schedule 3 is a true and accurate list of file search reports from the Uniform Commercial Code filing offices in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 previously delivered to the Administrative Agent.

4. UCC Filings. Attached hereto as Schedule 4 are all financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, relating to the applicable Guarantee and Security Agreement, Security Agreement or the applicable Mortgage.

5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 4 and (ii) the appropriate filing offices for the filings described in Schedule 10.

6. Real Property. Attached hereto as Schedule 6(a) is a list of all (i) real property proposed to be mortgaged in connection with the Credit Agreement (all of which, in the case of such property located in the United States, referred to as “Mortgaged Property”) as of the Closing Date, (ii) filing offices for mortgages relating to the Mortgaged Property as of the Closing Date and (iii) common names and addresses of each Mortgaged Property. Except as described on Schedule 6(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 6(a) where such lease, sublease, tenancy, franchise agreement, license or other occupancy arrangement is not terminable by the applicable Company upon 60 days’ prior notice.

7. Termination Statements. Attached hereto as Schedule 7 is a schedule of appropriate termination statements with respect to Indebtedness to be repaid on the Closing Date in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7 hereto with respect to each Lien described therein.

8. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 8(a) is a true and correct list of each of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the wholly owned Subsidiaries of Holdings that are owned by a Company (provided that no more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or Foreign Holding Company shall be scheduled hereunder) and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 8(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made except to the extent that the granting of a security interest in such Equity Interests is prohibited by the applicable joint venture, shareholder, stock purchase or similar agreement (after giving effect to the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity).

9. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 9 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case having a value greater than $5,000,000, held by each Company, including intercompany notes between or among any two or more Companies or any of their Subsidiaries.

258

10. Intellectual Property. Attached hereto as Schedule 10(a) is a schedule setting forth all of each Company’s owned (i) Patents and Trademarks (each as defined in the applicable Guarantee and Security Agreement, or Security Agreement, as applicable) which are registered or the subject of an application in the United States Patent and Trademark Office, including the name of the registered owner and the registration number of each such Patent and Trademark and (ii) Patent Licenses and Trademark Licenses (each as defined in the applicable Guarantee and Security Agreement, or Security Agreement, as applicable), in either case, that are material to the conduct of the business of the Companies, taken as a whole. Attached hereto as Schedule 10(b) is a schedule setting forth all of each Company’s owned (i) United States Copyrights (as defined in the applicable Guarantee and Security Agreement, or Security Agreement, as applicable) which are registered or the subject of an application in the United States Copyright Office, including the name of the registered owner and the registration number of each such Copyright, and (ii) Copyright Licenses, in either case, that are material to the conduct of the business of the Companies, taken as a whole.

11. Commercial Tort Claims. Attached hereto as Schedule 11 is a true and correct list of all Commercial Tort Claims (as defined in the applicable Guarantee and Security Agreement, or Security Agreement, as applicable) held by each Company, as to which the Company reasonably expects to recover an amount greater than $10,000,000, including a brief description thereof.

12. Deposit Accounts and Securities Accounts. Attached hereto as Schedule 12 is a true and complete list of all Deposit Accounts and Securities Accounts (each as defined in the applicable Guarantee and Security Agreement, or Security Agreement, as applicable) maintained by each Company, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to the applicable Guarantee and Security Agreement or Security Agreement and the reason for such account to be excluded from the control agreement requirement.

13. Letter-of-Credit Rights. Attached hereto as Schedule 13 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the applicable Guarantee and Security Agreement, or Security Agreement, as applicable.

[The remainder of this page has been intentionally left blank.]

259

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first above written.

DOLE FOOD COMPANY, INC.

By:
Name: Johan Malmqvist
Title: Vice President, Chief Financial Officer and Treasurer

By:
Name: Jared Gale
Title: Vice President, General Counsel and Corporate Secretary

DFC HOLDINGS, LLC

By:
Name: Gary Wong
Title: Vice President, Chief Financial Officer and Treasurer

By:
Name: Ryan Gores
Title: Vice President, General Counsel and Secretary

[Signature Page to Perfection Certificate]

AG 1972, INC.
BANANERA ANTILLANA (COLOMBIA), INC.
BLUE ANTHURIUM, INC.
BUD ANTLE, INC.
CALICAHOMES, INC.
CERULEAN, INC.
DB NORTH, LLC
DB SOUTH, LLC
DOLE ASSETS, INC.
DOLE BERRY COMPANY
DOLE CITRUS
DOLE EUROPE COMPANY
DOLE FOODS FLIGHT OPERATIONS, INC.
DOLE FRESH FRUIT COMPANY
DOLE FRESH VEGETABLES, INC.
DOLE HOLDINGS, INC.
DOLE LAND COMPANY, INC.
DOLE NORTHWEST, INC.
DOLE OCEAN CARGO EXPRESS, INC.
DOLE ORLAND, INC.
DOLE SUNFRESH EXPRESS, INC.
LA PETITE D’AGEN, INC.
LINDERO HEADQUARTERS COMPANY, INC.
MILAGRO RANCH, LLC
OCEANVIEW PRODUCE LLC
RENAISSANCE CAPITAL CORPORATION
ROYAL PACKING LLC
STANDARD FRUIT AND STEAMSHIP COMPANY
STANDARD FRUIT COMPANY
WAHIAWA WATER COMPANY, INC.

By:
Name: Johan Malmqvist
Title: Vice President and Treasurer

By:
Name: Jared Gale
Title: Vice President and Secretary

[Signature Page to Perfection Certificate]

DOLE DRIED FRUIT AND NUT COMPANY

By: Dole Orland, Inc., its managing general partner

By:
Name: Johan Malmqvist
Title: Vice President and Treasurer

By:
Name: Jared Gale
Title: Vice President and Secretary

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	State of Formation
AG 1972, Inc.	Corporation	Yes	C1597062	California

Bananera Antillana (Colombia), Inc.	Corporation	Yes	0845992	Delaware

Blue Anthurium, Inc.	Corporation	Yes	87978 D1	Hawaii

Bud Antle, Inc.	Corporation	Yes	C0777840	California

Calicahomes, Inc.	Corporation	Yes	C0474028	California

Cerulean, Inc.	Corporation	Yes	97231 D1	Hawaii

DB North, LLC	Limited liability company	Yes	200226310119	California

DB South, LLC	Limited liability company	Yes	200226310118	California

DFC Holdings, LLC	Limited liability company	Yes	5360855	Delaware

Dole Assets, Inc.	Corporation	Yes	C19261-1997	Nevada

Dole Berry Company	Corporation	Yes	P96000066765	Florida

Dole Citrus	Corporation	Yes	C0940152	California

Dole Dried Fruit and Nut Company	General Partnership	Yes	302000062007	California

Dole Europe Company	Corporation	Yes	0486011	Delaware

Dole Food Company, Inc.	Corporation	Yes	1541612	North Carolina

Dole Foods Flight Operations, Inc.	Corporation	Yes	2133517	Delaware

Dole Fresh Fruit Company	Corporation	Yes	C6123-1985	Nevada

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	State of Formation
Dole Fresh Vegetables, Inc.	Corporation	Yes	C1177297	California

Dole Holdings, Inc.	Corporation	Yes	C7119-1983	Nevada

Dole Land Company, Inc.	Corporation	Yes	4 D1	Hawaii

Dole Northwest, Inc.	Corporation	Yes	0227108	Delaware

Dole Ocean Cargo Express, Inc.	Corporation	Yes	C17227-1999	Nevada

Dole Orland, Inc.	Corporation	Yes	C0767252	California

Dole Sunfresh Express, Inc.	Corporation	Yes	2091327	Delaware

La Petite d’Agen, Inc.	Corporation	Yes	9421 D1	Hawaii

Lindero Headquarters Company, Inc.	Corporation	Yes	C2070249	California

Milagro Ranch, LLC	Limited liability company	Yes	200421910230	California

Oceanview Produce LLC	Limited liability company	Yes	201236610247	California

Renaissance Capital Corporation	Corporation	Yes	C12741-1995	Nevada

Royal Packing LLC	Limited liability company	Yes	201236610242	California

Standard Fruit and Steamship Company	Corporation	Yes	0669719	Delaware

Standard Fruit Company	Corporation	Yes	0485718	Delaware

Wahiawa Water Company, Inc.	Corporation	Yes	29035 D1	Hawaii

Schedule 1(b)

Prior Organizational Names

Company / Subsidiary	Prior Name	Date of Change
Dole Berry Company	Sunnyridge Farm, Inc.; Dole Berry Company, LLC	12/29/2012

Oceanview Produce LLC	Oceanview Produce Company	12/28/2012

Royal Packing LLC	Royal Packing Co.	12/28/2012

Schedule 1(c)

Changes in Corporate Identity; Other Names

MERGER:

Company/Subsidiary	Successor To:	Action	Date of Action	State of Formation
Blue Anthurium, Inc.	Calazo Corporation	Merger	09/16/2015	Arizona

Blue Anthurium, Inc.	Delphinium Corporation	Merger	09/16/2015	Delaware

Bud Antle, Inc.	Sun Country Produce, Inc.	Merger	12/28/2012	Delaware

Bud Antle, Inc.	Dole Carrot Company	Merger	12/28/2012	California

Cerulean, Inc.	Prairie Vista, Inc.	Merger	09/30/2013	California

Cerulean, Inc.	Dole Arizona Dried Fruit and Nut Company	Merger	07/16/2015	California

Cerulean, Inc.	Alyssum Corporation	Merger	10/09/2015	California

Cerulean, Inc.	Muscat, Inc.	Merger	10/09/2015	Hawaii

Cool Care, Inc.	Cool Advantage, Inc.	Merger	08/20/2013	Florida

Dole Berry Company	Dole Berry Company, LLC	Merger	12/29/2012	Delaware

Dole Berry Company	Rancho Manana, LLC	Merger	07/09/2015	California

Dole Citrus	Fallbrook Citrus Company, Inc.	Merger	08/02/2013	California

Dole Citrus	Dole Farming, Inc.	Merger	11/10/14	California

Dole Dried Fruit and Nut Company	Dole DF&N, Inc.	Merger	08/21/2013	California

Dole Food Company, Inc.	Pacific Coast Truck Company	Merger	09/19/2014	Washington

Dole Food Company, Inc.	Veltman Terminal Co.	Merger	09/19/2014	California

Dole Food Company, Inc.	Sun Giant, Inc.	Merger	10/01/2014	Nevada

Dole Food Company, Inc.	California Polaris, Inc.	Merger	12/16/2014	California

Dole Food Company, Inc.	Clovis Citrus Association	Merger	12/16/2014	Delaware

Dole Food Company, Inc.	Earlibest Orange Association, Inc.	Merger	12/16/2014	California

Dole Food Company, Inc.	Oahu Transport Company, Limited	Merger	12/16/2014	Hawaii

Dole Food Company, Inc.	Dole Packaged Foods Corporation	Merger	09/03/2015	Hawaii

Dole Fresh Fruit Company	Dole Ocean Liner Express, Inc.	Merger	08/23/2013	Nevada

Dole Fresh Fruit Company	Diversified Imports Co.	Merger	09/11/2013	Nevada

Company/Subsidiary	Successor To:	Action	Date of Action	State of Formation
Dole Fresh Vegetables, Inc.	West Foods, Inc.	Merger	08/01/2013	Delaware

Dole Holdings, Inc.	Cool Care, Inc.	Merger	08/28/2013	Florida

Dole Holdings, Inc.	Pan Alaska Fisheries, Inc.	Merger	11/12/2015	Washington

Dole Holdings, Inc.	E.T. Wall Company	Merger	07/02/2014	California

Dole Holdings, Inc.	AG 1970, Inc.	Merger	11/12/2014	California

Dole Holdings, Inc.	AG 1971, Inc.	Merger	11/12/2014	California

Dole Northwest, Inc.	DNW Services Company	Merger	09/10/2013	Washington

Dole Orland, Inc.	Dole ABPIK, Inc.	Merger	08/07/2013	California

Dole Orland, Inc.	Lindero Property, Inc.	Merger	11/12/2015	California

Dole Orland, Inc.	Malaga Company, Inc.	Merger	08/05/2015	Hawaii

Dole Orland, Inc.	M K Development, Inc.	Merger	08/05/2015	Hawaii

Dole Orland, Inc.	Dole Diversified, Inc.	Merger	11/12/2015	Hawaii

Dole Orland, Inc.	Zante Currant, Inc.	Merger	07/23/2015	Hawaii

FICTITIOUS BUSINESS NAMES:

Company / Subsidiary	DBA	Jurisdiction of Filing	Date of Filing
Bud Antle, Inc.	Bud of California	Monterey County, California	6/25/2013

Dole Fresh Fruit Company	Dole Fresh Fruit Company dba Baltime Securities Corporation	Los Angeles County, California	1/4/2011

Dole Fresh Fruit Company	Dole Purchasing Co.	Los Angeles County, California	7/5/2013

Bud Antle, Inc.	Bud of California	Monterey County, California	6/25/2013

TAX RETURNS:

The Guarantors file U.S. federal tax returns on a consolidated basis with Dole Food Company, Inc.

Schedule 2(a)

Chief Executive Offices

One Dole Drive

City of Westlake Village, County of Los Angeles, California 91362

Schedule 2(b)

Tangible Personal Property Locations

Company/Subsidiary	Address	County	State
Dole Fresh Vegetables, Inc.	3725 South Ave. 3E Yuma, AZ 85365	Yuma	AZ

Bud Antle, Inc.	315 Neponset Road Marina, CA 93933	Monterey	CA

Dole Fresh Vegetables, Inc.	2959 Monterey-Salinas Hwy. Monterey, CA 93940	Monterey	CA

Dole Fresh Fruit Company	Port of San Diego 10th Avenue Marine Terminal 850 Water Street San Diego, CA 92101	San Diego	CA

Dole Fresh Vegetables, Inc.	32655 Camphora Gloria Road Soledad, CA 93960	Monterey	CA

Dole Foods Flight Operations, Inc.	7415 Hayvenhurst Place Van Nuys, CA 91406	Los Angeles	CA

Dole Berry Company	480 West Beach Street Watsonville, CA 95076	Santa Cruz	CA

Dole Food Company, Inc. AND Lindero Headquarters Company, Inc.	One Dole Drive Westlake Village, CA 91362	Los Angeles	CA

Dole Fresh Fruit Company	Port of Wilmington, Dole Building 70 Gist Road Wilmington, DE 19801	New Castle	DE

Dole Fresh Fruit Company	Port Everglades Container Terminal 3300 S.E. 19th Avenue Hollywood, FL 33316	Broward	FL

Dole Berry Company	1900 Fifth Street N.W. Winter Haven, FL 33881	Polk	FL

Company/Subsidiary	Address	County	State

Dole Food Company, Inc.	64-1551 Kam Highway Wahiawa, HI 96786	Honolulu	HI

Dole Food Company, Inc.	802 Mapunapuna Street Honolulu, HI 96819	Honolulu	HI

Dole Fresh Fruit Company	Port of Gulfport 45 East Pier Gulfport, MS 39501	Harrison	MS

Bud Antle, Inc.	220 South Ridge Parkway Bessemer City, NC 28016	Gaston	NC

Dole Dried Fruit and Nut Company	600 Benjamin Drive Springfield, OH 45502	Clark	OH

Dole Fresh Fruit Company	700 Pete Schaff Blvd. Freeport, TX 77542	Brazoria	TX

Dole Fresh Fruit Company	520 South First Street, #201 Mount Vernon, WA 98273	Skagit	WA

Schedule 3

File Search Reports

Debtor	Jurisdiction
AG 1972, Inc.	California SOS

AG 1972, Inc.	California U.S. Central District Court

AG 1972, Inc.	California, Los Angeles County

Bananera Antillana (Colombia), Inc.	California SOS

Bananera Antillana (Colombia), Inc.	California U.S. Central District Court

Bananera Antillana (Colombia), Inc.	California, Los Angeles County

Bananera Antillana (Colombia), Inc.	Delaware SOS

Blue Anthurium, Inc.	California SOS

Blue Anthurium, Inc.	California U.S. Central District Court

Blue Anthurium, Inc.	California, Los Angeles County

Blue Anthurium, Inc.	Hawaii Bureau of Conveyances

Bud Antle, Inc.	California SOS

Bud Antle, Inc.	California U.S. Central District Court

Bud Antle, Inc.	California, Los Angeles County

Calicahomes, Inc.	California SOS

Calicahomes, Inc.	California U.S. Central District Court

Calicahomes, Inc.	California, Los Angeles County

Cerulean, Inc.	California SOS

Cerulean, Inc.	California U.S. Central District Court

Cerulean, Inc.	California, Los Angeles County

Cerulean, Inc.	Hawaii Bureau of Conveyances

DB North, LLC	California SOS

DB North, LLC	California U.S. Central District Court

DB North, LLC	California, Los Angeles County

DB South, LLC	California SOS

DB South, LLC	California U.S. Central District Court

DB South, LLC	California, Los Angeles County

DFC Holdings, LLC	California SOS

DFC Holdings, LLC	California U.S. Central District Court

DFC Holdings, LLC	California, Los Angeles County

DFC Holdings, LLC	Delaware SOS

Dole Assets, Inc.	California SOS

Dole Assets, Inc.	California U.S. Central District Court

Dole Assets, Inc.	California, Los Angeles County

Dole Assets, Inc.	Nevada SOS

Dole Berry Company	California SOS

Dole Berry Company	California U.S. Central District Court

Dole Berry Company	California, Los Angeles County

Dole Berry Company	Florida SOS

Dole Citrus	California SOS

Dole Citrus	California U.S. Central District Court

Dole Citrus	California, Los Angeles County

Dole Dried Fruit and Nut Company, a California General Partnership	California SOS

Dole Dried Fruit and Nut Company, a California General Partnership	California U.S. Central District Court

Dole Dried Fruit and Nut Company, a California General Partnership	California, Los Angeles County

Dole Europe Company	California SOS

Dole Europe Company	California U.S. Central District Court

Dole Europe Company	California, Los Angeles County

Dole Europe Company	Delaware SOS

Dole Food Company, Inc.	California SOS

Dole Food Company, Inc.	California U.S. Central District Court

Dole Food Company, Inc.	California, Los Angeles County

Dole Food Company, Inc.	North Carolina SOS

Dole Foods Flight Operations, Inc.	California SOS

Dole Foods Flight Operations, Inc.	California U.S. Central District Court

Dole Foods Flight Operations, Inc.	California, Los Angeles County

Dole Foods Flight Operations, Inc.	Delaware SOS

Dole Fresh Fruit Company	California SOS

Dole Fresh Fruit Company	California U.S. Central District Court

Dole Fresh Fruit Company	California, Los Angeles County

Dole Fresh Fruit Company	Nevada SOS

Dole Fresh Vegetables, Inc.	California SOS

Dole Fresh Vegetables, Inc.	California U.S. Central District Court

Dole Fresh Vegetables, Inc.	California, Los Angeles County

Dole Holdings, Inc.	California SOS

Dole Holdings, Inc.	California U.S. Central District Court

Dole Holdings, Inc.	California, Los Angeles County

Dole Holdings, Inc.	Nevada SOS

Dole Land Company, Inc.	California SOS

Dole Land Company, Inc.	California U.S. Central District Court

Dole Land Company, Inc.	California, Los Angeles County

Dole Land Company, Inc.	Hawaii Bureau of Conveyances

Dole Northwest, Inc.	California SOS

Dole Northwest, Inc.	California U.S. Central District Court

Dole Northwest, Inc.	California, Los Angeles County

Dole Northwest, Inc.	Delaware SOS

Dole Ocean Cargo Express, Inc.	California SOS

Dole Ocean Cargo Express, Inc.	California U.S. Central District Court

Dole Ocean Cargo Express, Inc.	California, Los Angeles County

Dole Ocean Cargo Express, Inc.	Nevada SOS

Dole Orland, Inc.	California SOS

Dole Orland, Inc.	California U.S. Central District Court

Dole Orland, Inc.	California, Los Angeles County

Dole Sunfresh Express, Inc.	California SOS

Dole Sunfresh Express, Inc.	California U.S. Central District Court

Dole Sunfresh Express, Inc.	California, Los Angeles County

Dole Sunfresh Express, Inc.	Delaware SOS

Dole Sunfresh Express, Inc.	Delaware SOS

La Petite d’Agen, Inc.	California SOS

La Petite d’Agen, Inc.	California U.S. Central District Court

La Petite d’Agen, Inc.	California, Los Angeles County

La Petite d’Agen, Inc.	Hawaii Bureau of Conveyances

Lindero Headquarters Company, Inc.	California SOS

Lindero Headquarters Company, Inc.	California U.S. Central District Court

Lindero Headquarters Company, Inc.	California, Los Angeles County

Milagro Ranch, LLC	California SOS

Milagro Ranch, LLC	California U.S. Central District Court

Milagro Ranch, LLC	California, Los Angeles County

Oceanview Produce Company	California SOS

Oceanview Produce LLC	California SOS

Oceanview Produce LLC	California U.S. Central District Court

Oceanview Produce LLC	California, Los Angeles County

Renaissance Capital Corporation	California SOS

Renaissance Capital Corporation	California U.S. Central District Court

Renaissance Capital Corporation	California, Los Angeles County

Renaissance Capital Corporation	Nevada SOS

Royal Packing LLC	California SOS

Royal Packing LLC	California U.S. Central District Court

Royal Packing LLC	California, Los Angeles County

Standard Fruit and Steamship Company	California SOS

Standard Fruit and Steamship Company	California U.S. Central District Court

Standard Fruit and Steamship Company	California, Los Angeles County

Standard Fruit and Steamship Company	Delaware SOS

Standard Fruit Company	California SOS

Standard Fruit Company	California U.S. Central District Court

Standard Fruit Company	California, Los Angeles County

Standard Fruit Company	Delaware SOS

Wahiawa Water Company, Inc.	California SOS

Wahiawa Water Company, Inc.	California U.S. Central District Court

Wahiawa Water Company, Inc.	California, Los Angeles County

Wahiawa Water Company, Inc.	Hawaii Bureau of Conveyances

Schedule 4

Copy of Financing Statements To Be Filed

See attached.

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME AG 1972, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Bud Antle, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME CALICAHOMES, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DB North, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DB South, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Citrus
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Dried Fruit and Nut Company
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Fresh Vegetables, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Orland, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME LINDERO HEADQUARTERS COMPANY, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Milagro Ranch, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Oceanview Produce LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Royal Packing LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME BANANERA ANTILLANA (COLOMBIA), INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DFC Holdings, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE EUROPE COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE FOODS FLIGHT OPERATIONS, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE NORTHWEST, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE SUNFRESH EXPRESS, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME STANDARD FRUIT AND STEAMSHIP COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME STANDARD FRUIT COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Berry Company
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

Florida Documentary Stamp Tax is not required.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Florida Secured Transaction Registry. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME BLUE ANTHURIUM, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME CERULEAN, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE LAND COMPANY, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME La Petite d’Agen, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME WAHIAWA WATER COMPANY, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Assets, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE FRESH FRUIT COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Holdings, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE OCEAN CARGO EXPRESS, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Renaissance Capital Corporation
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Food Company, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 333 S Hope Street, 13th Floor		CITY Los Angeles	STATE CA	POSTAL CODE 90071	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of North Carolina. ABL LOAN - FILE FIRST [05501.0348]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME AG 1972, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Bud Antle, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME CALICAHOMES, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DB North, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DB South, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Citrus
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Dried Fruit and Nut Company
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Fresh Vegetables, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Orland, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME LINDERO HEADQUARTERS COMPANY, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Milagro Ranch, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Oceanview Produce LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Royal Packing LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of California. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME BANANERA ANTILLANA (COLOMBIA), INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DFC Holdings, LLC
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE EUROPE COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE FOODS FLIGHT OPERATIONS, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE NORTHWEST, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE SUNFRESH EXPRESS, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME STANDARD FRUIT AND STEAMSHIP COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME STANDARD FRUIT COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Delaware. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Berry Company
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

Florida Documentary Stamp Tax is not required.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Florida Secured Transaction Registry. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME BLUE ANTHURIUM, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME CERULEAN, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE LAND COMPANY, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME La Petite d’Agen, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME WAHIAWA WATER COMPANY, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with Hawaii Bureau of Conveyances. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Assets, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE FRESH FRUIT COMPANY
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Holdings, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME DOLE OCEAN CARGO EXPRESS, INC.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Renaissance Capital Corporation
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of Nevada. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
James P. Murphy (212) 701-3345
B. E-MAIL CONTACT AT FILER (optional)
jmurphy@cahill.com
C. SEND ACKNOWLEDGMENT TO: (Name and Address)

James P. Murphy, Legal Assistant Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR’S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	1a. ORGANIZATION’S NAME Dole Food Company, Inc.
	1b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS One Dole Drive		CITY Westlake Village	STATE CA	POSTAL CODE 91362	COUNTRY USA

2.	DEBTOR’S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor’s name); if any part of the Individual Debtor’s name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
3.	SECURED PARTY’S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

OR	3a. ORGANIZATION’S NAME Morgan Stanley Senior Funding, Inc., as Administrative Agent
	3b. INDIVIDUAL’S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS 1300 Thames Street, Thames Street Warf, 4th Floor		CITY Baltimore	STATE MD	POSTAL CODE 21231	COUNTRY USA
4.	COLLATERAL: This financing statement covers the following collateral:

All assets now owned or hereafter acquired by Debtor or in which Debtor otherwise has rights and all proceeds thereof.

Florida Documentary Stamp Tax is not required.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent’s Personal Representative

6a. Check only if applicable and check only one box:	6b. Check only if applicable and check only one box:
☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility	☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA: To be filed with the Secretary of State of North Carolina. TERM LOAN - FILE SECOND [16270.1101]

International Association of Commercial Administrators (IACA)

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

Schedule 5

Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC-1 Uniform Commercial Code Financing Statement (“UCC-1”)	AG 1972, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California Secretary of State (“SOS”)

UCC-1	Bananera Antillana (Colombia), Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Blue Anthurium, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Hawaii Bureau of Conveyances

UCC-1	Bud Antle, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Calicahomes, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Cerulean, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Hawaii Bureau of Conveyances

UCC-1	DB North, LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	DB South, LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	DFC Holdings, LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Dole Assets, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Nevada SOS

UCC-1	Dole Berry Company	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Florida SOS

UCC-1	Dole Citrus	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Dole Dried Fruit and Nut Company	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC-1	Dole Dried Fruit and Nut Company, a California General Partnership	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Dole Europe Company	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Dole Food Company, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	North Carolina SOS

UCC-1	Dole Foods Flight Operations, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Dole Fresh Fruit Company	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Nevada SOS

UCC-1	Dole Fresh Vegetables, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Dole Holdings, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Nevada SOS

UCC-1	Dole Land Company, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Hawaii Bureau of Conveyances

UCC-1	Dole Northwest, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Dole Ocean Cargo Express, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Nevada SOS

UCC-1	Dole Orland, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Dole Sunfresh Express, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	La Petite d’Agen, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Hawaii Bureau of Conveyances

UCC-1	Lindero Headquarters Company, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC-1	Milagro Ranch, LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Oceanview Produce LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Renaissance Capital Corporation	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Nevada SOS

UCC-1	Royal Packing LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	California SOS

UCC-1	Standard Fruit and Steamship Company	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Standard Fruit Company	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Delaware SOS

UCC-1	Wahiawa Water Company, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	Hawaii Bureau of Conveyances

Copyright Security Agreement	Dole Food Company, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	US Copyright Office

Trademark Security Agreement	Bud Antle, Inc. Dole Berry Company Dole Food Company, Inc. Dole Fresh Fruit Company Dole Fresh Vegetables, Inc. Royal Packing, LLC	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	US Patent and Trademark Office

Patent Security Agreement	Dole Food Company, Inc. Dole Fresh Vegetables, Inc.	Term Guarantee and Security Agreement; ABL U.S. Guarantee and Security Agreement; Security Agreement (as defined in the Indenture)	US Patent and Trademark Office

Schedule 6(a)

Owned Real Property

See attached.

Entity of Record	Common Name and Address	Purpose/Use	To be Encumbered by Mortgage	Filing Office for Mortgage
BUD ANTLE, INC.	Livingston Ranch 3485 Sturgis Road Camarillo, CA	Agricultural	Yes	Ventura County Recorder Administration, Main Plaza 800 South Victoria Avenue Ventura, CA 93009-1260

BUD ANTLE, INC.	Huron Cooler 16199 9th Street Huron, CA	Agricultural / Cooling Facility	Yes	Fresno County Recorder Hall of Records, 2281 Tulare Street, Room 302 Fresno, CA 93721

BUD ANTLE, INC.	Gonzalez Packing Shed State Hwy 101 Soledad, CA	Agricultural / Packing Shed	Yes	Monterey County Clerk-Recorder Monterey County Government Center Administration Building 168 West Alisal Street 1st Floor Salinas, CA 93901

BUD ANTLE, INC.	Marina Cooler 315 Neponset Road Salinas, CA	Cooling Facility	Yes	Monterey County Clerk-Recorder Monterey County Government Center Administration Building 168 West Alisal Street 1st Floor Salinas, CA 93901

BUD ANTLE, INC.	Bessemer City Plant 220 Southbridge Pkwy Bessemer City, NC	Packing Facility	Yes	Register of Deeds Gaston County Courthouse, 1st Floor 325 Dr. Martin Luther King Jr. Way Gastonia, NC 28052

BUD ANTLE, INC. AND DOLE FRESH VEGETABLES, INC.	Salinas Central Op 639 S. Sanborn Road 1077 Terven Ave. Salinas, CA	Agricultural / Farm Buildings	Yes	Monterey County Clerk-Recorder Monterey County Government Center Administration Building 168 West Alisal Street 1st Floor Salinas, CA 93901

DOLE FRESH VEGETABLES, INC.	Soledad Facility 32655 Camphora-Gloria Road Soledad, CA	Packing Facility	Yes	Monterey County Clerk-Recorder Monterey County Government Center Administration Building 168 West Alisal Street 1st Floor Salinas, CA 93901

DOLE FRESH VEGETABLES, INC.	Yuma Plant 3450 and 3650 E 40th Street and 3701 S. Avenue 3E Yuma, AZ	Processing Facility	Yes	Yuma County Recorder’s Office 192 S. Maiden Lane, Suite B Yuma, AZ 85364-2311

DOLE DRIED FRUIT AND NUT COMPANY	Springfield OH Plant 600 Benjamin Dr. Springfield, OH	Processing Plant	Yes	Clark County Recorder 31 N. Limestone Street Springfield, OH 45502

DOLE FOOD COMPANY, INC.	Acreage on the islands of Oahu and Hawaii (See Attachment No. 1)	Agricultural	Yes	Bureau of Conveyances Kalanimoku Building 1151 Punchbowl St. #120 Honolulu, HI 96813 AND Land Court Ka`ahumanu Hale 777 Punchbowl Street Honolulu, HI 96813-5093

LA PETITE D’AGEN, INC.	Acreage on the islands of Oahu and Hawaii (See Attachment No. 2)	Agricultural	Yes	Bureau of Conveyances Kalanimoku Building 1151 Punchbowl St. #120 Honolulu, HI 96813 AND Land Court Ka`ahumanu Hale 777 Punchbowl Street Honolulu, HI 96813-5093

LINDERO HEADQUARTERS COMPANY, INC.	Lindero Headquarters One Dole Drive Westlake Village, CA	Corporate Offices	Yes	Los Angeles County Registrar-Recorder/County Clerk 12400 Imperial Highway Norwalk, CA 90650

WAHIAWA WATER COMPANY, INC.	Acreage on the islands of Oahu and Hawaii (See Attachment No. 3)	Agricultural	Yes	Bureau of Conveyances Kalanimoku Building 1151 Punchbowl St. #120 Honolulu, HI 96813 AND Land Court Ka`ahumanu Hale 777 Punchbowl Street Honolulu, HI 96813-5093

Schedule 6(b)

Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Company holds Grantor’s Interest and which are not terminable on 60 days’ prior notice.

None.

Schedule 7

UCC Financing Statement Termination Statements

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
AG 1970, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384950797

AG 1970, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384963488

AG 1970, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384981640

AG 1971, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384951708

AG 1971, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384963509

AG 1971, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384981903

AG 1972, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384951829

AG 1972, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384963741

AG 1972, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384982398

Alyssum Corporation	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384952577

Alyssum Corporation	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384963862

Alyssum Corporation	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384982530

Apache Grove Land Program 1972 Limited Partnership	MinnesotaSOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	201334421576

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Apache Grove Land Program 1972 Limited Partnership	MinnesotaSOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/05/2013	201334433031

Apache Grove Land Program 1972 Limited Partnership	MinnesotaSOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/05/2013	201334433435

Bananera Antillana (Colombia), Inc.	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305273

Bananera Antillana (Colombia), Inc.	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306198

Bananera Antillana (Colombia), Inc.	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4306925

Barclay Hollander Corporation	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384952719

Barclay Hollander Corporation	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384963983

Barclay Hollander Corporation	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384983046

Blue Anthurium, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530765

Blue Anthurium, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530777

Blue Anthurium, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc No. A- 50530789

Bud Antle, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384953346

Bud Antle, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964136

Bud Antle, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384983309

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Calazo Corporation	Arizona SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013-175-8513-0

Calazo Corporation	Arizona SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	2013-175-8602-2

Calazo Corporation	Arizona SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/05/2013	2013-175-8742-7

Calicahomes, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384953841

Calicahomes, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964257

Calicahomes, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384983662

California Polaris, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384954610

California Polaris, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964378

California Polaris, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384983804

California Polaris, Inc. (the “Corporation”)	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384955005

California Polaris, Inc. (the “Corporation”)	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964510

California Polaris, Inc. (the “Corporation”)	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384984178

Cerulean, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530766

Cerulean, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530778

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Cerulean, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc No. A- 50530790

Clovis Citrus Association	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305372

Clovis Citrus Association	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306255

Clovis Citrus Association	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4307576

DB North, LLC	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384955621

DB North, LLC	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964631

DB North, LLC	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384984310

DB South, LLC	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384956379

DB South, LLC	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964752

DB South, LLC	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384984552

Delphinium Corporation	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305398

Delphinium Corporation	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306289

Delphinium Corporation	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4307816

DFC Holdings, LLC	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305471

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
DFC Holdings, LLC	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306305

DFC Holdings, LLC	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4307980

Dole Arizona Dried Fruit and Nut Company	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384956632

Dole Arizona Dried Fruit and Nut Company	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964873

Dole Arizona Dried Fruit and Nut Company	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384984673

Dole Assets, Inc.	Nevada SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028306-9

Dole Assets, Inc.	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028313-4

Dole Assets, Inc.	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028320-9

Dole Berry Company	Florida Department of State	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	201300150929

Dole Berry Company	Florida Department of State	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	201300163001

Dole Berry Company.	Florida Department of State	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	201300169247

Dole Citrus	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384957906

Dole Citrus	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384964994

Dole Citrus	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384984815

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Dole Diversified, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530767

Dole Diversified, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530779

Dole Diversified, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530791

Dole Dried Fruit and Nut Company, a California general partnership	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384958270

Dole Dried Fruit and Nut Company	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384958917

Dole Dried Fruit and Nut Company, a California general partnership	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384965026

Dole Dried Fruit and Nut Company	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384965147

Dole Dried Fruit and Nut Company, a California general partnership	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384985068

Dole Dried Fruit and Nut Company	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384985189

Dole Europe Company	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305505

Dole Europe Company	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306321

Dole Europe Company	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308046

Dole Farming, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384959302

Dole Farming, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384965400

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Dole Farming, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384985200

Dole Food Company, Inc.	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305554

Dole Food Company, Inc.	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4306370

Dole Food Company, Inc.	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308236

Dole Food Company, Inc.	North Carolina SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	09/22/2016	20160096995J

Dole Food Company, Inc.	North Carolina SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	09/22/2016	20160096996K

Dole Food Company, Inc.	North Carolina SOS	UCC-1 – Notes Loan	Deutsche Bank AG New York Branch, as Collateral Agent	09/22/2016	20160096999B

Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/13	2013 4305570

Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/13	2013 4306396

Dole Foods Flight Operations, Inc.	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/13	2013 4308459

Dole Fresh Fruit Company	Nevada SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028307-1

Dole Fresh Fruit Company	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028314-6

Dole Fresh Fruit Company	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028321-1

Dole Fresh Vegetables, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384959786

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Dole Fresh Vegetables, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384965642

Dole Fresh Vegetables, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384985563

Dole Holdings, Inc.	Nevada SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028308-3

Dole Holdings, Inc.	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028315-8

Dole Holdings, Inc.	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028322-3

Dole Land Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530768

Dole Land Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530780

Dole Land Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530792

Dole Logistics Services, Inc.	Nevada SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028309-5

Dole Logistics Services, Inc.	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028316-0

Dole Logistics Services, Inc.	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028323-5

Dole Northwest, Inc.	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305588

Dole Northwest, Inc.	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306446

Dole Northwest, Inc.	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308533

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Dole Ocean Cargo Express, Inc.	Nevada SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028310-8

Dole Ocean Cargo Express, Inc.	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028317-2

Dole Ocean Cargo Express, Inc.	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028324-7

Dole Orland, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384960192

Dole Orland, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384966037

Dole Orland, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384985826

Dole Packaged Foods Corporation	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530769

Dole Packaged Foods Corporation	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530781

Dole Packaged Foods Corporation	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530793

Dole Sunfresh Express, Inc.	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305620

Dole Sunfresh Express, Inc.	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306487

Dole Sunfresh Express, Inc.	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308640

E. T. Wall Company	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384960455

E. T. Wall Company	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384971740

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
E. T. Wall Company	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986079

E.T. Wall Company	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384960213

E.T. Wall Company	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384971366

E.T. Wall Company	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384985947

Earlibest Orange Association, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384960718

Earlibest Orange Association, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384971982

Earlibest Orange Association, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986211

La Petite d’Agen, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530770

La Petite d’Agen, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530782

La Petite d’Agen, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc No. A- 50530794

Lindero Headquarters Company, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384961224

Lindero Headquarters Company, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384972377

Lindero Headquarters Company, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986332

Lindero Property, Inc.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384961466

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Lindero Property, Inc.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384972630

Lindero Property, Inc.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986453

M K Development, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 505307771

M K Development, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530783

M K Development, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530795

Malaga Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530772

Malaga Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530784

Malaga Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530796

Milagro Ranch, LLC	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384961608

Milagro Ranch, LLC	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384973025

Milagro Ranch, LLC	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986574

Muscat, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 505307773

Muscat, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530785

Muscat, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530797

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Oahu Transport Company, Limited	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 505307774

Oahu Transport Company, Limited	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A-50530786

Oahu Transport Company, Limited	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A-50530798

Oceanview Produce LLC	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384961840

Oceanview Produce LLC	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384973388

Oceanview Produce LLC	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986716

Pacific Coast Truck Company	Washington Department of Licensing	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	2013-308-0120-0

Pacific Coast Truck Company	Washington Department of Licensing	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	2013-308-0194-1

Pacific Coast Truck Company	Washington Department of Licensing	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/05/2013	2013-310-0635-2

Pan-Alaska Fisheries, Inc.	Washington Department of Licensing	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	2013-308-0119-4

Pan-Alaska Fisheries, Inc.	Washington Department of Licensing	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	2013-308-0195-8

Pan-Alaska Fisheries, Inc.	Washington Department of Licensing	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013-310-0636-9

Rancho Manana, LLC	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384962093

Rancho Manana, LLC	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384973641

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Rancho Manana, LLC	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986837

Renaissance Capital Corporation	Nevada SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028311-0

Renaissance Capital Corporation	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028318-4

Renaissance Capital Corporation	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028325-9

Royal Packing LLC	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384962356

Royal Packing LLC	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384973904

Royal Packing LLC	California SOS	UCC-1 – Notes Loan	Deutsche Trust Company Americas, as Collateral Agent	11/01/2013	13-7384986958

Solvest, Ltd.	District of Columbia, Recorder of Deeds.	UCC-1 ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/04/2013	2013124513

Standard Fruit and Steamship Company	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305695

“Standard Fruit and Steamship Company”	Delaware SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305745

Standard Fruit and Steamship Company	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306537

“Standard Fruit and Steamship Company”	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306545

Standard Fruit and Steamship Company	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308731

“Standard Fruit and Steamship Company”	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308806

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Standard Fruit Company	Delaware SOS	UCC-1 ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4305786

Standard Fruit Company	Delaware SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013 4306560

Standard Fruit Company	Delaware SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013 4308814

SUN GIANT, INC.	Nevada SOS	UCC-1 ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028312-2

SUN GIANT, INC.	Nevada SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	2013028319-6

SUN GIANT, INC.	Nevada SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	2013028326-1

Veltman Terminal Co.	California SOS	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384962619

Veltman Terminal Co.	California SOS	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	13-7384974399

Veltman Terminal Co.	California SOS	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	13-7384987080

Wahiawa Water Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530775

Wahiawa Water Company, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc No. A- 50530787

Wahiawa Water Company	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc No. A- 50530799

Zante Currant, Inc.	Hawaii Bureau of Conveyances	UCC-1 – ABL Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530776

Zante Currant, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Term Loan	Deutsche Bank AG New York Branch, as Administrative Agent	11/01/2013	Doc A- 50530788

Debtor	Jurisdiction	Type of Filing to Be Terminated	Secured Party	Original File Date	Original File Number
Zante Currant, Inc.	Hawaii Bureau of Conveyances	UCC-1 – Notes Loan	Deutsche Bank Trust Company Americas, as Collateral Agent	11/01/2013	Doc A- 50530800

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143063

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143064

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143065

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143066

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143067

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143078

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143079

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143080

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143081

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143082

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143083

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143084

Ventura Trading Ltd.	District of Columbia, Recorder of Deeds	UCC-1	Deutsche Bank AG New York Branch, as Administrative Agent	12/31/2013	2013143085

Schedule 8

(a) Equity Interests of Companies and Subsidiaries

Wholly Owned Subsidiaries (Domestic)

Business Entity	Jurisdiction	Owner Name	Cert No.	No. of Shares	Percent Owned	Percent Pledged
AG 1972, Inc.	California	Dole Holdings, Inc.	CS-1	100	100.000000	100.000000
Bananera Antillana (Colombia), Inc.	Delaware	Dole Fresh Fruit Company	CS-1	100	100.000000	100.000000
Blue Anthurium, Inc.	Hawaii	Dole Food Company, Inc.	CS-1	1,000	100.000000	100.000000
Bud Antle, Inc.	California	Dole Fresh Vegetables, Inc.	CS-1	200	100.000000	100.000000
Calicahomes, Inc.	California	La Petite d’Agen, Inc.	CS-1	500	100.000000	100.000000
Cerulean, Inc.	Hawaii	Blue Anthurium, Inc.	CS-1	394,004	39.400400	39.400400
Cerulean, Inc.	Hawaii	La Petite d’Agen, Inc.	CS-2	605,996	60.599600	60.599600
DB North, LLC	California	Dole Food Company, Inc.	N/A	N/A	100.000000	100.000000
DB South, LLC	California	Dole Food Company, Inc.	N/A	N/A	100.000000	100.000000
Dole Assets, Inc.	Nevada	Dole Holdings, Inc.	CS-1	1,000	100.000000	100.000000
Dole Berry Company	Florida	Dole Fresh Vegetables, Inc.	CS-1	10,000	100.000000	100.000000
Dole Citrus	California	Dole Holdings, Inc.	CS-1	76,000	100.000000	100.000000
Dole Dried Fruit and Nut Company	California	Blue Anthurium, Inc.	N/A	N/A	4.410000	4.410000
Dole Dried Fruit and Nut Company	California	Cerulean, Inc.	N/A	N/A	36.210000	36.210000
Dole Dried Fruit and Nut Company	California	Dole Orland, Inc.	N/A	N/A	59.380000	59.380000
Dole Europe Company	Delaware	Dole Fresh Fruit Company	CS-1	220	100.000000	100.000000

Business Entity	Jurisdiction	Owner Name	Cert No.	No. of Shares	Percent Owned	Percent Pledged
Dole Food Company, Inc.	North Carolina	DFC Holdings, LLC	NS-1	1,000	100.000000	100.000000
Dole Foods Flight Operations, Inc.	Delaware	Dole Food Company, Inc.	CS-1	100	100.000000	100.000000
Dole Fresh Fruit Company	Nevada	Dole Holdings, Inc.	CS-1	1,000	100.000000	100.000000
Dole Fresh Vegetables, Inc.	California	Dole Food Company, Inc.	CS-1	100	100.000000	100.000000
Dole Holdings, Inc.	Nevada	Dole Food Company, Inc.	CS-1	100	100.000000	100.000000
Dole Land Company, Inc.	Hawaii	Dole Food Company, Inc.	CS-1	250	100.000000	100.000000
Dole Northwest, Inc.	Delaware	Dole Holdings, Inc.	CS-1	1	100.000000	100.000000
Dole Ocean Cargo Express, Inc.	Nevada	Dole Fresh Fruit Company	CS-1	1,000	100.000000	100.000000
Dole Orland, Inc.	California	Dole Food Company, Inc.	CS-1	21,000,000	100.000000	100.000000
Dole Sunfresh Express, Inc.	Delaware	Dole Food Company, Inc.	CS-1	100	100.000000	100.000000
La Petite d’Agen, Inc.	Hawaii	Dole Food Company, Inc.	CS-1	1,000,000	100.000000	100.000000
Lindero Headquarters Company, Inc.	California	Dole Food Company, Inc.	CS-1	1,000	100.000000	100.000000
Milagro Ranch, LLC	California	Dole Berry Company	N/A	N/A	100.000000	100.000000
Oceanview Produce LLC	California	Bud Antle, Inc.	N/A	N/A	100.000000	100.000000
Renaissance Capital Corporation	Nevada	Dole Food Company, Inc.	CS-1	1,000	100.000000	100.000000
Royal Packing LLC	California	Bud Antle, Inc.	N/A	N/A	100.000000	100.000000
Standard Fruit and Steamship Company	Delaware	Dole Holdings, Inc.	CS-1	100	100.000000	100.000000
Standard Fruit Company	Delaware	Dole Fresh Fruit Company	CS-1	75,000	100.000000	100.000000
Wahiawa Water Company, Inc.	Hawaii	Dole Food Company, Inc.	CS-1	50,000	100.000000	100.000000

Wholly Owned Subsidiaries (Foreign)

Business Entity	Jurisdiction	Owner Name	Cert No.	No. of Shares	Percent Owned	Percent Pledged
Camarillo, Limited	Bermuda	Dole Food Company, Inc.	N/A	N/A	100.000000	65.000000
Dole Export Co., Ltd.	Barbados	Dole Orland, Inc.	N/A	N/A	100.000000	65.000000
Dole Foreign Holdings, Ltd.	Bermuda	Dole Fresh Fruit Company	N/A	N/A	82.052536	53.334148
Dole Foreign Holdings, Ltd.	Bermuda	Dole Ocean Cargo Express, Inc.	N/A	N/A	17.947464	11.665852
Mendocino Limited	Bermuda	Dole Food Company, Inc.	1	120,000	100.000000	65.000000
Miradero Fishing Company, Inc.	Puerto Rico	Dole Food Company, Inc.	N/A	N/A	100.000000	65.000000
Standard Fruit de Nicaragua, S.A.	Nicaragua	Dole Fresh Fruit Company	N/A	N/A	82.000000	53.300000
Standard Fruit de Nicaragua, S.A.	Nicaragua	Dole Ocean Cargo Express, Inc.	N/A	N/A	18.000000	11.700000
Sunnyridge Farm Chile, S.A.	Chile	Dole Berry Company (fka “Sunnyridge Farm, Inc.”)	4	990	100.000000	65.000000

(b) Other Equity Interests

Non-wholly Owned (Domestic)

None.

Non-wholly Owned (Foreign)

None.

Schedule 9

Instruments and Tangible Chattel Paper

None.

Schedule 10(a)

Patents and Trademarks

Trademarks:

Trademark Name	Owner Name	Status	Serial Number	Reg. Number	Filing Date	Registration Date
ANYTHING FRESHER WOULD STILL BE IN THE FIELD	Dole Food Company, Inc. (DE)	Registered	78/326069	3149441	11-Nov-03	26-Sep-06
ASIAN ISLAND CRUNCH	Dole Food Company, Inc. (DE)	Registered	85/208222	3997811	30-Dec-10	19-Jul-11
AUTUMN SPLENDOR	Dole Food Company, Inc. (DE)	Registered	85/208228	3997812	30-Dec-10	19-Jul-11
BAJELLA	Dole Food Company, Inc.	Registered	75/228042	2243275	14-Jan-97	04-May-99
BANANA-NANAS	Dole Food Company, Inc. (DE)	Registered	78/924988	3633294	07-Jul-06	02-Jun-09
BANANIMAL	Dole Food Company, Inc.	Registered	73/620161	1437441	08-Sep-86	21-Apr-87
BERRY BITES	Dole Food Company, Inc.	Abandoned	87016807		27-Apr-16
BOBBY BANANA	Dole Food Company, Inc.	Registered	75/691884	2349922	27-Apr-99	16-May-00
BRAINBERRIES	Dole Berry Company, LLC	Registered	77/707595	3854529	06-Apr-09	28-Sep-10
BROCCOLETTI	Dole Food Company, Inc.	Pending ITU	87/210000		20-Oct-16
BUD & BANDED ROSEBUD DESIGN	Bud Antle, Inc.	Registered	74/045216	1639228	02-Apr-90	26-Mar-91
BUTTER BLISS	Dole Food Company, Inc. (DE)	Registered	77/955369	3979096	10-Mar-10	14-Jun-11
CABANA	Dole Food Company, Inc.	Registered	72/085413	704730	16-Nov-59	20-Sep-60

CABANA	Dole Food Company, Inc. (DE)	Registered	72/324762	902697	16-Apr-69	17-Nov-70
CABANA & DESIGN	Dole Food Company, Inc. (DE)	Registered	72/096434	719735	04-May-60	08-Aug-61
CALPAC	Dole Fresh Vegetables, Inc.	Registered	74/586067	1952676	17-Oct-94	30-Jan-96
CHEF EN ROUTE	Dole Food Company, Inc.	Abandoned	86885265		25-Jan-16
COFFEE PLANTATION & SUNRISE DESIGN	Dole Food Company, Inc. (DE)	Registered	77/690978	3689206	13-Mar-09	29-Sep-09
COLORFLOWER	Dole Food Company, Inc.	Pending ITU	87/296012		10-Jan-17
CRANSTON CRANBERRY	Dole Food Company, Inc.	Registered	75/710121	2523157	11-Jun-99	25-Dec-01
CRAVE. CREATE. CHOPPED.	Dole Food Company, Inc.	Registered	86018032	4696738	23-Jul-13	03-Mar-15
DEVIZE	Dole Food Company, Inc. (DE)	Cancelled	78/810341	3327286	08-Feb-06	30-Oct-07
DISTINCTIVELY DOLE	Dole Food Company, Inc. (DE)	Registered	77/450868	3815036	17-Apr-08	06-Jul-10
DOLE	Dole Food Company, Inc.	Registered	71/507186	508689	10-Aug-46	19-Apr-49
DOLE	Dole Food Company, Inc.	Registered	71675789	615402	01-Nov-54	01-Nov-55
DOLE	Dole Food Company, Inc.	Registered	72/009266	641848	29-May-56	19-Feb-57
DOLE	Dole Food Company, Inc.	Registered	71/573878	528113	15-Feb-49	25-Jul-50
DOLE	Dole Food Company, Inc.	Registered	73/503368	1335817	11-Oct-84	14-May-85
DOLE	Dole Food Company, Inc.	Registered	74/012740	1653357	19-Dec-89	06-Aug-91
DOLE	Dole Food Company, Inc.	Registered	75/684815	2314787	19-Apr-99	01-Feb-00

DOLE & Banana Character Design	Dole Food Company, Inc.	Registered	75/486025	2246188	15-May-98	18-May-99
DOLE & SUN DESIGN	Dole Food Company, Inc.	Pending	87/291875		06-Jan-17
DOLE & SUN DESIGN	Dole Food Company, Inc.	Registered	73/599690	1451110	19-May-86	04-Aug-87
DOLE & SUN DESIGN	Dole Food Company, Inc.	Registered	73/694473	1494440	09-Nov-87	28-Jun-88
DOLE & SUN DESIGN	Dole Food Company, Inc.	Registered	73/769326	1586683	14-Dec-88	13-Mar-90
DOLE & SUN DESIGN	Dole Food Company, Inc.	Registered	74/648830	1960173	20-Mar-95	05-Mar-96
DOLE & SUN DESIGN	Dole Food Company, Inc. (DE)	Registered	77/400899	3476565	19-Feb-08	29-Jul-08
DOLE & SUN DESIGN	Dole Food Company, Inc. (DE)	Registered	85/978447	4296593	02-Mar-11	26-Feb-13
DOLE & SUN DESIGN (BW)	Dole Food Company, Inc.	Registered	86892922	5094196	01-Feb-16	06-Dec-16
DOLE CHEF’S CHOICE—Word	Dole Food Company	Abandoned	87097799		08-Jul-16
DOLE CHEF’S CHOICE and design—color	Dole Food Company, Inc.	Abandoned	87107842		18-Jul-16
DOLE CHEF’S CHOICE and design BW	Dole Food Company, Inc.	Abandoned	87110893		20-Jul-16
DOLE CHERRY ALMOND BLEU	Dole Food Company, Inc. (DE)	Registered	77/945373	3946803	25-Feb-10	19-Apr-11
DOLE EXTRA VEGGIE	Dole Food Company, Inc. (DE)	Registered	85/438258	4227474	03-Oct-11	16-Oct-12
DOLE FRESHPACK	Dole Food Company, Inc. (DE)	Registered	77/906882	4112307	07-Jan-10	13-Mar-12
DOLE GO BERRIES	Dole Food Company, Inc.	Pending ITU	87/237327		15-Nov-16
DOLE KALE CAESAR	Dole Food Company, Inc.	Registered	86263355	4791552	25-Apr-14	11-Aug-15

DOLE NOURISH THE JOURNEY	Dole Food Company, Inc.	Registered	86196947	4672994	18-Feb-14	13-Jan-15
DOLE PLUS	Dole Food Company, Inc.	Registered	77928952	3844931	05-Feb-10	07-Sep-10
DOLE POWER UP GREENS	Dole Food Company, Inc.	Pending ITU	86276265		08-May-14
DOLE PREMIUM SELECT	Dole Food Company, Inc.	Registered	75/605611	2392196	14-Dec-98	03-Oct-00
DOLE SALAD COMPANIONS	Dole Food Company, Inc. (DE)	Registered	85/883676	4629357	22-Mar-13	28-Oct-14
DOLE SINGLES	Dole Food Company, Inc. (DE)	Abandoned	87016797		27-Apr-16
DOLE SOFT SERVE	Dole Food Company, Inc. (DE)	Registered	85/489985	4248994	07-Dec-11	27-Nov-12
DOLE TAKEAWAYS	Dole Food Company, Inc.	Registered	86197079	4860352	18-Feb-14	24-Nov-15
DOLECIOUS	Dole Food Company, Inc.	Pending ITU	86887552		26-Jan-16
ENDLESS SUMMER	Dole Food Company, Inc. (DE)	Registered	85/156251	4043227	19-Oct-10	18-Oct-11
EZ SLIP	Dole Food Company, Inc.	Registered	78/026806	2602882	20-Sep-00	30-Jul-02
FRESH PICKED DOLE and Design	Dole Food Company, Inc. (DE)	Registered	77/017243	3376921	09-Oct-06	05-Feb-08
FRESH TAKES	Dole Food Company, Inc. (DE)	Registered	78/697891	3395994	22-Aug-05	11-Mar-08
FRUIT STAR & DESIGN (in b&w)	Dole Food Company, Inc.	Registered	86/893,483	5,062,627	01-Feb-16	18-Oct-16
FRUIT STAR & DESIGN (in color)	Dole Food Company, Inc.	Registered	86/893,443	5,062,626	01-Feb-16	18-Oct-16
FRUIT STAR (STYLIZED IN B&W)	Dole Food Company, Inc.	Registered	87/019,453	5,113,428	29-Apr-16	03-Jan-17

FRUIT STAR (STYLIZED)	Dole Food Company, Inc.	Registered	86/893,518	5,062,626	01-Feb-16	18-Oct-16
FRUITSTAR	Dole Food Company, Inc.	Registered	86/893,061	5,062,625	01-Feb-16	18-Oct-16
FULL OF YUM	Dole Food Company, Inc. (DE)	Registered	85/883631	4610608	22-Mar-13	23-Sep-14
GET UP & GROW	Dole Food Company	Abandoned	86879330		19-Jan-16
GO BERRIES	Dole Food Company, Inc.	Pending ITU	87/163855		07-Sep-16
GREENER SELECTION	Dole Food Company, Inc.	Registered	75/392325	2235404	18-Nov-97	23-Mar-99
GREENER SELECTION	Dole Food Company, Inc. (DE)	Registered	76/441397	2752421	19-Aug-02	19-Aug-03
HANGIN’ WITH A COOL BUNCH	Dole Food Company, Inc.	Registered	86897654	5062656	04-Feb-16	18-Oct-16
ICEBERG BUTTER CRUNCH	Dole Food Company, Inc.	Registered	85208242	4018682	30-Dec-10	30-Aug-11
J. D. DOLE (SIGNATURE)	Dole Food Company, Inc.	Registered	73/774348	1566074	12-Jan-89	14-Nov-89
JUST LETTUCE	Dole Food Company, Inc. (DE)	Registered	78/087107	2622497	05-Oct-01	17-Sep-02
KEEP RIPE PAKS	Dole Food Company, Inc. (DE)	Registered	85/032982	3933032	07-May-10	15-Mar-11
KING SIZE	ROYAL PACKING CO.	Registered	72/042609	670702	17-Dec-57	02-Dec-58
MEDITERRANEAN FEAST	Dole Food Company, Inc.	Registered	86198348	4672995	19-Feb-14	13-Jan-15
MIX IT UP WITH DOLE	Dole Food Company, Inc. (DE)	Registered	85/106013	3971993	12-Aug-10	31-May-11
NAPA GARDEN	Dole Food Company, Inc.	Registered	86196861	4672992	18-Feb-14	13-Jan-15
NOURISH THE JOURNEY	Dole Food Company, Inc.	Registered	86196931	4701243	18-Feb-14	10-Mar-15

ONE CUT. ONE BITE.	Dole Food Company, Inc. (DE)	Registered	85/418212	4227364	08-Sep-11	16-Oct-12
PERFECT HARVEST	Dole Food Company, Inc. (DE)	Registered	85/208254	3997815	30-Dec-10	19-Jul-11
PINEANIMAL	Dole Food Company, Inc. (DE)	Cancelled	77/252972	3398309	10-Aug-07	18-Mar-08
PINELLOPY PINEAPPLE (STYLIZED)	Dole Food Company, Inc.	Registered	75/682257	2384217	13-Apr-99	05-Sep-00
PINEOSAURUS	Dole Food Company, Inc. (DE)	Cancelled	77/252974	3398310	10-Aug-07	18-Mar-08
PRIMORE	Dole Food Company, Inc.	Pending ITU	87021909		02-May-16
RICK	Dole Fresh Vegetables, Inc.	Registered	72/037555	667179	20-Sep-57	16-Sep-58
ROTARIBOX	Dole Food Company, Inc. (DE)	Cancelled	78/810339	3332022	08-Feb-06	06-Nov-07
ROYAL HAWAIIAN	Dole Food Company, Inc.	Registered	72208036	803190	14-Dec-64	01-Feb-66
SALAD GUIDE	Dole Food Company, Inc. (DE)	Registered	77/778796	3854704	10-Jul-09	28-Sep-10
SALADTUDE	Dole Food Company, Inc. (DE)	Registered	85/434794	4343264	28-Sep-11	28-May-13
SELECTIONS OF THE SEASON	Dole Food Company, Inc. (DE)	Registered	85/208279	3997819	30-Dec-10	19-Jul-11
SOSWEETS	Dole Food Company, Inc.	Pending ITU	87035423		12-May-16
SPRING FLING	Dole Food Company, Inc. (DE)	Registered	85/208262	3997816	30-Dec-10	19-Jul-11
SUN GIANT	Bud Antle, Inc.	Registered	72/362451	903969	12-Jun-70	08-Dec-70

SUN GIANT & SUNRISE DESIGN	Bud Antle, Inc.	Registered	78/218909	2871529	25-Feb-03	10-Aug-04
SUNNYRIDGE	Dole Berry Company (fka Sunnyridge Farm, Inc.)	Registered	85/666081	4289025	29-Jun-12	12-Feb-13
SWEET N’ RIPE	Dole Food Company, Inc. (DE)	Registered	75/379233	2203984	24-Oct-97	17-Nov-98
TAKE A BERRY	Dole Food Company, Inc.	Abandoned	87035433		12-May-16
TAKE AWAYS	Dole Food Company, Inc.	Registered	86198282	4697410	19-Feb-14	03-Mar-15
THE DOLE CANNERY	Dole Food Company, Inc.	Registered	75/215538	2185387	19-Dec-96	01-Sep-98
TROPICAL GOLD	Dole Fresh Fruit Company	Registered	73359810	1265895	14-Apr-82	31-Jan-84
TROPICAL GOLD	Dole Fresh Fruit Company	Registered	78/084628	2757489	19-Sep-01	26-Aug-03
TUSCAN PICNIC	Dole Food Company, Inc.	Registered	86196889	4701242	18-Feb-14	10-Mar-15
VERY VEGGIE	Dole Food Company, Inc.	Registered	75/914480	2669647	09-Feb-00	31-Dec-02
VERY VEGGIE	Dole Food Company, Inc. (DE)	Registered	77/065653	3371575	15-Dec-06	22-Jan-08
WAIALUA ESTATE	Dole Food Company, Inc.	Registered	86487712	4887074	22-Dec-14	12-Jan-16
WINTER JUBILEE	Dole Food Company, Inc.	Registered	85208272	4005896	30-Dec-10	02-Aug-11
YOUR CHOICE	Dole Food Company, Inc.	Registered	86868488	5048421	07-Jan-16	27-Sep-16

Material Trademark Licenses:

1.	Trademark License Agreement, dated as of May 19, 1995, among Dole Food Company, Inc., Duo Juice Company, a wholly owned subsidiary of Tropicana Products, Inc. and The Seagram Company Ltd., doing business as Duo Juice Company of Canada, as extended on January 1, 2015.

2.	Trademark Rights Agreement, made and entered into as of April 1, 2013, by and among Dole Food Company, Inc., Dole Packaged Foods, LLC and Dole Asia Holdings Pte. Ltd.

Patents:

Patent Name	Owner Name	Status	Application No.	Patent No.	Filing Date	Patent Issue Date
A High-Flow, Low-Velocity Gas Flushing System for Reducing and Monitoring Oxygen Content in Packaged Produce Containers	Dole Fresh Vegetables, Inc.	Response Filed	13/463,793		03-May-12
Baffle Plate Assembly for Directing Air Flow in a Cargo Container	Dole Food Company, Inc.	Issued	11/705,890	7,585,208	13-Feb-07	08-Sep-09
Commercial Lettuce Packaging in the Field	Dole Fresh Vegetables, Inc.	Issued	13/089,176	8,697,164	18-Apr-11	15-Apr-14
Decoring Mechanism with Mechanized Harvester	Dole Fresh Vegetables, Inc.	Issued	13/663,411	8,631,635	29-Oct-12	21-Jan-14
Decoring Mechanism with Mechanized Harvester	Dole Fresh Vegetables, Inc.	Issued	13/158,276	8,312,701	10-Jun-11	20-Nov-12
Decoring Mechanism with Mechanized Harvester	Dole Fresh Vegetables, Inc.	Issued	14/791,117	9,565,801	02-Jul-15	14-Feb-17
Leaf Removal Apparatus	Dole Fresh Vegetables, Inc.	Issued	13/742,319	9,078,468	15-Oct-13	14-Jul-15
Leaf Removal Apparatus and Methods of Using Same	Dole Fresh Vegetables, Inc.	Allowed	15/068,402	—	11-Mar16
Mechanical Produce Harvester	Dole Fresh Vegetables, Inc.	Abandoned	14/865,406	—	25-Sep-15
Method for Processing Vegetables Having Core and Leafy Ends	Dole Fresh Vegetables, Inc.	Issued	12/501,791	7,763,299	13-Jul-09	27-Jul-10
Method for Sanitizing Fresh Produce	Dole Fresh Vegetables, Inc.	Response Filed	14/807,444	—	13-Jul-15
Method of Using Leaf Removal Apparatus	Dole Fresh Vegetables, Inc.	Issued	14/742,429	9,307,785	17-Jun-15	12-Apr-16
Pineapple Plant Named “DOLE-14”	Dole Food Company, Inc.	Issued	12/215,534	PP20,885	26-Jun-08	23-Mar-10
Pineapple Plant Named “P-1972”	Dole Food Company, Inc.	Issued	10/871,846	PP16,396	17-June-04	28-Mar-06
Separable Container (Strawberry)	Dole Fresh Vegetables	Provisional	29594377		17-Feb-17

System for Topping and Tailing Lettuce Heads Using a Camera-Guided Servo-Controlled Water Knife	Dole Fresh Vegetables, Inc.	Issued	12/790,777	8,549,996	28-May-10	08-Oct-13
System for Topping and Tailing Lettuce Heads Using a Camera-Guided Servo-Controlled Water Knife	Dole Fresh Vegetables, Inc.	Issued	14/040,076	9,486,008	27-Sep-13	08-Nov-16
Tandem Use of Catholyte and Anolyte to Clean and Sanitize Fruits and Vegetables	Dole Fresh Vegetables, Inc.	Issued	12/885,217	8,282,974	17-Sep-10	09-Oct-12
Top and Tail System for Leafy Vegetables	Dole Fresh Vegetables, Inc.	Issued	12/841,954	8,322,275	22-Jul-10	04-Dec-12
Top and Tail System for Leafy Vegetables	Dole Fresh Vegetables, Inc.	Issued	11/139,464	7,559,275	25-May-05	14-Jul-09
Separable Container (Strawberry)	Dole Fresh Vegetables	Provisional	29594422		17-Feb-17
Method for sanitizing fresh produce	Dole Fresh Vegetables, Inc.	Issued	13915594	9,125,427	11-Jun-13	08-Sep-15
Method of harvesting and decoring produce using a mechanical harvester	Dole Fresh Vegetables, Inc.	Issued	14150617	9,072,225	08-Jan-14	07-Jul-15
Lettuce harvesting for cup-shaped portions of heads	Dole Fresh Vegetables, Inc.	Issued	12978306	8,074,365	23-Dec-10	13-Dec-11
Lettuce harvesting for cup-shaped portions of heads	Dole Fresh Vegetables, Inc.	Issued	11376513	7,861,415	14-Mar-06	04-Jan-11
System and method for processing shredded vegetables	Dole Fresh Vegetables, Inc.	Issued	10683538	7,690,512	10-Oct-03	06-Apr-10
Apparatus and method for sealing boxes	Dole Food Company, Inc.	Issued	09/999555	7,140,165	30-Nov-01	28-Nov-06

Schedule 10(b)

Copyrights

Title	Owner/Claimant	Reg. No.	Reg. Date
HOW’D YOU DO YOUR DOLE TODAY: 30 SEC. VERSION	Dole Food Company, Inc.	PA-598-866	29-Jun-92

HOW’D YOU DO YOUR DOLE TODAY: 60 SEC. VERSION	Dole Food Company, Inc.	PA-598-867	29-Jun-92

NEW HOW’D YOU DO YOUR DOLE TODAY: 30 SEC. VERSION	Dole Food Company, Inc.	PA-598-868	29-Jun-92

5 A DAY ADVENTURES (VER. 4.2)	Dole Food Company, Inc.	PA-923-345	06-Nov-98

SALAD SISTERS / WORDS & MUSIC BY PHIL SCHROEDER AND LORELEI DISOGRA	Dole Food Company, Inc.	PA-950-331	26-Mar-99

B IS FOR BANANA / WORDS & MUSIC BY PHIL SCHROEDER	Dole Food Company, Inc.	PA-950-332	26-Mar-99

FIBER / WORDS & MUSIC BY PHIL SCHROEDER AND MEL MCMURRIN	Dole Food Company, Inc.	PA-950-333	26-Mar-99

5 A DAY / WORDS & MUSIC BY PHIL SCHROEDER AND MEL MCMURRIN	Dole Food Company, Inc.	PA-950-334	26-Mar-99

VITAMIN C / WORDS & MUSIC BY PHIL SCHROEDER AND MEL MCMURRIN	Dole Food Company, Inc.	PA-950-335	26-Mar-99

VITAMIN A / WORDS & MUSIC BY PHIL SCHROEDER AND MEL MCMURRIN	Dole Food Company, Inc.	PA-981-526	23-Dec-99

PHYTOCHEMICALS / WORDS & MUSIC BY PHIL SCHROEDER AND LORELEI DISOGRA	Dole Food Company, Inc.	PA-981-527	23-Dec-99

BROCCOLI / WORDS & MUSIC BY PHIL SCHROEDER	Dole Food Company, Inc.	PA-981-528	23-Dec-99

YES I CAN / WORDS & MUSIC BY PHIL SCHROEDER AND LORELEI DISOGRA	Dole Food Company, Inc.	PA-981-529	23-Dec-99

FIT KID / WORDS & MUSIC BY PHIL SCHROEDER AND LORELEI DESOGRA	Dole Food Company, Inc.	PA-981-530	23-Dec-99

DOLE “5 A DAY ADVENTURES” V. 2000	Dole Food Company, Inc.	PA-1-112-584	11-Jul-02

THE DOLE BANANA SHUFFLE	Dole Food Company, Inc. (filed as Dole Food, Inc.)	PAu-2-417-460	02-Aug-00

5 A DAY TOP TUNES	Dole Food Company, Inc., Interactive Design and Development, Inc.	SR-263-843	06-Nov-98

FIVE-A-DAY HITS	(p) on recording; Dole Food Company, Inc.	SR-265-608	26-Mar-99

JAMMIN’ 5 A DAY SONGS	(p) on recording; Dole Food Company, Inc.	SR-273-307	23-Dec-99

5 A DAY LIVE: A MUSICAL PERFORMANCE WHERE STUDENTS DELIVER THE 5 A DAY MESSAGE IN AN ENTERTAINING WAY	© (p) Dole Food Company, Inc.	SR-276-785	10-Jan-00

SPA B MIT OBST & GEMUSE KINDER-KOCHBUCH	Dole Food Company, Inc.	TX-5-124-563	10-Jan-00

FUN WITH FRUITS & VEGETABLES: KIDS COOKBOOK	Dole Food Company, Inc.	TX-5-124-579	10-Jan-00

GOTT MED FRUKT OCH GRONT: BARNENS KOKBOK	Dole Food Company, Inc.	TX-5-133-751	10-Jan-00

5 A DAY SUPERMARKET TOURS AND ADOPT-A-SCHOOL PROGRAMS: A GUIDE FOR RETAILERS	Dole Food Company, Inc.	TX-5-226-176	20-Jun-00

ENCYCLOPEDIA OF FOODS: A GUIDE TO HEALTHY NUTRITION / PREPARED BY MEDICAL AND NUTRITION EXPERTS FROM MAYO CLINIC	Dole Food Company, Inc.	TX-5-603-855	03-Sep-02

STUART SPINACH	Dole Food Company, Inc.	VA-788-790	01-Aug-97

DEWEY PINEAPPLE JUICE	Dole Food Company, Inc.	VA-788-791	01-Aug-97

PAMELA PINEAPPLE	Dole Food Company, Inc.	VA-788-792	01-Aug-97

PEPE PEPPER	Dole Food Company, Inc.	VA-788-793	01-Aug-97

PENNY PEAR	Dole Food Company, Inc.	VA-788-794	01-Aug-97

PETER PEACH	Dole Food Company, Inc.	VA-788-795	01-Aug-97

PONO PAPAYA	Dole Food Company, Inc.	VA-788-796	01-Aug-97

AMBER ORANGE	Dole Food Company, Inc.	VA-788-797	01-Aug-97

MIA MANGO	Dole Food Company, Inc.	VA-788-798	01-Aug-97

KEVIN KIWI	Dole Food Company, Inc.	VA-788-799	01-Aug-97

LUCY ICEBERG LETTUCE	Dole Food Company, Inc.	VA-788-800	01-Aug-97

GREEN PEA TEAM	Dole Food Company, Inc.	VA-788-801	01-Aug-97

GREG & GARY GREEN BEANS	Dole Food Company, Inc.	VA-788-802	01-Aug-97

GUS GRAPES	Dole Food Company, Inc.	VA-788-803	01-Aug-97

GRETA GRAPEFRUIT	Dole Food Company, Inc.	VA-788-804	01-Aug-97

DANNY DATES	Dole Food Company, Inc.	VA-788-805	01-Aug-97

CORNELIUS CORN	Dole Food Company, Inc.	VA-788-806	01-Aug-97

CURT & CASEY COLLARD GREENS	Dole Food Company, Inc.	VA-788-807	01-Aug-97

CHESTER & CHELSEY CHERRY	Dole Food Company, Inc.	VA-788-808	01-Aug-97

SAM CELERY	Dole Food Company, Inc.	VA-788-809	01-Aug-97

COURTNEY CAULIFLOWER	Dole Food Company, Inc.	VA-788-810	01-Aug-97

CALVIN CARROT	Dole Food Company, Inc.	VA-788-811	01-Aug-97

CHRISTOPHER CANTALOUPE	Dole Food Company, Inc.	VA-788-812	01-Aug-97

BARNEY BROCCOLI	Dole Food Company, Inc.	VA-788-813	01-Aug-97

BRANDON & BRONWEN BLUEBERRY	Dole Food Company, Inc.	VA-788-814	01-Aug-97

BOBBY BANANA	Dole Food Company, Inc.	VA-788-815	01-Aug-97

ANNIE & ARTHUR ASPARAGUS	Dole Food Company, Inc.	VA-788-816	01-Aug-97

ANTHONY APPLE	Dole Food Company, Inc.	VA-788-817	01-Aug-98

SALAD SISTERS SALAD-IN-A-BOWL	Dole Food Company, Inc.	VA-788-818	01-Aug-97

GLASS OF JUICE	Dole Food Company, Inc.	VA-788-819	01-Aug-97

TOMMY TROPICAL FRUIT SALAD	Dole Food Company, Inc.	VA-788-820	01-Aug-97

JUANITA WATERMELON	Dole Food Company, Inc.	VA-788-821	01-Aug-97

TERRY TOMATO	Dole Food Company, Inc.	VA-788-822	01-Aug-97

TASHA TANGARINE [sic]	Dole Food Company, Inc.	VA-788-823	01-Aug-97

SPENCER SWEET POTATO	Dole Food Company, Inc.	VA-788-824	01-Aug-97

STAN & SARAH STRAWBERRIES	Dole Food Company, Inc.	VA-788-825	01-Aug-97

SAMMY SALAD-IN-A-BAG	Dole Food Company, Inc.	VA-788-826	01-Aug-97

RITA ROMAINE LETTUCE	Dole Food Company, Inc.	VA-788-827	01-Aug-97

RACHEL, REUBEN & REX RASPBERRIES	Dole Food Company, Inc.	VA-788-828	01-Aug-97

RAY RAISIN	Dole Food Company, Inc.	VA-788-829	01-Aug-97

RANDY, RITA & RHONDA RADISHES	Dole Food Company, Inc.	VA-788-830	01-Aug-97

PERRY PRUNES	Dole Food Company, Inc.	VA-788-831	01-Aug-97

PATRICK POTATO	Dole Food Company, Inc.	VA-788-832	01-Aug-97

PAULA PLUM	Dole Food Company, Inc.	VA-788-833	01-Aug-97

KENNY CANNED PINEAPPLE	Dole Food Company, Inc.	VA-788-834	01-Aug-97

BOBBY BANANA (PLUSH)	Dole Food Company, Inc.	VA-879-518	02-Jan-98

HOW’D YOU DO YOUR 5 TODAY	Dole Food Company, Inc.	VA-1-095-213	16-Mar-00

IPOs for everyone : the 12 secrets of investing in IPOs / Linda R. Killian, Kathleen Shelton Smith, William K. Smith	Renaissance Capital Corporation	TX-5-349-131	05-Apr-01

Rose Cumming Design Inspiration	Jeffrey Simpson; Sarah Cumming Cecil; DFC Holdings LLC; Charles Comeau	TX-7-847-874	07-Mar-14

Rose Cumming Design Inspiration	DFC Holdings LLC	VA-1-909-100	07-Mar-14

Schedule 11

Commercial Tort Claims

None.

Schedule 12

Deposit Accounts and Securities Accounts

Currency	Account Description	Account No.	Beneficiary Name and Address	Bank Name and Address	Exclusion Code	Subject to Control Agreement

USD	Bud Antle, Inc.	3359885632	Bud Antle, Inc. 2959 Monterey-Salinas Hwy. Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	P	No

USD	DFV—SUB	1233553108	Bud Antle, Inc. 2959 Monterey-Salinas Hwy. Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	Z	No

USD	DB North, LLC	3359886515	DB North, LLC 2959 Monterey-Salinas Hwy. Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	P	No

USD	DB South, LLC	3359886523	DB South, LLC 2959 Monterey-Salinas Hwy. Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	P	No

USD	Dole Food Company (Conc)	1150626	Dole Food Company Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of Hawaii 634 California Ave Wahiawa, HI, 96786-1934 US	LB	No

USD	Dole Food Company, Inc.— A/P	3359993956	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	A	No

USD	Dole Food Company Inc.—Blue Cross	3299031262	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	B	No

USD	Dole Food Co-Payroll and Benefits	1233953088	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	B	No

USD	Dole Food Company Depository	1233025174	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	LB	No

USD	Dole Food Company, Inc.	3359885624	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	P	No

USD	Dole Food Co (Wire Transfer)	1233453090	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	T	No

USD	Dole Food Co (Concentration)	1233253091	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US		Yes

USD	Dole Food Company, Inc.	2377160	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of Hawaii 634 California Ave Wahiawa, HI, 96786-1934 US	A	No

USD	Dole Hawaii-Depository	1010298	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of Hawaii 634 California Ave Wahiawa, HI, 96786-1934 US	LB	No

USD	Dole Food Company, Inc.—Master	122963650	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	JP Morgan Chase N.A. 1111 Polaris Pkwy Columbus, OH, 43240 US	A	No

USD	Goldman Sachs—Fund 474	4161467	Dole Food Company, Inc. One Dole Drive Westlake Village, CA, 91362 US	The Northern Trust Co. 50 S LaSalle St Chicago, IL US	LB	No

USD	DFF-Wire Transfer	1233771205	Dole Fresh Fruit Co., Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	A	No

USD	Dole Fresh Fruit Company—A/P	3359993931	Dole Fresh Fruit Company One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	A	No

USD	Dole Fresh Fruit Company Lockbox	3750354061	Dole Fresh Fruit Company One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	LB	No

USD	DFF-SUB Conc/Wire	1233753102	Dole Fresh Fruit Company One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	Z	No

USD	Dole Fresh Fruit Company Inc.	4680519210	Dole Fresh Fruit Company Inc. One Dole Drive Westlake Village, CA, 91362 US	JP Morgan Chase N.A. 200 Bay Street, Suite 1800 Toronto, ON, M5J 2J2 CA	LB	No

USD	Dole Fresh Vegetables, Inc.—A/P	3359993949	Dole Fresh Vegetables, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	A	No

USD	DFV-A/R Depository	8188204000	Dole Fresh Vegetables, Inc. 2959 Monterey-Salinas Hwy Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	LB	No

USD	Dole Fresh Vegetables, Inc.	3359886499	Dole Fresh Vegetables, Inc. 2959 Monterey-Salinas Hwy Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	P	No

USD	Dole Fresh Vegetables, Inc.	4681400210	Dole Fresh Vegetables, Inc. 2959 Monterey-Salinas Hwy Monterey, CA, 93940 US	JP Morgan Chase N.A. 200 Bay Street, Suite 1800 Toronto, ON, M5J 2J2 CA	A	No

USD	Dole Ocean Cargo Express, Inc.	919931360	Dole Ocean Cargo Express, Inc. 9485 Regency Square Blvd. #225 Jacksonville, FL, 32225 US	BAC San Jose Calle 0, Avenidas 3 y 5 San Jose, CR, 1000 CR	LB	No

CRC	Dole Ocean Cargo Express, Inc.	905328795	Dole Ocean Cargo Express, Inc. 9485 Regency Square Blvd. #225 Jacksonville, FL, 32225 US	BAC San Jose Calle 0, Avenidas 3 y 5 San Jose, CR, 1000 CR	LB	No

USD	DOCE-Depository	1233434921	Dole Ocean Cargo Express, Inc. 9485 Regency Square Blvd. #225 Jacksonville, FL, 32225 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	LB	No

USD	Dole Ocean Cargo Express, Inc.—AP	115753010	Dole Ocean Cargo Express, Inc. 9485 Regency Square Blvd. #225 Jacksonville, FL, 32225 US	JP Morgan Chase N.A. 1111 Polaris Pkwy Columbus, OH, 43240 US	LB	No

USD	Dole Sunfresh Express, Inc.	1235382930	Dole Sunfresh Express, Inc. One Dole Drive Westlake Village, CA, 91362 US	Bank of America, N.A. 100 West 33rd Street, 4th FL New York, NY, 10001 US	LB	No

USD	Royal Packing, LLC	3359886507	Royal Packing, LLC 2959 Monterey-Salinas Hwy Monterey, CA, 93940 US	Bank of America, N.A. 100 West 33rd Street New York, NY, 10001 US	P	No

Exclusion Code Legend

A—A/P Disbursement Account

B—Benefits Disbursement Account

D—Depository Receipt account

JVP—Joint Venture Partnership (50% or less ownership)

LB—Balance below $500,000 threshold

P—Payroll Account

S—Securities Account

T—Treasury Disbursement Account

Z—Zero Balance Account, all transactions roll to a bank account at a higher level in account structure

Schedule 13

Letter of Credit Rights

None.

EXHIBIT E

FORM OF BORROWING REQUEST

Date:                     ,

To: Morgan Stanley Senior Funding, Inc., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DFC Holdings, LLC, Dole Food Company, Inc., a North Carolina corporation (the “Borrower”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of Tranche B Term Loans

☐ A conversion or continuation of Tranche B Term Loans

1. Borrower: Dole Food Company, Inc.

2. On                                          (a Business Day).

3. In the amount of

4. Comprised of

                             [Type and Class of Loan requested]

6. For Eurocurrency Loans: with an Interest Period of                      month1.

7. To

                         [Account Number]

[1]	One, two, three or six months (or any period as may be agreed to and is available to all applicable Lenders, as elected by the Borrower).

E-1
Form of Borrowing Request

The Borrower hereby represents and warrants that the conditions specified in Section 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Borrowing.2

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

[2]	Include only when requesting a Borrowing, not when requesting a conversion or continuation.

E-1
Form of Borrowing Request

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:	Morgan Stanley Senior Funding, Inc., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DFC Holdings, LLC, Dole Food Company, Inc., a North Carolina corporation (the “Company”), the Lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the                  of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraphs 1 and 2 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 5.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

2. The Company has delivered (x) a Perfection Certificate Supplement or a certificate of a Financial Officer of the Company stating that there has been no change in the information set forth in the last Perfection Certificate or Perfection Certificate Supplement, as the case may be, most recently delivered to the Administrative Agent and (y) a certificate of a Financial Officer stating that the Company has complied with Section 5.09, in each case as required by Section 5.01(d) of the Agreement.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 5.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[2][3]. A review of the activities and condition (financial or otherwise) of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

G-1
Form of Compliance Certificate

[select one:]

[no Default has occurred and is continuing.]

--or--

[the following is a list of each such Default and its nature and status:]

[3][4]. Attached hereto is the information required by Section 5.01(h) of the Agreement (if any).

[4][5]. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

[5][6]. Attached hereto is a list of any federally registered or applied for Patents, Trademarks or Copyrights acquired or applied for during such period (if any).

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                 .

DOLE FOOD COMPANY, INC.

By:

Name:

Title:

G-2
Form of Compliance Certificate

For the Quarter/Year ended                                          (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

I.	Excess Cash Flow[1]

A.	Excess Cash Flow:

1.	net cash flow provided by (used in) operating activities for such period as reported on the consolidated statements of cash flow of the Company and its Restricted Subsidiaries for such period delivered under Section 5.01 of the Agreement (excluding amounts attributable to Unrestricted Subsidiaries except to the extent such Unrestricted Subsidiaries’ net income is included in Consolidated Net Income);	$___________

Minus the sum of, in each case to the extent not otherwise reducing net cash flow provided by (used in) operating activities, in such period, without duplication:

2.	scheduled principal payments and payments of interest in each case made in cash on Indebtedness (other than Indebtedness under a revolving credit facility except to the extent there is a corresponding reduction in commitments) during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility);	___________

3.	optional prepayments of Indebtedness for borrowed money (other than the Loans) during such period in each case other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility) and mandatory prepayments of Capital Lease Obligations to the extent required due to a Disposition that resulted in an increase to cash flow and not in excess of the amount of such increase; provided that in the case of any revolving Indebtedness such repayment shall only be included in this clause (3) to the extent that such repayment results in a permanent reduction of the commitments thereunder;	___________

1 To be included in fiscal year end certificate only, beginning with the Fiscal Year ending 2018.

G-3
Form of Compliance Certificate

4.	without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries during such period or the aggregate consideration with respect to any Capital Expenditures required pursuant to a binding contract, in each case to be paid in cash during such period by the Company or any of its Restricted Subsidiaries, the consummation of which is delayed beyond the end of such period, other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility); provided that, to the extent the aggregate amount of cash actually utilized to finance any such Capital Expenditure during such period is less than the amount required or expected to be paid in connection with such Capital Expenditure during such period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow on (i) the date such Capital Expenditure is consummated or made or (ii) the date the binding contract, lease or letter of intent with respect to such Capital Expenditure is terminated; and	___________

5.	without duplication of amounts deducted from Excess Cash Flow in prior periods, other than to the extent financed with the net proceeds of any equity issuance, Asset Sale, insurance or Indebtedness (excluding Indebtedness under any revolving credit facility), cash sums expended for Investments and, at the option of the Borrower, any Scheduled Investment Consideration in respect of any such Investment made or contractually committed to be made during the period of four consecutive fiscal quarters of the Borrower following the end of such period pursuant to (b), (f) (in the case of Investments contemplated on the Closing Date), (h), (i), (m), (p), (q) and (t) of Section 6.05 of the Agreement during such period, for Dispositions permitted pursuant to Section 6.11 of the Agreement, and for Restricted Payments and at the option of the Borrower, any Scheduled Restricted Payment Consideration in respect of any such Restricted Payment made or contractually committed to be made during the period of four consecutive fiscal quarters of the Borrower following the end of such period pursuant to (c), (g) (to the extent made from the retained Excess Cash Flow portion of the Available Amount), (i), (j), (l) (with respect to any Transaction Expenses) and (m) of Section 6.04 of the Agreement, and, to the extent not reflected as a reduction in Consolidated Net Income for such period, Section 6.04(k) of the Agreement during such period, in each case, whether successful or not; provided that to the extent the aggregate amount actually utilized to	___________

G-4
Form of Compliance Certificate

	finance such Investments or Restricted Payments during such subsequent period of four consecutive fiscal quarters is less than the Scheduled Investment Consideration or the Scheduled Restricted Payment Consideration, as applicable, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive fiscal quarters.	___________

6.	Excess Cash Flow	$___________

B.	Amount to be Paid on Excess Cash Flow Payment Date:

An amount equal to the remainder (if positive) of:

1.	the Applicable Prepayment Percentage of the Excess Cash Flow (Line I.A.6 above) for the relevant Excess Cash Flow Payment Period	$___________

Minus:

2.	the aggregate amount of principal repayments of Loans made as voluntary prepayments pursuant to Section 2.10(a) of the Agreement (other than with the proceeds of Indebtedness (other than Indebtedness under any revolving credit facility)) during the relevant Excess Cash Flow Payment Period

3.	Amount to be Paid on Excess Cash Flow Payment Date	$___________

G-5
Form of Compliance Certificate

II. FIRST LIEN NET LEVERAGE RATIO

A.	Consolidated Total Net Indebtedness:

1.	Consolidated Total Indebtedness

(a)    the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of such time calculated on a consolidated basis (other than Indebtedness described in clause (ii), (v), (vii) or (viii) of the definition of “Indebtedness”) (provided that there shall be included in Consolidated Total Indebtedness, any Indebtedness (x) in respect of drawings under letters of credit to the extent not reimbursed within two Business Days after the date of such drawing and (y) in respect of any Swap Agreement not permitted by Section 6.01(l) of the Agreement);

$___________

Plus, without duplication

(b)    the principal amount of any obligations of any Person (other than the Company or any Restricted Subsidiary) of the type described in the foregoing clause (A)(1) that are Guaranteed by the Company or any Restricted Subsidiary (whether or not reflected on a consolidated balance sheet of the Company);

$___________

2.	Consolidated Total Indebtedness (Line II(A)(1)(a) plus (b))	$___________

minus

3.	the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries at such time held free and clear of all Liens other than Liens securing the Obligations (or that are subject to the Intercreditor Agreement) and bankers’ liens and similar inchoate Liens; and	$___________

4.	the Junior Lien Notes and any other Indebtedness that is not a Capitalized Lease Obligation and that is either (i) not secured by any assets of the Borrower or any Restricted Subsidiary or (ii) secured solely by Liens that are junior to the Liens of the Loan Documents pursuant to the terms of the Intercreditor Agreement;	$___________

5.	Consolidated Total Net Indebtedness:	$___________

B.	Consolidated Net Income

1.	the aggregate net income (loss) of the Company and its Consolidated Subsidiaries for any period, on a consolidated basis, determined in accordance with GAAP, and without reduction for

G-6
Form of Compliance Certificate

	any dividends on preferred equity interests; provided that (a) the net income (loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss and (b) the net income (loss) of any Person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person;	$___________

minus

2.	the cumulative effect of a change in accounting principles;	$___________

3.	any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments and (y) from sales or dispositions of assets (other than in the ordinary course of business, which, for the avoidance of doubt, it shall be agreed that dispositions of agricultural land in Hawaii substantially consistent with past practice since the date of the Existing Credit Agreement are in the ordinary course of business), including any reconstruction, re-commissioning or reconfiguration of fixed assets, abandoned and discontinued operations;	$___________

4.	any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights;	$___________

5.	any non-cash impairment charge or asset write-off, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;	$___________

6.	gains and losses resulting solely from fluctuations in foreign currencies;	$___________

7.	to the extent covered by insurance and actually reimbursed, or, so long such amount is (i) not denied by the applicable carrier in writing and (ii) in fact reimbursed within 365 days of the date of such event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events and the proceeds of business interruption shall be deemed to increase Consolidated Net Income;	$___________

8.	to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition or disposition of any Person or line of business; and	$___________

G-7
Form of Compliance Certificate

10.	any unrealized or realized net gain or loss resulting from currency translation gains or losses impacting net income (including currency remeasurements of Indebtedness), any net loss or gain resulting from hedge agreements for currency exchange risk associated with the above (and those resulting from intercompany Indebtedness) and any foreign currency translation gains or losses.	$___________

11.	Consolidated Net Income: the sum of Line II(B)(1) minus Line II(B)(2)-(10) above

C.	Consolidated EBITDA:

1.	Consolidated EBIT

(a) Consolidated Net Income (Line (II)(B)(11) above) (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business);

plus, in each case to the extent deducted (and not otherwise added back) in determining Consolidated Net Income for such period:

(b) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period; and

(c) provision for taxes based on income and foreign withholding taxes (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations)

2.	Consolidated EBIT (the sum of Line II(C)(1)(a)-(c))	$

plus, in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) or (in the case of clause 9 below) not included in determining Consolidated Net Income for such period, the amount of:

3.	all depreciation and amortization expense;	$___________

4.	any other non-cash charges, losses or expenses incurred in such period;	$___________

G-8
Form of Compliance Certificate

5.	(A) the Transaction Expenses and (B) the amount of all fees and expenses and charges (including expenses of the type described in clause 8 below) incurred in connection with (1) the Acquisition (as defined in the Existing Credit Agreement), the Specified Asset Sale and the Existing Credit Agreement (provided that the aggregate amount of such fees and expenses and charges (other than in connection with the shareholder litigation described on Schedule 3.06 to the Agreement) incurred following the 18 month anniversary of the Closing Date and added back pursuant to this clause 5 shall not exceed $10,000,000 for all such periods), and (2) any transaction (regardless of whether consummated or not) permitted hereunder including, without limitation, equity issuances, public offering of equity, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts or the incurrence or refinancing, waiver, consent or amendment of any Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period;	$___________

6.	any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions;	$___________

7.	earn-out and contingent consideration obligations incurred or accrued in connection with any Permitted Acquisition or similar Investment and paid or accrued during such period;	$___________

8.	any after-tax effect on income of extraordinary, non-recurring or unusual gains, income, losses, expenses or charges (including the effect of all fees and expenses relating thereto), severance, relocation costs, integration costs, consolidation and costs related to the opening, closure, relocation and/or consolidation of plants and facilities, signing, retention or completion costs and bonuses, recruiting costs, recruiting and hiring bonuses, transition costs, and taxes related to issuances of significant options and curtailments or modifications to pension and post-retirement employee benefit plans and corporate reorganization, in an amount for any period not to exceed, together with the amount of Other Adjustments and adjustments made pursuant to clause 9 and clause 15, for such period, 20% of Consolidated EBITDA for such period (prior to giving effect to any such increase pursuant to this clause 8, clause 9, clause 15 or such Other Adjustments);	$___________

9.	the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Event projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Issuer), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the

G-9
Form of Compliance Certificate

	Company or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Issuer) with respect to any Specified Event, within 18 months after such Specified Event (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause 9 to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are added back pursuant to another clause of this definition or the definition of “Pro Forma Basis” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to the Company or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant applicable periods; provided, that, the aggregate amount of adjustments pursuant to this clause 9, together with the aggregate amounts added back pursuant to clauses 8, clause 15, and Other Adjustments, shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to clause 15 or clause 8, clause 9, or such Other Adjustments);	$___________

10.	any fees, costs and expenses incurred by the Borrower or a Restricted Subsidiary relating to litigation, claims, investigations, proceedings and/or settlement relating to litigation, claims, investigations, proceedings or disputes; provided, that the aggregate amount of such fees, costs and expenses incurred after the Closing Date (other than those incurred in connection with such litigation, claims, investigations, proceedings or disputes existing on the Closing Date) shall not exceed $7,500,000 for any Test Period, with unused amounts being available in subsequent periods subject to a maximum of $25,000,000 for all such periods,	$___________

11.	any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement,

G-10
Form of Compliance Certificate

	to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the Available Amount;	$___________

12.	costs incurred associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002, in connection with any Qualified IPO (whether or not consummated), and the rules and regulations promulgated in connection therewith or other enhanced accounting functions and Public Company Costs and costs and expenses incurred in connection with acquisitions, investments, Dispositions, equity issuances and other transactions permitted by this Agreement, in any case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), (including integration and transition costs), consulting and accounting fees, legal fees, and other professional fees;	$___________

13.	non-recurring costs or expenses incurred to procure and implement new enterprise resource planning information systems;	$___________

14.	costs or expenses arising from claims that would otherwise be indemnified or reimbursed, if such claims exceeded any thresholds required in such underlying agreements;	$___________

15.	costs or expenses arising from charitable contributions; provided, that, the aggregate amount of such costs or expenses added back pursuant to this clause 15, together with the aggregate amounts added back pursuant to clauses 8, clause 9, and Other Adjustments, shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to this clause 15 or clause 8, clause 9, or such Other Adjustments);	$___________

16.	losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Facilities, and	$___________

17.	any adjustment of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth on Schedule 1.01 to the Agreement to the extent such adjustments, without duplication, continue to be applicable during such period and (y) subtracting therefrom (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains

G-11
Form of Compliance Certificate

	during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause 14 above (and, for the avoidance of doubt, not added back pursuant to any other component of this definition) in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period.	$___________

18.	Consolidated EBITDA	$___________

D.	First Lien Net Leverage Ratio:

Item II(A)(5) to Item II(C)(18)

to 1.00

G-12
Form of Compliance Certificate

EXHIBIT H

[RESERVED]

H-1
Form of Mortgage

EXHIBIT I-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among DFC Holdings, LLC, Dole Food Company, Inc., a North Carolina corporation (the “Company”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the respective meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code , (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Loan Documents are effectively connected with its conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W-8BEN-E or W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

I-1-1
Form of Foreign Lender Certification

EXHIBIT I-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among DFC Holdings, LLC, Dole Food Company, Inc., a North Carolina corporation (the “Company”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the respective meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Agreement, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (the “applicable partners/members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its relevant partners/members: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable, from each of its relevant partners/members. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

I-2-1
Form of Foreign Lender Certification

EXHIBIT I-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among DFC Holdings, LLC, Dole Food Company, Inc., a North Carolina corporation (the “Company”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the respective meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with the Loan Documents are effectively connected with its conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN-E or W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

I-3-1
Form of Foreign Lender Certification

EXHIBIT I-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 6, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among DFC Holdings, LLC, Dole Food Company, Inc., a North Carolina corporation (the “Company”), the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the respective meanings given to them in the Agreement.

Pursuant to the provisions of Section 2.16(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (the “applicable partners/members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its relevant partners/members: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable, from each of its relevant partners/members. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

I-4-1

Form of Foreign Lender Certification

EXHIBIT J

FORM OF

FIRST LIEN INTERCREDITOR AGREEMENT

[SEE ATTACHED]

FORM OF

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

[            ], 20[    ]

among

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Authorized Representative under the Credit Agreement,

[                    ],

as the Initial Other Authorized Representative,

[                    ],

as the Initial Other Collateral Agent,

and

each additional Authorized Representative from time to time party hereto

FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of [            ], 20[ ], among MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Credit Agreement Secured Parties (as defined below) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacities and together with its successors in such capacities, the “Administrative Agent”), [            ], as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”), [            ], as collateral agent for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Collateral Agent”) and each additional Authorized Representative and Collateral Agent from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

Reference is made to (i) the Credit Agreement dated as of April 6, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among DFC HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), DOLE FOOD COMPANY, INC., a North Carolina corporation (the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent and the other parties named therein and (ii) the Guarantee and Security Agreement dated as of April 6, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Guarantee and Security Agreement”), among the Administrative Agent, the Grantors party thereto and the Borrower.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties), the Initial Other Collateral Agent and each additional Authorized Representative and Collateral Agent (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) Without limiting the provisions of Section 2.03, it is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” means “ABL Priority Collateral” (as defined in the ABL Intercreditor Agreement).

“ABL Intercreditor Agreement” means the “Intercreditor Agreement” (as defined in the Credit Agreement).

“Additional Senior Class Debt Collateral Agent” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.14.

“Additional Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.14.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” shall mean (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Applicable Collateral Agent” shall mean (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Collateral Agent shall be the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Authorized Representative” shall mean, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative, and (iii) in the case of any other Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” shall mean all assets and properties subject to Liens granted (or purported to be granted) by any Grantor pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall mean (i) in the case of any Credit Agreement Obligations, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations, the Initial Other Collateral Agent, and (iii) in the case of any other Series of Other First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent named for such Series in the applicable Joinder Agreement.

“Controlling Secured Parties” shall mean (i) at any time when the Administrative Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Credit Agreement” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Agreement Collateral Documents” shall mean the Guarantee and Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Administrative Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Documents” shall mean the Credit Agreement, each Credit Agreement Collateral Document and the other Loan Documents (as defined in the Credit Agreement).

“Credit Agreement Obligations” shall mean all amounts owing to any party pursuant to the terms of any Credit Agreement Document, including, without limitation, all amounts in respect of any principal, premium, interest, fees, expenses (including any interest, fees, and expenses accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the Credit Agreement, whether or not such interest, fees, or expenses are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts and including, without limitation, the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” shall mean the holders of Credit Agreement Obligations, including the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” shall mean, with respect to any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” shall mean the Discharge of the Credit Agreement Obligations with respect to Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by Shared Collateral under an Other First Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to each Other First Lien Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” shall mean an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Excess Other First Lien Obligations” shall have the meaning assigned to such term in the definition of Other First Lien Obligations.

“First Lien Documents” shall mean, with respect to the Credit Agreement Obligations, the Credit Agreement Documents, and with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Documents.

“First Lien Obligations” shall mean, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” shall mean (i) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” shall mean, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Other First Lien Security Documents.

“Grantors” shall mean Holdings, the Borrower and each Subsidiary or direct or indirect parent company of the Borrower which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Guarantee and Security Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Other Collateral Agreement” shall mean the [Collateral Agreement] dated as of [            ] among the Initial Other Authorized Representative and [            ].

“Initial Other First Lien Agreement” shall mean [describe the credit agreement, indenture or other document pursuant to which the Initial Other First Lien Obligations are incurred].

“Initial Other First Lien Documents” shall mean the Initial Other First Lien Agreement, the Initial Other Collateral Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Other First Lien Obligations.

“Initial Other First Lien Obligations” shall mean the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” shall mean the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” shall mean:

(1) any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder Agreement” shall mean the document in the form of Exhibit A to this Agreement required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations and add Other First Lien Secured Parties hereunder.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” shall mean the Authorized Representative of the Series of Other First Lien Obligations with an aggregate outstanding principal amount in excess of $25,000,000 that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations; provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” shall mean any Authorized Representative that is not the Applicable Authorized Representative at such time.

“Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Applicable Collateral Agent’s and each other Collateral Agent’s and the Applicable Authorized Representative’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral, (2) at any time the Grantor that has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, or (3) at any time the Applicable Collateral Agent is stayed under the ABL Intercreditor Agreement from pursuing enforcement actions with respect to such Shared Collateral or any portion thereof.

“Non-Controlling Secured Parties” shall mean the First Lien Secured Parties which are not Controlling Secured Parties.

“Other First Lien Agreement” shall mean any indenture, including the Initial Other First Lien Agreement, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14.

“Other First Lien Collateral Agents” shall mean each of the Collateral Agents other than the Administrative Agent.

“Other First Lien Documents” shall mean, with respect to the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Other First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to Section 5.14 hereto.

“Other First Lien Obligations” shall mean all amounts owing to any Other First Lien Secured Party (including the Initial Other First Lien Secured Party) pursuant to the terms of any Other First Lien Agreement (including the Initial Other First Lien Agreement), including, without limitation, all amounts in respect of any principal, premium, interest, fees, expenses (including any interest, fees, and expenses accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the respective Other First Lien Agreement, whether or not such interest, fees, or expenses are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts; provided that the aggregate principal amount of Other First Lien Obligations in excess of the amount of Indebtedness permitted to be secured on a pari passu basis with the Credit Agreement Obligations pursuant to the Credit Agreement and any fees, interest and expenses related to such excess amount pursuant to the applicable Other First Lien Agreement (such excess amount together with the related fees, interest and expenses, the “Excess Other First Lien Obligations”) shall not constitute Other First Lien Obligations or First Lien Obligations for purposes of this Agreement.

“Other First Lien Secured Party” shall mean the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Other First Lien Security Documents” shall mean any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Other First Lien Obligations.

“Possessory Collateral” shall mean any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meaning assigned to them in the New York UCC.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” shall mean (i) the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Documents and (iii) each Other First Lien Documents.

“Series” shall mean (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacities as such), and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” shall mean, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

ARTICLE II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01    Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor (including any adequate protection payments) or any First Lien Secured Party receives any payment, proceeds, or distributions pursuant to any intercreditor agreement (other than this Agreement, but including the ABL Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Lien Secured Party or received by the Applicable Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution or payments (subject, in the case of any such payments, proceeds, or distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution or payments being collectively referred to as “Proceeds”), shall, subject to the terms of the ABL Intercreditor Agreement with respect to ABL Priority Collateral, be applied by the Applicable Collateral Agent in the following order:

(i) FIRST, to the payment of all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other Secured Credit Documents or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Documents;

(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the First Lien Obligations of each Series (the amounts so applied to be distributed among the First Lien Secured Parties pro rata in accordance with the respective amounts of the First Lien Obligations owed to them on the date of any such distribution and in accordance with the terms of the applicable Secured Credit Documents); provided that following the commencement of any Insolvency or Liquidation Proceeding of any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not any Secured Credit Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to

be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and

(iii) THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns , or to whosoever may be lawfully entitled to receive the same pursuant to the ABL Intercreditor Agreement, if in effect, or as a court of competent jurisdiction may otherwise direct.

If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the ABL Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(c) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, subject to the terms of the ABL Intercreditor Agreement with respect to ABL Priority Collateral, notwithstanding Section 2.01, only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Administrative Agent is the Applicable Collateral Agent, no Other First Lien Secured Party shall or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any intercreditor agreement with respect to Shared Collateral, including the ABL Intercreditor Agreement), whether under any Other First Lien Security Document, applicable law or otherwise, it being agreed that, subject to the terms of the ABL Intercreditor Agreement with respect to ABL Priority Collateral, only the Administrative Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.

(b) With respect to any Shared Collateral at any time when any Other First Lien Collateral Agent is the Applicable Collateral Agent, (i) such Other First Lien Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) such Other First Lien Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral, including the ABL Intercreditor Agreement) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct such Other First Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, such Shared Collateral (including with respect to any intercreditor agreement with respect to such Shared Collateral, including the ABL Intercreditor Agreement), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only such Other First Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Other First Lien Security Documents applicable to it, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c) Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations, the Applicable Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over; Exculpatory Provisions.

(a) Except, in each case, with respect to any Excess Other First Lien Obligations or any Security Document or Lien securing the Excess Other First Lien Obligations, to the extent of such Excess Other First Lien Obligations, each First Lien Secured Party agrees that (i) it will not challenge or question or support any other Person in challenging or questioning, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code (or any equivalent provision of other applicable Bankruptcy Law); (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement, including the ABL Intercreditor Agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding, or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement, including the ABL Intercreditor Agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent for such Shared Collateral, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c) None of the Applicable Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

SECTION 2.04 Automatic Release of Liens.

(a) If, at any time any Shared Collateral is sold or transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement of remedies by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged in connection with the completion of such sale, transfer, or disposition; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each Collateral Agent and each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Bankruptcy Law by or against any Grantor or any of its subsidiaries. All references to “Grantor” shall include any Grantor as debtor and debtor in possession (and any receiver, trustee, or other estate representative for such Grantor, as the case may be) in any Insolvency or Liquidation Proceeding.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (or any equivalent provision of any other Bankruptcy Law) and/or the use of cash collateral under Section 363 of the Bankruptcy Code (or any equivalent provision of any other Bankruptcy Law), each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a majority in interest of the Controlling Secured Parties (or such greater amount as is necessary to take action under the applicable Loan Document or Other First Lien Documents), or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code, any other Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Applicable Collateral Agent (acting at the direction of the Applicable Authorized Representative), shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Administrative Agent and the Administrative Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09 and the ABL Intercreditor Agreement with respect to ABL Priority Collateral; provided that at any time the Administrative Agent is not the Applicable Collateral Agent, the Administrative Agent shall, at the request of the Applicable Collateral Agent, promptly deliver all Possessory Collateral to the Applicable Collateral Agent together with any necessary endorsements (or otherwise allow the Applicable Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(b) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

SECTION 2.10 Amendments to First Lien Security Documents.

(a) Without the prior written consent of the Administrative Agent, each Other First Lien Collateral Agent agrees that no Other First Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Other First Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of each Other First Lien Collateral Agent, the Administrative Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Borrower stating that such amendment is permitted by this Section 2.10.

ARTICLE III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV.

THE APPLICABLE COLLATERAL AGENT

SECTION 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement (including Section 2.09), nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof. Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Applicable Collateral Agent, to execute and deliver the ABL Intercreditor Agreement in the capacity as “Initial Term Agent,” or the equivalent agent, however referred to for the Additional Senior Class Debt Parties under such agreement and authorizes the Applicable Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Initial Term Agent by the terms of the ABL Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under the ABL Intercreditor Agreement at the direction of the Applicable Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Authorized Representative” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Authorized Representative, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling l Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling l Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Collateral Agent for such purposes.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral

Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Rights as a First Lien Secured Party.

(a) The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or, as applicable, “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Applicable Collateral Agent, acting in its capacity as the Applicable Collateral Agent, shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and as are reasonably incidental thereto; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in good faith in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to or by the Applicable Collateral Agent;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement, (2) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent; and

(vi) need not segregate money held hereunder from other funds except to the extent required by applicable law or expressly provided for herein or in any Secured Credit Document. The Applicable Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Administrative Agent, to it at:

Morgan Stanley Senior Funding, Inc.

Attention: [            ]

Telephone: [            ]

Telecopier: [            ]

Electronic Mail: [            ]

(b) if to the Initial Other Collateral Agent, to it at:

[address]

Attention: [            ]

Telephone: [            ]

Telecopier: [            ]

Electronic Mail: [            ]

(c) if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification to Section 2.10 or which otherwise by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower); provided that the Collateral Agent and each Authorized Representative agree to promptly notify the Borrower of any amendment hereto.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08 Submission to Jurisdiction; Waivers. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 2.10 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Administrative Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.14 Other First Lien Obligations.

To the extent, but only to the extent not prohibited by the provisions of the then extant Credit Agreement and the Other First Lien Documents, the Borrower and the other Grantors may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis with the liens securing the Credit Agreement Obligations and the Other First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien on a ratable basis, in each case under and pursuant to the Other First Lien Documents, if and subject to the condition that the Collateral Agent and Authorized Representative of any such Additional Senior Class Debt (an “Additional Senior Class Debt Collateral Agent” and an “Additional Senior Class Debt Representative,” respectively), acting on behalf of the holders of such Additional Senior Class Debt (such Additional Senior Class Debt Collateral Agent, Additional Senior Class Debt Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(i) such Additional Senior Class Debt Representative, such Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional

Senior Class Debt Representative becomes an Authorized Representative hereunder, and such Additional Senior Class Debt Collateral Agent becomes a Collateral Agent hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby and such Additional Senior Class Debt Representative shall have become party to the Intercreditor Agreement, dated as of April 6, 2017, by and among the Administrative Agent, [            ], as Notes Collateral Agent and Bank of America, N.A., as Revolving Credit Administrative Agent;

(ii) the Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Other First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrower and (y) identified in a certificate of an authorized officer the obligations to be designated as Other First Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) all First Lien Security Documents, filings and recordations necessary or desirable in the reasonable judgment of the Additional Senior Class Debt Collateral Agent to create and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Senior Class Debt Collateral Agent); and

(iv) the Other First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Upon the execution and delivery of a Joinder Agreement by an Additional Senior Class Debt Representative and an Additional Senior Class Debt Collateral Agent in accordance with this Section 5.14, each other Authorized Representative and Collateral Agent shall acknowledge such execution and delivery thereof, subject to the terms of this Section 5.14.

SECTION 5.15 Agent Capacities. Except as expressly provided herein, Morgan Stanley Senior Funding, Inc. is acting in the capacity of Administrative Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein, the Initial Other Authorized Representative and the Initial Other Collateral Agent is acting in the capacity of a collateral agent and authorized representative solely for the Initial Other First Lien Secured Parties.

SECTION 5.16. ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by any Authorized Representative or First Lien Secured Party hereunder with respect to ABL Priority Collateral is subject to the terms of the ABL Intercreditor Agreement and in the event of any conflict or inconsistency between this Agreement and the ABL Intercreditor Agreement with respect to the ABL Priority Collateral, the ABL Intercreditor Agreement shall govern.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

[ ], as Initial Other Collateral Agent

By:
Name:
Title:

[ ], as Initial Other Authorized Representative

By:
Name:
Title:

CONSENT OF GRANTORS

Dated:

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between Morgan Stanley Senior Funding, Inc., as Administrative Agent, [            ], as Initial Other Authorized Representative and [            ], as Initial Other Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Borrower has read the foregoing Intercreditor Agreement and consents thereto. The Borrower agrees that it will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Borrower confirms on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Borrower and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights or obligations are adversely affected (in which case the Borrower shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, the Borrower agrees to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Applicable Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. Notices delivered to the Borrower pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

DFC HOLDINGS, LLC

By:
Name:
Title:

[NAMES OF SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Exhibit A

to First Lien Intercreditor Agreement

[FORM OF] JOINDER NO. [            ] dated as of [            ], 20[ ] (the “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [            ], [ ], (the “First Lien Intercreditor Agreement”), among Morgan Stanley Senior Funding, Inc., as Administrative Agent, [            ], as Initial Other Authorized Representative and [            ], as Initial Other Collateral Agent, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower and the other Grantors to incur Other First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Other First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and the Additional Senior Class Debt Collateral Agent is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.14 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.14 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.14 of the First Lien Intercreditor Agreement, the New Representative and the New Collateral Agent by their signatures below become an Authorized Representative and a Collateral Agent, respectively, under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as an Authorized Representative or a Collateral Agent, respectively, and the New Representative and the New

[1]	In the event of the Refinancing of the Credit Agreement Obligations, this Joinder will be revised to reflect joinder by a new Administrative Agent.

Collateral Agent, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to them as Authorized Representative and Collateral Agent, respectively, and to the Additional Senior Class Debt Parties that they represent as Other First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative, and each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and New Collateral Agent represent and warrant to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Other First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Other First Lien Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8. The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

______________________
______________________
attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ],

By:

Name:
Title:

Address for notices:

______________________
______________________
attention of:
Telecopy:

Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

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Name:
Title:

[ ], as Initial Other Collateral Agent

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Name:
Title:

[ ], as Initial Other Authorized Representative

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Name:
Title: